CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor

                          MIDLAND LOAN SERVICES, INC.,
                                 Master Servicer

                             CLARION PARTNERS, LLC,
                                Special Servicer

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2003

                                 $1,261,269,490
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C5

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms....................................................
Section 1.02   Certain Calculations.............................................
Section 1.03   Loan Identification Convention...................................
Section 1.04   Certain Matters with respect to the Mall at Fairfield
                Commons Total Loan and the Stanford Shopping Center
                Total Loan......................................................
Section 1.05   Certain Adjustments to the Principal Distributions on the
                Certificates....................................................

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Loans..............................................
Section 2.02   Acceptance by Trustee............................................
Section 2.03   Representations, Warranties and Covenants of the
                Depositor; Repurchase of Loans by the Mortgage Loan
                Sellers for Defects in Mortgage Files and Breaches
                of Representations and Warranties...............................
Section 2.04   Issuance of Uncertificated Lower-Tier Interests;
                Execution of Certificates.......................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01   Master Servicer to Act as Master Servicer; Special
                Servicer to Act as Special Servicer; Administration
                of the Loans....................................................
Section 3.02   Collection of Loan Payments......................................
Section 3.03   Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts..............................................
Section 3.04   The Collection Account, Distribution Account and Excess
                Interest Distribution Account...................................
Section 3.05   Permitted Withdrawals from the Collection Account and the
                Distribution Account............................................
Section 3.06   Investment of Funds in the Collection Account, Servicing
                Accounts, Cash Collateral Accounts, Lock-Box Accounts
                and the REO Account.............................................
Section 3.07   Maintenance of Insurance Policies; Errors and Omissions
                and Fidelity Coverage...........................................
Section 3.08   Enforcement of Due-On-Sale and Due-On-Encumbrance
                Clauses; Assumption Agreements; Defeasance Provisions;
                Other Provisions................................................
Section 3.09   Realization Upon Defaulted Loans.................................
Section 3.10   Trustee to Cooperate; Release of Mortgage Files..................
Section 3.11   Servicing Compensation...........................................
Section 3.12   Reports to the Trustee; Collection Account Statements............
Section 3.13   Annual Statement as to Compliance................................
Section 3.14   Reports by Independent Public Accountants........................
Section 3.15   Access to Certain Information....................................
Section 3.16   Title to REO Property; REO Account...............................
Section 3.17   Management of REO Property.......................................
Section 3.18   Sale of Defaulted Loans and REO Properties.......................
Section 3.19   Additional Obligations of the Master Servicer and Special
                Servicer; Inspections; Appraisals...............................
Section 3.20   Modifications, Waivers, Amendments and Consents..................
Section 3.21   Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping; Asset Status Report...........
Section 3.22   Sub-Servicing Agreements.........................................
Section 3.23   Representations, Warranties and Covenants of the Master
                Servicer........................................................
Section 3.24   Representations, Warranties and Covenants of the Special
                Servicer........................................................
Section 3.25   Limitation on Liability of the Directing Certificateholder.......
Section 3.26   Reports to the Securities and Exchange Commission;
                Available Information...........................................
Section 3.27   Lock-Box Accounts and Servicing Accounts.........................
Section 3.28   Interest Reserve Account.........................................
Section 3.29   Limitations on and Authorizations of the Master Servicer
                and Special Servicer with Respect to Certain Loans..............
Section 3.30   REMIC Administration.............................................
Section 3.31   Master Servicer and Special Servicer May Own Certificates........
Section 3.32   Certain Matters with Respect to Loan Combinations................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Distributions....................................................
Section 4.02   Statements to Certificateholders; Reports by Trustee;
                Other Information Available to the Holders and Others...........
Section 4.03   P&I Advances.....................................................
Section 4.04   Allocation of Collateral Support Deficit.........................
Section 4.05   [Reserved].......................................................
Section 4.06   [Reserved].......................................................
Section 4.07   Grantor Trust Reporting..........................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.................................................
Section 5.02   Registration of Transfer and Exchange of Certificates............
Section 5.03   Book-Entry Certificates..........................................
Section 5.04   Mutilated, Destroyed, Lost or Stolen Certificates................
Section 5.05   Persons Deemed Owners............................................
Section 5.06   Access to Certificateholders' Names and Addresses................

                                   ARTICLE VI

                            THE DEPOSITOR, THE MASTER
                        SERVICER AND THE SPECIAL SERVICER

Section 6.01   Liability of the Depositor, the Master Servicer and the
                Special Servicer................................................
Section 6.02   Merger, Consolidation or Conversion of the Depositor,
                the Master Servicer or the Special Servicer.....................
Section 6.03   Limitation on Liability of the Trustee, the Depositor,
                the Master Servicer, the Special Servicer and Others............
Section 6.04   Master Servicer and Special Servicer Not to Resign...............
Section 6.05   Rights of the Depositor in Respect of the Master Servicer
                and the Special Servicer........................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default; Master Servicer and Special Servicer
                Termination.....................................................
Section 7.02   Trustee to Act; Appointment of Successor.........................
Section 7.03   Notification to Certificateholders...............................
Section 7.04   Waiver of Events of Default......................................
Section 7.05   Trustee Advances.................................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee................................................
Section 8.02   Certain Matters Affecting the Trustee............................
Section 8.03   Trustee Not Liable for Validity or Sufficiency
                of Certificates or Loans........................................
Section 8.04   Trustee May Own Certificates.....................................
Section 8.05   Fees and Expenses of Trustee; Indemnification of Trustee.........
Section 8.06   Eligibility Requirements for Trustee.............................
Section 8.07   Resignation and Removal of the Trustee...........................
Section 8.08   Successor Trustee................................................
Section 8.09   Merger or Consolidation of Trustee...............................
Section 8.10   Appointment of Co-Trustee or Separate Trustee....................
Section 8.11   Appointment of Custodians........................................
Section 8.12   Access to Certain Information....................................
Section 8.13   Representations, Warranties and Covenants of the Trustee.........

                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination Upon Repurchase or Liquidation of All Loans..........
Section 9.02   Additional Termination Requirements..............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment........................................................
Section 10.02  Recordation of Agreement; Counterparts...........................
Section 10.03  Limitation on Rights of Certificateholders.......................
Section 10.04  Governing Law....................................................
Section 10.05  Notices..........................................................
Section 10.06  Severability of Provisions.......................................
Section 10.07  Grant of a Security Interest.....................................
Section 10.08  Successors and Assigns; Beneficiaries............................
Section 10.09  Article and Section Headings.....................................
Section 10.10  Notices to Rating Agencies.......................................

                                   ARTICLE XI

Section 11.01  General..........................................................
Section 11.02  Collection of Loan Payments......................................
Section 11.03  Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts..............................................
Section 11.04  Mayfair Mall Custodial Account...................................
Section 11.05  Maintenance of Insurance Policies; Errors and Omissions
                and Fidelity Coverage...........................................
Section 11.06  Enforcement of Due-on-Sale and Due-on-Encumbrance
                Clauses; Assumption Agreements; Defeasance Provisions;
                Other Provisions................................................
Section 11.07  Realization Upon Defaulted Loans.................................
Section 11.08  Loan Documents...................................................
Section 11.09  Servicing Compensation...........................................
Section 11.10  Reports and Statements...........................................
Section 11.11  Annual Statement as to Compliance; Reports by Independent
                Public Accountants; Access to Certain Information...............
Section 11.12  Mayfair Mall REO Property........................................
Section 11.13  Modifications, Waivers, Amendments and Consents;
                Inspections; Appraisals; Lock-Box Accounts and Servicing
                Accounts; and Other Additional Obligations......................
Section 11.14  Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping; Asset Status Report...........
Section 11.15  Sub-Servicing....................................................
Section 11.16  P&I Advances.....................................................
Section 11.17  Limitation on Liability; Certain Indemnities.....................
Section 11.18  Events of Default................................................
Section 11.19  Amendments to the Series 2003-C4 PSA.............................

                                    SCHEDULES

I     Rates Used in Determination of Class A-SP and Class A-X Pass-Through Rates

                                    EXHIBITS

A-1 Form of Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificate
A-2   Form of Class A-X and Class A-SP Certificate
A-3   Form of Class A-1-A, Class G and Class H Global Certificate
A-4 Form of Class J, Class K, Class L, Class M, Class N, Class O and Class P Global Certificate
A-5   Form of Class V Certificate
A-6   Form of Residual Certificate
B     Mortgage Loan Schedule
C-1   Form of QIB Investment Representation Letter - Qualified Institutional
      Buyer
C-2   Form of Regulation S Investment Representation Letter - Non-U.S. Person
C-3   Form of Investment Representation Letter - Institutional Accredited
      Investor
D-1   Form of Transfer Affidavit (Class R)
D-2   Form of Transfer Affidavit (Class LR)
D-3   Form of Transferor Letter
E     List of Mezzanine Loans
F     Form of Request for Release
G     Reserved
H     Form of Affidavit of Lost Note
I     Investor Certification
J-1   Form of Intermediate Trustee (or Custodian) Certification
J-2   Form of Final Trustee (or Custodian) Certification
K     [Reserved]
L     Form of Sarbanes-Oxley Certification
M     Form of Trustee Report
N     Series 2003-C4 PSA
O     Form of Notice from Trustee to Mayfair Mall Master Servicer and Trustee
P     Form of Notice Regarding Defeasance of Loan

            This Pooling and Servicing Agreement (the "Agreement"), is dated as of December 1, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer, CLARION PARTNERS, LLC, as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued under this Agreement in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust") to be created hereunder, the primary assets of which will be a pool of 153 multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest and the Excess Interest Distribution Account shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account. Additionally, the Trust shall not include any B Loan, any interest of any B Loan Holder, any A/B Loan Custodial Account or any Companion Loan, any interest any Companion Loan Holder or any Companion Loan Custodial Account.

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Lower-Tier REMIC Regular Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class A-X, Class A-SP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                   Original Certificate
                                    Balance (or, in the
                                   case of the Class A-X
                 Initial           or A-SP Certificates,
   Class       Pass-Through          Original Notional        Initial Ratings(1)
Designation        Rate                  Balance)                 S&P/Fitch
------------   ------------        ---------------------      ------------------

 Class A-1      3.0930%                 $82,665,000                AAA/AAA
 Class A-2      3.8080%                $150,368,000                AAA/AAA
 Class A-3      4.4290%                $115,605,000                AAA/AAA
 Class A-4      4.9000%(2)             $370,274,000                AAA/AAA
 Class A-X      0.0644%(3)           $1,261,269,490(5)             AAA/AAA
 Class A-SP     1.0103%(4)           $1,149,433,000(5)             AAA/AAA
  Class B       5.0270%(6)              $39,416,000                 AA/AA
  Class C       5.0570%(7)              $15,766,000                AA-/AA-
  Class D       5.1160%(8)              $31,532,000                  A/A
  Class E       5.2070%(9)              $17,343,000                 A-/A-
  Class F       5.5060%(10)             $17,343,000               BBB+/BBB+
Class A-1-A     4.6250%(11)            $340,549,000                AAA/AAA
  Class G       5.5729%(12)             $14,190,000                BBB/BBB
  Class H       5.5729%(13)             $14,189,000               BBB-/BBB-
  Class J       5.2255%(14)              $9,460,000                BB+/BB+
  Class K       5.2255%(14)              $6,307,000                 BB/BB
  Class L       5.2255%(14)              $6,306,000                BB-/BB-
  Class M       5.2255%(14)              $7,883,000                 B+/B+
  Class N       5.2255%(14)              $1,577,000                  B/B
  Class O       5.2518%(15)              $4,730,000                 B-/B-
  Class P       5.3308%(16)             $15,766,490                 NR/NR
  Class R          None                  None(17)                   NR/NR

----------

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.

(2)   The lesser of 4.9000% and the Weighted Average Net Mortgage Rate.

(3)   The Class A-X Pass-Through Rate, as defined herein.

(4)   The Class A-SP Pass-Through Rate, as defined herein.

(5) Original Notional Balance. The Class A-X and Class A-SP Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.

(6)   The lesser of 5.0270% and the Weighted Average Net Mortgage Rate.

(7)   The lesser of 5.0570% and the Weighted Average Net Mortgage Rate.

(8)   The lesser of 5.1160% and the Weighted Average Net Mortgage Rate.

(9)   The lesser of 5.2070% and the Weighted Average Net Mortgage Rate.

(10)  The lesser of 5.5060% and the Weighted Average Net Mortgage Rate.

(11)  The lesser of 4.6250% and the Weighted Average Net Mortgage Rate.

(12)  The lesser of 5.7450% and the Weighted Average Net Mortgage Rate.

(13)  The Weighted Average Net Mortgage Rate.

(14)  The lesser of 5.2255% and the Weighted Average Net Mortgage Rate.

(15)  The lesser of 5.2518% and the Weighted Average Net Mortgage Rate.

(16)  The lesser of 5.3308% and the Weighted Average Net Mortgage Rate.

(17) The Class R Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

                                LOWER-TIER REMIC

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of Excess Interest and the Excess Interest Distribution Account) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth, for each Class of Sequential Pay Certificates (the "Corresponding Certificates"), the corresponding Uncertificated Lower-Tier Interest or Interests (the "Corresponding Uncertificated Lower-Tier Interests"), the corresponding Component or Components of the Class A-X and A-SP Certificates (the "Corresponding Components")and the Original Lower-Tier Principal Amount for each Class of Uncertificated Lower-Tier Interests.

                          Corresponding                         Corresponding
                         Uncertificated        Original         Components of
Corresponding              Lower-Tier         Lower-Tier      Class A-X and A-SP
Certificates             Interests(1)(2)   Principal Amount    Certificates(1)
----------------------   ---------------   ----------------   ------------------
Class A-1                    LA-1-1             $10,407,000         A-1-1
                             LA-1-2             $44,410,000         A-1-2
                             LA-1-3             $27,848,000         A-1-3
Class A-2                    LA-2-1             $16,930,000         A-2-1
                             LA-2-2             $68,999,000         A-2-2
                             LA-2-3             $64,439,000         A-2-3
Class A-3                    LA-3-1            $104,397,000         A-3-1
                             LA-3-2             $11,208,000         A-3-2
Class A-4                    LA-4-1             $20,614,000         A-4-1
                             LA-4-2             $40,320,000         A-4-2
                             LA-4-3            $309,340,000         A-4-3
Class A-1-A                 LA-1-A-1             $3,678,000        A-1-A-1
                            LA-1-A-2            $16,385,000        A-1-A-2
                            LA-1-A-3            $16,900,000        A-1-A-3
                            LA-1-A-4            $32,043,000        A-1-A-4
                            LA-1-A-5            $51,260,000        A-1-A-5
                            LA-1-A-6            $11,675,000        A-1-A-6
                            LA-1-A-7            $11,334,000        A-1-A-7
                            LA-1-A-8           $197,274,000        A-1-A-8
Class B                        LB               $39,416,000           B
Class C                        LC               $15,766,000           C
Class D                       LD-1               $7,235,000          D-1
                              LD-2              $24,297,000          D-2
Class E                       LE-1              $10,738,000          E-1
                              LE-2               $6,605,000          E-2
Class F                        LF               $17,343,000           F
Class G                        LG               $14,190,000           G
Class H                        LH               $14,189,000           H
Class J                        LJ                $9,460,000           J
Class K                        LK                $6,307,000           K
Class L                        LL                $6,306,000           L
Class M                        LM                $7,883,000           M
Class N                        LN                $1,577,000           N
Class O                        LO                $4,730,000           O
Class P                        LP               $15,766,490           P

----------

(1) The Uncertificated Lower-Tier Interests and the Components of the Class A-X and Class A-SP Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interests" and the "Corresponding Components," respectively, with respect to each other.

(2) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.

            The Class LR Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates as owners of the residual interests in the Lower-Tier REMIC.

            The parties intend that the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

            As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,261,269,490.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis" The accrual of interest based on a 360-day year consisting of twelve 30-day months.

            "A Loan": The Mayfair Mall Loan, the Mall at Fairfield Commons Loan, the Stanford Shoppping Center Loan, the Jefferson at Montfort Loan and each CBA A Loan, each of which are senior in right of payment to the related B Loan, if applicable, and pari passu in right of payment to the related Companion Loan, if applicable.

            "A/B Loan Custodial Account": Each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 3.04 on behalf of the B Loan Holder. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "A Note": With respect to any A Loan, the Mortgage Note included in the Trust, which is senior in right of payment to the related B Loan, if any, and pari passu in right of payment to the related Companion Loan, if any, to the extent set forth in the related Intercreditor Agreement.

            "Accountant's Statement": As defined in Section 3.14.

            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X and A-SP Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, one month's interest at the Class A-X Strip Rate or Class A-SP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or if applicable, in the case of the Mayfair Mall REO Property, on behalf of, among others) the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

            "Additional Collateral": With respect to the Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing the Additional Collateral Loan.

            "Additional Collateral Loan": The Loan known as Mall at Fairfield Commons and designated as Loan No. 1 on the Mortgage Loan Schedule, the Loan known as Tops Plaza- North Olmstead and designated as Loan No. 59 on the Mortgage Loan Schedule, the Loan known as Gifford Industrial Park and designated as Loan No. 63 on the Mortgage Loan Schedule, the Loan known as Shiloh Center-7 and designated as Loan No. 86 on the Mortgage Loan Schedule, the Loan known as Shiloh Center-8 and designated as Loan No. 101 on the Mortgage Loan Schedule and the Loan known as Langdon Hall Apartments and designated as Loan No. 104 on the Mortgage Loan Schedule.

            "Additional Review Period": As defined in Section 3.21(e).

            "Additional Servicing Compensation": As defined in Section 3.11(a).

            "Additional Trust Fund Expenses": An expense of the Trust Fund that
(i) arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of the Master Servicer and/or Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

            "Administered REO Property": Any REO Property other than, if applicable, any Mayfair Mall REO Property.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 3.30(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(g)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R.ss.225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable.

            "Appraisal Reduction Amount": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer (and confirmed by the Master Servicer) equal to the excess, if any, of (a) the Stated Principal Balance of such Loan over (b) the excess of (i)(A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the Special Servicer's review of the Appraisal or such other information as the Special Servicer deems relevant) of the related Mortgaged Property as determined (1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which are posted as additional security for payments due on the Loan over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan together with interest thereon at the Reimbursement Rate and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Sections 3.19(d) with respect to such Loan, the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event.

            In the case of the Jefferson at Montfort Loan, the Mall at Fairfield Commons Loan, any CBA A Loan and the Stanford Shopping Center Loan, any Appraisal Reduction Amount will be calculated in respect of the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, each CBA A/B Loan Pair and the Stanford Shopping Center Total Loan, respectively, and any Appraisal Reduction Amount shall be applied, in the case of the Jefferson at Montfort Loan and any CBA A Loan, first against the related B Loan until the outstanding principal balance of such B Loan is reduced to zero and with respect to the Stanford Shopping Center Loan and the Mall at Fairfield Commons Loan, any Appraisal Reduction Amount shall be allocated, between the Stanford Shopping Center Loan and the Mall at Fairfield Commons Loan, respectively, and the related Companion Loan, pro rata according to their respective outstanding principal balances. Any Appraisal Reduction Amount with respect to the Mayfair Mall Loan shall be calculated by the Mayfair Mall Special Servicer under and in accordance with the Series 2003-C4 PSA.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Loan or the related REO Property will be reduced to zero as of the date such Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a Balloon Payment, such date may extend until the Loan becomes a Specially Serviced Loan), (ii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after any Loan becomes an REO Loan; provided, however, that there shall be no reduction in P&I Advances if an Appraisal Reduction Event shall occur on and after the dates when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer and Trustee (and, with respect to the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, each CBA A/B Loan Pair and the Stanford Shopping Center Total Loan, the related Companion Loan Holders and/or related B Loan Holders, as applicable) promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

            "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD Loan": A Loan that is designated as such on the Mortgage Loan Schedule.

            "Asset Status Report": As defined in Section 3.21(e).

            "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to Midland or its permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period shall mean the following:

            (a) with respect to any Loan, Serviced Companion Loan or B Loan that is delinquent in respect of its Balloon Payment (including any REO Loan, other than the Mayfair Mall REO Loan, as to which the Balloon Payment would have been past due), an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on such Loan, B Loan or Serviced Companion Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage
      Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Loan, Serviced Companion Loan or B Loan, and (ii) interest on the Stated Principal Balance of such Loan, Serviced Companion Loan or B Loan at the applicable Mortgage Rate (less the Master Servicing Fee Rate and Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any A Loan, Serviced Companion Loan or B Loan shall be calculated solely by reference to the terms of such A Loan, Serviced Companion Loan or B Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement; and

            (b) with respect to the Mayfair Mall Loan and any Mayfair Mall REO Property, an "Assumed Scheduled Payment" or similar term under the Series 2003-C4 PSA.

            "Authenticating Agent": Wells Fargo Bank Minnesota, N.A., a national banking association, or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) on or prior to the related Determination Date and on deposit in the Collection Account as of the close of business on the Business Day preceding the Master Servicer Remittance Date, exclusive of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

                  (ii) all Principal Prepayments, Balloon Payments, Liquidation
            Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received or deemed received after the related Determination Date;

                  (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xviii), inclusive, of Section 3.05(a);

                  (iv) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (iii) through (v), inclusive, of Section 3.05(b);

                  (v) all Yield Maintenance Charges;

                  (vi) all amounts deposited in the Collection Account in error;

                  (vii) any net interest or net investment income on funds on deposit in the Collection Account or any REO Account or in Permitted Investments in which such funds may be invested;

                  (viii) with respect to any Distribution Date relating to each
            Interest Accrual Period ending in each February or in any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each Loan as of the Distribution Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rates to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.28;

                  (ix) with respect to any REO Property that relates to any Loan
            Combination, all amounts received with respect to such Loan Combination that are required to be paid to the holder of the related B Loan and/or Companion Loan, as applicable, pursuant to the terms of the related B Loan and/or Companion Loan, as applicable, and the related Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Custodial Account or Companion Loan Custodial Account, as applicable, pursuant to Section 3.04 and withdrawn from such accounts pursuant to Section 3.05); and

                  (x) Excess Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Loans from the REO Account to the Collection Account for such Distribution Date pursuant to
      Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Loans by the Master Servicer, or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (e) any payments required to be made by the Master Servicer pursuant to Section 3.02(e);

            (f) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

            (g) any Cure Payment (except for any portion thereof payable or reimbursable to the Master Servicer or Special Servicer) made by any Mayfair Mall Companion Lender, the Mall at Fairfield Commons Companion Lender, any CBA B Loan Holder, Jefferson at Montfort B Loan Holder or Stanford Shopping Center Companion Lender pursuant to the terms of the related Intercreditor Agreement allocable to principal or interest with respect to the related Loan.

            "B Loan": The Jefferson at Montfort B Loan and each CBA B Loan, collectively or individually, as the case may be, each of which are subordinate in right of payment to the related A Loan.

            "B Loan Holder": The holder of any of the Jefferson at Montfort B Loan or any CBA B Loan, individually or collectively, as the context may require.

            "Balloon Loan": Any Loan, Serviced Companion Loan or B Loan that by its terms provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Loan and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class A-1-A, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
(ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan exceeds (ii) the Yield Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, Distribution Account, Trustee, Master Servicer or Special Servicer are located and are authorized or obligated by law or executive order to remain closed.

            "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in the Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "CBA A Loan": The Loans identified on Exhibit B hereto as Cambridge Village Apartments, Northgate Village Apartments and Vanowen Medical Center, which are senior in right of payment to the related B Loan, to the extent set forth in the related CBA Intercreditor Agreement.

            "CBA A/B Loan Pair": Any CBA A Loan together with the related CBA B Loan.

            "CBA A/B Material Default": With respect to a CBA A/B Loan Pair, a "Material Default" under, and within the meaning of, the related Intercreditor Agreement.

            "CBA B Loan": With respect to each CBA A Loan, the related B Loan not included in the Trust.

            "CBA B Loan Holder": With respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.

            "CBA Intercreditor Agreement" shall mean, with respect to each CBA A/B Loan Pair, the related intercreditor agreement to be entered into by and between the holder of the related A Loan and the B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C5, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Notional Amount": With respect to any Class A-X or Class A-SP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-SP Notional Amount, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, the Master Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Master Servicer, the Special Servicer or any Affiliate of any of them, as applicable, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class (or the Directing Certificateholder) or the exercise of the Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Master Servicer or the Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 or Class A-1-A Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate": 3.0930% per annum.

            "Class A-1-A Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7 and Component A-1-A-8.

            "Class A-1-A Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.6250% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-2 Pass-Through Rate": 3.8080% per annum.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-3 Pass-Through Rate": 4.4290% per annum.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-4 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9000% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-X Component": Any one of the components set forth under the definition of "Class A-X Strip Rate."

            "Class A-X Notional Amount": With respect to the Class A-X Certificates and any date of determination, the sum of then Component Notional Amounts of all of the Components.

            "Class A-X Pass-Through Rate": The per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Class A-X Components (weighted on the basis of their respective Component Notional Balances) for such Distribution Date.

            "Class A-X Strip Rate": With respect to any Class of Components (other than the Class A-SP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, and in the case of Class A-SP Components, (i) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-X Strip Rate be less than zero).

            "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-SP Component": Each of Components A-1-2, Component A-1-3, Component A-2-1, Component A-2-2, Component A-2-3, Component A-3-1, Component A-3-2, Component A-4-1, Component A-4-2, Component A-4-3, the Class A-1-A Components (other than Component A-1-A-1), Component B, Component C, Component D-1, Component D-2, Component E-1 and Component E-2.

            "Class A-SP Notional Amount": As of any date of determination, the sum of then Component Notional Amounts of the Class A-SP Components.

            "Class A-SP Strip Rate": With respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the I/O Split Rate for such Distribution Date minus
(y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

            "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components (weighted on the basis of their respective Component Notional Balances) for such Distribution Date.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0270% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0570% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1160% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2070% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5060% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date].

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.7450% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2255% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2255% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2255% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class LA-1-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-5 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-6 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-7 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-8 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2255% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2255% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2518% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3308% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class V Certificate": A Certificate designated as "Class V" on the face thereof, in the form of Exhibit A-7 hereto. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Clearstream": Clearstream, Luxembourg, societe anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

            "Closing Date": December 5, 2003.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Investor Reporting Package":

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Operating Statement Analysis Report and (ix) CMSA NOI Adjustment Worksheet;

            (c) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA); and

            (d) such other reports as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report). Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder otherwise consents to the form of such report).

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Collection Account": One or more separate custodial accounts created and maintained by the Master Servicer or any Sub-Servicer on behalf of the Master Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and any related B Loan Holder (other than a CBA B Loan Holder) or Serviced Companion Loan Holder and, with respect to any CBA A/B Loan Pair after the occurrence of a CBA A/B Material Default, on behalf of any CBA B Loan Holder, as applicable, as their interests may appear, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall be entitled "Midland Loan Services, Inc., in trust for Wells Fargo Bank Minnesota, N.A., as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, and the related B Loan Holder or Serviced Companion Loan Holder, as applicable, as their interests appear, Collection Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.

            "Commission": The Securities and Exchange Commission.

            "Companion Loan": Each of the Mall at Fairfield Commons Companion Loan, the Mayfair Mall Companion Loans and the Stanford Shopping Center Companion Loans, in each case, which are pari passu in right of payment to the related A Loan.

            "Companion Loan Custodial Account": Each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 3.04 on behalf of the holder of a Serviced Companion Loan. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "Companion Loan Holder": Any holder of any Companion Loan.

            "Component": Each of Component A-1-1, Component A-1-2, Component A-1-3, Component A-2-1, Component A-2-2, Component A-2-3, Component A-3-1, Component A-3-2, Component A-4-1, Component A-4-2, Component A-4-3, the Class A-1-A Components, Component B, Component C, Component D-1, Component D-2, Component E-1, Component E-2, Component F, Component G, Component H, Component J, Component K, Component L, Component M, Component N, Component O and Component P.

            "Component Crossover Date": (i) with respect to the Class A-1-2 Component, the Distribution Date occurring in December 2004, (ii) with respect to the Class A-1-3 Component, the Distribution Date occurring in December 2005,
(iii) with respect to the Class A-2-1 Component, the Distribution Date occurring in December 2005, (iv) with respect to the Class A-2-2 Component, the Distribution Date occurring in December 2006, (v) with respect to the Class A-2-3 Component, the Distribution Date occurring in December 2007, (vi) with respect to the Class A-3-1 Component, the Distribution Date occurring in December 2007, (vii) with respect to the Class A-3-2 Component, the Distribution Date occurring in December 2008, (viii) with respect to the Class A-4-1 Component, the Distribution Date occurring in December 2008, (ix) with respect to the Class A-4-2 Component, the Distribution Date occurring in December 2009,
(x) with respect to the Class A-4-3 Component, the Distribution Date occurring in December 2010, (xi) with respect to the Class D-1 Component, the Distribution Date occurring in December 2009, (xii) with respect to the Class D-2 Component, the Distribution Date occurring in December 2010, (xiii) with respect to the Class E-1 Component, the Distribution Date occurring in December 2008, (xiv) with respect to the Class E-2 Component, the Distribution Date occurring in December 2009, (xv) with respect to the Class A-1-A-2 Component, the Distribution Date occurring in December 2004, (xvi) with respect to the Class A-1-A-3 Component, the Distribution Date occurring in December 2005, (xvii) with respect to the Class A-1-A-4 Component, the Distribution Date occurring in December 2006, (xviii) with respect to the Class A-1-A-5 Component, the Distribution Date occurring in December 2007, (xix) with respect to the Class A-1-A-6 Component, the Distribution Date occurring in December 2008, (xx) with respect to the Class A-1-A-7 Component, the Distribution Date occurring in December 2009 and (xxi) with respect to the Class A-1-A-8 Component, the Distribution Date occurring in December 2010.

            "Component A-1-1": One of thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component A-1-2": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component A-1-3": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-1": One of thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-1 Uncertificated Interest as of any date of determination.

            "Component A-1-A-2": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-3": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-4": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-4 Uncertificated Interest as of any date of determination.

            "Component A-1-A-5": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-5 Uncertificated Interest as of any date of determination.

            "Component A-1-A-6": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-6 Uncertificated Interest as of any date of determination.

            "Component A-1-A-7": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-7 Uncertificated Interest as of any date of determination.

            "Component A-1-A-8": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-8 Uncertificated Interest as of any date of determination.

            "Component A-2-1": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component A-2-2": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component A-2-3": One of thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component A-3-1": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

            "Component A-3-2": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

            "Component A-4-1": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest as of any date of determination.

            "Component A-4-2": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest as of any date of determination.

            "Component A-4-3": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Uncertificated Interest as of any date of determination.

            "Component B": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component C": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component D-1": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-1 Uncertificated Interest as of any date of determination.

            "Component D-2": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-2 Uncertificated Interest as of any date of determination.

            "Component E-1": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-1 Uncertificated Interest as of any date of determination.

            "Component E-2": One of the thirty-five components of the Class A-X Certificates and one of the twenty-three components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-2 Uncertificated Interest as of any date of determination.

            "Component F": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Uncertificated Interest as of any date of determination.

            "Component G": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component J": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component O": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P": One of the thirty-five components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Corresponding Uncertificated Lower-Tier Interest.

            "Component": Any one of the Class A-X Components or the Class A-SP Components.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class A-X Certificates and Class A-SP Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class; or, if no such Class exists, the most subordinate Class then outstanding. As of the Closing Date, the Controlling Class shall be the Class P Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to Certificate transfers and surrenders, at Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479 and, for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan, Serviced Companion Loan or any B Loan, as the case may be) and as to which Loan the Special Servicer has returned servicing to the Master Servicer pursuant to
Section 3.21(a).

            "Corresponding Certificates": As defined in the Preliminary Statement hereto.

            "Corresponding Components": As defined in the Preliminary Statement hereto.

            "Corresponding Uncertificated Lower-Tier Interests": As defined in the Preliminary Statement hereto.

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer and relating to the origination and servicing of any Loan.

            "Crossed Group:" Any group of Loans that is cross-defaulted and cross-collateralized with each other.

            "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

            "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, as set forth in the tables in Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (c) 75%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

            "CSFB Loans": The Loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement and identified on Schedule II thereto.

            "CSFB Mortgage Loan Purchase Agreement": With respect to the CSFB Loans, the agreement between the Depositor and the CSFB Mortgage Loan Seller, dated as of December 1, 2003, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the CSFB Loans identified on Schedule II thereto.

            "CSFB Mortgage Loan Seller": Column Financial, Inc., a Delaware corporation, and its successors in interest.

            "Cure Event": The exercise by the Mayfair Mall Companion Lenders, Mall at Fairfield Commons Companion Lender, Stanford Shopping Center Companion Lender, Jefferson at Montfort B Loan Holder or CBA B Loan Holder of the cure rights set forth in the related Intercreditor Agreement whether for one month, or for consecutive months in the aggregate.

            "Cure Payments": With respect to any Loan Combination, which the related Intercreditor Agreement provides that a B Loan Holder or Companion Loan Holder, as applicable, shall be entitled to cure a default under the related Loan, the payment that such B Loan Holder or Companion Loan Holder makes to the Master Servicer or Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer or Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any Servicing Fees and Additional Servicing Compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected.

            "Cut-off Date": Individually and collectively, the respective Due Dates for the Loans in December 2003.

            "Cut-off Date Principal Balance": With respect to any Loan, Serviced Companion Loan or B Loan, the outstanding principal balance of such Loan, Serviced Companion Loan or B Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period.

            "Default Interest": With respect to any Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan; provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under the Mayfair Mall Servicing Agreement or, if Article XI is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 11.04(b).

            "Defaulted Loan": A Loan, Serviced Companion Loan or B Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note or if any non-monetary event of default occurs that results in the Loan, Serviced Companion Loan or B Loan becoming a Specially Serviced Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan, Serviced Companion Loan or B Loan has not been received.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": As defined in Section 3.08(g)(i).

            "Defeasance Loan": As defined in Section 3.08(g).

            "Defect": As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Loan (other than any Loan that constitutes a portion of a Loan Combination), the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, any CBA A/B Loan Pair and the Stanford Shopping Center Total Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, any CBA A/B Loan Pair or the Stanford Shopping Center Total Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": A Certificate issued in registered, definitive physical form.

            "Denomination": As defined in Section 5.01(b).

            "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Trustee from time to time and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior Directing Certificateholder, if any; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class shall be the Directing Certificateholder. The initial Directing Certificateholder will be Clarion Partners, LLC. No appointment of any Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed a Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class as the Directing Certificateholder until such Certificateholder provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). With respect to the Mayfair Mall Loan, only at such time when the Directing Certificateholder is part of a Mayfair Mall Control Group, shall it be entitled to direct the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer on various servicing matters with respect to the Mayfair Mall Total Loan under the Mayfair Mall Servicing Agreement and terminate the Mayfair Mall Special Servicer. With respect to the Stanford Shopping Center Loan, only at such time when the Directing Certificateholder is part of a Stanford Shopping Center Control Group, shall it be entitled to direct the Master Servicer and Special Servicer on various servicing matters with respect to the Stanford Shopping Center Total Loan and terminate the Special Servicer.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account": The account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Distribution Account." Any such account or sub-account shall be an Eligible Account.

            "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in January, 2004.

            "Document Defect": As defined in Section 2.03(b).

            "Due Date": With respect to (i) any Loan, Serviced Companion Loan or B Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan, Serviced Companion Loan or B Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan, Serviced Companion Loan or B Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan, Serviced Companion Loan or B Loan, had been scheduled to be first due (without giving effect to any grace period).

            "Due Period": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided that, if any Due Period would be different if the definition of "Business Day" used in the Series 2003-C4 PSA were in effect under this Agreement, then with respect to the Mayfair Mall Loan, any Mayfair Mall REO Loan or any Mayfair Mall REO Property, references herein to "Due Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred thereon, mean the period described above in this definition determined using the definition of "Business Day" under the Series 2003-C4 PSA.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P (or "A" if the short-term debt obligations thereof have a short-term rating of not less than "F-1" by Fitch and "A-1" by S&P, as applicable) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "F-1" by Fitch, "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R.ss. 9.10(b), (iii) an account or accounts maintained by PNC so long as PNC
(1) shall have a long-term unsecured debt rating of at least "A" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from Fitch and S&P specified in clause (i) above, (iv) an account or accounts maintained by KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from Fitch and S&P specified in clause (i) above or (v) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument. Any reference to a rating in this definition by Moody's shall only apply to funds held in any Eligible Account for a Companion Loan that is included in a mortgage-backed securities transaction that is rated by Moody's.

            "Eligible Investor": With respect to the Private Certificates, (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) a Person which is not a "U.S. Person" as defined in Regulation S under the Securities Act that is purchasing for its own account or for the account of a Person which is not such a "U.S. Person" and (iii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": (a) Any Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate; provided that any such Certificate (x) will cease to be considered an ERISA Restricted Certificate and
(y) will cease to be subject to the transfer restrictions contained in Section 5.02(e) if, as of the date of a proposed transfer of such Certificate, either
(i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel); and (b) any other Class of Certificates, if such Class is no longer rated in one of four highest generic ratings categories by a Rating Agency as of the date of a proposed transfer of such Class of Certificate.

            "ERISA Prohibited Holder": As defined in Section 5.02(g)(i)(A).

            "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Loans, interest accrued on such Loan and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of either Trust REMIC.

            "Excess Interest Distribution Account": The trust account, accounts or subaccount created and maintained by the Trustee, which may be a subaccount of the Distribution Account pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Excess Interest Distribution Account" and which shall be an Eligible Account or a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC.

            "Excess Liquidation Proceeds": The excess, if any, of (a) the Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full the Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination in full) or related REO Loan and all amounts due with respect thereto.

            "Excess Liquidation Proceeds Account": The trust account, accounts or sub-account created and maintained by the Trustee, which may be a sub-account of the Distribution Account, pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5." The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC. Any such account or sub-account shall be an Eligible Account.

            "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over
(ii) the applicable Mortgage Rate, each as initially set forth in the Mortgage Loan Schedule.

            "Excess Servicing Strip": The excess of the Master Servicing Fee Rate over 0.005% (0.50 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.

            "Fair Value": As defined in Section 3.18(b).

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Loan or REO Property (or, in the case of the Mayfair Mall Loan or Mayfair Mall REO Property, by the Mayfair Mall Master Servicer) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

            "FNMA": Federal National Mortgage Association or any successor thereto.

            "Group 1 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1.

            "Group 2 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "I/O Split Rate": With respect to any Distribution Date, the rate per annum corresponding to the related Distribution Date as set forth on
Schedule I hereto.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof,
(ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of debt or equity securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1.0% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

            "Ineligible Class V Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the CSFB Mortgage Loan Seller or an affiliate thereof.

            "Initial Purchaser": Credit Suisse First Boston LLC, as initial purchaser of the Private Certificates.

            "Initial Resolution Period": As defined in Section 2.03(b).

            "Initial Review Period": As defined in Section 3.21(e).

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and
(B) is regularly engaged in the business of making or owning commercial loans or
(v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

            "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard; provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Insurance and Condemnation Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or, if Article XI is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 11.04(b).

            "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Insured Environmental Event": As defined in Section 3.07.

            "Intercreditor Agreement": The Mayfair Mall Intercreditor Agreement, the Mall at Fairfield Commons Intercreditor Agreement, the Stanford Shopping Center Intercreditor Agreement, the Jefferson at Montfort Intercreditor Agreement or any CBA Intercreditor Agreement, individually or collectively, as the case may be.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

            "Interest Reserve Account": The account created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to
Section 3.28, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Interest Reserve Account," which shall be an Eligible Account or a subaccount of an Eligible Account.

            "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

            "Jefferson at Montfort B Loan": With respect to the Jefferson at Montfort Total Loan, the related B component of such loan, which is not included in the Trust but is secured by the related Mortgage. The Jefferson at Montfort B Loan is not a "Loan."

            "Jefferson at Montfort B Loan Holder": The holder of the Jefferson at Montfort B Loan.

            "Jefferson at Montfort Loan": With respect to the Jefferson at Montfort Total Loan, the related A component of such loan, which is included in the Trust. The Jefferson at Montfort Loan is a "Loan."

            "Jefferson at Montfort Specially Designated Servicing Actions": Any of the following actions with respect to the Jefferson at Montfort Loan:

            o any modification, waiver or amendment of a monetary term of the Jefferson at Montfort Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

            o any foreclosure or comparable conversion of the ownership of the related Mortgaged Property;

            o any proposed sale of an REO Property that relates to the Jefferson at Montfort Total Loan other than in connection with the termination of the Trust;

            o any determination to bring the related Mortgaged Property or related REO Property into compliance with applicable environmental laws;

            o any acceptance of substitute or additional collateral for the Jefferson at Montfort Total Loan when it has become a Specially Serviced Loan (other than in accordance with the terms of the related Loan Documents);

            o any acceptance of a discounted payoff with respect to the Jefferson at Montfort Total Loan when it has become a Specially Serviced Loan;

            o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            o any acceptance of an assumption agreement releasing the related Borrower from liability under the Jefferson at Montfort Total Loan;

            o any release of collateral for the Jefferson at Montfort Total Loan when it has become a Specially Serviced Loan (other than in accordance with the terms of, or upon satisfaction of, the Jefferson at Montfort Total Loan).

            "Jefferson at Montfort Total Loan": The loan identified as Loan No. 7 on the Mortgage Loan Schedule. References herein to the Jefferson at Montfort Total Loan shall be construed to refer to the aggregate indebtedness under the related A Loan and the related B Loan.

            "KeyBank": KeyBank National Association, a national banking association, and its successors in interest.

            "KeyBank Loans": Collectively, the Loans transferred to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement and identified on Schedule II thereto.

            "KeyBank Mortgage Loan Purchase Agreement": With respect to the KeyBank Loans, which are identified therein, the agreement between the Depositor and the KeyBank Mortgage Loan Seller, dated as of December 1, 2003, relating to the transfer of the KeyBank Mortgage Loan Seller's right, title and interest in and to the KeyBank Loans identified on Schedule II thereto.

            "KeyBank Mortgage Loan Seller": KeyBank National Association, a national banking association and its successors in interest.

            "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and its successors in interest.

            "Late Collections": With respect to any Loan, Serviced Companion Loan or B Loan, all amounts (except Penalty Charges) received thereon (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer) during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan, Serviced Companion Loan or B Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property (including, in the case of the Mayfair Mall REO Property, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer) during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (or predecessor Serviced Companion Loan or B Loan, as the case may be) (without regard to any acceleration of amounts due under the predecessor Loan by reason of default) on a Due Date in a previous Due Period and not previously received.

            "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property; (iii) the repurchase of such Loan by the related Mortgage Loan Seller pursuant to
Section 7 of the related Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan or REO Property by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by the related B Loan Holder or Companion Loan Holder; or (vi) the purchase of such Loan or REO Property (or, in the case of any Mayfair Mall REO Property, any interest therein) by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii) (so long as such repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as extended), (iv), (v) (with respect to purchases of the Defaulted Loan by the related Companion Loan Holder, so long as such repurchase occurs within 60 days from the date the related Loan becomes a Specially Serviced Loan; provided, however, that no Liquidation Fee shall be payable with respect to a purchase of the Mall at Fairfield Commons Loan by the Mall at Fairfield Commons Companion Loan Holder even if such Holder purchases the Defaulted Loan after 60 days from the date it became a Specially Serviced
Loan), or (vi) of the definition of Liquidation Proceeds or, in connection with the purchase of a Specially Serviced Loan by the Special Servicer or the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee.

            "Liquidation Fee Rate": As defined in Section 3.11.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) actually received by the Trust (including, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer), net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan (including in the case of any Loan Combination, the default of the Loan, Companion Loan or B Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower (provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (i) as are remitted to the Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or if Article XI is in effect, as are transferred from the Mayfair Mall Custodial Account to the Collection Account pursuant to Section 11.04(b));
(ii) the realization upon any deficiency judgment obtained against a Borrower (provided that, in the case of the Mayfair Mall Loan or any Mayfair Mall REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (ii) as are remitted to the Master Servicer on behalf of the Trust under a Mayfair Mall Servicing Agreement or if Article XI is in effect, as are transferred from the Mayfair Mall Custodial Account, as the case may be, to the Collection Account pursuant to Section 11.04(b)); (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18; (iv) the repurchase of a Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by the related B Loan Holder or any holder of a related Companion Loan; or (vi) the purchase of all Loans by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to
Section 9.01.

            "Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan, which does not include any B Loan or any Companion Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. For the avoidance of doubt, although the Mayfair Mall Loan is held in the Trust Fund, the term "Loan" shall exclude the Mayfair Mall Loan with respect to any obligation of the Master Servicer hereunder unless the context clearly indicates otherwise.

            "Loan Agreement": With respect to any Loan, Companion Loan or B Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan was made.

            "Loan Combination": With respect to any A Loan, such A Loan and the related B Loan and/or Companion Loan, collectively.

            "Loan Documents": With respect to each Loan, Companion Loan or B Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, Companion Loan or B Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

            "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1": Collectively, all of the Loans that are Group 1 Loans and any successor REO Loans with respect thereto.

            "Loan Group No. 2": Collectively, all of the Loans that are Group 2 Loans and any successor REO Loans with respect thereto.

            "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "Lower-Tier Distribution Account": The account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders. Any such account or accounts shall be an Eligible Account or a sub-account of an Eligible Account.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)); provided that (i) with respect to the Class A-1 Certificates, (A) the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $10,407,000 and the Class Principal Balance of the Class A-1 Certificates minus $72,258,000 but not less than zero, (B) the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $44,410,000 and the Class Principal Balance of the Class A-1 Certificates minus $27,848,000 but not less than zero, and (C) the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest shall be the lesser of $27,848,000 and the Class Principal Balance of the Class A-1 Certificates; (ii) with respect to the Class A-2 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $16,930,000 and the Class Principal Balance of the Class A-2 Certificates minus $133,438,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $68,999,000 and the Class Principal Balance of the Class A-2 Certificates minus $64,439,000 but not less than zero, and (C) the Lower-Tier Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $64,439,000 and the Class Principal Balance of the Class A-2 Certificates; (iii) with respect to the Class A-3 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-3-1 Uncertificated Interest shall be the lesser of $104,397,000 and the Class Principal Balance of the Class A-3 Certificates minus $11,208,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LA-3-2 Uncertificated Interest shall be the lesser of $11,208,000 and the Class Principal Balance of the Class A-3 Certificates; (iv) with respect to the Class A-4 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $20,614,000 and the Class Principal Balance of the Class A-4 Certificates minus $349,660,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-4-2 Uncertificated Interest shall be the lesser of $40,320,000 and the Class Principal Balance of the Class A-4 Certificates minus $309,340,000 but not less than zero and (C) the Lower-Tier Principal Amount for the Class LA-4-3 Uncertificated Interest shall be the lesser of $309,340,000 and the Class Principal Balance of the Class A-4 Certificates; (v) with respect to the Class A-1-A Certificates, (A) the Lower-Tier Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $3,678,000 and the Class Principal Balance of the Class A-1-A Certificates minus $336,871,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $16,385,000 and the Class Principal Balance of the Class A-1-A Certificates minus $320,486,000 but not less than zero, (C) the Lower-Tier Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $16,900,000 and the Class Principal Balance of the Class A-1-A Certificates minus $303,586,000 but not less than zero, (D) the Lower-Tier Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $32,043,000 and the Class Principal Balance of the Class A-1-A Certificates minus $271,543,000 but not less than zero, (E) the Lower-Tier Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $51,260,000 and the Class Principal Balance of the Class A-4 Certificates minus $220,283,000 but not less than zero, (F) the Lower-Tier Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $11,675,000 and the Class Principal Balance of the Class A-1-A Certificates minus $208,608,000 but not less than zero, (G) the Lower-Tier Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $11,334,000 and the Class Principal Balance of the Class A-1-A Certificates minus $197,274,000 but not less than zero and (H) the Lower-Tier Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $197,274,000 and the Class Principal Balance of the Class A-1-A Certificates; (vi) with respect to the Class D Certificates, (A) the Lower-Tier Principal Amount for the Class LD-1 Uncertificated Interest shall be the lesser of $7,235,000 and the Class Principal Balance of the Class D Certificates minus $24,297,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LD-2 Uncertificated Interest shall be the lesser of $24,297,000 and the Class Principal Balance of the Class D Certificates; and (vii) with respect to the Class E Certificates, (A) the Lower-Tier Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $10,738,000 and the Class Principal Balance of the Class E Certificates minus $6,605,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $6,605,000 and the Class Principal Balance of the Class E Certificates.

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Loans (exclusive of any Excess Interest), any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder or Companion Loan Holder may have), such amounts as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account (exclusive of any such amounts that are allocable to a B Loan or Serviced Companion Loan), if any, and the Lower-Tier Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

            "MAI": Member of the Appraisal Institute.

            "Mall at Fairfield Commons Intercreditor Agreement": The intercreditor agreement, dated as of November 1, 2003, by and between KeyBank, as the initial holder of the Mall at Fairfield Commons Loan, and KeyBank, as the initial holder of the Mall at Fairfield Commons Companion Loan.

            "Mall at Fairfield Commons Companion Loan": With respect to the Mall at Fairfield Commons Total Loan, the A-2 component of such loan, which is not included in the Trust and directly backs the Merrill Lynch Mortgage Trust 2003-KEY1 commercial mortgage securitization. The Mall at Fairfield Commons Companion Loan is not a "Loan" under this Agreement.

            "Mall at Fairfield Commons Loan": With respect to the Mall at Fairfield Commons Total Loan, the A-1 component of such loan, which is included in the Trust. The Mall at Fairfield Commons Loan is a "Loan" under this Agreement.

            "Mall at Fairfield Commons Specially Designated Servicing Actions":
Any of the following actions with respect to the Mall at Fairfield Commons Loan:

            o any modification, waiver or amendment of a monetary term of the Mall at Fairfield Commons Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

            o any foreclosure or comparable conversion of the ownership of the related Mortgaged Property;

            o any proposed sale of an REO Property that relates to the Mall at Fairfield Commons Total Loan other than in connection with the termination of the Trust Fund;

            o any determination to bring the related Mortgaged Property or related REO Property into compliance with applicable environmental laws;

            o any acceptance of substitute or additional collateral for the Mall at Fairfield Commons Total Loan when it has become a Specially Serviced Loan (other than in accordance with the terms of the related Loan Documents);

            o any acceptance of a discounted payoff with respect to the Mall at Fairfield Commons Total Loan when it has become Specially Serviced Loan;

            o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            o any acceptance of an assumption agreement releasing the related Borrower from liability under the Mall at Fairfield Commons Total Loan; and

            o any release of collateral for the Mall at Fairfield Commons Total Loan when it has become Specially Serviced Loan (other than in accordance with the terms of, or upon satisfaction of, the Mall at Fairfield Commons Total Loan).

            "Mall at Fairfield Commons Total Loan": The Mall at Fairfield Commons Loan and Mall at Fairfield Commons Companion Loan, collectively.

            "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Master Servicer": Midland Loan Services, Inc. and its successors in interest and assigns, or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date commencing in January, 2004.

            "Master Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

            "Master Servicing Fee Rate": With respect to the Master Servicer and each Loan, Specially Serviced Loan, and REO Loan, a rate equal to 0.01% per annum computed on the same basis and in the same manner as interest is computed on the related Loan.

            "Material Breach": As defined in Section 2.03(b).

            "Material Document Defect": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Loan, Serviced Companion Loan or B Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan, Serviced Companion Loan or B Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan, Serviced Companion Loan or B Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer pursuant to a Mayfair Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 11.13) occurring prior to such date of determination.

            "Mayfair Mall Change of Servicing Control Event": Any event that, in accordance with the Mayfair Mall Intercreditor Agreement, would result in the Mayfair Mall Total Loan being serviced under this Agreement rather than under the Series 2003-C4 PSA.

            "Mayfair Mall Custodial Account": The meaning assigned thereto in
Section 11.04.

            "Mayfair Mall Companion Loans": The Mayfair Mall Non-Securitized Companion Loans and the Mayfair Mall Securitized Companion Loan, collectively.

            "Mayfair Mall Intercreditor Agreement": The intercreditor agreement, dated as of September 11, 2003, by and between Column Financial, Inc., as holder of the Mayfair Mall Loan, Credit Suisse First Boston Mortgage Securities Corp., as holder of the Mayfair Mall Securitized Companion Loan, and Column Financial, Inc., as holder of the Mayfair Mall Non-Securitized Companion Loans.

            "Mayfair Mall Loan": With respect to the Mayfair Mall Total Loan, the related A-1 component of such loan, which is included in the Trust. The Mayfair Mall Loan is a "Loan" under this Agreement.

            "Mayfair Mall Master Servicer": The master servicer of the Mayfair Mall Total Loan under any Mayfair Mall Servicing Agreement.

            "Mayfair Mall Non-Securitized Companion Loans": With respect to the Mayfair Mall Total Loan, the related A-3 and A-4 components of such loan, which are not included in the Trust. The Mayfair Mall Non-Securitized Companion Loans are not "Loans" under this Agreement.

            "Mayfair Mall Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Mayfair Mall."

            "Mayfair Mall REO Loan": Any REO Loan related to the Mayfair Mall Loan.

            "Mayfair Mall REO Property": The Mayfair Mall Property, if it is acquired on behalf of the respective holders of the Mayfair Mall Total Loan at a time that the Trust is one of those holders.

            "Mayfair Mall Securitized Companion Loan": With respect to the Mayfair Mall Total Loan, the related A-2 component of such loan, which is not included in the Trust and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Series 2003-C4 commercial mortgage securitization. The Mayfair Mall Securitized Companion Loan is not a "Loan."

            "Mayfair Mall Servicing Agreement": Any servicing agreement (other than this Agreement) pursuant to which the Mayfair Mall Total Loan and any Mayfair Mall REO Property is to be serviced and/or administered, which is, as of the Closing Date, in accordance with the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 PSA.

            "Mayfair Mall Specially Designated Servicing Actions" means any of the following actions with respect to the Mayfair Mall Loan that is being serviced and/or administered under the Series 2003-C4 PSA:

            o any modification, waiver or amendment of a monetary term of the Mayfair Mall Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

            o any foreclosure or comparable conversion of the ownership of the Mayfair Mall Property;

            o any proposed sale of an REO Property that relates to the Mayfair Mall Loan other than in connection with the termination of the Series 2003-C4 Trust;

            o any determination to bring the Mayfair Mall Property or related REO Property into compliance with applicable environmental laws;

            o any acceptance of substitute or additional collateral for the Mayfair Mall Total Loan when it has become a specially serviced mortgage loan under the Series 2003-C4 PSA (other than in accordance with the terms of the related loan documents);

            o any acceptance of a discounted payoff with respect to the Mayfair Mall Total Loan when it has become specially serviced mortgage loan under the Series 2003-C4 PSA;

            o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            o any acceptance of an assumption agreement releasing the related Borrower from liability under the Mayfair Mall Total Loan; and

            o any release of collateral for the Mayfair Mall Total when it has become a specially serviced mortgage loan under the Series 2003-C4 PSA (other than in accordance with the terms of, or upon satisfaction of, the Mayfair Mall Total Loan).

            "Mayfair Mall Special Sevicer": The special servicer with respect to the Mayfair Mall Total Loan under any Mayfair Mall Servicing Agreement.

            "Mayfair Mall Total Loan": The Mayfair Mall Loan, Mayfair Mall Securitized Companion Loan and Mayfair Mall Non-Securitized Companion Loans, collectively.

            "Mezzanine Loan": Any loan constituting "Mezzanine Debt," a "Mezzanine Loan" or "Future Mezzanine Debt" as identified in Exhibit E.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

            "Midland": Midland Loan Services, Inc.

            "Monthly Additional Report on Recoveries and Reimbursements": With respect to the Due Period immediately prior to the related Determination Date, a report, in a format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee that identifies the following with respect to such Due Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid interest thereon) that became a Workout-Delayed Reimbursement Amount during such period;

            (b)(i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer or the Trustee during such period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such period was made from principal collections on the related Loan received during such period as contemplated by subsections (iv) and (v) of Section 3.05(a), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such period was made from principal collections on the remainder of the Loans received during such period as contemplated by subsections (iv) and (v) of Section 3.05(a) and (iv) the amount of any related Unliquidated Advances;

            (c)(i) the amount of any Unliquidated Advances recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO Property on behalf of the Trust during such Due Period and (ii) the extent to which any such recovery constitutes a Principal Distribution Adjustment Amount;

            (d)(i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in such Due Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior such period, was not reimbursed to the Master Servicer, the Special Servicer or the Trustee in such Due Period or a prior such Due Period (and therefore had not become an Unliquidated Advance) but which has become a Nonrecoverable Advance in such Due Period;

            (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Due Period;

            (f)(i) the amount of any Nonrecoverable Advance (and accrued and unpaid interest thereon) that was reimbursed to the Master Servicer, the Special Servicer or the Trustee during the Due Period immediately prior to the related Determination Date, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and interest thereon) was made from principal collections on the Loans received during such period as contemplated by subsection (vi) of Section 3.05(a);

            (g)(i) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer or the Trustee as a Nonrecoverable Advance in a prior Due Period but recovered from the related Borrower or otherwise from the proceeds of the related Loan or REO Property on behalf of the Trust during such Due Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is a Principal Distribtuion Adjustment Amount; and

            (h) a reconciliation of interest on Advances accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Penalty Charges collected during such Due Period and the amount of Penalty Charges that were applied to pay or reimburse interest on Advances.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party; provided, however, that the Master Servicer shall not be responsible for preparing a Monthly Additional Report on Recoveries and Reimbursements in any month that neither Nonrecoverable Advances nor Workout Delayed Reimbursement Amounts were paid from principal collections in the Collection Account. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest.

            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date.

            "Monthly Payment": With respect to any Loan (other than any REO
Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer pursuant to a Mayfair Mall Servicing Agreement, or by the Master Servicer or the Special Servicer pursuant to Section 11.13)), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Mortgage": With respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage File":

            (a) With respect any Loan other than the Mayfair Mall Loan, the following documents:

            (i) the original Note (or a lost note affidavit with a customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, without recourse, representation or warranty, express or implied";

            (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5";

            (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan provided that such omnibus assignment is effective under applicable law;

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company), relating to such Loan;

            (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Loan;

            (xi) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and UCC assignments in a form suitable for filing or recording, sufficient to assign such UCC Financing Statements to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (xiii) with respect to any debt of a Borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor agreement (including each Intercreditor Agreement related to a Companion Loan or B Loan), relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

            (xiv) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 Financing Statement assignments assigning such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (xv) an original, counterpart or copy of any Loan Agreement (if separate from the Mortgage);

            (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust Fund to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

            (xvii) any environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (xviii) the original ground lease, ground lease estoppels and any amendments thereto, if any, or a copy thereof;

            (xix) a copy of the mortgage note evidencing the related Companion Loan or the related B Loan;

            (xx) the original or copy of any property management agreement;

            (xxi) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

            (xxii) the checklist of the related Loan Documents, if any, that is included in the Mortgage File for the related Loan; and

            (xxiii) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(j).

            (b) With respect to the Mayfair Mall Loan, the following documents on a collective basis:

            (i) the original executed Note for such Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, without recourse", or in blank, without recourse and further showing a complete, unbroken chain of assignment and endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note;

            (ii) a copy of the executed Mayfair Mall Intercreditor Agreement;

            (iii) a copy of a Mayfair Mall Servicing Agreement; and

            (iv) a copy of the documents comprising the "Mortgage File" under the Mayfair Mall Servicing Agreement.

            Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

            "Mortgage Loan Originator": Any institution that originated a Loan.

            "Mortgage Loan Purchase Agreement": Any of the CSFB Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement or the PNC Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each
Loan:

            (i) the loan number (as specified in Annex A to the Prospectus Supplement);

            (ii) the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at the Cut-off Date;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii) the Loan interest accrual method;

            (xiii) the applicable Primary Servicing Fee Rate, Master Servicing Fee Rate, and Trustee Fee Rate;

            (xiv) the Due Date;

            (xv) whether such loan is an ARD Loan;

            (xvi) whether the Loan is subject to lockout/defeasance;

            (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

            (xviii) whether such Loan has the benefit of an Environmental Insurance Policy;

            (xix) whether such Loan is secured by the related Borrower's interest in ground leases;

            (xx) which Loan Group includes such Loan; and

            (xxi) whether such Loan is secured by a letter of credit.

            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Any of (i) the CSFB Mortgage Loan Seller,
(ii) the PNC Mortgage Loan Seller or (iii) the KeyBank Mortgage Loan Seller.

            "Mortgage Pool": shall mean all of the Loans and any successor REO Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Companion Loan or B Loan.

            "Mortgage Rate": With respect to: (i) any Loan, Serviced Companion Loan or B Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan, Serviced Companion Loan or B Loan from time to time in accordance with the related Note and applicable law; (ii) any Loan, Serviced Companion Loan or B Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan (or predecessor Serviced Companion Loan or B Loan, as the case may be) had remained outstanding. For purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any Loan whose interest rate is changed will be the Mortgage Rate of such Loan without taking into account any change in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out or modification by the Special Servicer or the Master Servicer, if applicable (or, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer pursuant to a Mayfair Mall Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 11.13).

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Net Investment Earnings": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any period beginning on a Distribution Date and ending on the following P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account for any period beginning on a Distribution Date and ending on the following P&I Advance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with
Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Pass-Through Rate":

            (A) With respect to any Loan that accrues interest on a 30/360 Basis, an annual rate equal to the mortgage interest rate in effect for that mortgage loan as of its due date in December 2003, minus the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate and the Trustee Fee Rate; and

            (B) With respect to any Loan that accrues interest on an Actual /360 Basis, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

                  (i) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period, multiplied by (b) the Stated Principal Balance of that Loan immediately preceding that Distribution Date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Rate; and

                  (ii) the denominator of which is the Stated Principal Balance of that Loan immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause (i) above will be decreased to reflect any Withheld Amounts with respect to the subject Loan. Furthermore, if the subject Distribution Date occurs during March, then the amount of interest referred to in the fractional numerator described in clause (i) above will be increased to reflect any Withheld Amounts with respect to the subject Loan.

            "Net Mortgage Rate": With respect to any Interest Accrual Period and any Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the sum of the related Master Servicing Fee Rate, the related Primary Servicing Fee Rate (if any)and the Trustee Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property, for any Borrower's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "Non-U.S. Person": Any person (A) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Trustee an opinion of tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes or (B) that is a U.S. Person with respect to whom income from the Residual Certificate is attributable to a foreign permanent establishment or a fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer, or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by the Master Servicer, the Special Servicer, or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) in each case, to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer, or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable. Any determination made by the Series 2003-KEY1 Master Servicer or the Master Servicer regarding the nonrecoverability of any P&I Advance with respect to any portion of the Mall at Fairfield Commons Total Loan will be binding on the Trust Fund and the Series 2003-KEY1 Trust. Any determination made by the Series 2003-C4 Master Servicer regarding the nonrecoverability of any P&I Advance with respect to the Mayfair Mall Securitized Companion Loan will be binding on the Trust Fund with respect to the Mayfair Mall Loan. Any determination made by the Master Servicer or any master servicer of any Stanford Shopping Center Companion Loan (upon the securitization of such loans) regarding the nonrecoverability of any P&I Advance with respect to any portion of the Stanford Shopping Center Total Loan will be binding on the Trust Fund and the trust fund or trust funds, as the case may be, containing the Stanford Shopping Center Companion Loans.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer, or the Trustee will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by the Master Servicer, the Special Servicer, or the Trustee that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

            "Note": The original executed note evidencing the indebtedness of a Borrower under a Loan, together with any rider, addendum or amendment thereto.

            "Notional Balance": For any date of determination, the Class A-X Notional Amount or the Class A-SP Notional Amount, as applicable.

            "NRSRO": Nationally recognized statistical rating organization as the term is used in federal securities laws.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of either Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

            "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

            "Origination Required Insurance Amounts": As defined in Section 3.07(h).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Loan or REO Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 3.02(c),
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

            "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

            Class A-1:        Class A-1 Pass-Through Rate
            Class A-2:        Class A-2 Pass-Through Rate
            Class A-3:        Class A-3 Pass-Through Rate
            Class A-4:        Class A-4 Pass-Through Rate
            Class A-X:        Class A-X Pass-Through Rate
            Class A-SP:       Class A-SP Pass-Through Rate
            Class B:          Class B Pass-Through Rate
            Class C:          Class C Pass-Through Rate
            Class D:          Class D Pass-Through Rate
            Class E:          Class E Pass-Through Rate
            Class F:          Class F Pass-Through Rate
            Class A-1-A:      Class A-1-A Pass-Through Rate
            Class G:          Class G Pass-Through Rate
            Class H:          Class H Pass-Through Rate
            Class J:          Class J Pass-Through Rate
            Class K:          Class K Pass-Through Rate
            Class L:          Class L Pass-Through Rate
            Class M:          Class M Pass-Through Rate
            Class N:          Class N Pass-Through Rate
            Class O:          Class O Pass-Through Rate
            Class P:          Class P Pass-Through Rate

            "Penalty Charges": With respect to any Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest, other than a Yield Maintenance Charge.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the Denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X and Class A-SP Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V or Residual Certificate, the percentage interest as set forth on the face thereof.

            "Performance Certification" shall have the meaning set forth in
Section 3.26.

            "Performing Party" shall have the meaning assigned thereto in
Section 3.26.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, provided such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

            (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and, if rated by S&P, the obligation must not have an "r" highlighter affixed to its rating, and must have a predetermined fixed dollar of principal due at maturity that cannot vary or change.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(e).

            "PNC": PNC Bank, National Association.

            "PNC Loans": Collectively, the Loans transferred to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and identified on Schedule II thereto.

            "PNC Mortgage Loan Purchase Agreement": With respect to the PNC Loans, which are identified therein, the agreement between the Depositor and the PNC Mortgage Loan Seller, dated as of December 1, 2003, relating to the transfer of the PNC Mortgage Loan Seller's right, title and interest in and to the PNC Loans identified therein.

            "PNC Mortgage Loan Seller": PNC Bank, National Association, a national banking association and its successors in interest.

            "Prepayment Assumption": With respect to all Loans other than the ARD Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Loans, the assumption that the ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Loans (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer, on behalf of the Trust), in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Loan (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or Mayfair Mall Special Servicer, on behalf of the Trust), in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date. For the avoidance of doubt, any Prepayment Interest Shortfall with respect to the Mayfair Mall Loan shall be determined in accordance with the Series 2003-C4 PSA.

            "Primary Servicer": KRECM, Midland or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing Agreement dated as of December 1, 2003 between the Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto.

            "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of December 1, 2003, by and between the Master Servicer and KRECM or any other Primary Servicer.

            "Primary Servicing Fee": With respect to each Loan, the fee payable to the related Primary Servicer under the Primary Servicing Agreement or to the Master Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Loan, a rate as set forth in the Mortgage Loan Schedule attached hereto as Exhibit B under the column heading "Servicing and Trustee Fees," net of the Trustee Fee Rate and the Master Servicing Fee Rate; each computed on the same basis and in the same manner as interest is computed on the related Loan.

            "Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the Master Servicer or Trustee and that was deemed to have been reimbursed out of the Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer or Trustee and that was deemed to have been reimbursed out of the Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.

            "Principal Distribution Amount": As to any Distribution Date, an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust Fund with respect to the Loans (but not in respect of any Serviced Companion Loan or B Loan) during the related Due Period, exclusive of any of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents a Monthly Payment of principal due on or before the due date for the related Loan in December 2003 or on a due date for the related Loan subsequent to the end of the related Due Period, (ii) all Monthly Payments of principal received by or on behalf of the Trust Fund with respect to the Loans prior to, but that are due during, the related Due Period, (iii) all other collections, including Liquidation Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of any Serviced Companion Loan or B Loan) or any related REO Properties during the related Due Period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Loan (but not in respect of any Serviced Companion Loan or B Loan) or, in the case of an REO Property, of the related Loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents a Monthly Payment of principal due on or before the Due Date for the related mortgage in December 2003, (iv) all Advances of principal made with respect to the Loans for that Distribution Date, and (v) either (A) if the Mayfair Mall Total Loan or any Mayfair Mall REO Property is then being serviced and administered pursuant to a Mayfair Mall Servicing Agreement, all amounts received by the Master Servicer on behalf of the Trust as remittances under such Mayfair Mall Servicing Agreement on or with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) that represents a payment, advance or other recovery of principal with respect to such Mayfair Mall Loan or Mayfair Mall REO Loan, as the case may be, exclusive of any portion of such amounts that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date, or (B) if the Mayfair Mall Total Loan or any Mayfair Mall REO Property is then being serviced and administered pursuant to Article XI, the total of all amounts described in clauses (i) through (iv) above with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan (calculated as if the Mayfair Mall Loan was a serviced Loan under this Agreement or any Mayfair Mall REO Property was an Administered REO Property, as applicable); provided, that if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Loan or REO Property during the related Due Period, then that portion, if any, of the aggregate amount described in clause (i) through (iv) above that is specifically attributable to such Loan, shall be reduced to not less than zero by any Special Servicing Fees, Liquidation Fees or Advance Interest that were paid hereunder from a source with respect to such Loan or REO Property other than Penalty Charges collected during the Due Period. For the final Distribution Date, an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.

            Notwithstanding the foregoing, (i) the Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan if such Advance was previously reimbursed from Principal Distribution Amounts from such Loan Group in a manner that resulted in a Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Borrower on a Loan that is received (including, in the case of the Mayfair Mall Loan, by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Private Certificate": Any Class A-X, Class A-SP, Class A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate.

            "Private Definitive Certificate": Any Private Certificate other than a Private Global Certificate.

            "Private Global Certificates": Any Class A-X Book-Entry Certificate, Class A-SP Book-Entry Certificate, Class G Book-Entry Certificate, Class H Book-Entry Certificate, Class J Book-Entry Certificate, Class K Book-Entry Certificate, Class L Book-Entry Certificate, Class M Book-Entry Certificate, Class N Book-Entry Certificate, Class O Book-Entry Certificate or Class P Book-Entry Certificate, so long as such Certificates are in book-entry form.

            "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each B Loan Holder, each Companion Loan Holder, any Person identified to the Trustee as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit I, and any other Person designated by the Depositor. The Trustee shall provide all Privileged Persons with access to certain restricted information on the Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

            "Prospectus": The Prospectus dated November 10, 2003, as supplemented by the Prospectus Supplement.

            "Prospectus Supplement": The Prospectus Supplement dated November 20, 2003, relating to the offering of the Public Certificates.

            "Public Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E or Class F Certificate.

            "Purchase Price": With respect to any Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, (b) the Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to Section 3.18(c), or an assignee of either thereof, in any case, pending determination of Fair Value, (c) with respect to any Loan Combination, if the related Intercreditor Agreement so provides for a purchase option, any Companion Loan Holder or B Loan Holder or (d) the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

            (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan Combination and the related Companion Loan Holder or B Loan Holder has previously made a Cure Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

            (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

            (iii) all related unreimbursed Servicing Advances (and such Advances reimbursed by the Trust Fund) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

            (iv) if such Loan is being repurchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

            (v) if such Loan is being purchased by a B Loan Holder or Companion Loan Holder pursuant to the related Intercreditor Agreement following 60 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer; provided, that no Liquidation Fee shall be payable with respect to a purchase of the Mall at Fairfield Commons Loan by the Mall at Fairfield Commons Companion Loan Holder even if such Holder purchases the Mall at Fairfield Commons Loan after 60 days from the date it became a Specially Serviced Loan; and

            (vi) if such Loan is being purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any realized losses and Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Companion Loan or B Loan.

            With respect to any Defaulted Loan to be purchased by the Directing Certificateholder (or any assignee thereof) or Special Servicer pursuant to
Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan.

            "QIB Investment Representation Letter": As defined in Section
5.02(b).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Loan, Serviced Companion Loan, B Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A-" by Fitch and "A-" by S&P (and with respect to the Stanford Shopping Center Companion Loans or the Mayfair Mall Companion Loans, if the mortgage-backed securitization transaction containing any such loan is then rated by Moody's, "A3" by Moody's), (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's if then rated by Moody's, "A-" by Fitch and "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Loan; (iii) have the same Due Date as the deleted Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date and (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause
(ii) above (provided, that no Net Mortgage Rate shall be less than the Pass-Through Rate of any class of Sequential Pay Certificates then outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Mortgage Loan, less the Master Servicing Fee Rate, Primary Servicing Fee Rate and the Trustee Fee Rate, may be less than the lowest Pass-Through Rate (other than the Class A-X Pass-Through Rate or the Class A-SP Pass-Through Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted Loan, the applicable Mortgage Loan Seller shall certify that the Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, other than the Class P Certificates, the Distribution Date occurring in December 2036.

            "Rating Agency": Each of S&P and Fitch, (and, solely with respect to matters concerning the Mayfair Mall Total Loan and the Stanford Shopping Center Total Loan if Moody's is rating the certificates issued pursuant to a securitization which contains a related Companion Loan, Moody's) or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of Fitch and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. Any reference to a written confirmation from such Rating Agency with respect to Moody's shall refer to the ratings assigned by Moody's to certificates issued pursuant to a securitization which contains the Mayfair Mall Companion Loans or the Stanford Shopping Center Companion Loans.

            "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

            "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates constitute Registered Certificates.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any Public Certificate or Private
Certificate.

            "Regulation S Global Certificate": As defined in Section 5.01(a).

            "Regulation S Investment Representation Letter": As defined in
Section 5.02(b).

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any B Loan Holder or Companion Loan Holder, which shall be entitled "Clarion Partners, LLC, as Special Servicer, in trust for Wells Fargo Bank Minnesota, N.A., as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any B Loan Holder or Companion Loan Holder, as their interests may appear, Series 2003-C5 REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": Any Loan, Serviced Companion Loan or B Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan, Serviced Companion Loan or B Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan, Serviced Companion Loan or B Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan, Serviced Companion Loan or B Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan, Serviced Companion Loan or B Loan, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, or the Trustee, as applicable, in respect of the predecessor Loan, Serviced Companion Loan or B Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer, or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Trustee in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from collections on the Loans and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in the case of Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, that were paid from collections on the Loans and resulted in principal distributed to the Certificateholders being reduced, Primary Servicing Fees and Master Servicing Fees and related interest due the Master Servicer or the Trustee; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges and Penalty Charges.

            "REO Property": A Mortgaged Property (or an interest therein, if the Mortgaged Property securing the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, any CBA A/B Loan Pair or the Stanford Shopping Center Total Loan has been acquired by the Trust) acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holders and B Loan Holders, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property. With respect to an REO Property that had been security for an A Loan, "REO Revenues" shall only include the portion of the amounts described above received with respect to such REO Property that are allocable to the related A Loan pursuant to the related Intercreditor Agreement.

            "Request for Release": A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

            "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder."

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Master Servicer Reports": Collectively, the CMSA Comparative Financial Status Report, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the Asset Status Report and CMSA NOI Adjustment Worksheet.

            "Revised Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.

            "Rule 144A Global Certificate": As defined in Section 5.01(a).

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

            "Sarbanes-Oxley Certification" shall have the meaning set forth in
Section 3.26.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-1-A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-1-A, Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates.

            "Series 2003-C4 Appraisal Reduction Amount": An "Appraisal Reduction Amount" under the Series 2003-C4 PSA.

            "Series 2003-C4 Appraisal Reduction Event": An "Appraisal Reduction Event" under the Series 2003-C4 PSA.

            "Series 2003-C4 Assumed Scheduled Payment": An "Assumed Scheduled Payment" under the Series 2003-C4 PSA.

            "Series 2003-C4 Certificate": Any of the Credit Suisse First Boston Mortgage Securities Corp. Series 2003-C4 Commercial Mortgage Pass-Through Certificates.

            "Series 2003-C4 Certificateholder": A "Certificateholder" under the Series 2003-C4 PSA.

            "Series 2003-C4 Collection Account": The "Collection Account" under the Series 2003-C4 PSA.

            "Series 2003-C4 Companion Loan Custodial Account": The "Mayfair Mall Custodial Account" under the Series 2003-C4 PSA.

            "Series 2003-C4 Depositor": The "Depositor" under the Series 2003-C4 PSA.

            "Series 2003-C4 Directing Certificateholder": The "Series 2003-C4 Directing Certificateholder" under the Series 2003-C4 PSA.

            "Series 2003-C4 Event of Default": An "Event of Default" under the Series 2003-C4 PSA.

            "Series 2003-C4 Master Servicer": The "Master Servicer" under the Series 2003-C4 PSA.

            "Series 2003-C4 PSA": The Pooling and Servicing Agreement dated as of September 11, 2003, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, relating to the Series 2003-C4 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

            "Series 2003-C4 Rating Agency": A "Rating Agency" under the Series 2003-C4 PSA.

            "Series 2003-C4 Requesting Subordinate Certificateholder": The "Requesting Subordinate Certificateholder" under the Series 2003-C4 PSA.

            "Series 2003-C4 Servicing Standard": The "Servicing Standard" under the Series 2003-C4 PSA.

            "Series 2003-C4 Servicing Transfer Event": A "Servicing Transfer Event" under the Series 2003-C4 PSA.

            "Series 2003-C4 Special Servicer": The "Special Servicer" under the Series 2003-C4 PSA.

            "Series 2003-C4 Specially Serviced Mortgage Loan": shall mean a "Specially Serviced Mortgage Loan" under the Series 2003-C4 PSA.

            "Series 2003-C4 Trust": The "Trust" under the Series 2003-C4 PSA.

            "Series 2003-C4 Trustee": The "Trustee" under the Series 2003-C4
PSA.

            "Series 2003-KEY1 Master Servicer": The "Master Servicer" under the Series 2003-KEY1 PSA.

            "Series 2003-KEY1 PSA": The Pooling and Servicing Agreement dated as of November 1, 2003, between Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, relating to the Merrill Lynch Mortgage Trust Series 2003-KEY1 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

            "Series 2003-KEY1 Rating Agency": A "Rating Agency" under the Series 2003-KEY1 PSA.

            "Series 2003-KEY1 Special Servicer": The "Special Servicer" under the Series 2003-KEY1 PSA.

            "Series 2003-KEY1 Trust": The "Trust" under the Series 2003-KEY1
PSA.

            "Series 2003-KEY1 Trustee": The "Trustee" under the Series 2003-KEY1 PSA.

            "Serviced Companion Loan": Each of the Mall at Fairfield Commons Companion Loan and the Stanford Shopping Center Companion Loan.

            "Serviced Loan": Any Loan other than the Mayfair Mall Loan.

            "Serviced Loan Combination": The Mall at Fairfield Commons Total Loan, the Stanford Shopping Center Total Loan, the Jefferson at Montfort Total Loan and, with respect to each CBA A/B Loan Pair upon, a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Loan Pair, collectively.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Serviced Companion Loan and B Loan, after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan, Serviced Companion Loan, B Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Serviced Companion Loan or B Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan, Serviced Companion Loan or B Loan or which are reasonably required for the ongoing administration of the Loan, Serviced Companion Loan or B Loan including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

            "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard": As defined in Section 3.01(a); provided that the "Servicing Standard" shall apply with respect to the Mayfair Mall Loan and any Mayfair Mall REO Property only to the extent that the Master Servicer or Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to Articles I through X.

            "Servicing Transfer Event": With respect to any Loan, Serviced Companion Loan or B Loan, as applicable, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan, Serviced Companion Loan or B Loan at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master Servicer of its intent to refinance such Loan prior to the Maturity Date of the Loan, Serviced Companion Loan or B Loan, (c) the Borrower delivers a firm commitment to refinance acceptable to the Directing Certificateholder within 45 days after the Maturity Date, and (d) such refinancing occurs within 90 days of such default, which 90 day period may be extended to 150 days at the Directing Certificateholder's discretion); or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured within 60 days; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan, Serviced Companion Loan or B Loan shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) with respect to any Loan that is a part of any Loan Combination where the related Companion Loan Holder or B Loan Holder has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to the related Intercreditor Agreement and a monetary default occurs in the following month, then servicing of such Loan Combination shall be transferred to the related Special Servicer at the expiration of the Mortgagor's grace period for the current monetary default; or

            (ix) any other default has occurred which has materially and adversely affected the value of the related Loan, Serviced Companion Loan or B Loan and has continued unremedied for the applicable grace period specified in the related Mortgage, provided that the failure of the related Borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Agreement) shall not apply with respect to this clause if the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate.

If a default occurs under any Loan Combination, which the related B Loan Holder or Companion Loan Holder has the option to cure pursuant to the related Intercreditor Agreement, then a Servicing Transfer Event will not be deemed to have occurred with respect to such Loan Combination and such Loan Combination will not be considered a Specially Serviced Loan unless and until the related B Loan Holder or Companion Loan Holder does not exercise its option to cure prior to the expiration of the applicable cure period as described in such related Intercreditor Agreement.

            "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of all of the Loans at such time or (b) any one of the ten largest Loans, (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law": As defined in Section 5.02(e).

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-SP, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, B, Class C, Class D, Class E, Class F, Class A-1-A, Class G and Class H Certificates have been reduced to zero.

            "Specially Designated Servicing Actions": Any of the Jefferson at Montfort Specially Designated Servicing Actions, Mall at Fairfield Commons Specially Designated Servicing Actions, Mayfair Mall Specially Designated Servicing Actions and Stanford Shopping Center Specially Designated Servicing Actions, individually or collectively, as the case may be.

            "Special Servicer": Clarion Partners, LLC and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.35% per annum computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11; provided, however, that, such fee shall at least equal $4,000 per month with respect to each Specially Serviced Loan, and provided, further, that such minimum amount may be reduced by the Directing Certificateholder.

            "Specially Serviced Loan": As defined in Section 3.01(a).

            "Stanford Shopping Center Companion Loans": With respect to the Stanford Shopping Center Total Loan, the related A-1 and A-2 components of such loan, which are not included in the Trust. The Stanford Shopping Center Companion Loans are not a "Loan."

            "Stanford Shopping Center Control Group": The holders of more than 50% of the outstanding principal balance of the Stanford Shopping Center Total Loan (provided, that the mortgage loans constituting the Stanford Shopping Center Total Loan are deemed to remain outstanding even if the related Mortgaged Property becomes an REO Property), designated, for purposes of objecting to Stanford Shopping Center Specially Designated Servicing Actions proposed by the Special Servicer with respect to the Stanford Shopping Center Total Loan or any related REO Property, directing the actions of the Special Servicer with respect to the Stanford Shopping Center Total Loan (if it constitutes a Specially Serviced Loan) or any related REO Property and/or replacing the Special Servicer in respect of the Stanford Shopping Center Total Loan or any related REO Property.

            "Stanford Shopping Center Loan": With respect to the Stanford Shopping Center Total Loan, the related A-3 component of such loan, which is included in the Trust. The Stanford Shopping Center Loan is a "Loan."

            "Stanford Shopping Center Specially Designated Servicing Actions" means any of the following actions with respect to the Stanford Shopping Center
Loan:

            o any modification, waiver or amendment of a monetary term of the Stanford Shopping Center Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

            o any foreclosure or comparable conversion of the ownership of the related Mortgaged Property;

            o any proposed sale of an REO Property that relates to the Stanford Shopping Center Total Loan other than in connection with the termination of the trust;

            o any determination to bring the related Mortgaged Property or related REO Property into compliance with applicable environmental laws;

            o any acceptance of substitute or additional collateral for the Stanford Shopping Center Total Loan when it has become a Specially Serviced Loan (other than in accordance with the terms of the related Loan Documents);

            o any acceptance of a discounted payoff with respect to the Stanford Shopping Center Total Loan when it has become a Specially Serviced Loan;

            o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            o any acceptance of an assumption agreement releasing the related Borrower from liability under the Stanford Shopping Center Total Loan; and

            o any release of collateral for the Stanford Shopping Center Total Loan when it has become a Specially Serviced Loan (other than in accordance with the terms of, or upon satisfaction of, the Stanford Shopping Center Total Loan).

            "Stanford Shopping Center Total Loan": The Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loan, collectively.

            "Startup Day": The Closing Date.

            "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Principal Balance": With respect to any Loan, Serviced Companion Loan or B Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, Companion Loan or such B Loan, or with respect to a Qualifed Substitute Mortgage Loan being substituted for another Loan pursuant to Section 2.03(b) hereof, the outstanding principal balance of such Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, minus (y) the sum of:

            (i) the principal portion of each Monthly Payment due on such Loan, Serviced Companion Loan or B Loan after the Cut-off Date, to the extent received from the Borrower or advanced by the Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Companion Loan Holder or the related B Loan Holder, as may be applicable, on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Loan, Serviced Companion Loan or B Loan after the Cut-off Date, to the extent distributed to Certificateholders, or the related Companion Loan Holder or B Loan Holder, on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan, Serviced Companion Loan or B Loan after the Cut-off Date, to the extent distributed to Certificateholders, or the related Companion Loan Holder or the related B Loan Holder, as may be applicable, on or before such date of determination;

            (iv) any reduction in the outstanding principal balance of such Loan, Serviced Companion Loan or B Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

            (v) any reduction in the outstanding principal balance of such Loan, Serviced Companion Loan or B Loan due to a modification by the Special Servicer pursuant to Section 3.20(d).

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the related REO Acquisition Date, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to an REO Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

            The Stated Principal Balance of any Loan as to which there has been a Final Recovery Determination shall be, following the application of all amounts received in connection with such Loan in accordance with the terms hereof, zero.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.

            "Sub-Servicing Agreement": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

            "Successor Manager": As defined in Section 3.19(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as a grantor trust for federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

            "Termination Notice": As defined in Section 7.01(b).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(g)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(g)(i)(D).

            "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Master Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

            "Trust": As defined in the Preliminary Statement.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans; (v) the Uncertificated Lower-Tier Interests; and (viii) the rights of the Depositor under the Mortgage Loan Purchase Agreements.

            "Trust REMIC": The Upper-Tier REMIC or the Lower-Tier REMIC.

            "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": A rate equal to 0.0019% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or REO Loan.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Loan as of such Distribution Date, over (ii) the deposits made by the Master Servicer to the Trustee pursuant to Section 3.02(e).

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Loans for such Distribution Date.

            "Underwriters": Collectively, Credit Suisse First Boston LLC, McDonald Investments Inc., WaMu Capital Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iv) and (v) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

            "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification Report, CMSA Historical Liquidation Report and CMSA REO Status Report.

            "Upper-Tier Distribution Account": The account, accounts or sub-account created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders. Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate whose income is subject to United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-SP Certificates, (based on the respective Notional Balance of each Class related to the aggregate Notional Balance of the two Classes) and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X and Class A-SP Certificates), each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V, Class LR or Class R Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website": The internet website maintained by the Trustee initially located at www.ctslink.com/cmbs or the internet website of the Master Servicer initially located at www.midlandls.com.

            "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Loans, as applicable, weighted by the Stated Principal Balances thereof.

            "Withheld Amounts": As defined in Section 3.29(a).

            "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

            "Workout Fee Rate": As defined in Section 3.11(b).

            "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Master Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity
Date), the Master Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury Bonds, Notes and Bills section of The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2) ^0.16667}-1]) x 100, where
0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

            "Yield Rate": With respect to any Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest with respect to the Loans, Serviced Companion Loan or B Loans and of interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Loan payment (including any Serviced Companion Loan or B Loan payment) is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a) and (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04.

            (iv) Amounts received by the Master Servicer on behalf of the Trust as remittances under a Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Loan or the Mayfair Mall REO Loan shall be allocated, subject to the Mayfair Mall Intercreditor Agreement, among interest, principal, Prepayment Premiums, Excess Interest and other amounts due thereon consistent with Section 3.02(b) of the Series 2003-C4 PSA or any comparable section of any other Mayfair Mall Servicing Agreement.

            Section 1.03 Loan Identification Convention. Loans shall be identified in this Agreement by reference to their respective loan numbers, as set forth under the column heading "Loan #" in Exhibit A-1 to the Prospectus Supplement.

            Section 1.04 Certain Matters with respect to the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan.

            (a) The parties hereto acknowledge that, pursuant to Section 3.1.5 of the Mall at Fairfield Commons Intercreditor Agreement and the Stanford Shopping Center Intercreditor Agreement, if the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan, respectively, is no longer part of the Trust, the holder of the related Companion Loan, if such Companion Loan is part of a rated securitization, shall automatically become the lead lender and the A Loan and the related Companion Loan, shall be serviced pursuant to the servicing agreement governing the securitization containing such Companion Loan.

            (b) The parties hereto acknowledge that, pursuant to Section 3.1.6 of the Mall at Fairfield Commons Intercreditor Agreement and the Stanford Shopping Center Intercreditor Agreement, if the related A Loan is no longer part of the Trust and the related Companion Loan is not part of any rated securitization, the new holder of the A Loan (in consultation with the holder of the related Companion Loan) shall negotiate one or more new servicing agreements.

            (c) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under this Agreement and the obligation of the Master Servicer or the Trustee to make Advances, insofar as such rights, duties and obligations relate to the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan, shall terminate upon the earliest to occur of the following: (i) any repurchase of or substitution for the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan by the related Mortgage Loan Seller, (ii) any purchase of the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan by any related Companion Loan Holder pursuant to the terms of the related Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan (including amounts to which the holder of such Loan is entitled under the related Intercreditor Agreement); provided, however, that this statement shall not limit (A) the duty of the Master Servicer or Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicer or such Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan prior to the date on which such event occurs.

            (d) In connection with any purchase described in clause (ii) of subsection (c) or an event described in clause (iii) of subsection (c), the Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of any related Companion Loan (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, so long as the Mall at Fairfield Commons Companion Loan and the Stanford Shopping Center Companion Loans are part of a rated securitization as contemplated by Section 1.04(a), the original Note that relates to the A Loan held by the Trustee and copies of the documents contained in the Mortgage File. All portions of the Mortgage File possessed by the Trustee and other documents pertaining to the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, as the case may be, possessed by the Trustee, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned by the Trustee to the trustee of the rated securitization that contains the Mall at Fairfield Commons Companion Loan or Stanford Shopping Center Companion Loans, as the case may be, in the same manner, and pursuant to appropriate forms of assignment prepared by the Master Servicer, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the applicable Mortgage Loan Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release in the form of Exhibit F hereto. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, as the case may be. If the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan and any related Companion Loan are then REO Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property and, to the extent related to a Loan Combination, the related Companion Loan Holder or B Loan Holder.

            (e) None of the Master Servicer or the Trustee shall be required to make P&I Advances as to any Mall at Fairfield Commons Companion Loan or Stanford Shopping Center Companion Loans.

            Section 1.05 Certain Adjustments to the Principal Distributions on the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            third, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Loan or REO Loan is deemed to be applied in accordance with clause first of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then the Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Principal Distribution Amount.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of
(A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Loans. (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Corp. Trust, Series 2003-C5." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, Companion Loan Holders (as their interests may appear) and B Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File (except item (xvi) of paragraph (a) of the definition of Mortgage File, which shall be delivered to and deposited with the Master Servicer with a copy to the Trustee) for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and customary indemnification substantially in the form attached as Exhibit H hereto, certifying that the original thereof has been lost or destroyed.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi), (xii) and (xiv) of paragraph (a) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee and the Master Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan (other than with respect to the Mayfair Mall Loan), any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii), (xi), (xii) and (xiv) of paragraph (a) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee and to the Master Servicer on or before the Closing Date.

            Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC-3 assignment on or before the Closing Date as required above solely because the related UCC-1 Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC-1 Financing Statement to the Trustee (with a copy to the Master Servicer) upon its return, together with the related original UCC-3 assignment in a form appropriate for filing.

            (c) Notwithstanding the foregoing, at the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Loan (other than the Mayfair Mall Loan), use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of paragraph (a) of the definition of "Mortgage File" and each UCC-3 assignment to the Trustee referred to in clause (xi) of paragraph (a) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC-3 assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 of the UCC in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Within 30 days following request for reimbursement, the Depositor shall reimburse the Trustee for all of its costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, together with each UCC-3 assignment to the Trustee referred to in clause (xiv) of paragraph (a) of the definition of "Mortgage File," with respect to the Loans conveyed by it to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. It is hereby acknowledged that the PNC Mortgage Loan Seller has elected to engage such a third party contractor for the preparation, filing and recording and delivery of such assignments to the Trustee in respect of the PNC Loans. The Trustee shall have no duties or obligations described in the immediately preceding paragraph in respect of the PNC Loans.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (other than the Mayfair Mall Loan) (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client priviledged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof, shall be delivered by the Depositor (or the Depositor shall cause them to be delivered) to the Master Servicer within ten (10) Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans (other than with respect to the Mayfair Mall Loan) in the name of such Mortgage Loan Seller or any other name to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Loan.

            (h) Notwithstanding anything to the contrary in this Agreement, the Depositor shall deliver to the Master Servicer any original letters of credit relating to the Loans and the Master Servicer shall hold such letters of credit on behalf of the Trustee.

            Section 2.02 Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements, copies of all Letters of Credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage File, shall mean in respect of clause (xvi) of paragraph (a) of the definition thereof, a copy thereof. To the extent that the contents of the Mortgage File for any A Loan relate to the corresponding B Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related B Loan Holder. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Companion Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Companion Loan Holder.

            (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than the Mayfair Mall Loan and other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii),
(xvi) and (xviii) of paragraph (a) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Loans identified on the Mortgage Loan Schedule. Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in clauses (ii), (ix), and (xviii) of paragraph (a) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in clause (xvi) of paragraph (a) of the definition of "Mortgage File" to the Master Servicer, each within 30 days after the Closing Date. If such documents are not delivered within 30 days, Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with Section
2.03. With respect to the Mayfair Mall Loan, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that the original Note specified in clause
(i) of paragraph (b) of the definition of "Mortgage File" (or a copy of such Note, together with a lost note affidavit and indemnity certifying that the original of such Note has been lost) and the originals of all prior and intervening assignments and endorsements referred to in such clause (i), and the original or a copy of each document specified in clauses (ii), (iii) and (iv) of paragraph (b) of the definition of "Mortgage File," has been received by the Trustee or a custodian on its behalf.

            (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (excluding the Mayfair Mall Loan and excluding any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification),
(i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi) and (xii) of paragraph (a) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of paragraph (a) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses
(vi), (vii), (viii), (x), (xiii) through (xxii) of paragraph (a) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of paragraph (a) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to Section 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Loan Combination, the related Companion Loan Holder and the related B Loan Holder, as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase of Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties. The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The Depositor is the lawful owner of the Loans free and clear of any liens, pledges, charges or security interests of any nature encumbering such Loan with the full right to transfer the Loans to the Trust Fund and upon the assignment of the Loans to the Trust, the Loans will be validly transferred to the Trust; and

            (vi) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

            (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates (any such Defect or Breach, a "Material Document Defect" or a "Material Breach", respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that (A) such Mortgage Loan Seller or (B) in the event the CSFB Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than the earlier of 90 days from the receipt by the applicable Mortgage Loan Seller of such notice or discovery by such Mortgage Loan Seller of such Defect or Breach (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects,
(ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if
(i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then such Mortgage Loan Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase such Loan at the applicable Purchase Price or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall make such deposit and upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and neither the related Mortgage Loan Seller nor, if the affected Loan is a CSFB Loan, Credit Suisse First Boston, acting through the Cayman Branch shall be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Loan or REO Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of paragraph (a) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)), provided that such Defect may be cured by the provision of a substitute letter of credit or a cash reserve; or (f) the absence from the Mortgage File of any required ground lease.

            Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interests of the Holders of a Class of Certificates. If the affected Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

            If (x) a Loan is to be repurchased or substituted for as contemplated above, (y) such Loan is a Crossed Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Loan in accordance with the provisions above unless the Crossed Loan Repurchase Criteria would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this
Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Loans. The determination of the Special Servicer as to whether the Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the Mortgage Loan Seller to (in which case the Mortgage Loan Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the Mortgage Loan Seller (such approval not to be unreasonably withheld).

            With respect to any Crossed Loan conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Mortgage Loan Seller shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of the Loans shall remain in full force and effect, without any modification thereof.

            In connection with any repurchase of or substitution for a Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by a Mortgage Loan Seller) upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement. The Master Servicer shall notify the related Companion Loan Holder and/or the related B Loan Holder, as the case may be, of any repurchase regarding the related A Loan.

            In the event that the Master Servicer, the Special Servicer or the Trustee is notified or otherwise has actual knowledge that the CSFB Mortgage Loan Seller has an obligation to repurchase the Mayfair Mall Securitized Companion Loan from the Series 2003-C4 Trust by reason of a "Material Document Defect" or a "Material Breach" (as such terms are defined in the Series 2003-C4
PSA), then such party shall promptly notify the other such parties, and the Master Servicer shall, as and to the extent contemplated by the CSFB Mortgage Loan Purchase Agreement, direct Column to repurchase the Mayfair Mall Loan at the Purchase Price contemporaneously with any repurchase of the Mayfair Mall Securitized Companion Loan.

            Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and (i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Loan Documents, and to the extent not covered by such release price, together with any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this Section 2.03(b).

            In connection with a repurchase of a Loan or the substitution of a Qualified Substitute Mortgage Loan for a Loan pursuant to the first paragraph of this Section 2.03(b), Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Due Date in December, 2003 and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) during or prior to the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part or the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related repurchase or substitution promptly following receipt.

            Section 7 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Breach. Section 7 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect.

            If a Mortgage Loan Seller defaults on its obligations to repurchase any Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Master Servicer and the Special Servicer of such default. If, in connection with any repurchase of the Mayfair Mall Securitized Companion Loan from the Series 2003-C4 Trust, Column defaults on its obligation to repurchase the Mayfair Mall Loan, then the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee and the Directing Certificateholder, and the Trustee shall notify the Certificateholders. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under Section 7 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a)(viii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(ix) out of general collections on the Loans on deposit in the Collection Account.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Loan, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Mortgage Loan Seller's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. The Mortgage Loan Seller may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, provided that (a) the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the Mortgage Loan Seller will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Loan, Serviced Companion Loan and B Loan, which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificateholders, the Companion Loan Holder and B Loan Holder pursuant to the terms of this Agreement, (b) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (c) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (d) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

            Section 2.04 Issuance of Uncertificated Lower-Tier Interests; Execution of Certificates. Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Loans, exclusive of Excess Interest thereon, on behalf of the Lower-Tier REMIC and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests and, pursuant to the written request of the Depositor executed by an officer of the Depositor acknowledges that it has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor the Class LR Certificates, in exchange for the Loans, exclusive of Excess Interest thereon, receipt of which is hereby acknowledged, and (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates and (B) it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Loans. (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Loans (including a Serviced Loan Combination) (and, with respect to the Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related B Loan Holders and the related Companion Loan Holders, as applicable, taken as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the respective Loans, any Serviced Companion Loan, any B Loan or Specially Serviced Loans, (and, in the case of a Serviced Loan Combination, each related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard"):

            (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

            (ii) with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Loans, any Serviced Companion Loan and any B Loan or, if a Loan, any Serviced Companion Loan or any B Loan that comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the Trust and Certificateholders (as a collective whole) (or in the case of a Serviced Loan Combination, the maximization of recovery on the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, the Stanford Shopping Center Total Loan or each CBA A/B Loan Pair, as the case may be, in the best interests of the Certificateholders and the related B Loan Holder or related Companion Loan Holder, as applicable, all taken as a collective whole) on a present value basis; and

            (iii) without regard to--

                  (A) any relationship that the Master Servicer or the Special
            Servicer, as the case may be, or any affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement,

                  (B) the ownership of any Certificate, mezzanine loan or
            subordinate debt by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C) the Master Servicer's obligation to make Advances,

                  (D) the Special Servicer's obligation to request that the
            Master Servicer make Servicing Advances,

                  (E) the right of the Master Servicer (or any affiliate
            thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable,

                  (G) any obligation of the Master Servicer or any of its
            affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                  (H) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable, has extended to any Borrower.

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Loans, Serviced Companion Loans or B Loan as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Loans"), and (ii) any REO Properties. Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loan and REO Properties as are specifically provided for herein; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Loans which are not Specially Serviced Loans.

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans (and the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan, the Stanford Shopping Center Total Loan and each CBA A/B Loan Pair), the Master Servicer and, with respect to the Specially Serviced Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, the Companion Loan Holder, the B Loan Holders and the Trustee or any of them, with respect to each Loan, Serviced Companion Loan or B Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute and furnish to the Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by the Master Servicer or Special Servicer, as applicable, necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The parties hereto acknowledge that, pursuant to the Mayfair Mall Intercreditor Agreement: (i) until the occurrence of a Mayfair Mall Change of Servicing Control Event, the Mayfair Mall Total Loan is to be serviced and administered by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer in accordance with the Series 2003-C4 PSA (provided that the Master Servicer is responsible for performing such services with respect to the Mayfair Mall Loan as are specifically set forth in Articles I through X of this Agreement); and (ii) upon the occurrence of a Mayfair Mall Change of Servicing Control Event, the Mayfair Mall Total Loan will be serviced and administered by the Master Servicer and Special Servicer in accordance with Article XI of this Agreement.

            For so long as (i) the Mayfair Mall Loan or any Mayfair Mall REO Loan are part of the Mortgage Pool and (ii) the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property are being serviced and administered under any Mayfair Mall Servicing Agreement, the Master Servicer or, if the Master Servicer is the same Person as the Mayfair Mall Master Servicer, the Special Servicer, shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Mayfair Mall Master Servicer and the Mayfair Mall Special Servicer, respectively, under such Mayfair Mall Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its reasonable judgment, determines in accordance with the Servicing Standard. The reasonable costs and expenses incurred by the Master Servicer in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances. The Master Servicer and Special Servicer shall exercise the rights of the "A-1 Noteholder" under the Mayfair Mall Intercreditor Agreement.

            (d) The relationship of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (e) Pursuant to each Intercreditor Agreement, the related B Loan Holder has agreed that the Master Servicer and the related Special Servicer are authorized and obligated to service and administer such B Loan pursuant to this Agreement. The Master Servicer shall be entitled, during any period when any B Loan of a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement to the "Lead Lender" and/or the "Master Servicer" referred to therein subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related B Loan Holder under such Intercreditor Agreement.

            (f) Pursuant to the related Intercreditor Agreements, the Companion Loan Holders of the Serviced Companion Loans have agreed that the Master Servicer and the related Special Servicer are authorized and obligated to service and administer such Serviced Companion Loans pursuant to this Agreement.

            (g) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related B Loan Holder, and all references herein to "Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to "Specially Serviced Loan"), other than provisions pertaining to the making of Advances, shall include the B Loan that is being serviced under this Agreement.

            Section 3.02 Collection of Loan Payments. (a) The Master Servicer and Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans (and any Serviced Loan Combination) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (including a Serviced Loan Combination) it is obligated to service hereunder.

            (b) All amounts collected on any Loan, Serviced Companion Loan or B Loan in the form of payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists under such Loan and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions (and, in the case of each related B Loan or Companion Loan of any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement), shall be applied (after payment to the Master Servicer, the holder of the Excess Servicing Strip, any Primary Servicer, the Special Servicer, and/or the Trustee for any related Master Servicing Fees (net of the Excess Servicing Strip), the Excess Servicing Strip, Primary Servicing Fees, Special Servicing Fees, Trustee Fees, the application to any P&I Advances, Servicing Advances, as a recovery of a Workout-Delayed Reimbursement Amount or Nonrecoverable Advances, in each case, that were paid from collections on the Loans and resulted in principal distributed to the Certificateholders being reduced, and interest on all such Advances from such Loan or Serviced Companion
Loan): first, as a recovery of accrued and unpaid interest on such Loan, Serviced Companion Loan and B Loan at the related Mortgage Rate (less portions thereof payable to the Master Servicer, Special Servicer, Trustee, or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan, Serviced Companion Loan and B Loan; and third, to the payment of Yield Maintenance Charges. Notwithstanding the terms of any Loan, Serviced Companion Loan or B Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan or Serviced Companion Loan, except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Loan, Serviced Companion Loan or B Loan have been so funded, (ii) all payments of principal and interest then due on such Loan, Serviced Companion Loan or B Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) Promptly following the Closing Date, the Trustee shall send written notice in the form of Exhibit O hereof to the Series 2003-C4 Master Servicer and the Series 2003-C4 Trustee stating that, as of the Closing Date, the Trustee is the holder of the Mayfair Mall Loan and directing the Series 2003-C4 Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Mayfair Mall Loan under the Mayfair Mall Intercreditor Agreement and the Series 2003-C4 PSA. In the event that the Series 2003-C4 PSA is replaced by another Mayfair Mall Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement or the Master Servicer or Special Servicer is aware of such replacement, then the Master Servicer or Special Servicer shall notify the Trustee and the Trustee shall promptly send a comparable written notice to the then holder of the Mayfair Mall Securitized Companion Loan and Mayfair Mall Non-Securitized Companion Loan and to the Mayfair Mall Master Servicer under such new Mayfair Mall Servicing Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Collection Account all amounts received by it from the Mayfair Mall Master Servicer or any other party under any Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Loan, the Mayfair Mall Property or any Mayfair Mall REO Property. In the event the Master Servicer fails to so receive any amounts due to the holder of the Mayfair Mall Loan during any calendar month under the Mayfair Mall Intercreditor Agreement and any Mayfair Mall Servicing Agreement by 2:00 p.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the Master Servicer shall (i) notify the Mayfair Mall Master Servicer or other applicable party responsible for making such remittances, as well as the holder of the Mayfair Mall Securitized Companion Loan and Mayfair Mall Non-Securitized Companion Loan, that such amounts due with respect to the Mayfair Mall Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Mayfair Mall Loan or any Mayfair Mall REO Loan, then the Trustee shall make such P&I Advance by the time required pursuant to Section 4.03.

            (d) If the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Master Servicer or Special Servicer, as applicable, shall promptly notify the Trustee in writing.

            (e) The Master Servicer shall not accept a Principal Prepayment of any Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Loan Documents. If the Master Servicer accepts a Principal Prepayment of any Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Loan, (ii) a payment of insurance proceeds or condemnation proceeds, (iii) a payment subsequent to a default under the related Loan Documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and the Master Servicer has obtained the consent of the Special Servicer), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Loan Documents or (vi) a payment accepted by the Master Servicer at the request of or with the consent of the Directing Certificateholder), the Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Lower-Tier Distribution Account, in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any Intercreditor Agreement. Each Servicing Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Loan, Serviced Companion Loan or B Loan and in accordance with the Servicing Standard in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Master Servicer pursuant to clause (vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; and (vii) pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by the Master Servicer for the relevant period and to the extent not required by law or the terms of the related Loan, Serviced Companion Loan or B Loan to be paid to the Borrowers).

            (b) The Special Servicer, in the case of REO Loans and the Master Servicer, in the case of all other Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans that do not provide for escrows for the payment taxes and assessments, the Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of
(A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Loans, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Loans (other than with respect to any A Loan after the principal balance of such A Loan has been reduced to zero), the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that the Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

            The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Loan that it is required to service or related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Master Servicer.

            Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Loan is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (and in the case of any Serviced Companion Loan or B Loan, the related Companion Loan Holder or B Loan Holder, as applicable, taken as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

            All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by the Master Servicer or Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Master Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Master Servicer, the Special Servicer or Depositor or the Trustee, as applicable, shall make such Servicing Advance pursuant to Section 7.05.

            (d) In connection with its recovery of any Servicing Advance out of a Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a)(ii), the Master Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Master Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Master Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Loans that are not Specially Serviced Loans) shall determine whether the related Borrower has failed to perform its obligations under the Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Collection Account, Distribution Account and Excess Interest Distribution Account. (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the Loans, Serviced Companion Loans or B Loans due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such Loans, Serviced Companion Loans and B Loans; and

            (ii) all payments on account of interest on such Loans (net of the Master Servicing Fees and Primary Servicing Fees), any Companion Loan and any B Loan and Penalty Charges (net of any amount thereof utilized to offset interest on Advances); and

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any such Loan, Companion Loan or B Loan or related REO Property (other than Liquidation Proceeds that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Loans; and

            (iv) all remittances to the Trust under a Mayfair Mall Servicing Agreement with respect to the Mayfair Mall Mortgage Loan or any Mayfair Mall REO Property; and

            (v) any amounts required to be transferred from (A) any REO Account pursuant to Section 3.16(c), (B) an A/B Custodial Account or Companion Loan Custodial Account pursuant to Section 3.04(f) or (C) any Mayfair Mall Custodial Account pursuant to Section 11.04(b); and

            (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

            (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (viii) any amounts paid by any B Loan Holder, Companion Loan Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement.

            The foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, Advance reimbursements (together with interest accrued thereon), charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

            Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account. Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(v), (a)(viii), (c), (d) and (e) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the Master Servicer.

            Subject to Section 3.05, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, Section 7.05);

            (ii) any Liquidation Proceeds (other than with respect to any Serviced Companion Loan) paid by the Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges (other than with respect to any Serviced Companion Loan);

            (iv) any payments required to be made by the Master Servicer pursuant to Section 3.02(d).

            (v) any other amounts required to be so delivered by the Master Servicer for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)). To the extent the Master Servicer has not delivered to the Trustee for deposit in the Lower-Tier Distribution Account such amounts as are required to be delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

            On each Distribution Date, the Trustee shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Available Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            (c) Prior to the Master Servicer Remittance Date relating to any Due Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(f). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account or a sub-account of an Eligible Account and may be a sub-account of the Distribution Account. By 1:00 p.m. on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Due Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date; provided, however, that if such Excess Liquidation Proceeds relate to any Serviced Companion Loan or B Loan, such amount shall be deposited in the Companion Loan Custodial Account or the A/B Loan Custodial Account, respectively.

            On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) Funds on deposit in a Collection Account (including any A/B Loan Custodial Accounts and Companion Loan Custodial Accounts), Interest Reserve Account, Excess Interest Distribution Account, Excess Liquidation Proceeds and Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

            (f) (i) If any CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair (and, as a result, the related B Loan is being serviced hereunder) or (ii) if the Mortgaged Property securing any CBA A/B Loan Pair has become REO Property or (iii) with respect to the Serviced Companion Loans and the Jefferson at Montfort B Loan, the Master Servicer shall establish and maintain, or cause to be established and maintained, a Companion Loan Custodial Account or an A/B Loan Custodial Account, as the case may be, into which the applicable Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account, except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on any related B Loan or Companion Loan of a Serviced Loan Combination due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments or transfers from a debt service reserve account, on account of principal, including principal prepayments, on a Serviced Companion Loan or B Loan; and

            (ii) all payments on account of interest, including Excess Interest, on a Serviced Companion Loan or B Loan; and

            (iii) all Insurance and Condemnation Proceeds received that are allocable to a Serviced Companion Loan or B Loan; and

            (iv) all Liquidation Proceeds received that are allocable to a Serviced Companion Loan or B Loan; and

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c) that relate to a Serviced Companion Loan or B Loan, as applicable; and

            (vi) all yield maintenance charges and late payment charges received in respect of a Serviced Companion Loan or B Loan;

            (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating to a Serviced Companion Loan or B Loan;

            (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to any such B Loan Holder or Companion Loan Holder;

            (ix) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in an A/B Loan Custodial Account or Companion Loan Custodial Account.

            The foregoing requirements for deposit by the Master Servicer in an A/B Loan Custodial Account or Companion Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, Advance reimbursements (together with interest accrued thereon) charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such A/B Loan Custodial Account or such Companion Loan Custodial Account. If the Master Servicer shall deposit in any A/B Loan Custodial Account or Companion Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Loan Custodial Account or Companion Loan Custodial Account, notwithstanding any provision in this Agreement to the contrary.

            Within two Business Days after receipt of any of the amounts described in the second preceding paragraph with respect to any Specially Serviced Loan that is part of a CBA A/B Loan Pair during the period that the related B Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related A/B Loan Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to any Serviced Companion Loan or B Loan shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related A/B Loan Custodial Account or Companion Loan Custodial Account pursuant to Section 3.16(c).

            (g) If any B Loan that relates to a CBA A/B Loan Pair is being serviced hereunder and with respect to any other B Loan and Serviced Companion Loan, or if the Mortgaged Property securing any CBA A/B Loan Pair has become REO Property, then as and when required pursuant to the related Intercreditor Agreement (and in any event on the Master Servicer Remittance Date), the Master Servicer shall withdraw from the related A/B Loan Custodial Account or Companion Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the Serviced Companion Loan or B Loan or any related REO Property and, further, to pay to the B Loan Holder or the Companion Loan Holders, as applicable, all amounts to which each of them is entitled in respect of the subject B Loan and Companion Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holders or the Companion Loan Holders, as applicable, shall be made in accordance with the related Intercreditor Agreement.

            The Master Servicer shall make remittances allocable to the Mall at Fairfield Commons Companion Loan (pursuant to the Mall at Fairfield Commons Intercreditor Agreement) to the Series 2003-KEY1 Master Servicer, on behalf of the Series 2003-KEY1 Trustee as the holder of the Mall at Fairfield Commons Companion Loan, on the Business Day prior to the "P&I Advance Date" under the Series 2003-KEY1 PSA.

            Section 3.05 Permitted Withdrawals from the Collection Account and the Distribution Account. (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes:

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and clause (iii) of the second paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to Section 4.03(a);

            (ii) to pay Excess Interest to the Excess Interest Distribution Account pursuant to Section 3.04(c);

            (iii) to pay (x) to itself or the holder of the Excess Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a), (y) to any Primary Servicer entitled thereto, the related Primary Servicing Fee, and (z) to the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Loan (including the Mayfair Mall Loan), Serviced Companion Loan and B Loan, related Specially Serviced Loan and related REO Loan, as applicable, the Master Servicer's rights, any Primary Servicer's rights and the Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Loan (including the Mayfair Mall
      Loan), Serviced Companion Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (including the Mayfair Mall Loan), such Serviced Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Companion Loan Holder or B Loan Holder), the Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees and Primary Servicing Fees) on and principal of the particular Loans (including the Mayfair Mall Loan) and REO Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans (including the Mayfair Mall Loan) and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (v) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Loan (including the Mayfair Mall Loan), Serviced Companion Loan, B Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans (including the Mayfair Mall
      Loan), Serviced Companion Loans, B Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vi) to reimburse itself or the Trustee, as applicable, for (A) Nonrecoverable Advances out of the principal portion of general collections on the Loans (including the Mayfair Mall Loan), Companion Loans, B Loans and REO Properties, first from such amounts that are allocated to the Loan Group to which such Loan belongs and second from such amounts that are allocated to the other Loan Group and, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option of the Master Servicer or the Trustee to defer reimbursement thereof pursuant to Section 3.19(f), out of other collections on the Loans (including the Mayfair Mall Loan), Companion Loans, B Loans and REO Properties and (B) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Loans and REO Properties, net of such amounts being reimbursed pursuant to (A) above, first from such amounts that are allocated to the Loan Group to which such Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iv) above (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount), to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d),
      (b) any unreimbursed Servicing Advances pursuant to clause (v) above (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

            (viii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan (including the Mayfair Mall Loan), Serviced Companion Loan or B Loan required to be serviced by the Master Servicer and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (viii) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

            (ix) Subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Loans (including the Mayfair Mall Loan) and REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan (including the Mayfair Mall Loan) required to be serviced by the Master Servicer in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (viii) above or otherwise;

            (x) to pay itself, as additional servicing compensation all amounts specified in the fourth and fifth paragraphs of Section 3.11(a); and to pay the Special Servicer, as additional servicing compensation all amounts specified in the second and last paragraphs of Section 3.11(b);

            (xi) to recoup any amounts deposited in the Collection Account maintained by the Master Servicer in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

            (xiii) to pay for (a) the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (b) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account);

            (xiv) to pay out of general collections on the Loans (including the Mayfair Mall Loan) and REO Properties any and all federal, state and local taxes imposed on either Trust REMIC created hereunder or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor;

            (xv) to reimburse the Master Servicer and the Special Servicer out of general collections on the Loans (including the Mayfair Mall Loan) and REO Properties for expenses incurred by and reimbursable to them by the Trust Fund;

            (xvi) to pay itself, the Special Servicer, the Directing Certificateholder, any Companion Loan Holder, B Loan Holder or a Mortgage Loan Seller, as the case may be, with respect to each Loan (including the Mayfair Mall Loan), Companion Loan and B Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement or the related Intercreditor Agreement, all amounts received thereon subsequent to the date of purchase or replacement;

            (xvii) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c);

            (xviii) to transfer the Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

            (xix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

            provided, however, that in the case of any B Loan:

                  (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Collection Account that does not constitute any such A/B Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in Section 3.05(a) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to the Jefferson at Montfort Total Loan or any CBA A/B Loan Pair, is allocable to such Jefferson at Montfort Total Loan or CBA A/B Loan Pair pursuant to this Agreement and is allocable to the related B Loan pursuant to the related Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Collection Account that does not constitute any such A/B Loan Custodial Account, of amounts transferred to such related A/B Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account pursuant to Section 9.01;

                  (B) the Master Servicer shall on the Business Day following receipt of payment from the related Borrower, remit to the holder of the related B Loan any amounts on deposit in such A/B Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that the holder of such B Loan is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of any B Loan to reimbursement of cure payments made by it);

            and provided further, however, that in the case of any Serviced Companion Loan:

                  (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Companion Loan Custodial Account to the portion of the Collection Account that does not constitute any Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in Section 3.05(a) above, but only insofar as the payment or reimbursement described therein is allocable to the related A Loan under the related Intercreditor Agreement and is payable or reimbursable by the holder of the related Serviced Companion Loan, and the Master Servicer shall also be entitled to make transfers from time to time, from the related Companion Loan Custodial Account to the portion of the Collection Account that does not constitute any Companion Loan Custodial Account, of amounts transferred to such related Companion Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account pursuant to
            Section 9.01; and

                  (B) the Master Servicer shall (or the Master Servicer shall cause KRECM with respect to the Mall at Fairfield Commons Companion Loan to) on each Master Servicer Remittance Date (subject to Section 3.04(g)) remit to the holder of the related Companion Loan or its designee all amounts on deposit in such Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that the holder of such Companion Loan is entitled thereto under the related Intercreditor Agreement or under the related Companion Loan loan documents.

            Expenses incurred with respect to the Jefferson at Montfort Total Loan and any CBA A/B Loan Pair shall be allocated in accordance with the corresponding Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Loan and B Loan for the purpose of justifying any withdrawal or transfer from the Collection Account and any A/B Loan Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Collection Account that does not constitute an A/B Loan Custodial Account unless there are no remaining funds in the related A/B Loan Custodial Account available and amounts are required to be paid in accordance with the related Intercreditor Agreement. If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a B Loan but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the related A/B Loan Custodial Account insofar as it relates to a B Loan and is permitted pursuant to such Intercreditor Agreement), the Master Servicer shall, if funds on deposit in such A/B Loan Custodial Account are insufficient therefor, request the related B Loan Holder to make such payment or reimbursement to the extent such B Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such B Loan Holder fails to make such payment or reimbursement that it is obligated to make within three (3) Business Days following such request, the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. If such payment or reimbursement is subsequently recovered from such B Loan Holder, to the extent that any amounts were previously taken by the Master Servicer from the Collection Account, the amount recovered shall be deposited into the Collection Account and shall not be deposited into the related A/B Loan Custodial Account.

            Expenses incurred with respect to any Serviced Companion Loan shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each A Loan and the related Companion Loan for the purpose of justifying any withdrawal or transfer from the Collection Account and each Companion Loan Custodial Account. If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Companion Loan but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the related Companion Loan Custodial Account insofar as it relates to such Companion Loan), the Master Servicer shall, if funds on deposit in such Companion Loan Custodial Account are insufficient therefor, request the holder of such Companion Loan to make such payment or reimbursement. If the holder of such Companion Loan fails to make such payment or reimbursement within three (3) Business Days following such request, the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. If such payment or reimbursement is subsequently recovered from the holder of such Companion Loan, the amount recovered shall be deposited into the Collection Account and shall not be deposited into the related Companion Loan Custodial Account.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account. Any amounts withdrawn from the Collection Account pursuant to clauses (iii) through
(xvii) above shall be allocated to the Lower-Tier REMIC.

            (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to make deemed distributions of the Lower-Tier Distribution Amount pursuant to Section 4.01(a) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(c) to the Upper-Tier Distribution Account;

            (ii) to make distributions in respect of the Class LR Certificates pursuant to Section 4.01(a);

            (iii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iv) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.26(e), 3.30(o), 4.12, 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

            (v) to pay for the cost of the Opinion of Counsel contemplated by
      Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (vi) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01;

            (vii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a); and

            (viii) to recoup any amounts deposited in the Lower-Tier Distribution Account in error.

            (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class LR and Class V Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

            (iii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error.

            (d) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Collection Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee, and then to the Master Servicer. Notwithstanding the foregoing, any unpaid Master Servicing Fee, Trustee Fee or Advance that remains outstanding shall be reimbursable to the Master Servicer or the Trustee, as applicable, with interest accrued thereon at the Reimbursement Rate as provided in Section 3.05.

            Section 3.06 Investment of Funds in the Collection Account, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts and the REO Account. (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer a Collection Account, A/B Loan Custodial Account, Companion Loan Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Servicing Account"), (ii) the Special Servicer may direct any depository institution maintaining the REO Account and (iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the Servicing Accounts, REO Account, Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer or Special Servicer, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

            The Master Servicer (in the case of any Servicing Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Servicing Account) or the Special Servicer (in the case of the REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds and deposited in each of the Servicing Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Trust Fund, but shall be subject to withdrawal in accordance with
Section 3.16(c). If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer or Special Servicer, as applicable, in connection with funds on deposit in any of the Servicing Accounts (in the case of the Master Servicer) or the REO Account (in the case of the Special Servicer), then the Master Servicer or the Special Servicer, as applicable, shall deposit therein (solely to the extent that the loss is of an amount credited to an A/B Loan Custodial Account or Companion Loan Custodial Account, deposit to the related A/B Loan Custodial Account or Companion Loan Custodial Account, as the case may be), no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in a Collection Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The Master Servicer shall use its reasonable efforts to cause the Borrower to maintain the insurance coverage required by the terms of the related Note and Mortgage, or if the Borrower does not so maintain such insurance coverage, shall itself maintain for each Loan (other than the Mayfair Mall Loan) any Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. The Master Servicer shall use its reasonable efforts to cause the Borrower to maintain, and if the Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act to the extent not prohibited by the terms of the related Loan Documents. The Master Servicer shall not be required to call a default under a Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer consents, after receiving the Master Servicer's recommendation (including a summary of Master Servicer's efforts and research with respect to such insurance, along with other information the Special Servicer may reasonably request), to the Master Servicer's determination based upon information reasonably available to the Master Servicer after due inquiry in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate, provided, however, that the Master Servicer shall enforce any specific provisions of the related Loan documents requiring the related Borrower to obtain policies at certain predetermined costs, and any related costs and expenses shall (subject to Section 3.03(c)) be paid by the Master Servicer as an Advance. Subject to
Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Borrower under the related Loan or, at Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans other than REO Properties) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account maintained by the Master Servicer, subject to withdrawal pursuant to Section 3.05(a).

            Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Loans (other than with respect to REO Properties) if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

            If the Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Master Servicer or the Special Servicer shall promptly deposit into the Collection Account maintained by it from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

            (b) If the Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or Special Servicer as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, if (A) there shall not have been maintained on the related Mortgaged Property (other than the Mayfair Mall Property) or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account maintained by the Master Servicer from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) The Master Servicer and Special Servicer, respectively, shall maintain with responsible companies, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans ("Master Servicer Employees," in the case of the Master Servicer, and "Special Servicer Employees," in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer or Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer Employees or Special Servicer Employees, as applicable. The errors and omissions policy of the Master Servicer or Special Servicer, as applicable, shall also protect and insure the Master Servicer or Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by Fitch and S&P and, solely if Moody's is rating a mortgage-backed securitization that includes any Serviced Companion Loan,"A1" by Moody's, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) With respect to the Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause
(i), required by the Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (e) The Master Servicer and Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy to realize the full value of such policy for the benefit of Certificateholders.

            (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

            (h) Notwithstanding the provisions of the related Mortgage and any other provision of this Agreement, but otherwise in accordance with the Servicing Standard, the Master Servicer shall not require any Borrower to obtain insurance in excess of the amounts of coverage and deductibles heretofore required by the applicable Mortgage Loan Seller in connection with the origination of the related Loan (such amounts, with respect to each Loan, the "Origination Required Insurance Amounts"), unless the Master Servicer determines, in accordance with the Servicing Standard, that such Origination Required Insurance Amounts would not be prudent for property of the same type as the related Mortgaged Property. The Master Servicer shall, to the extent permitted by the related Loan Documents, require that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months. The Depositor shall provide evidence to the Master Servicer of the Origination Required Insurance Amounts for each Mortgaged Property.

            (i) Within 45 days after the Closing Date, the Master Servicer shall notify each Environmental Insurer that (A) both the Master Servicer and the Special Servicer shall be sent notices under the Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under the Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (j) In the event the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Companion Loan Holder and/or related B Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan documents.

            Section 3.08 Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions. (a) (i) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Loan or Serviced Loan Combination shall
            (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

                  (B) provides that such Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as applicable, shall enforce such due-on-sale clause, unless the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, and with the consent of the Directing Certificateholder (subject to Section 3.08(c) and the last paragraph of Section 3.21(e)), that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Master Servicer or the Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Master Servicer or the Special Servicer, as applicable, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage and
(y) with respect to any Loan which is a Significant Loan, the Master Servicer or the Special Servicer, as applicable, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or, if such Loan is the Mall at Fairfield Commons Loan or the Stanford Shopping Center Loan, the certificates issued pursuant to the securitization containing any related Companion Loan. The Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (ii) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement.

            (b) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan or Serviced Loan Combination shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property, or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as applicable, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, and with the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)), that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related Mortgage
Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan, (A) the Stated Principal Balance of which is $20,000,000 or more, (B) that represents 2% or more of the aggregate outstanding principal balances of all of the Loans in the Trust Fund at such time, (C) is one of the ten largest Loans by Stated Principal Balance of all Loans in the Trust Fund at such time, (D) the combined debt service coverage ratio of such Loan and the debt secured by such other encumbrance would be less than 1.20x or
(E) the combined loan-to-value ratio of such loan and the debt secured by such other encumbrance would be 85% or greater, receives prior written confirmation from S&P and, solely with respect to any Loan that is one of the ten largest Loans by Stated Principal Balance of all Loans at such time or such Loan individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the ten largest Loans by Stated Principal Balance of all Loans at such time, Fitch that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the Loan Documents, the Master Servicer or the Special Servicer, as applicable, will require Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

            (c) Notwithstanding the foregoing subsections (a) and (b), the Master Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or Serviced Loan Combination unless (i) the Master Servicer shall have notified the Special Servicer of such waiver, (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer,
(iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), notified the Directing Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Master Servicer and (v) the Directing Certificateholder shall have informed the Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e)), such waiver; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that if the Directing Certificateholder does not reject such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved.

            (d) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (e) Except as otherwise permitted by Section 3.20, the Special Servicer shall not agree to modify, waive or amend any term of any Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (f) Notwithstanding any other provisions of this Section 3.08, the Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement or right-of-way, provided that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on either Trust REMIC as a result thereof, provided further that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (g) With respect to any Loan, Serviced Companion Loan or B Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

            (i) The Master Servicer shall effect such defeasance only through the purchase of direct, non-callable government securities satisfying the REMIC Provisions and which are acceptable to the Rating Agencies as defeasance collateral ("Defeasance Collateral"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

            (ii) If such Loan, Serviced Companion Loan or B Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, the Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loans, any Serviced Companion Loan or B Loan that have been defeased.

            (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

            (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

            (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, (a) if such defeasance or partial defeasance or such Mortgaged Property relates to (1) any Loan, Serviced Companion Loan or B Loan, that represents one of the ten largest Loans (which for purposes of this clause (v) shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Loans at such time, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Loan that is not a Loan covered by clause (1) or (2), the Master Servicer shall required to obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit P and (b) in the case of the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the certificates issued pursuant to the securitization containing any related Companion Loan and (Y) with respect to Fitch, if such defeasance or partial defeasance or such Mortgaged Property relates to any Loan, Serviced Companion Loan or B Loan that represents one of the ten largest Loans of all Loans at such time, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Fitch that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (vi) Neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

            (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or either Trust REMIC or any REMIC formed under the securitization which contains the related Companion Loan under the REMIC Provisions.

            (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan, Companion Loan or B Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.

To the extent not prohibited under the related Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(g), or obtaining the Rating Agency confirmations required by this Section 3.08(g), shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Loan, Serviced Companion Loan or B Loan or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of the related Loan to the Trustee for inclusion in the related Mortgage File.

            (h) [Reserved].

            (i) With respect to any Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Master Servicer or the Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the lender. The Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation.

            (j) With respect to any Loan or Serviced Companion Loan, subject to the related Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of
(i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan or Companion Loan, as applicable, to fail to qualify as a "qualified mortgage" as defined under
Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC or while such Companion Loan is owned by a REMIC and (ii) confirmation from S&P and Fitch that such substitution of any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates; provided that, in the case of Fitch, such Loan is one of the ten largest Loans by Stated Principal Balance of all Loans at such time or such Loan individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the ten largest Loans by Stated Principal Balance of all Loans at such time.

            Section 3.09 Realization Upon Defaulted Loans. (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans, Serviced Companion Loans or B Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (and the related B Loan Holder if in connection with the Jefferson at Montfort Total Loan, and the related Companion Loan Holder if in connection with the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, taken as a collective whole) after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(v). The Master Servicer shall be responsible for all costs and expenses incurred by the Special Servicer in any such proceedings (such costs and expenses to be advanced by the Master Servicer to the Special Servicer and recoverable by the Master Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The Master Servicer may pay out of the Collection Account as an expense of the Trust Fund costs or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance if it determines in accordance with the Servicing Standard (or at the request of the Special Servicer, who has determined in accordance with the Servicing Standard and upon which determination the Master Servicer may rely) that expending such funds would be in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced Companion Loan or B Loan, the related holder of such Companion Loan or B Loan, as applicable, taken as a collective whole, provided that such holder of the Companion Loan and B Loan agree to reimburse their pro rata share of such payment).

            Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holders and B Loan Holders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and the holder of the related B Loan if in connection with the Jefferson at Montfort Total Loan and the holder of the related Companion Loan if in connection with the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, taken as a collective whole) and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Loan Combination, if such Environmental Assessment relates to such Loan Combination, to the related Companion Loan Holder or B Loan Holder, as applicable, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

            (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property related to a Loan that it is required to service and which is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Master Servicer with such information or reports as the Master Servicer deems necessary to fulfill its obligations under this Section 3.09(f) promptly upon the Master Servicer's request therefor. The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and if related to a Loan Combination, to the related Companion Loan Holder or B Loan Holder, as applicable, no later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Loan, the purchase of an A Loan by the related B Loan Holder or Companion Loan Holder pursuant to the related Intercreditor Agreement, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Loan, Serviced Companion Loan or B Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of a Loan, Serviced Companion Loan, B Loan or REO Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and the related B Loan Holder if in connection with the Jefferson at Montfort Total Loan and the related Companion Loan Holder if in connection with the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan), in each case, taken as a collective whole, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) If from time to time, pursuant to the terms of the Mayfair Mall Intercreditor Agreement and any Mayfair Mall Servicing Agreement, and as appropriate for enforcing the terms of the Mayfair Mall Loan, the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer requests delivery to it of the original Note for the Mayfair Mall Loan, then the Trustee shall release or cause the release of such original Note to the requesting party or its designee. In connection with the release of the original Note for the Mayfair Mall Loan in accordance with the preceding sentence, the Trustee shall obtain a Request For Release, substantially in the form of Exhibit D-1 or Exhibit D-2 of the Series 2003-C4 PSA, to evidence the holding by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer of such original Note as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third and last paragraphs of this Section 3.11(a)) with respect to each Loan (including the Mayfair Mall Loan) and REO Loan (including the Mayfair Mall Loan, Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) required to be serviced by it at the applicable Master Servicing Fee Rate. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Loan and REO Revenues allocable as interest on each REO Loan. In no event will the Master Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.

            The Master Servicer will also be entitled to a Primary Servicing Fee with respect to each Loan, the Stanford Shopping Center Companion Loans and the Jefferson at Montfort B Loan for which it acts as a Primary Servicer.

            The Master Servicer, on behalf of itself, the holder of the Excess Servicing Strip and the Assignable Primary Servicing Fee and any Primary Servicer, shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Loan, Serviced Companion Loan, Jefferson at Montfort B Loan or REO Loan (including any Specially Serviced Loan, Defeasance Loan or Additional Collateral Loan) required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the fourth, ninth and last paragraphs of this Section 3.11(a), the right to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the KeyBank Loans, CSFB Loans and the PNC Loans will be paid by the Master Servicer on an ongoing basis.

            Notwithstanding anything herein to the contrary, Midland (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip and the Assignable Primary Servicing Fee; provided, however, that in the event of any resignation or termination of Midland, all or any portion of the Excess Servicing Strip and/or the Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and Primary Servicer with respect to the Loans being primarily serviced by Midland (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.50 basis points). The Master Servicer shall pay the Excess Servicing Strip and the Assignable Primary Servicing Fee to the holder of the Excess Servicing Strip and the Assignable Primary Servicing Fee (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

            Additional servicing compensation ("Additional Servicing Compensation") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Loans and the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan that are not Specially Serviced Loans (but only to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty Charges actually collected on each Loan and Serviced Companion Loan (other than Specially Serviced Loans) but only to the extent that (a) all amounts then due and payable with respect to such Loan or Serviced Companion Loan (including outstanding interest on all Advances accrued with respect to such Loan or Serviced Companion Loan (including, with respect to Penalty Charges collected on the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan, interest on Advances made by the holder (or any servicer) of any related Companion Loan for the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan)) have been paid,
(b) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Loan or Serviced Companion Loan, together with interest thereon if such interest was paid to the Master Servicer, the holder (or any servicer) of such Companion Loan or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Loan or Serviced Companion Loan, and (c) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Loan or Serviced Companion Loan and previously paid from a source other than Penalty Charges on such Loan or Serviced Companion Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds,
(iv) all commercially reasonable fees actually collected on or with respect to such Loan or Serviced Companion Loan for modifications, extensions, earnouts and other actions for which the Master Servicer is responsible pursuant to Section
3.20 (but only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Companion Loan have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account, A/B Loan Custodial Account or Companion Loan Custodial Account, as applicable, maintained by the Master Servicer pursuant to Section 3.04(a). Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. With respect to Loans which are not Specially Serviced Loans, any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a), 3.08(b), 3.08(i), 3.20(a)(ii) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the Master Servicer and the Special Servicer. Compensation payable with respect to servicing activities set forth under Section 3.20(a)(i) shall be paid entirely to the Master Servicer.

            The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account, maintained by the Master Servicer in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Loan to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excess for any Distribution Date (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

            The Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to the B Loans that relate to any CBA A/B Loan Pair.

            The Master Servicer shall be entitled to the above-described Additional Servicing Compensation (without sharing such Additional Servicing Compensation with the Special Servicer or any other Person) with respect to the Jefferson at Montfort B Loan and the Serviced Companion Loans to the extent not expressly prohibited under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation with respect to the Jefferson at Montfort B Loan reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            Midland (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Loan, Serviced Companion Loan and REO Loan (including any Specially Serviced Loan, Additional Collateral Loan and Defeasance Loan) which is not serviced by a Primary Servicer, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan or Serviced Companion Loan is computed. The right of Midland (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of the Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of Midland as Primary Servicer under this Agreement. Midland (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence. Notwithstanding the foregoing, each Primary Servicer shall be entitled to all Primary Servicing Fees on all Loans serviced under the applicable Primary Servicing Agreement, whether or not any of such Loans shall become Specially Serviced Loans.

            Except as specifically provided herein, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            In the event that Midland is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip and the Assignable Primary Servicing Fee, except to the extent that any portion of such Excess Servicing Strip or the Assignable Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of Midland under this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan. As to each such Specially Serviced Loan and REO Loan (other than the Mayfair Mall REO Loan), the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan (other than the Mayfair Mall REO Loan) shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans and
(iii) all commercially reasonable extension fees and all fees received on or with respect to Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a).

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan (other than the Mayfair Mall Loan if such Loan has become a Corrected Loan) at the Workout Fee Rate. The "Workout Fee Rate" means 1.0% applied to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan (other than the Mayfair Mall REO Loan) as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan (other than the Mayfair Mall REO Loan), the Liquidation Fee will be payable out of, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% of net liquidation proceeds received with respect to such Specially Serviced Loan or REO Loan. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any Liquidation Event involving the Mayfair Mall Loan or any Mayfair Mall REO Property.

            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Borrower and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan (including, with respect to Penalty Charges collected on the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan, interest on Advances made by the holder (or any servicer) of the related Companion Loan) have been paid. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) If the Master Servicer and the Special Servicer are responsible for servicing and administering the Mayfair Mall Total Loan or any Mayfair Mall REO Property under Article XI, then each of the Master Servicer and the Special Servicer shall be entitled to such compensation as is provided for in Section 11.09, which shall be in addition to that provided for in this Section 3.11.

            Section 3.12 Reports to the Trustee; Collection Account Statements.
(a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in January 2004, the CMSA Loan Periodic Update File with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount for its respective Loans) including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. The Master Servicer shall, subject to Section 3.12(i), contemporaneously provide a copy of such report as it relates to any Companion Loan or B Loan of a Serviced Loan Combination to the related Companion Loan Holder and/or related B Loan Holder, as applicable. As to each Loan, the Master Servicer shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of such Distribution Date. The Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21. For the purposes of the production by Master Servicer or the Special Servicer of any report, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account maintained by it, not later than 30 days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement setting forth the status of its Collection Account (and, shall deliver to each B Loan Holder and Companion Loan Holder a statement setting forth the status of the related A/B Loan Custodial Account and Companion Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such Collection Account (or, in the case of a Serviced Loan Combination, the aggregate amount of deposits into and withdrawals from the corresponding A/B Loan Custodial Account and Companion Loan Custodial Account, as the case may be) of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

            (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in March 2004, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report,
(ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; and (vi) a CMSA Financial File. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer. The Master Servicer and Special Servicer shall also deliver or cause to be delivered to the Trustee and the Master Servicer on the Master Servicer Remittance Date, the CMSA Property File. The Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related B Loan Holder and related Companion Loan Holder.

            The reporting obligations of the Master Servicer in connection with a Serviced Loan Combination shall be construed to require the Master Servicer to only provide information regarding the related A Loan only, but whenever the Master Servicer remits funds to the related B Loan Holder or the related Companion Loan Holder, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower to the related Companion Loan Holder and/or the related B Loan Holder, as applicable.

            On the next Business Day succeeding the date received by the Master Servicer from the Depositor, the Master Servicer shall deliver to the Trustee the CMSA Loan Setup File.

            The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer by 4:00 p.m. New York City time on the fourth Business Day prior to the Master Servicer Remittance Date in CMSA format (as in effect from time to time) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. The Master Servicer's responsibilities under this Section 3.12(c) with respect to REO Loans and Specially Serviced Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(f). In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Companion Loan or B Loan, as applicable, of a Serviced Loan Combination, to the related Companion Loan Holder and/or the related B Loan Holder, as applicable), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents and have been received by the Master Servicer:

            (i) At least annually by May 31, commencing May 31, 2004, with respect to each Loan and REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

            The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements, rent rolls with respect to each of such Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements, rent rolls and maintenance schedules by no later than 60 days after such quarter, to the extent such action is consistent with applicable law, the terms of such Loans and the Servicing Standard. The Master Servicer shall deliver copies of all of the foregoing items so collected to the Special Servicer, the Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls

            (ii) The Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property securing each Loan (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Loan) that shall be updated by the Master Servicer and delivered to the Trustee within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property beginning in April 2004, provided that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.

            The Special Servicer will be required pursuant to Section 3.12(f) to deliver in a reasonable electronic format to the Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before April 30 of each year, commencing on April 30, 2004, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall prepare and deliver to the Trustee (and solely with respect to any Serviced Loan Combination, if any Companion Loan or B Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related B Loan Holder and/or related Companion Loan Holder, as applicable), the Rating Agencies and the Special Servicer, a CMSA Servicer Watch List.

            The Special Servicer shall report to the Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee (and solely with respect to any Serviced Loan Combination, if any Companion Loan or B Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related B Loan Holder and/or related Companion Loan Holder, as applicable) written notice of any event that comes to their knowledge with respect to a Loan, Serviced Companion Loan, B Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of the Trustee, the Depositor, the holders of any Serviced Companion Loan and any B Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents and have been received by the Special Servicer:

            (i) Annually, on or before April 30 of each year, commencing in April 30, 2004, with respect to each Specially Serviced Loan and REO Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year.

            The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property (other than with respect to the Mayfair Mall Loan if it shall become a Specially Serviced Loan and the Mayfair Mall REO Property), which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls by no later than 60 days after such quarter. The Special Servicer shall deliver copies of all of the foregoing items so collected to the Master Servicer, the holders of any Serviced Companion Loan and any B Loan, the Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor,
      (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of
      (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

            (ii) The Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property (other than with respect to the Mayfair Mall Loan if it shall become a Specially Serviced Loan and the Mayfair Mall REO Property) that shall be updated by the Special Servicer and delivered to the Master Servicer, the Mayfair Mall Master Servicer (as to the Mayfair Mall Loan or any Mayfair Mall REO Property) or otherwise, the holders of any Serviced Companion Loan and any B Loan within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property, provided, that the Special Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly.

            (g) The Master Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery; provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y), as appropriate.

            (i) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall, with respect to the Mall at Fairfield Commons Companion Loan (so long as the Mall at Fairfield Commons Companion Loan is included in the Series 2003-KEY1 Trust): (i) prepare and maintain CMSA files and reports that provide information as of the "Determination Date" for each "Collection Period" under the Series 2003-KEY1 PSA; and (ii) deliver to the Series 2003-KEY1 Master Servicer, no later than 4:00 p.m. New York City time on each "Determination Date" under the Series 2003-KEY1 PSA, a CMSA Loan Periodic Update File, a CMSA Comparative Financial Status Report, a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Servicer Watchlist, a CMSA Property File, a CMSA Loan Set-up File, a CMSA Financial File and a CMSA Loan Level Reserve/LOC Report.

            Section 3.13 Annual Statement as to Compliance. The Master Servicer and the Special Servicer shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), any Companion Loan Holder (at its expense) and any B Loan Holder (at its expense) on or before April 30 of each year, beginning April 30, 2004, an officer's certificate of the Master Servicer or Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master Servicer or Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether it has received any notice regarding qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body; provided that the Master Servicer and Special Servicer shall be required to deliver its Annual Performance Certification by March 20 in 2004 or any given year thereafter if it has received confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as Master Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

            Section 3.14 Reports by Independent Public Accountants. On or before April 30 of each year, beginning with April 30, 2004, the Master Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), any Companion Loan Holder (at its expense) and any B Loan Holder (at its expense) to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicer and the Special Servicer sall each be required to cause the delivery of its Annual Accountants' Report by March 20 in 2004 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calander year.

            Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.27 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            Section 3.15 Access to Certain Information. Each of the Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to each Companion Loan Holder and B Loan Holder, to the Master Servicer or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans and the Trust Fund within its control (with respect to a Companion Loan Holder or B Loan Holder, relating to the corresponding A Loan only) which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Master Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Persons' information or report, included in any communication from the Master Servicer, the Special Servicer or Borrower. Notwithstanding the above, the Master Servicer and Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, to each Companion Loan Holder and B Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

            Section 3.16 Title to REO Property; REO Account. (a) If title to any REO Property (other than the Mayfair Mall REO Property) is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders (and for the benefit of the related Companion Loan Holder and/or the related B Loan Holder, as applicable, if such REO Property is related to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan). The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property (other than the Mayfair Mall REO Property) in accordance with Section 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or either Trust REMIC as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder and/or the related B Loan Holder, as applicable, if such REO Property is related to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan) and the Trustee (as holder of the Uncertificated Lower-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account, Companion Loan Custodial Account or A/B Loan Custodial Account, as applicable, the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Master Servicer with a written accounting of amounts deposited in the Collection Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property. (a) If title to any REO Property (other than the Mayfair Mall REO Property) is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder and/or the related B Loan Holder, as applicable, if such REO Property is related to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan) and the Trustee (as Holder of the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related Companion Loan Holder and/or the related B Loan Holder, as applicable, if such REO Property is related to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan) and the Trustee (as Holder of the Uncertificated Lower-Tier Interests) (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all Insurance Policy premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, subject to Section 3.03(c), the Master Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section
3.17 and by Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Loans and REO Properties. (a) Each of the Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Defaulted Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section
9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement.

            (b) If any Loan becomes a Defaulted Loan, then the Master Servicer shall promptly so notify in writing the Trustee, the Special Servicer and the Directing Certificateholder, and with respect to any related Companion Loan or B Loan of a Serviced Loan Combination, any related B Loan Holder and/or any related Companion Loan Holder, as applicable. The Directing Certificateholder may, at its option, purchase any Defaulted Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, the related B Loan Holder and/or the related Companion Loan Holder), provided that the Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to Section
3.32 and to the rights of the holder of the related B Loan to purchase the related A Loan pursuant to the terms of the related Intercreditor Agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan, subject to Section 3.32, by the holder of the related B Loan or Companion Loan pursuant to the related Intercreditor Agreement. The Purchase Price for any Defaulted Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account or Companion Loan Custodial Account, as applicable, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, subject to Section 3.32 and the related Intercreditor Agreement, the Companion Loan Holder's or B Loan Holder's) cure of all defaults on the Defaulted Loan,
(ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

            The purchase price for any Defaulted Loan purchased under this
Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the Servicing Standard. In determining the Fair Value of any Defaulted Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such Loan if the Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer, the Directing Certificateholder and with respect to any Serviced Loan Combination, the Companion Loan Holder or B Loan Holder, as applicable.

            The Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the Special Servicer or a Directing Certificateholder or assignee thereof that is an affiliate of the Special Servicer proposes to purchase a Defaulted Loan, the Master Servicer shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The Master Servicer shall be entitled to a fee of $1,000 in connection with each such Fair Value determination. All reasonable costs and expenses of the Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of such purchase option.

            (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in Section 3.18(b) within 20 days of such Holders' having received notice of the calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 20-day period send notice to the Special Servicer that such Loan was not purchased by such Directing Certificateholder, and the Special Servicer may, at its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Loan purchased under Section 3.18 shall be deposited into the Collection Account or Companion Loan Custodial Account, as applicable, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the Special Servicer to purchase such Defaulted Loan, the Directing Certificateholder shall have such option, exclusively. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Companion Loan Holder or B Loan Holder to purchase the related A Loan in accordance with
Section 3.32 or the related Intercreditor Agreement.

            (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders (or the related Companion Loan Holder and/or the related B Loan Holder, as applicable, if such REO Property is related to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan or the Stanford Shopping Center Total Loan), in each case, taken as a collective whole, and that the end of the period referred to in
Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in
Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, any Companion Loan Holder or B Loan Holder, not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser retained at the expense of the Trust Fund by (i) the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Loan Combination, the Companion Loan Holders and B Loan Holders, as applicable, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund, except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, any Companion Loan Holder or B Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

            Section 3.19 Additional Obligations of the Master Servicer and Special Servicer; Inspections; Appraisals. (a) The Master Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(d) below, the Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property (other than the Mayfair Mall Property) with respect to each Loan it services at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (other than the Mayfair Mall Property) (A) with a Stated Principal Balance equal to or greater than $2,500,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in January 2004 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or Special Servicer, as applicable, shall send each inspection report (i) to Fitch, within 20 days of completion, (ii) to S&P within 20 days of completion, each inspection report for Significant Loans, (iii) to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), (iv) to the Trustee upon request and (v) solely as it relates to any related B Loan or Companion Loan of a Serviced Loan Combination, to the related B Loan Holder and/or related Companion Loan Holder.

            (b) [Reserved].

            (c) With respect to each Loan that allows the Special Servicer (on behalf of the Trust Fund) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Directing Certificateholder, each Rating Agency and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable. In accordance with the Servicing Standard, and with the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)), the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

            The Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Loan or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and
(iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

            (d) The Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event). Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction Amount for such Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer, and the Master Servicer shall report to the Trustee and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction Amount by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records. Subject to this preceding sentence, the Master Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction Amount.

            (e) With respect to each Loan or Serviced Companion Loan as to which an Appraisal Reduction Event has occurred (unless such Loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such
Loan) and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction Amount with respect to such Loan for each Determination Date until the next Appraisal is required pursuant to this Section 3.19(e), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Loan.

            With respect to each Loan or Serviced Companion Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, the amount of the Appraisal Reduction with respect to such Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan.

            (f) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer or the Trustee, at its own option, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(vi) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event) for such portion of the Nonrecoverable Advance. If the Master Servicer (or the Trustee) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Due Period for any Distribution Date, the Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such collection period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent collection period) or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Loan Holders or B Loan Holders for any such election that such party makes or does not make as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from making or not making such an election.

            Section 3.20 Modifications, Waivers, Amendments and Consents. (a) Subject to the provisions of this Section 3.20, the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

            (i) For any Loan or Serviced Loan Combination, other than a Specially Serviced Loan, and subject to the rights of the Special Servicer and Directing Certificateholder set forth below, the Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, the related Intercreditor Agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided, that such consent or modification, waiver or amendment would not (except as set forth in Section 3.02) affect the amount or timing of any of the payment terms of such Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; provided, further, that this Section 3.20(a)(i) shall not apply to any waiver contemplated by Sections 3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall be responsible for the following (the following items not to be considered exclusive):

                  (A) approving routine leasing activity with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (B) approving annual budgets for the related Mortgaged
            Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (C) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

                  (D) subject to other restrictions herein regarding Principal
            Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (E) releases of non-material parcels of a Mortgaged Property
            (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents); and

                  (F) grants of easements or rights of way that do not
            materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan;

      provided, however, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this clause (i), the Special Servicer shall be responsible for such request in accordance with clause (ii) below.

            (ii) The Special Servicer shall be responsible for, and shall obtain the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)) with respect to, any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Loan for which the Master Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months. The Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation.

            (b) All modifications, waivers or amendments of any Loan shall be
(i) in writing and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Loan or Serviced Companion Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the Master Servicer or Special Servicer, as applicable, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the Loan is in default or default is reasonably foreseeable, the Special Servicer (or, if applicable, the Master Servicer) has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and provided, further, the Master Servicer or the Special Servicer, as applicable, may agree to any such modification, waiver or amendment only if, in the Master Servicer's or Special Servicer's, as applicable, reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and in the case of any Serviced Companion Loan or B Loan, the related Companion Loan Holder or related B Loan Holder, as applicable, taken as a collective whole) on a net present value basis.

            (d) None of the Master Servicer, the Special Servicer or the Trustee shall agree to any amendment or supplement to or modification or termination of either the Mayfair Mall Intercreditor Agreement or any Mayfair Mall Servicing Agreement unless (i) the Master Servicer has provided its written analysis and recommendation regarding the pending amendment, supplement to or modification of the Mayfair Mall Intercreditor Agreement or Mayfair Mall Servicing Agreement to the Special Servicer and the Special Servicer has prepared its recommendation and provides any information that the Directing Certificateholder reasonably requests and thereafter obtains (A) subject to the last paragraph of Section 3.21(e), the consent of the Directing Certificateholder within 10 Business Days of having received the Special Servicer's recommendation (which consent shall be deemed given if the subject servicing action is not disapproved by the Directing Certificateholder within 10 Business Days of having received the Special Servicer's recommendation) and (B) written confirmation from each Rating Agency that such amendment, supplement or modification will not result in an adverse rating event with respect to any Class of rated Certificates and (ii) it shall have received an Opinion of Counsel to the effect that such amendment, supplement or modification will not result in an Adverse REMIC Event.

            (e) Notwithstanding Sections 3.20(a)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Section 3.20(f), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

            (f) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan or Serviced Companion Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan or Serviced Companion Loan unless both (A) the related Borrower is in default with respect to the Loan or Serviced Companion Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the Loan or Serviced Companion Loan to Certificateholders (and in the case of any Serviced Companion Loan or B Loan, the related Companion Loan Holder or related B Loan Holder, as applicable, taken as a collective whole) on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, the related Companion Loan Holder or the related B Loan Holder to be performed at the related Mortgage
Rate) or (ii) any modification, waiver or amendment of any term of any Loan or Serviced Companion Loan that would either (A) unless there shall exist a default with respect to such Loan or Serviced Companion Loan (or unless the Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulations Section 1.860G-2(b) or (B) cause any Trust REMIC or REMIC under any securitization containing the Companion Loan to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            The determination of the Special Servicer contemplated by clause
(i)(B) of the first paragraph of this Section 3.20(f) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Serviced Companion Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance).

            (g) In no event shall the Special Servicer (i) extend the Maturity Date of a Loan or Serviced Companion Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan or Serviced Companion Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; or (iv) defer interest due on any Loan or Serviced Companion Loan in excess of 5% of the Stated Principal Balance of such Loan or Serviced Companion Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease.

            (h) Neither the Master Servicer nor the Special Servicer may permit or modify a Loan or Serviced Companion Loan to permit a voluntary Principal Prepayment of a Loan or Serviced Companion Loan (other than a Specially Serviced
Loan) on any day other than its Due Date, unless (i) the Master Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Directing Certificateholder, or if accepted by the Master Servicer, with the consent of the Special Servicer or (v) it is consistent with the Servicing Standard to do so.

            (i) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan or Serviced Companion Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided, such fee does not constitute a "significant modification" of such Loan or Companion Loan under Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (j) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, in writing, of any modification, waiver or amendment of any term of any Loan or Serviced Companion Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the Master Servicer) for deposit in the related Mortgage File and, with respect to any Companion Loan or B Loan, to the related Companion Loan Holder or B Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Master Servicer or Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan or Companion Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any such Loan or Companion Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (k) With respect to each Borrower that has been established as a "bankruptcy-remote entity," the Master Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity. The Master Servicer shall promptly forward to the Special Servicer any request received by the Master Servicer from a Borrower for any such consent. If a Borrower has been established as a "bankruptcy-remote entity," the Special Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless with respect to a Borrower under any Loan or Serviced Companion Loan, the Special Servicer has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency.

            (l) Any modification, waiver or amendment of any term of the Loan Documents with respect to a Serviced Loan Combination shall not alter, and shall be structured so as to preserve, the priority and preference among the applicable A Loans, Companion Loans and B Loans, as the case may be, set forth in the related Intercreditor Agreement.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan or Serviced Companion Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related B Loan or Companion Loan of a Serviced Loan Combination, any related B Loan Holder and/or any related Companion Loan Holder, as applicable), shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and the Directing Certificateholder and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan or Companion Loan that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Loan or Serviced Companion Loan until the Special Servicer has commenced the servicing of such Loan or Serviced Companion Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Master Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Loan shall re-commence. With respect to any CBA A/B Loan Pair, the Jefferson at Montfort Total Loan, the Mall at Fairfield Commons Total Loan and the Stanford Shopping Center Total Loan, in determining whether such loan has become a Corrected Loan, any related B Loan and any related Companion Loan must also be determined to be Corrected Loans for the Special Servicer's obligation to terminate for such loans.

            (b) In servicing any Specially Serviced Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, with respect to any Loan Combination, to the related Companion Loan Holder or B Loan Holder, as applicable), and provide the Master Servicer and, with respect to any Loan Combination, to the related Companion Loan Holder or B Loan Holder, as applicable, with copies of any additional related Loan information including correspondence with the related Borrower.

            (c) No later than the fourth Business Day prior to each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (vii) of Section 4.02(a) with respect to each Specially Serviced Loan and the information described in clause (viii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Loan and REO Property during the related Due Period, (4) the information described in clauses (v), (vii), (viii), (xi), (xvi) and (xvii) of Section 4.02(a), (5) the CMSA Special Servicer Loan File and (6) such additional information or data relating to the Specially Serviced Loan and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) No later than 30 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing Transfer Event for a Loan or Serviced Companion Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan or Serviced Companion Loan and the related Mortgaged Property. Any Asset Status Report with respect to any CBA A/B Loan Pair, the Jefferson at Montfort Loan, the Mall at Fairfield Commons Loan and the Stanford Shopping Center Loan will also be delivered to the related Companion Loan Holder and/or related B Loan Holder, as applicable. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) a recommendation by the Special Servicer as to how such Specially Serviced Mortgage Loan might be returned to performing status, returned to the Master Servicer for regular servicing or otherwise realized upon;

            (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

            (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

            (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            With respect to any Loan that becomes a Specially Serviced Loan, if within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder, the Rating Agencies, the Master Servicer and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

            In addition to the foregoing, the Special Servicer is required to, obtain the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)) prior to the taking by the Special Servicer of the following actions: (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund (other than the Mayfair Mall Loan) as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause (viii) below) of a Loan (other than the Mayfair Mall Loan);
(iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust Fund (other than the Mayfair Mall Loan); (iv) any proposed or actual sale of an REO Property out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an REO Property held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property; (vi) any release of material collateral for a Loan (other than the Mayfair Mall Loan), other than in accordance with the specific terms of, or upon satisfaction of, that Loan; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the Trust Fund (other than the Mayfair Mall Loan), other than in accordance with the specific terms of that Loan; (vii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan (other than the Mayfair Mall Loan); and
(viii) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan (other than the Mayfair Mall Loan).

            If any of the previous listed items is set forth as proposed action in any Asset Status Report, the Special Servicer is required to follow the consultation procedures set forth above.

            The Special Servicer shall be required to deliver to the holder of any Serviced Companion Loan and related B Loan Holder a copy of its related Asset Status Report no later than 30 days after the related Servicing Transfer Event. If the related Companion Loan Holder or related B Loan Holder disagrees with any aspect of the Asset Status Report, the holder of such Serviced Companion Loan and/or such B Loan Holder shall have the right to consult with the holder of the A Loan and the Special Servicer for the period from the date of receipt of the Asset Status Report through (but excluding) the tenth (10th) Business Day following such date of receipt (the "Initial Review Period"). If within ten (10) Business Days of receiving an Asset Status Report, such Companion Loan Holder and/or such B Loan Holder, as applicable, does not disapprove such Asset Status Report in writing, the Special Servicer shall (unless it has been directed to do otherwise by the Directing Certificateholder, in which event the Special Servicer shall advise such Companion Loan Holder and/or such B Loan Holder of such alternate course of action) implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. In the event that such Companion Loan Holder and/or such B Loan Holder disagrees with any aspect of the Asset Status Report and, after consulting with the Special Servicer during the Initial Review Period, is unable to reach agreement on such matters and notifies the Special Servicer of such disagreement in writing, then such Companion Loan Holder and/or such B Loan Holder, as applicable, shall be entitled to an additional period of five Business Days (the "Additional Review Period") to continue its discussions with the Special Servicer. In the event that such Companion Loan Holder and/or such B Loan Holder and the Directing Certificateholder and the Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the Special Servicer shall revise the Asset Status Report to reflect such revised course of action and shall implement such course of action. In the event that such Companion Loan Holder and/or such B Loan Holder, the Directing Certificateholder and the Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard, whether to follow the Directing Certificateholder's preferred course of action, such Companion Loan Holder's and/or such B Loan Holder's preferred course of action or the course of action outlined in the Asset Status Report. Following such determination by the Special Servicer, the Special Servicer will make any necessary revisions to the Asset Status Report and shall implement such course of action. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the Companion Loan Holders or B Loan Holders (taken as a collective whole), as applicable, and it has made a reasonable effort to contact the Companion Loan Holder or B Loan Holder, as applicable, and (ii) in any case, shall determine whether any affirmative disapproval by the Companion Loan Holder or B Loan Holder, as applicable, described in this paragraph is not in the best interest of all the Certificateholders and the Companion Loan Holders or B Loan Holders (taken as a collective whole), as applicable, pursuant to the Servicing Standard.

            The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder, Companion Loan Holder and/or B Loan Holder or failure to consent to any action requiring its or their consent under this Agreement shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, either of the Mortgage Loan Sellers, the Trust Fund, the Trustee, any other Companion Loan Holder or B Loan Holder or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (d) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will not (1) follow any such direction if given by the Directing Certificateholder, Companion Loan Holder and/or B Loan Holder, (2) initiate any such actions and (3) refrain from taking any action if the failure to take such action would violate the Servicing Standard.

            (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or the related Borrower, (ii) the existence of a material non-payment default or (iii) the request by a Borrower for the amendment or modification of a Loan required to be handled by the Special Servicer, the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

            Section 3.22 Sub-Servicing Agreements. (a) The Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer, upon becoming successor Master Servicer, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer. Upon a termination of the Master Servicer pursuant to this Agreement, the successor to the Master Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer, under the Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

            In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            It is hereby acknowledged and agreed by all parties hereto that KRECM shall be a Primary Servicer pursuant to a Primary Servicing Agreement with the Master Servicer, which agreement shall comply with the provisions of this
Section 3.22(a) (including clause (iv) of the first paragraph of this Section 3.22(a). Subject to Section 3.22(e), pursuant to the Primary Servicing Agreement between the Master Servicer and KRECM, KRECM shall perform most or all of the duties of the Master Servicer with respect to certain Loans set forth in such Primary Servicing Agreement (including the Mall at Fairfield Commons Total Loan) and shall be entitled to receive a Primary Servicing Fee at the applicable Primary Servicing Fee Rate and such other additional servicing compensation as provided in such Primary Servicing Agreement, in accordance with the terms of such Primary Servicing Agreement. Notwithstanding anything herein to the contrary, but subject to Section 3.22(e), the Master Servicer may delegate to KRECM under such Primary Servicing Agreement (i) its duties and obligations under Sections 3.03 and 4.03 to make Advances with respect to the Mall at Fairfield Commons Total Loan directly to the Trustee or to any other Person requiring payment of an Advance; provided, that the Master Servicer shall remain obligated for any Advance with respect to the Mall at Fairfield Commons Total Loan that KRECM fails to make and (ii) its obligations to make remittances and deliver reports and other information with respect to the Mall at Fairfield Commons Companion Loan directly to the Series 2003-KEY1 Master Servicer in accordance with the Mall at Fairfield Commons Intercreditor Agreement on the days and covering the periods that the Master Servicer is required to remit or deliver under the terms of this Agreement and the Mall at Fairfield Commons Intercreditor Agreement.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, shall (at no expense to the Trustee, the Certificateholders, Companion Loan Holders, B Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would require were it the owner of the Loans. The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Master Servicer and elects or is required to assume the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicer. (a) The Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or (C) is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

            (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

            (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date and as to the Special Servicer, that:

            (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicing Fee represents reasonable servicing compensation; and

            (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above and the covenant set forth in paragraph (b) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Limitation on Liability of the Directing Certificateholder. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve Special Servicer of any liability it may have under this Agreement.

            Section 3.26 Reports to the Securities and Exchange Commission; Available Information. (a) With respect to the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports;

            (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 3.26(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

            (iii) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and Annual Accountant's Report delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the applicable Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a), to the extent it is otherwise required to deliver such items to the Trustee or the applicable Master Servicer, as applicable.

            (b) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Loan or an REO Property (or, in the case of any Mayfair Mall REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

            (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer (who shall certify to the Master Servicer) and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit L hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit L hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Master Servicer (with respect to the Performance Certification executed by the Special Servicer), the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit L hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit L hereto shall relate to servicing information with respect to the Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the Special Servicer) or the Depositor pursuant to this Section 3.26(c) with respect to the period of time such Performing Party was subject to this Agreement.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Public Certificates are held (directly or, in the case of Public Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

            (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section
11. 13.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection
(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 3.26, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

            (g) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

            (h) The Master Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as applicable, or the Trustee, upon request. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Master Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided.

            (i) Notwithstanding the obligations of the Master Servicer set forth in the preceding provisions of this Section 3.26, the Master Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

            (j) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Master Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

            (k) Notwithstanding anything to the contrary herein, as a condition to the Master Servicer or Special Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer and Special Servicer may require that the recipient of such information acknowledge that the Master Servicer and Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Each of the Master Servicer and the Special Servicer shall condition such disclosure upon the recipient entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it. In addition, any transmittal of information by the Master Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer or Special Servicer containing the following provision:

            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

            The Master Servicer and the Special Servicer may, at its discretion, make available by hard copy, electronic media, internet website and bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information required by this Agreement that the Master Servicer or the Special Servicer is required to provide to the Trustee, any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            Section 3.27 Lock-Box Accounts and Servicing Accounts. (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan Documents.

            (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

            (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Mortgage, the Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

            Section 3.28 Interest Reserve Account. (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date ending in any February and on any Distribution Date ending in any January which occurs in a year which is not a leap year, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit into the Interest Reserve Account in respect of each Loan accruing interest on an Actual/360 Basis, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Loan as of the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January and, in the case of a leap year, in any February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into the Lower-Tier Distribution Account. On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

            Section 3.29 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Certain Loans. (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

            (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than as provided in Section 3.08(b) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(k) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and with respect to Significant Loans, the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and further obtains the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)). The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.08(b) hereof.

            (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to
Section 3.28.

            (d) The Special Servicer shall not consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. The Special Servicer shall not be required to obtain such written consent from Fitch if then-current principal balance of such Loan is less than 2% of then-current aggregate principal balance of the Loans.

            (e) The Depositor shall, as to each Loan which is secured by the interest of the related Borrower under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Trustee.

            (f) [RESERVED]

            (g) The Master Servicer shall not grant any discretionary consent to a transfer of any B Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Directing Certificateholder (which consent with respect to the transfer of such B Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request for a discretionary consent from any B Loan Holder, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Notwithstanding the foregoing, the Master Servicer shall not grant any discretionary consent to a transfer of any B Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

            (h) If the Mayfair Mall Total Loan becomes specially serviced in accordance with the terms of a Mayfair Mall Servicing Agreement and, pursuant to the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Trustee or other holders of any Mayfair Mall Companion Loan or its servicing agent notifies the Trustee or the Master Servicer that the Trustee, as holder of the Mayfair Mall Loan, or its designee, is entitled to certain consultation rights with respect to the Mayfair Mall Loan or any Mayfair Mall REO Mortgage Loan and/or forwards a copy of its "Asset Status Report" (as defined in the Mayfair Mall Intercreditor Agreement) to the Trustee or the Master Servicer, then the Master Servicer shall promptly within one Business Day so notify, and shall forward the copy of such Asset Status Report to, the Special Servicer and the Directing Certificateholder. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the Mayfair Mall Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Special Servicer, who shall exercise them in consultation with the Directing Certificateholder.

            In addition, if pursuant to the terms of the Mayfair Mall Intercreditor Agreement, upon the occurrence of an event of default under the Mayfair Mall Total Loan, upon receipt of notice given to a Responsible Officer of the Trustee, the Trustee, as holder of the Mayfair Mall Loan, has the right to purchase any Mayfair Mall Companion Loan at the price set forth in the Mayfair Mall Intercreditor Agreement, then the Trustee shall promptly so notify the Directing Certificateholder. Any single Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class may indicate to the Trustee in writing its or their intent to purchase the Mayfair Mall Companion Loans in accordance with Section 3.6 of the Mayfair Mall Intercreditor Agreement and/or any corresponding provision of a Mayfair Mall Servicing Agreement, whereupon the Trustee shall designate such Certificateholder or group of Certificateholders as its designee to so purchase the Mayfair Mall Companion Loans, in its or their individual capacity and not on behalf of the Trust, in accordance with such Section 3.6 of the Mayfair Mall Intercreditor Agreement and/or any corresponding provision of a Mayfair Mall Servicing Agreement. It is hereby acknowledged that such designee shall be the Directing Certificateholder. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Mayfair Mall Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of any Mayfair Mall Companion Loan). Upon any such purchase of the Mayfair Mall Securitized Companion Loan, the Directing Certificateholder shall constitute the "A-2 Noteholder" under the Mayfair Mall Intercreditor Agreement, and the Mayfair Mall Loan shall be serviced and administered in accordance with
Article XI of this Agreement. The Trustee shall reasonably cooperate with the Directing Certificateholder in effecting such purchase.

            Section 3.30 REMIC Administration. (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC (except for any portion constituting amounts allocable to any B Loan and any Companion
Loan) under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicer, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

            (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of the Lower-Tier REMIC and the Upper-Tier REMIC.

            (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC. Any Holder of a Class LR or Class R Certificate must at all times hold at least a 1.0% Percentage Interest therein. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC and, as specified in Section 4.07, the grantor trust created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 3.30(l), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and the Master Servicer and Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause any Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to any Trust REMIC is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of either Trust REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Master Servicer, by the Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to a Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and
(iv) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Master Servicer, the Special Servicer or the Trustee shall accept any contributions of assets to either Trust REMIC unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either Trust REMIC will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either Trust REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated Lower-Tier Interests and the Regular Certificates is the Rated Final Distribution Date.

            (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (m) None of the Trustee, the Master Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to Article II, Section
3.18 or Section 3.32 of this Agreement) nor acquire any assets for the Trust Fund or either Trust REMIC, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the Trust Fund) that such sale or disposition will not affect adversely the status of either Trust REMIC as a REMIC or cause either Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (o) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.30 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

            Section 3.31 Master Servicer and Special Servicer May Own Certificates. (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            Section 3.32 Certain Matters with Respect to Loan Combinations. (a) Prior to taking, or permitting the Master Servicer to take, any of the Specially Designated Servicing Actions with respect to any Loan Combination or any related REO Property (other than any CBA A/B Loan Pair or any related REO Property), the Special Servicer shall provide notice of its intent to take or permit the taking of such particular action, together with all information that the Special Servicer considers to be material in connection with evaluating such particular action, to: (i) the Directing Certificateholder and (ii) each of the Companion Loan Holders and the Jefferson at Montfort B Loan Holder (each with respect to the related Loan). Subject to the last paragraph of Section 3.32(b), for 10 Business Days following its receipt of any notice delivered by the Special Servicer pursuant to the prior sentence (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders, the Companion Loan Holders and the Jefferson at Montfort B Loan Holder (as a collective whole) prior to the expiration of such period), the Persons referred to in clause (i) of the prior sentence shall be entitled to consult with and direct the Special Servicer regarding the proposed action in accordance with Section 3.32(b) and the Persons referred to in clause
(ii) of the prior sentence shall be entitled to consult with and advise the Special Servicer regarding the proposed action in accordance with the related Intercreditor Agreement; provided, however, that with respect any (i) Mayfair Mall Specially Designated Servicing Actions, the Directing Certificateholder shall have the right to direct the Mayfair Mall Special Servicer regarding such actions only if the Directing Certificateholder is part of the Mayfair Mall Control Group and (ii) Stanford Shopping Center Specially Designated Servicing Actions, the Directing Certificateholder shall have the right to direct the Special Servicer regarding such actions only if the Directing Certificateholder is part of the Stanford Shopping Center Control Group. Upon reasonable request of any of the Persons referred to in clauses (i) and (ii) of the second preceding sentence made within 10 Business Days following its receipt of any notice delivered by the Special Servicer or the Mayfair Mall Special Servicer, as the case may be, pursuant to the second preceding sentence, the Special Servicer or the Mayfair Mall Special Servicer (as provided for in the Series 2003-C4 PSA), as the case may be, shall provide the requesting Person with any additional information regarding the proposed action that is in the Special Servicer's or the Mayfair Mall Special Servicer's, as the case may be, possession or obtainable by the Special Servicer or Mayfair Mall Special Servicer, as the case may be, with reasonable effort.

            (b) Subject to the last paragraph of this Section 3.32(b), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Loan Combination or any related REO Property as to which the Directing Certificateholder (other than in the case of the Mayfair Mall Specially Designated Servicing Actions and Stanford Shopping Center Specially Designated Actions) and Persons constituting a Stanford Shopping Center Control Group, in the case of any Stanford Shopping Center Specially Designated Servicing Actions, have objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that such Persons have reasonably requested with respect thereto promptly following receipt of the subject notice, all in accordance with the related Intercreditor Agreement and Section 3.32(a) hereof (it being understood and agreed that in the case of any Specially Designated Servicing Actions if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Companion Loan Holders, their respective designees and representatives appointed in accordance with the related Intercreditor Agreement and the Directing Certificateholder shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action (in the case of any Loan Combination) is necessary to protect the interests of the Certificateholders, any Companion Loan Holder and the Jefferson at Montfort B Loan Holder (as a collective whole), the Special Servicer may take, or consent to the Master Servicer's taking, a Specially Designated Servicing Action with respect to any Loan Combination or any related REO Property without waiting for the response of the Directing Certificateholder, any Companion Loan Holder or the Jefferson at Montfort B Loan Holder.

            In addition, subject to the last paragraph of this Section 3.32(b), Persons constituting a Stanford Shopping Center Control Group may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Stanford Shopping Center Total Loan (if such loans are Specially Serviced Loans) or any related REO Property as such Persons may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide any Person that could constitute part of a Stanford Shopping Center Control Group in respect of the matters contemplated by this paragraph with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

            With respect to the matters contemplated by this Section 3.32(b) and the corresponding provisions of the related Intercreditor Agreement, the Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Jefferson at Montfort Loan, Mayfair Mall Loan, Mall at Fairfield Commons Loan and Stanford Shopping Center Loan to exercise the rights of the holder of such Loan or any successor REO Loan with respect thereto and with respect to the Stanford Shopping Center Loan and the Mayfair Mall Loan to constitute part of a Stanford Shopping Center Control Group or Mayfair Mall Control Group, respectively.

            Notwithstanding the foregoing, no advice, direction or objection of any Directing Certificateholder, any Companion Loan Holder, the Jefferson at Montofort B Loan Holder or the Stanford Shopping Center Control Group contemplated by Section 3.32(a) or this Section 3.32(b) shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of any Loan Combination, any Intercreditor Agreement or any other related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in an Adverse REMIC Event with respect to either REMIC, an Adverse Grantor Trust Event with respect to the Grantor Trust or any similar event with respect to a comparable tax arrangement involving a Loan Combination, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, the CSFB Mortgage Loan Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection nor initiate any such actions.

            (c) Prior to entering into any modification of a Loan Combination, other than any CBA A/B Loan Pair, that would materially affect the monetary terms of the related Loan Combination, the Master Servicer or Special Servicer, as applicable, shall provide the Directing Certificateholder, each related Companion Loan Holder and the Jefferson at Montfort B Loan Holder with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Directing Certificateholder and the related Companion Loan Holder, shall have the right to purchase the Stanford Shopping Center Loan and the Mall at Fairfield Commons Loan, the Jefferson at Montfort B Loan Holder shall have the right to purchase the Jefferson at Montfort Loan and, if the Mayfair Mall Securitized Companion Loan Holder has not purchased the Mayfair Mall Loan, the Directing Certificateholder shall have the right to purchase the Mayfair Mall Loan, in each case, at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such five-Business Day period or, with respect to the Companion Loan Holder's purchase option, upon its receipt of notice that the related A Loan will be otherwise sold pursuant to this Agreement). In the event that it elects to exercise such purchase option, the Directing Certificateholder, the related Companion Loan Holder or the Jefferson at Montfort B Loan Holder, as applicable, shall deliver such Purchase Price to the Master Servicer within three Business Days of the end of the five-Business Day period contemplated by the preceding sentence. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to the next paragraph. In addition, consistent with the Mayfair Mall Intercreditor Agreement, the Mall at Fairfield Commons Intercreditor Agreement and the Stanford Shopping Center Intercreditor Agreement, the Directing Certificateholder is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Loan, Mall at Fairfield Commons Loan and the Stanford Shopping Center Loan, respectively, with respect to the Mayfair Mall Companion Loans, Mall at Fairfield Commons Companion Loan and the Shopping Center Companion Loans, respectively, under circumstances similar to those contemplated by the first sentence of this paragraph, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

            The related Companion Loan Holder or the Jefferson at Montfort B Loan Holder shall have the right, by written notice to the Master Servicer and Special Servicer (a "Purchase Notice") delivered (a "Purchase Period") (i) during any Cure Period (as defined below) or (ii) at any time the related Loan Combination is a Specially Serviced Loan (provided that such Loan Combination is then in default or a default with respect thereto is reasonably foreseeable) to purchase the related A Loan in whole but not in part at the Purchase Price. Upon the delivery of a Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the party exercising the purchase option shall purchase) the related Loan at the Purchase Price, on a date (the "Purchase Date") not less than five Business Days nor more than 10 Business Days after the date of the Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer, three Business Days prior to the Purchase Date and shall, absent manifest error, be binding upon the purchasing party. The right of the Companion Loan Holder and the Jefferson at Montfort B Loan Holder to purchase the related Loan under the first sentence of this paragraph shall automatically terminate upon the earlier of (a) the expiration of the applicable Purchase Period or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. In addition, consistent with the related Intercreditor Agreement, the Directing Certificateholder is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Loan, Mall at Fairfield Commons Loan and the Stanford Shopping Center Loan with respect to the Mayfair Mall Companion Loans, Mall at Fairfield Commons Companion Loan and the Shopping Center Companion Loans, respectively, under circumstances similar to those contemplated by the first sentence of this paragraph, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

            Notwithstanding the foregoing, the right of the Directing Certificateholder to purchase the Stanford Shopping Center Loan under either of the two preceding paragraphs shall automatically terminate upon any purchase of the Stanford Shopping Center Loan pursuant to Section 3.18.

            The parties hereto acknowledge the purchase options of the respective Companion Loan Holders and the Jefferson at Montfort B Loan Holder (and/or their respective designees and/or representatives) in respect of the Mayfair Mall Loan, Stanford Shopping Center Loan, Jefferson at Montfort Loan and the Mall at Fairfield Commons Loan, as applicable, pursuant to related Intercreditor Agreement. Upon its receipt of any notice from a Companion Loan Holder or the Jefferson at Montfort B Loan Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Directing Certificateholder.

            In connection with any purchase of any Loan Combination pursuant to or as contemplated by this Section 3.32(c), each of the Master Servicer and the Special Servicer shall: (i) if it receives the related Purchase Price and/or any other amounts payable in connection with the purchase, deposit the same in the Collection Account or the Companion Loan Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of notice that the related Purchase Price has been received and deposited in the Collection Account, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as are necessary to transfer to the Person effecting the purchase of the related Loan and the related Loan Documents, without recourse, representations or warranties.

            (d) The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to Directing Certificateholder, each Companion Loan Holder and the Jefferson at Montfort B Loan Holder notice of any monetary or non-monetary default with respect to the related Loan Combination promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Directing Certificateholder, a Companion Loan Holder or the Jefferson at Montfort B Loan Holder (or any designee or representative thereof appointed pursuant to the related Intercreditor Agreement) shall have the right to cure defaults (each such cure a "Cure Event") with respect to the related Loan Combination, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances with interest thereon, within five Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (such period, the "Cure Period" and, any payments made to effect any such cure, "Cure Payments"), in any event as and to the extent permitted under, and subject to the limitations and requirements imposed by the related Intercreditor Agreement. For purposes of effecting Cure Events with respect to the related Companion Loan, the Directing Certificateholder shall be deemed the designee of the Trust Fund, as holder of the related A Loan in the subject Loan Combination, pursuant to the related Intercreditor Agreement, but only in its individual capacity and not on behalf of the Trust Fund. Notwithstanding the foregoing, the making of a Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the Loan Documents by the related Borrower.

            (e) Any decisions made by the Master Servicer or Special Servicer, as applicable, with respect to any Loan Combination pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

            (f) The Master Servicer and the Special Servicer each shall provide to each Companion Loan Holder and Jefferson at Montfort B Loan Holder or its designee, with respect to its Companion Loan or B Loan or any related REO Property, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the related Loan or any related REO Property, and on a concurrent basis. The Trustee, the Master Servicer and the Special Servicer each shall provide to each Companion Loan Holder and the Jefferson at Montfort B Loan Holder or its designee, with respect to its Companion Loan or B Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Directing Certificateholder with respect to the related Loan or any related REO Property, and on a concurrent basis; provided, that with respect to the Mall at Fairfield Commons Total Loan, the Master Servicer shall prepare and deliver reports to the Series 2003-KEY1 Master Servicer based on the "Collection Period" under the Series 2003-KEY1 PSA. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to each Companion Loan Holder and Jefferson at Montfort B Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its Companion Loan or B Loan or any related REO Property; provided, however, that in no event will a B Loan Holder be provided with any Fair Value calculation in respect of the related A Loan. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to any Companion Loan Holder or the Jefferson at Montfort B Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.32(f) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Companion Loan Holder or such Jefferson at Montfort B Loan Holder within the same time period contemplated by this Section 3.32(f) pursuant to any other section of this Agreement.

            (g) Each of the rights of the respective Companion Loan Holders under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that the Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment (upon which such party may conclusively rely) and the contact details of the assignee.

            (h) (1) Persons constituting a Stanford Shopping Center Control Group shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, solely in respect of the Stanford Shopping Center Total Loan and/or any related REO Property, (2) with respect to the Mall at Fairfield Commons Total Loan, the Mall at Fairfield Commons Companion Lender shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, solely upon an Event of Default of such Special Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of Default, solely in respect of the Mall at Fairfield Commons Total Loan and/or any related REO Property, and (3) with respect to the Jefferson at Montfort Total Loan, the Jefferson at Montfort B Loan Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, solely upon an Event of Default of such Special Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of Default, solely in respect of the Jefferson at Montfort Total Loan and/or any related REO Property, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, which shall, if the termination of the Special Servicer is for cause, set forth the Event of Default which gave rise to such termination, and to appoint a successor Special Servicer; provided, that the Directing Certificateholder shall have the right to replace the replacement Special Servicer of the Jefferson at Montfort Total Loan appointed by the Jefferson at Montfort B Loan Holder so long as such replacement is not the defaulting Special Servicer that the Jefferson at Montfort B Loan Holder terminated; provided, however, that in any case (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.32(h) and (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Any Special Servicer terminated pursuant to this Section 3.32(h) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Stanford Shopping Center Custodial Account of all of its accrued and unpaid Special Servicing Fees in respect of the Stanford Shopping Center Total Loan and/or any related REO Property, and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer in respect of the Stanford Shopping Center Total Loan and/or any related REO Property and all unpaid interest on Advances accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to any Workout Fees in respect of the Stanford Shopping Center Total Loan, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this
Section 3.32(h), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer, in any event with respect to the Stanford Shopping Center Total Loan or any related REO Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 3.32(h). Any expenses of the Trust as a result of any termination pursuant to this Section 3.32(h) shall be paid by the Persons who effected such termination.

            With respect to the matters contemplated by this Section 3.32(h) and
Section 3.1.3 of the Stanford Shopping Center Intercreditor Agreement, the Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Stanford Shopping Center Loan, to exercise the rights of the holder of the Stanford Shopping Center Loan or any successor REO Loan with respect thereto and to constitute part of a Stanford Shopping Center Control Group.

            (i) If the Directing Certificateholder or any Companion Loan Holder purchases any Loan Combination pursuant to Section 3.32(c), or if any Person purchases the related A Loan as a Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee and the Depositor the respective amounts due and owing to them hereunder with respect to the related Companion Loans and that, pursuant to the related Intercreditor Agreement, would otherwise have been payable out of future collections on the related Companion Loans. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the relevant portion of the Available Distribution Amount:

            (i) concurrently, (i) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-3 and Class A-4, Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (ii) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-X and Class A-SP, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date;

            (ii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

            Second, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause first of this clause (ii));

            Third, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fourth, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii)); and

            Sixth, to the Class A-1-A Certificates, until the Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distibution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to a prior subclause of this clause (ii));

            provided, however, that, notwithstanding the immediately preceding subclauses First through Sixth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (vi) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (ix) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xii) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xv) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xviii) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxi) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxiv) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxvii) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxx) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxiii) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxvi) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxix) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlii) to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlv) to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xlvi) to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class A-X and Class A-SP Certificates, pro rata, in respect of the Optimal Interest Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class) until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit distributable to such Uncertificated Lower-Tier Interest's respective Class of Corresponding Certificates as provided in Section 4.01(a).

            On each Distribution Date, where more than one Class of Uncertificated Lower-Tier Interests relates to a particular Class of Certificates, each such Class of Uncertificated Lower-Tier Interests shall be deemed to receive principal distributions in the aggregate amount distributed to the corresponding Certificates in numerical order (e.g., first, to LA-1-1, second, to LA-1-2 and then to LA-1-3) until each Uncertificated Lower-Tier Interest is reduced to zero.

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Corresponding Certificates (provided, that the interest distributed in respect of the Class A-1 Certificates shall be allocated to the Class LA-1-1, the Class LA-1-2 and Class LA-1-3 Uncertificated Interests, pro rata, based on interest accrued; the interest distributed in respect of the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-3 Certificates shall be allocated to the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-4 Certificates shall be allocated to the Class LA-4-1, Class LA-4-2 and Class LA-4-3 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-1-A Certificates shall be allocated to the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class D Certificates shall be allocated to the Class LD-1 and Class LD-2 Uncertificated Interests, pro rata based on interest accrued; and the interest distributed in respect of the Class E Certificates shall be allocated to the Class LE-1 and Class LE-2 Uncertificated Interests,) and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's corresponding Class A-X Component and, if applicable, Class A-SP Component. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less Uncovered Prepayment Interest Shortfalls allocated thereto pursuant to Section 4.01(j) and less the amount actually distributed in respect of such Uncertificated Lower-Tier Interests shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Corresponding Certificates (allocated pro rata to the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Interests, in the case of the Class A-1 Certificates; to the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests, in the case of the Class A-2 Certificates; to the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, in the case of the Class A-3 Certificates; to the Class LA-4-1, LA-4-2 and Class LA-4-3 Uncertificated Interests, in the case of the Class A-4 Certificates; to the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Uncertificated Interests, in the case of the Class A-1-A Certificates; to the Class LD-1 and Class LD-2 Uncertificated Interests, in the case of the Class D Certificates; and to the Class LE-1 and Class LE-2 Uncertificated Interests, in the case of the Class E Certificates;, based on their Interest Shortfall Amounts) and (ii) the Interest Shortfall Amount allocated to the Corresponding Components of the Class A-X or Class A-SP Certificates and attributable to such Uncertificated Lower-Tier Interest. Any amounts remaining in the Lower-Tier Distribution Account after payment to the Uncertificated Lower-Tier Interests pursuant to this Section 4.01(b) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates.

            As of any date, payments of principal in respect of the Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests such that the Lower-Tier Principal Amount after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest less the cumulative amount of Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest equals the Certificate Balance of the Corresponding Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Corresponding Certificates; provided, that

            (i) with respect to the Class A-1 Certificates, (A) the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $10,407,000 and the Class Principal Balance of the Class A-1 Certificates minus $72,258,000 but not less than zero, (B) the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $44,410,000 and the Class Principal Balance of the Class A-1 Certificates minus $27,848,000 but not less than zero, and (C) the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest shall be the lesser of $27,848,000 and the Class Principal Balance of the Class A-1 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, then the Class LA-1-2 Uncertificated Interest and then the Class LA-1-3 Uncertificated Interest;

            (ii) with respect to the Class A-2 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $16,930,000 and the Class Principal Balance of the Class A-2 Certificates minus $133,438,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $68,999,000 and the Class Principal Balance of the Class A-2 Certificates minus $64,439,000 but not less than zero, and (C) the Lower-Tier Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $64,439,000 and the Class Principal Balance of the Class A-2 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest, then the Class LA-2-2 Uncertificated Interest and then the Class LA-2-3 Uncertificated Interest;

            (iii) with respect to the Class A-3 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-3-1 Uncertificated Interest shall be the lesser of $104,397,000 and the Class Principal Balance of the Class A-3 Certificates minus $11,208,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LA-3-2 Uncertificated Interest shall be the lesser of $11,208,000 and the Class Principal Balance of the Class A-3 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-3 Certificates, first, to the Class LA-3-1 and then the Class LA-3-2 Uncertificated Interest;

            (iv) with respect to the Class A-4 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $20,614,000 and the Class Principal Balance of the Class A-4 Certificates minus $349,660,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-4-2 Uncertificated Interest shall be the lesser of $40,320,000 and the Class Principal Balance of the Class A-4 Certificates minus $309,340,000 but not less than zero and (C) the Lower-Tier Principal Amount for the Class LA-4-3 Uncertificated Interest shall be the lesser of $309,340,000 and the Class Principal Balance of the Class A-4 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest, then the Class LA-4-2 Uncertificated Interest and then the Class LA-4-3 Uncertificated Interest;

            (v) with respect to the Class A-1-A Certificates, (A) the Lower-Tier Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $3,678,000 and the Class Principal Balance of the Class A-1-A Certificates minus $336,871,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $16,385,000 and the Class Principal Balance of the Class A-1-A Certificates minus $320,486,000 but not less than zero, (C) the Lower-Tier Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $16,900,000 and the Class Principal Balance of the Class A-1-A Certificates minus $303,586,000 but not less than zero, (D) the Lower-Tier Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $32,043,000 and the Class Principal Balance of the Class A-1-A Certificates minus $271,543,000 but not less than zero, (E) the Lower-Tier Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $51,260,000 and the Class Principal Balance of the Class A-4 Certificates minus $220,283,000 but not less than zero, (F) the Lower-Tier Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $11,675,000 and the Class Principal Balance of the Class A-1-A Certificates minus $208,608,000 but not less than zero, (G) the Lower-Tier Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $11,334,000 and the Class Principal Balance of the Class A-1-A Certificates minus $197,274,000 but not less than zero and (H) the Lower-Tier Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $197,274,000 and the Class Principal Balance of the Class A-1-A Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-1-A Certificates, first, to the Class LA-1-A-1 Uncertificated Interest, then the Class LA-1-A-2 Uncertificated Interest, Class LA-1-A-3 Uncertificated Interest, Class LA-1-A-4 Uncertificated Interest, Class LA-1-A-5 Uncertificated Interest, Class LA-1-A-6 Uncertificated Interest, Class LA-1-A-7 Uncertificated Interest and then the Class LA-1-A-8 Uncertificated Interest;

            (vi) with respect to the Class D Certificates, (A) the Lower-Tier Principal Amount for the Class LD-1 Uncertificated Interest shall be the lesser of $7,235,000 and the Class Principal Balance of the Class D Certificates minus $24,297,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LD-2 Uncertificated Interest shall be the lesser of $24,297,000 and the Class Principal Balance of the Class D Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class D Certificates, first, to the Class LD-1 Uncertificated Interest and then the Class LD-2 Uncertificated Interest; and

            (vii) with respect to the Class E Certificates, (A) the Lower-Tier Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $10,738,000 and the Class Principal Balance of the Class E Certificates minus $6,605,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $6,605,000 and the Class Principal Balance of the Class E Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class E Certificates, first, to the Class LE-1 Uncertificated Interest and then the Class LE-2 Uncertificated Interest.

            Interest Shortfall Amounts allocated to the Class A-X and Class A-SP Certificates shall be attributed to the Uncertificated Lower-Tier Interests to the extent of their Related Components, pro rata, based on interest accrued on such Components. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X and Class A-SP Certificates. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests pro rata on the basis of their respective interest entitlements.

            The initial Lower-Tier Principal Amount of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount.

            (c) [Reserved].

            (d) On each Master Servicer Remittance Date, the Master Servicer shall deposit all Yield Maintenance Charges in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Regular Interests. On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all such Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Due Period and shall distribute such amount to the Uncertificated Lower-Tier Regular Interests, pro rata in proportion to their outstanding Lower-Tier Principal Amounts.

            (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class A-1-A, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions for the first forty-one (41) Distribution Dates shall be distributed 97.50% to the Holders of the Class A-X Certificates and if the Class A-SP Certificates are still outstanding, 2.50% to the Holders of the Class A-SP Certificates, otherwise entirely to the Holders of the Class A-X Certificates.

            On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Static Prepayment Premiums actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to
Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class A-1-A, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Static Prepayment Premiums collected on such Principal Prepayment during the related Due Period. Any Static Prepayment Premiums collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class A-1-A, Class F, Class G and Class H Certificates to zero, the Trustee shall distribute to the Holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates all Static Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (f) On any applicable Distribution Date, (i) any Excess Interest collected for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V Certificates.

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, thirty days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in each case as such Collateral Support Deficit was allocated to the Lower-Tier REMIC pursuant to
Section 4.04(c). Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

            (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfall Amounts shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class on such Distribution Date. Uncovered Prepayment Interest Shortfall Amounts so allocated to the Regular Certificates (in the case of the Class A-X and Class A-SP Certificates, pro rata, to the related Components based on interest accrued) shall be allocated to the Corresponding Uncertificated Lower-Tier Interests (and pro rata to the Uncertificated Lower-Tier Interests that relate to the Class of Regular Certificates that are allocated such Uncovered Prepayment Interest Shortfall Amount, based on interest accrued).

            (k) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the Certificate Balance thereof equals zero, and then to the next most subordinate Class of Certificate then outstanding.

            Section 4.02 Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others. (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicer, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of and containing the information set forth in, Exhibit M hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission.

            On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by a Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to the general public, the related Trustee Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Master Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to Exhibit M hereto and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            (b) No less often than on a monthly basis, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer shall condition such disclosure upon the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.

            The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.

            (c) The Master Servicer and the Special Servicer shall not be required to conduct research or obtain information that is not available to the Master Servicer or the Special Servicer, respectively, in the ordinary course of its servicing activities hereunder. In addition, the Master Servicer and the Special Servicer shall not be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as Master Servicer or Special Servicer, respectively, (iii) answer questions that would, in the Master Servicer's or the Special Servicer's sole discretion, require the Master Servicer or the Special Servicer to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this Section 4.02(c) (it being understood that the Master Servicer and the Special Servicer may limit their responses to factual matters). Provision of information pursuant to this Section 4.02(c) by the Master Servicer or Special Servicer shall be subject to Sections 3.26(i) and 3.26(k).

            Section 4.03 P&I Advances. (a) On or before 2:30 p.m. New York City time on each P&I Advance Date, the Master Servicer shall (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). To the extent that the Master Servicer fails to make a P&I Advance required to be made by the Master Servicer hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or Trustee determines is a Nonrecoverable Advance), the Trustee will advance such P&I Advance unless the Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Loans, it shall deposit the amount thereof in the Lower-Tier Distribution Account on or before 11:00 a.m. New York City time on the related Distribution Date.

            (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) with respect to the Loans, all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any), other than Balloon Payments, that were due during any related Due Period and delinquent as of the close of business on the Determination Date preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Master Servicer); and (ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any). All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) and (e) below, the obligation of the Master Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed. None of the Master Servicer or the Trustee shall be required or permitted to make P&I Advances as to any Mall at Fairfield Commons Companion Loan, Stanford Shopping Center Companion Loan or any B Loan.

            Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Trustee shall be required to make a P&I Advance, if the Master Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Master Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination. Any determination made by the Series 2003-KEY1 Master Servicer or the Master Servicer regarding the nonrecoverability of any P&I Advance with respect to any portion of the Mall at Fairfield Commons Total Loan will be binding on the Trust Fund and the Series 2003-KEY1 Trust. Any determination made by the Series 2003-C4 Master Servicer regarding the nonrecoverability of any P&I Advance with respect to the Mayfair Mall Securitized Companion Loan will be binding on the Trust Fund with respect to the Mayfair Mall Loan. Any determination made by the Master Servicer or any master servicer of any Stanford Shopping Center Companion Loan (upon the securitization of such loans if the securities issued in connection therewith are rated by any Rating Agency) regarding the nonrecoverability of any P&I Advance with respect to any portion of the Stanford Shopping Center Total Loan will be binding on the Trust Fund and the trust fund or trust funds, as the case may be, containing the Stanford Shopping Center Companion Loans.

            (c) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, that such interest shall not accrue on such P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account. The Master Servicer shall prepare and make available to Certificateholders, upon request, a report concerning Advances in the form appearing on the Statement to Certificateholders in respect of such information.

            (d) Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Companion Loan or B Loan, an advance for Penalty Charges, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of the Loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Loan, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon.

            Section 4.04 Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans that a Final Recovery Determination has been made) of the Loans and any REO Loans expected to be outstanding immediately following such Distribution Date is less than (ii) then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Certificates as follows: first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates, pro rata (based upon the Certificate Balance of each such Class), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Corresponding Uncertificated Lower-Tier Interest as a write-off; provided that any Collateral Support Deficit allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class D and Class E Certificates shall be allocated as set forth in Section 4.01(b).

            Section 4.05 [Reserved].

            Section 4.06 [Reserved].

            Section 4.07 Grantor Trust Reporting. The parties intend that the portion of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portions as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of Excess Interest, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. (a) The Class A-X, Class A-SP, Class A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be offered only to Qualified Institutional Buyers and Non-U.S. Persons. Interests in the Class A-X, Class A-SP, Class, A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be offered in the form of beneficial interests in restricted global certificates in definitive, fully registered form without interest coupons, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co. ("Cede"), DTC's nominee.

            Class A-X, Class A-SP, Class A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates sold to Qualified Institutional Buyers will be represented by one or more Private Global Certificates (each, a "Rule 144A Global Certificate"). Class A-X, Class A-SP, Class A-1-A, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates sold in reliance on Regulation S under the Securities Act will be represented by one or more Private Global Certificates (each, a "Regulation S Global Certificate"). Beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Clearstream at any time and may not be held by a U.S. Person at any time.

            (b) The Certificates shall be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-8. The Certificates shall be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Regular Certificates (other than the Private Definitive Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Class V and Class R Certificates, and all Private Definitive Certificates, shall be issuable as Definitive Certificates. Each Certificate shall share ratably in all rights of the related Class.

            The Class A-X and Class A-SP Certificates shall be issuable only in Denominations of authorized initial Notional Balance of not less than $10,000 and integral multiples of $1 in excess thereof. The Public Certificates will be issuable only in Denominations of authorized initial Certificate Balance of not less than $10,000 and integral multiples of $1 in excess thereof. The Private Certificates (other than the Class M, Class N, Class O, Class P, Class LR and Class R Certificates) will be issuable only in Denominations of authorized initial Certificate Balance of not less than $10,000 and integral multiples of $1 in excess thereof. The Class M, Class N, Class O and Class P Certificates will be issuable only in Denominations of authorized initial Certificate Balance of not less than $100,000 and integral multiples of $1 in excess thereof. The Class V, Class LR and Class R Certificates will be issuable only as one or more Definitive Certificates in Denominations representing Percentage Interests of not less than 15%.

            With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount set forth on the face thereof or on a schedule attached thereto, (ii) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable, (iii) expressed in terms of initial Certificate Balance or initial Notional Balance, as applicable, and (iv) in an authorized Denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth above.

            A Certificate Owner of a Private Global Certificate shall be entitled to receive a Definitive Certificate representing its interest in such Certificate in accordance with the procedures described in Section 5.03(c). No Certificate Owner of a Public Certificate of any Class shall be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03(d). Unless and until Definitive Certificates are issued in respect of a Class of Public Certificates, or in substitution for a Certificate that is a Private Global Certificate, beneficial ownership interests in such Class of Certificates, or in such Private Global Certificate, shall be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates, or Holders of such Private Global Certificates, shall be references to actions taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates, or Holders of Private Global Certificates, shall be references to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Trustee is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

            (d) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            (e) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

            For so long as the Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to
Section 15(d) of the Exchange Act.

            Section 5.02 Registration of Transfer and Exchange of Certificates.
(a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            If Wells Fargo Bank Minnesota, N.A., resigns as Trustee, the entity succeeding Wells Fargo Bank Minnesota, N.A., as Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. In addition, upon the request of the Depositor, the Master Servicer or the Special Servicer (and at such requesting party's expense), the Trustee shall acquire from DTC (which request may be made to the proxy unit of DTC's reorganization department) a Security Position Listing and deliver a copy of such Security Position Listing to such requesting party.

            The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney).

            Subject to the requirements of this Section 5.02, the Certificate Registrar shall execute and authenticate in the name of the designated transferee or transferees, in the case of a Definitive Certificate being surrendered in exchange for one or more new Definitive Certificates, one or more new Certificates in Denominations equal in the aggregate to the Denomination of the Definitive Certificate being surrendered. Such new Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(h).

            Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificate in accordance with its standard procedures.

            (b) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of a Private Certificate is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then:

            (i) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-1 attached hereto (a "QIB Investment Representation Letter"), which shall certify, among other things, that the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer");

            (ii) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-2 attached hereto (a "Regulation S Investment Representation Letter"), which will certify, among other things, that the transferee is not a "U.S. Person" within the meaning of Regulation S under the Securities Act; or

            (iii) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-3 attached hereto, which shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all the equity owners satisfy such requirements (an "Institutional Accredited Investor") and is acquiring such Private Certificate for investment, either for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors), and not with a view to, or for offer or sale in connection with, the public distribution thereof.

            If the certification described in the preceding clause (i), (ii) or
(iii) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor (other than the initial Purchasers, in connection with their initial transfer of the Certificate being transferred) to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Private Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

            The Trustee shall furnish, or cause to be furnished, upon the request of any Holder of a Private Certificate, any such information in the Trustee's possession as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Master Servicer will be required to furnish to the Trustee, upon request, any such information in the possession of the Master Servicer. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Private Certificate without registration or qualification. Any Holder of a Private Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest Private Global Certificate that is not rated in one of the top four rating categories by a nationally recognized statistical rating organization may be effectuated only by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            No Class V Certificate may be transferred to an Ineligible Class V Owner.

            (c) (i) Unless (with respect to the first two paragraphs) a Class of Private Global Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

            WITH RESPECT TO THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES: THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
            SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (d) (i) Unless (with respect to the first two paragraphs) a Class of Private Definitive Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            WITH RESPECT TO THE CLASS V CERTIFICATES ONLY: THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            OTHER THAN WITH RESPECT TO ANY CLASS G OR CLASS H CERTIFICATE, THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN, EXCEPT IN THE CASE OF THE CLASS V CERTIFICATES OR THE RESIDUAL CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
            (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A CLASS V CERTIFICATE OR RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN, EXCEPT IN THE CASE OF THE CLASS V CERTIFICATES OR THE RESIDUAL CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (e) With respect to any ERISA Restricted Certificate, Class V Certificate or a Residual Certificate, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except in the case of a Class V Certificate or Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 (it being understood that delivery of a representation letter containing a representation substantially in the form of paragraph 8 of Exhibit C-1 attached hereto shall satisfy the requirement of this Section 5.02(d)(i)), or (ii) (except in the case of a Class V Certificate or Residual Certificate) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Agreement.

            The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Certificate Registrar, the Trustee and the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate, a Class V Certificate and a Residual Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(e) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            (f) Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Private Global Certificate, in whole or in part, shall only be made in accordance with this Article V.

            (i) Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Regulation S Global Certificate deposited with DTC wishes at any time to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear, Clearstream or DTC, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of (A) instructions from Euroclear, Clearstream or DTC, as the case may be, directing the Trustee, as such custodian, to cause to be issued a Rule 144A Global Certificate in an amount equal to the beneficial interest in such Regulation S Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates to be exchanged, and (B) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such beneficial interest in such Regulation S Global Certificate reasonably believes that the Person acquiring such interest in a Rule 144A Global Certificate is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable Securities laws of any State of the United States or any other applicable jurisdiction and that such Person acquiring such Rule 144A Global Certificate is a "U.S. person" as defined in Regulation S under the Securities Act, then Euroclear or Clearstream or the Trustee, as custodian for DTC, as the case may be, will instruct the Trustee, as custodian for DTC, to reduce the Regulation S Global Certificate by the aggregate principal amount of the Rule 144A Global Certificate to be transferred and the Trustee, as such custodian, shall authenticate and deliver such Rule 144A Global Certificate, concurrently with such reduction, to the Person specified in such instructions with an outstanding principal amount equal to the reduction in the principal amount of the Regulation S Global Certificate.

            (ii) Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in one or more Rule 144A Global Certificates wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in a Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder, provided such holder is not a U.S. Person, may exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of
      (A) such Rule 144A Global Certificate properly endorsed for such transfer and written instructions from such holder directing the Trustee, as such custodian, to cause to be credited a beneficial interest in a Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Certificate, to be exchanged, (B) a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Private Global Certificates, including that the holder is not a U.S. Person, and pursuant to and in accordance with Regulation S under the Securities Act, the Trustee, as custodian for DTC, shall record the transfer in the Registrar Office and shall increase the principal amount of the Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, and to credit, or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Certificate equal to the amount specified in the instructions received pursuant to clause (i) above.

            (g) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) No Person holding or acquiring any Ownership Interest in a
            Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(g) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected;

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that (if the Transferor is not a U.S. Person) such transfer does not have the effect of allowing the Transferor to avoid tax on accrued excess inclusions; and

                  (E) In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(g), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(g) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (iii) The Master Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.

            Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request in writing, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (i) If a Responsible Officer of the Certificate Registrar becomes aware that a beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that a Private Definitive Certificate is being held by or for the benefit of a Person who is not an Eligible Investor or an Institutional Accredited Investor, or that, in either case, such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right, but not the obligation, to void such transfer, if permitted under applicable law, or to require the investor to sell (x) such Private Global Certificate to an Eligible Investor or (y) the beneficial interest in such Private Definitive Certificate to an Eligible Investor or an Institutional Accredited Investor, within 14 days after notice of such determination, and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (j) The Certificate Registrar shall provide notice to the Trustee, the Master Servicer, the Special Servicer and the Depositor of the transfer of any Private Definitive Certificate. The Certificate Owner of a Private Definitive Certificate that wishes to receive the information described in
Section 3.28(c) shall provide notice to the Trustee, the Master Servicer, the Special Servicer and the Depositor of the transfer of any beneficial ownership in such Private Definitive Certificate and of the address to which such information should be sent. Upon the written request of the Trustee, the Master Servicer, the Special Servicer or the Depositor, the Certificate Registrar shall provide each such Person with an updated copy of the Certificate Register at the expense of the requesting party.

            (k) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (l) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (m) Any representation letter, certificate, legal opinion or other document required to be delivered to the Certificate Registrar pursuant to this
Section 5.02 with respect to transfers of any Class of Private Certificates shall not be required to be delivered with respect to the initial transfer of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates by the Initial Purchaser to Clarion Partners, LLC.

            Section 5.03 Book-Entry Certificates. (a) The Regular Certificates initially shall be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, in the case of the Public Certificates (except as provided in subsection (c) below), shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent only in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) Upon the request of any Certificate Owner of Private Global Certificates, or the transferee of such Certificate Owner, that its interest in such Private Global Certificates be exchanged for Private Definitive Certificates, such Certificate Owner or transferee, upon presentation of appropriate documentation to the Trustee as required by this Article V and subject to the rules and procedures of the Depository, shall be entitled to be issued one or more Private Definitive Certificates in denominations authorized pursuant to Section 5.01(b) equal in the aggregate to the Denomination of such interest in such Private Global Certificates.

            (d) If (A)(1) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (2) the Depositor is unable to locate a qualified successor, or
(B) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to some or all of the Classes, or (C) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(f), the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all Classes, any Class or any portion of any Class of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.

            Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Trustee, the Special Servicer and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            For purposes of any provision of this Pooling and Servicing Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing a specified percentage of the Voting Rights, such consent or direction may be given by a combination of Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates, and Certificateholders owning Definitive Certificates, evidencing in the aggregate such specified percentage of the Voting Rights.

            (e) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (f) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, authenticate and deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (g) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (h) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(h). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interests (iv) if the affected Certificate is a Private Certificate, a QIB Investment Representation Letter or a Regulation S Investment Representation Letter, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.03(d).

            Section 5.06 Access to Certificateholders' Names and Addresses. (a) If any Certificateholder, the Special Servicer or the Master Servicer (for purposes of this Section 5.06, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant, in the case of any Certificateholder and the expense of the Trust Fund in the case of the Master Servicer or the Special Servicer.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee and the Certificate Registrar that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI

                            THE DEPOSITOR, THE MASTER
                        SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer. The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer. (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicer, the Special Servicer and Others. (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holder of any B Loan, the holder of any Serviced Companion Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any of the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and its duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Serviced Companion Loan, any B Loan or the Certificates, other than any loss, liability or expense:
(i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Loans on deposit in the Collection Account as provided by Section 3.05(a).

            (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

            The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights of the Trust Fund may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer and the Special Servicer.

            The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer and the Trustee shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            Section 6.04 Master Servicer and Special Servicer Not to Resign. Subject to the provisions of Section 6.02, none of the Master Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Master Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicer and Special Servicer Termination. (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to make (x) any deposit or remittance (including a P&I Advance) required to be made by the Master Servicer to the Collection Account, Servicing Accounts, Excess Interest Distribution Account, A/B Loan Custodial Account, Companion Loan Custodial Account, Excess Liquidation Proceeds Account, Interest Reserve Account or either Distribution Account by 5:00 p.m. New York City time on the Master Servicer Remittance Date, which is not cured by 11:00 a.m. New York City time on the related Distribution Date; provided, however, that if the Master Servicer fails to make any remittance so required, including any Advance, to be made by the Master Servicer on the Master Servicer Remittance Date (without regard to any grace period), the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Prime Rate from and including the Master Servicer Remittance Date to but excluding the Distribution Date or (y) any Servicing Advance when required to be made pursuant to this Agreement, which failure to make a Servicing Advance remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property); or

            (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into the Collection Account, A/B Loan Custodial Account, Companion Loan Custodial Account or the REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer, pursuant to the terms of this Agreement which is not cured within two Business Days after such payment is due, provided, however, that if the Special Servicer fails to make any remittance so required to be made by the Special Servicer, and Master Servicer is required to make an Advance for such amount, the Special Servicer shall pay to the Master Servicer for deposit into the Collection Account, interest on such late remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

            (iii) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by the related Companion Loan Holder or B Loan Holder, as applicable, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

            (iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or
      Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee and, with respect to any Loan Combination, by the related Companion Loan Holder or B Loan Holder, as applicable, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or relating to all or substantially all of its property; or

            (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Master Servicer is removed from S&P's approved master servicer list or, the Special Servicer is removed from S&P's approved special servicer list, and the Master Servicer or Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

            (ix) the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates.

            If any Event of Default shall have occurred with respect to the Master Servicer or Special Servicer, if a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each Companion Loan Holder and B Loan Holder using the notice information set forth in the related Intercreditor Agreement for such Companion Loan Holder and B Loan Holder. The Trustee shall be entitled to conclusively rely on the identities and addresses of the Companion Loan Holders and the B Loan Holders set forth in the related Intercreditor Agreement unless and until it is notified in writing by the Master Servicer or any such Companion Loan Holder or B Loan Holder that such identity and/or address has changed.

            (b) If any Event of Default with respect to the Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and Serviced Companion Loan and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, including with respect to the Excess Servicing Strip and Assignable Primary Servicing Fees, as provided for under this Agreement for services rendered and expenses incurred.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans, Serviced Companion Loan or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans, Serviced Companion Loan and related documents, or otherwise.

            The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account, or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans, any Serviced Companion Loan or any REO Property (provided, however, that the Master Servicer and Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

            (c) (1) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer, (2) persons constituting a Stanford Shopping Center Control Group shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, solely in respect of the Stanford Shopping Center Total Loan and/or any related REO Property, (3) with respect to the Mall at Fairfield Commons Total Loan, the Mall at Fairfield Commons Companion Lender shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, solely upon an Event of Default of such Special Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of Default, solely in respect of the Mall at Fairfield Commons Total Loan and/or any related REO Property and (4) with respect to the Jefferson at Montfort Total Loan, the Jefferson at Montfort B Loan Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, solely upon an Event of Default of such Special Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of Default, solely in respect of the Jefferson at Montfort Total Loan and/or any related REO Property, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, which shall, if the termination of the Special Servicer is for cause, set forth the Event of Default which gave rise to such termination, and to appoint a successor Special Servicer, in each case, solely with respect to the Loan Combination for which the Special Servicer was terminated; provided, that the Directing Certificateholder shall have the right to replace the replacement Special Servicer of the Jefferson at Montfort Total Loan appointed by the Jefferson at Montfort B Loan Holder so long as such replacement is not the defaulting Special Servicer that the Jefferson at Montfort B Loan Holder terminated; provided, however, that in any case (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

            (d) The Directing Certificateholder shall have the right to terminate the Special Servicer, with or without cause, in accordance with the provisions of Section 7.01(b), and shall have the right to cause the Trustee to appoint a successor Special Servicer designated by the Directing Certificateholder; provided, the Directing Certificateholder shall only have the right to terminate the Special Servicer in respect of the Stanford Shopping Center Loan if it is part of the Stanford Shopping Center Control Group and, with respect to the Mall at Fairfield Commons Total Loan, the Mall at Fairfield Commons Companion Lender shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, solely upon an Event of Default of such Special Servicer and solely if the Directing Certificateholder has not already terminated the Special Servicer subsequent to and based on such Event of Default, solely in respect of the Mall at Fairfield Commons Total Loan and/or any related REO Property; provided, however, that (i) any such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated and by Moody's with respect to the certificates issued pursuant to the securitization containing any Companion Loan.

            (e) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to the Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

            As compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Master Servicing Fees and all fees relating to the Loans which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder (subject to Section 3.11(a) with respect to the Assignable Primary Servicing Fee and the Excess Servicing Strip), including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. The Trustee shall not be entitled to receive the Assignable Primary Servicing Fees.

            Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, subject to Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder, excluding the Assignable Primary Servicing Fee; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Collateral Support Deficit. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

            Section 7.03 Notification to Certificateholders. (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent such information has been made available to the Trustee, to the holder of any Serviced Companion Loan and any B Loan Holder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Depositor shall send to the holder of any Serviced Companion Loan and any B Loan Holder notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default. The Holders of Certificates representing at least 66?% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under (x) and (y) of clause (i) of Section 7.01(a) may be waived by 100% of the certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee Advances. If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure (a failure only occurring after the Master Servicer's cure period under Section 7.01(a)(i)(y) has expired) by the Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as Master Servicer, Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Section 2.04, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee. (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan or REO Loan, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) [Reserved].

            (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii) and 8.14(b), respectively, the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by Fitch and S&P, "Aa3" or higher by Moody's and a short-term rating of at least "F-1" by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust Fund or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Lower-Tier Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee or shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders and to the holder of any Serviced Companion Loan. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            Section 8.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided, that the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.12 Access to Certain Information. (a) On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Private Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Private Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Private Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (F) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Loan is part of the Trust
Fund), (G) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the Loan Documents contained in the Mortgage File, (I) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (J) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Loans and (K) any and all Sub-Servicing Agreements provided to the Trustee and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Master Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, as well as certain additional information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, or any prospective investor identified as such by a Certificate Owner, the Underwriters, Initial Purchasers or, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, that requests such reports or information; provided that the Master Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee or the Master Servicer pursuant to this Section 8.12, the Trustee or Master Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Master Servicer, as applicable, shall notify Certificateholders and, with respect to any Loan Combination, the related Companion Loan Holder or B Loan Holder, as applicable, of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this Section 8.12, the Trustee or the Master Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Master Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Master Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations, Warranties and Covenants of the Trustee. (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Loans. (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer or the Master Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and
(2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class if the Controlling Class is exercising such option unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees (including Excess Servicing Strip), and Primary Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase),
(ii) the exchange by the Sole Certificateholder pursuant to the terms of subsection (c), (iii) the Distribution Date in December 2035 and (iv) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The Holders of a majority of the Percentage Interests of the Controlling Class may, at their option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 1.00% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer may notify the Holders of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option and if the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within ten Business Days thereafter, the Special Servicer shall be entitled to exercise such option. If the Special Servicer does not exercise such option within 60 days after it becomes exercisable by it, the Master Servicer may notify the Special Servicer, the Holders of the Controlling Class, the Companion Loan Holders, B Loan Holders and the Trustee of the Master Servicer's intention to exercise such option, and if none of the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Master Servicer will be entitled to exercise such option.

            If the Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, shall remit to the Trustee for deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account and (ii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            (c) Following the date on which the aggregate Certificate Balance of the Offered Certificates, Class A-1-A, Class G and Class H Certificates Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Residual Certificates) for all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Residual Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Accounts pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on such P&I Advance Date from the Collection Account pursuant to Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class V and Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class V and Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to
Section 9.02.

            For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            (d) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Companion Loan Holders, the B Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            (e) After transferring the Available Distribution Amount and, without duplication, the amount of any Yield Maintenance Charges distributable from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(c) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests in accordance with Section 4.01(b) and Section 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest.

            Section 9.02 Additional Termination Requirements. If the Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Trust REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC, which shall be liquidated to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as the case may be, for cash or distribute all of the assets of the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

            (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Regular Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) any amounts remaining in the Lower-Tier REMIC, and to the Holders of the Class R Certificates (in the case of the Upper-Tier REMIC) any amounts remaining in the Upper-Tier REMIC, and each Trust REMIC shall terminate at that time.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity;

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC at all times that any Certificate (other than the Class V Certificates) is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any Trust REMIC pursuant to the Code that would be a claim against the Trust Fund or any Trust REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (c) such change shall not result in the withdrawal, downgrade or qualification of then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (iv) to change the timing and/or nature of deposits into the Collection Account, the Distribution Account or REO Account or to change the name in which the Collection Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than one day prior to the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (a) such change shall not result in the withdrawal, downgrade or qualification of then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee (at the expense of the requesting party), cause the Trust Fund or either Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person or a Transfer from a Person other than a U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto;

            (vii) to allow any Mortgage Loan Seller and their affiliates to obtain accounting "sale" treatment for the Loans under FAS 140, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

            (viii) to amend or supplement any provision hereof to the extent necessary to maintain then-current rating or ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66? of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) amend this Section 10.01.

            No amendment of this Agreement may alter the definition of Servicing Standard in a manner that would materially adversely affect Certificateholders without written confirmation from each Rating Agency that such amendment will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates by such Rating Agencies.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund or either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC or the remaining portion of the Trust Fund to fail to quality as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Rating Agency and each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Collection Account.

            (h) Notwithstanding anything to the contrary contained in this
Section 10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of the B Loan without first obtaining the written consent of the holder of the B Loan, which consent shall be deemed granted if not denied within 10 Business Days of the receipt by such holder of the proposed amendment. The Master Servicer may obtain, and may rely upon, an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the holder of the B Loan.

            (i) Notwithstanding anything to the contrary contained in this
Section 10.01, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of the Companion Loan without first obtaining the written consent of the holder of the Companion Loan. The Master Servicer may obtain, and may rely upon, an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the holder of the Companion Loan.

            Section 10.02 Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04 Governing Law. This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282;
(ii) in the case of the Underwriters and the Initial Purchasers, (a) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010,
Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282 and (b) if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 Attention: Craig Grenci, Telecopy No.: (412) 762-9124, with a copy to Leonard Ferleger, telecopy number:
(412) 705-2148; (iii) in the case of the Master Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965, (for communications by United States mail) Attention: President, telecopy number: (913) 253-9001; (iv) in the case of the Special Servicer, Clarion Partners, LLC, 230 Park Avenue, 12th Floor, New York, NY 10169, Attention: Michael O'Brien, telecopy number
(212) 883-2700; (v) in the case of the Trustee, Certificate Registrar and Paying Agent, Wells Fargo Bank Minnesota, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380; (vi) in the case of the Rating Agencies, (a) Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; and (b) Fitch, Inc., One State Street Plaza, 31st Floor, New York, NY, Attention: Commercial Mortgage Surveillance, telecopy number: (212) 635-0295; (vii) in the case of the CSFB Mortgage Loan Seller, Column Financial, Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: Robert A. Barnes, telecopy number: (404) 239-0419; (viii) in the case of the PNC Mortgage Loan Seller, PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: Harry Funk, Telecopy No.: (913) 253-9001, with a copy to PNC Bank, National Association, One PNC Plaza, 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Gretchen Lengel Kelly, telecopy number: (412) 762-4334; (ix) in the case of the KeyBank Mortgage Loan Seller, KeyBank National Association, c/o KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Attention: E.J. Burke, telecopy number: (816) 221-8848, with a copy to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Robert C. Bowes, telecopy number: (216) 689-5681; (x) in the case of the initial Directing Certificateholder, Clarion Capital, LLC, 230 Park Avenue, 12th Floor, New York, NY 10169, Attention: Stephen Baines, telecopy number 212-883-2851; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 10.08 Successors and Assigns; Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Companion Loan Holders, B Loan Holders, each party under the Series 2003-C4 PSA, Series 2003-KEY1 PSA and each party under a pooling and servicing agreement that sets forth the terms of a securitization which holds any Companion Loan or B Loan are each an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 10.09 Article and Section Headings. The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 10.10 Notices to Rating Agencies. (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Master Servicer or the Special Servicer;

            (iv) any change in the location of the Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

            (v) the repurchase of Loans by any Mortgage Loan Seller pursuant to
      Section 7 of the related Mortgage Loan Purchase Agreement; and

            (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Collection Account.

            (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) all reports and other items for Loans delivered by each of the Master Servicer and Special Servicer pursuant to Section 3.12 (to the extent requested by such Rating Agency);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iv) each waiver and consent provided pursuant to Section 3.08 for Loans;

            (v) any officers' certificates delivered by the Master Servicer and the Special Servicer to the Trustee;

            (vi) all site inspections (to the extent requested by such Rating Agency);

            (vii) all operating statements (to the extent requested by such Rating Agency);

            (viii) all rent rolls and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

            (ix) any proposed no downgrade request;

            (x) any extension or modification of the Maturity Date of any Loan;

            (xi) any modification, waiver or amendment of any term of any Loan; and

            (xii) any other document that shall be reasonably requested by any Rating Agency.

            (d) If any Companion Loan is included in a rated securitization, each of the Master Servicer and the Special Servicer shall (at no expense to the Trust Fund) furnish to any of the rating agencies monitoring securities backed by any such Companion Loan information with respect to the Companion Loans as such rating agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Loan Documents and without waiving any attorney-client privilege relating to such information. In any event, the Master Servicer and the Special Servicer shall notify such rating agencies with respect to each of the following events of which it has actual knowledge:

            (i) any change in the lien priority of the Mortgage securing any such Companion Loan;

            (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at the related Mortgaged Property used for retail purposes or any change in the terms of the lease for an anchor tenant at such Mortgaged Property;

            (iii) any assumption of, or release or substitution of real property collateral for any such Companion Loan;

            (iv) any defeasance of any such Companion Loan or material damage to the related Mortgaged Property;

            (v) any related Borrower subject to bankruptcy proceedings; and

            (vi) any release of a Letter of Credit or debt service reserve with respect to any such Companion Loan.

            (e) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

                                   ARTICLE XI

                    SERVICING OF THE MAYFAIR MALL TOTAL LOAN

            Section 11.01 General.

            (a) The terms of this Article XI shall apply only if and when a Mayfair Mall Change of Servicing Control Event shall occur, and shall remain in effect only for so long as the Mayfair Mall Loan or any interest in any Mayfair Mall REO Property remains an asset of the Trust.

            (b) If and when a Mayfair Mall Change of Servicing Control Event shall occur, each of the Master Servicer and the Special Servicer shall diligently service and administer the Mayfair Mall Total Loan (and, with respect to the Special Servicer, any Mayfair Mall REO Property) as and when it is required to do so, pursuant to this Article XI on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the holders of the Mayfair Mall Companion Loans, taken as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Mayfair Mall Total Loan, the terms of the Mayfair Mall Intercreditor Agreement and, to the extent consistent with the foregoing, the Series 2003-C4 Servicing Standard. Without limiting the foregoing, subject to Section 11.14 hereunder, the Special Servicer shall be obligated to service and administer the Mayfair Mall Total Loan while a Series 2003-C4 Servicing Transfer Event has occurred and is continuing with respect thereto and to service and administer any Mayfair Mall REO Property; provided that the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Mayfair Mall Loan as if no Series 2003-C4 Servicing Transfer Event had occurred with respect thereto or as if the Mayfair Mall Property had not become an REO Property, as the case may be, and to render such incidental services with respect to the Mayfair Mall Total Loan while any Series 2003-C4 Servicing Transfer Event exists with respect thereto or while the Mayfair Mall Property constitutes an REO Property, as the case may be. Also without limiting the foregoing, the Master Servicer shall be obligated to service and administer the Mayfair Mall Total Loan prior to the occurrence of the Series 2003-C4 Servicing Transfer Event and after all Series 2003-C4 Servicing Transfer Events have ceased to exist, in either case with respect to the Mayfair Mall Total Loan. In connection with the foregoing, the Master Servicer and the Special Servicer shall have all right, power and authority granted to, and all duties and obligations imposed upon, the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.01(b) and Section 3.01(d) of the Series 2003-C4 PSA, except that all references in the Series 2003-C4 PSA to "Certificateholders" and "Trustee" shall be deemed to mean the Certificateholders and Trustee, respectively, under this Agreement.

            (c) Whenever the Master Servicer or the Special Servicer is required to act under this Article XI in accordance with the Series 2003-C4 Servicing Standard, such standard shall be applied with the following changes:

            (i) the reference to "Certificateholders" in clause (ii) of the first paragraph of Section 3.01(a) of the Series 2003-C4 PSA shall be deemed a reference to the holders of the Mayfair Mall Companion Loans; and

            (ii) the reference to "Certificate" in subclause (iii)(b) of the first paragraph of Section 3.01(a) of the Series 2003-C4 PSA shall be deemed a reference to any ownership interest in the Mayfair Mall Loan or in any Mayfair Mall Companion Loan.

            In addition, even when the Master Servicer or the Special Servicer is required to act under this Article XI with respect to the Mayfair Mall Total Loan as if it constituted a Serviced Loan or any Mayfair Mall REO Property as if it constituted an Administered REO Property, the Series 2003-C4 Servicing Standard (with the foregoing changes) will apply rather than the Servicing Standard under this Agreement.

            (d) The Directing Certificateholder shall, be entitled to exercise all rights and powers that would otherwise be exercisable by the Series 2003-C4 Directing Certificateholder in connection with the matters contemplated by this
Article XI. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek direction or approval from, obtain the consent of or otherwise interact with the Series 2003-C4 Directing Certificateholder in accordance with this Article XI, it shall, instead notify, seek direction or approval from, obtain the consent of or otherwise interact with the Directing Certificateholder. The Directing Certificateholder shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Mayfair Mall Total Loan that would otherwise have been delivered to the Series 2003-C4 Directing Certificateholder by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, under the Series 2003-C4 PSA.

            (e) To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek a ratings confirmation from or otherwise interact with the Series 2003-C4 Rating Agencies in accordance with this Article XI, it shall instead notify, seek a ratings confirmation from or otherwise interact with the Rating Agencies, and any such ratings confirmation shall relate to the ratings on the Certificates issued under this Agreement. S&P and Moody's shall continue to be entitled to receive from each of the Master Servicer, the Special Servicer and the Trustee all reports, statements, documents, certifications, information and communications with respect to the Mayfair Mall Total Loan that it would otherwise have been entitled to receive from the Series 2003-C4 Master Servicer, the Series 2003-C4 Special Servicer and the Series 2003-C4 Trustee, respectively, under the Series 2003-C4 PSA.

            (f) Any Holder of a Class L, Class M, Class N, Class O or Class P Certificate shall be entitled to exercise all rights and powers that would otherwise be exercisable by a Series 2003-C4 Requesting Subordinate Certificateholder in connection with the matters contemplated by this Article
XI. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify or otherwise interact with the Series 2003-C4 Requesting Subordinate Certificateholders in accordance with this Article XI, it shall instead notify or otherwise interact with the Holders of the Class L, Class M, Class N, Class O or Class P Certificates. The Holders of the Class L, Class M, Class N, Class O or Class P Certificates shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Mayfair Mall Total Loan that would otherwise have been delivered to the Series 2003-C4 Requesting Subordinate Certificateholders by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, under the Series 2003-C4 PSA.

            Section 11.02 Collection of Loan Payments.

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.02(a) and Section 3.02(b) of the Series 2003-C4 PSA.

            (b) Amounts collected with respect to the Mayfair Mall Total Loan or any Mayfair Mall REO Property shall, subject to the Mayfair Mall Intercreditor Agreement, be applied as contemplated by the Series 2003-C4 PSA.

            Section 11.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.03 of the Series 2003-C4 PSA.

            (b) The Trustee shall have the same backup advancing obligation with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property as did the Series 2003-C4 Trustee pursuant to Section 3.03 of the Series 2003-C4 PSA.

            (c) Each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to reimbursement of interest on Advances in respect of any advance made by it in accordance with this Article XI as if it had made such advance with respect to any Serviced Loan or Administered REO Property.

            (d) For purposes of this Section 11.03, the reference to "Certificateholders" in the last paragraph of Section 3.03(c) of the Series 2003-C4 PSA shall be deemed to be a reference to the Certificateholders under this Agreement.

            Section 11.04 Mayfair Mall Custodial Account.

            (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, solely with respect to the Mayfair Mall Total Loan, an Eligible Account, which may be a subaccount of the Collection Account, for purposes of holding the same types of collections with respect to the Mayfair Mall Total Loan as were to be deposited into the Series 2003-C4 Companion Loan Custodial Account and such Eligible Account shall constitute the "Mayfair Mall Custodial Account". The Master Servicer shall, solely with respect to the Mayfair Mall Total Loan, make deposits to the Mayfair Mall Custodial Account in the same manner and at the same times as the Series 2003-C4 Master Servicer would have made such deposits to the Series 2003-C4 Companion Loan Custodial Account pursuant to Section 3.04(f) of the Series 2003-C4 PSA. In connection with the foregoing, the Master Servicer shall establish and maintain one subaccount of the Mayfair Mall Custodial Account that is substantially similar to the subaccount of the Series 2003-C4 Companion Loan Custodial Account. The Master Servicer shall deposit from the Mayfair Mall Custodial Account into such subaccount thereof any amounts described in Section 3.04(f) of the Series 2003-C4 PSA that are required to be paid to the holder of the Mayfair Mall Companion Loans pursuant to the terms of the Mayfair Mall Intercreditor Agreement, in each case on the same day as the deposit thereof into the Mayfair Mall Custodial Account. The subaccount of the Mayfair Mall Custodial Account (i) shall be held in trust for the benefit of the holders of the Mayfair Mall Companion Loans, (ii) shall not be part of any REMIC created under this Agreement, and (iii) for purposes of this Agreement, except as otherwise specified in Section 11.04(b), shall be administered such that all references to the holder of the "Mayfair Mall Companion Loan" with respect to such account under the Series 2003-C4 PSA shall be deemed to be references to the holder of the Mayfair Mall Companion Loans.

            (b) The Master Servicer may, from time to time, make withdrawals from the Mayfair Mall Custodial Account and the various subaccounts thereof contemplated by Section 11.04(a) in respect of the Mayfair Mall Total Loan or any Mayfair Mall REO Property for the same purposes, in the same amounts and at the same times as the Series 2003-C4 Master Servicer would have been permitted to make such withdrawals from the similar accounts/subaccounts pursuant to
Section 3.04(f) of the Series 2003-C4 PSA; provided that no withdrawals shall be made from the Mayfair Mall Custodial Account for purposes of making P&I Advances; and provided, further, that any remittance that would otherwise be required to be made to the holder of the Mayfair Mall Loan shall be made through a transfer on the relevant date from the Mayfair Mall Custodial Account to the Collection Account; and provided, further, that any other remittances that would have been made pursuant to the Series 2003-C4 Trustee as the holder of the Mayfair Mall Securitized Companion Loan shall instead be remitted from the subaccount of the Mayfair Mall Custodial Account to the holders of any Mayfair Mall Companion Loan pursuant to Section 3.04(f) of the Series 2003-C4 PSA; and provided, further, that any withdrawals that would have been made pursuant to
Section 3.04(f) or 3.05(a) of the Series 2003-C4 PSA to pay compensation and/or interest on advances and/or to reimburse any costs or expenses incurred by a party to the Series 2003-C4 PSA shall instead be paid or reimbursed, as the case may be, to the corresponding party under this Agreement. The Master Servicer shall account for all withdrawals from the Mayfair Mall Custodial Account and the various subaccounts thereof contemplated by Section 11.04(a) in the same manner as the Series 2003-C4 Master Servicer is required to account for withdrawals from the similar accounts/subaccounts under the Series 2003-C4 PSA.

            (c) The Master Servicer may retain investment earnings on the Mayfair Mall Custodial Account to the same extent set forth in Section 3.04(f) of the Series 2003-C4 PSA.

            Section 11.05 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Sections 3.07(a), 3.07(b) and 3.07(c) of the Series 2003-C4 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders under this Agreement). Any references to "Trustee", "Certificates" and/or "Certificateholders" in any such sections of the Series 2003-C4 PSA shall be deemed to be references to the Trustee under this Agreement, the Certificates issued under this Agreement and the Certificateholders under this Agreement, respectively.

            (b) The obligations of the Master Servicer and the Special Servicer to maintain errors and omissions insurance and fidelity bond coverage pursuant to Section 3.07 under this Agreement shall, so long as this Article XI is in effect, be required to be in an amount that is calculated assuming that the Mayfair Mall Total Loan constitutes Serviced Loans.

            Section 11.06 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

            The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.08 of the Series 2003-C4 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders under this Agreement). Any references to "Trustee" and "Certificates" in such section of the Series 2003-C4 PSA shall be deemed to be references to the Trustee under this Agreement and the Certificates issued under this Agreement, respectively. Furthermore, the references to "REMIC Pool" in Section 3.08 of the Series 2003-C4 PSA shall be deemed to be references to any Trust REMIC under this Agreement.

            Section 11.07 Realization Upon Defaulted Loans.

            (a) The Master Servicer and the Special Servicer shall, subject to
Section 3.02(a) of the Series 2003-C4 PSA and, further, subject to Sections 3.09(a), 3.09(b), 3.09(c) and 3.09(d) under this Agreement (applied as if the Mayfair Mall Total Loan constituted Serviced Loans), perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.09(a) of the Series 2003-C4 PSA (taking into account that it is now acting on behalf of the Trustee and the Certificateholders under this Agreement). Any references to "Certificateholders" in Section 3.09(a) of the Series 2003-C4 PSA shall be deemed to be references to the holders of the Mayfair Mall Companion Loans.

            (b) The Master Servicer and the Special Servicer shall have the same respective rights, duties and obligations with respect to the Mayfair Mall Total Loan as they do with respect to the Serviced Loans under Sections 3.09(e), 3.09(f), 3.09(g) and 3.09(h) under this Agreement.

            Section 11.08 Loan Documents.

            The Master Servicer and the Special Servicer shall use reasonable efforts to obtain from the respective holders of the Mayfair Mall Loan and the Mayfair Mall Companion Loans such documentation as is necessary to perform servicing and administration of the Mayfair Mall Total Loan. If and to the extent that the Trustee holds any loan documents with respect to the Mayfair Mall Total Loan, and if the Mayfair Mall Total Loan is being serviced under this
Article XI, then the Trustee is authorized to release any or all of those loan documents to the Master Servicer and the Special Servicer under the same circumstances as it would release such Loan Documents to the Master Servicer or the Special Servicer, as the case may be, with respect to a Serviced Loan.

            Section 11.09 Servicing Compensation.

            The Master Servicer and the Special Servicer shall be entitled, for performing their respective servicing and administration duties with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, to the same compensation as would the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer pursuant to Section 3.11 of the Series 2003-C4 PSA.

            Section 11.10 Reports and Statements.

            (a) The Master Servicer and the Special Servicer each shall, with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, prepare or obtain, as applicable, and deliver to the Trustee and the holders of the Mayfair Mall Companion Loans any and all reports, statements, documentation and other information as are required to be delivered by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, to the holder of the Mayfair Mall Loan and the Series 2003-C4 Trustee, pursuant to
Section 3.12 of the Series 2003-C4 PSA.

            (b) The Master Servicer and the Special Servicer each shall, with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, prepare or obtain, as applicable, and deliver to each other any and all reports, statements, documentation and other information as are required to be delivered by the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer to each other pursuant to Section 3.12 of the Series 2003-C4 PSA.

            Section 11.11 Annual Statement as to Compliance; Reports by Independent Public Accountants; Access to Certain Information.

            The Master Servicer and the Special Servicer shall, in fulfilling their obligations pursuant to Sections 3.13, 3.14 and 3.15 under this Agreement, take into account their respective obligations under this Article XI and treat the Mayfair Mall Total Loan as Serviced Loans and any Mayfair Mall REO Property as an Administered REO Property.

            Section 11.12 Mayfair Mall REO Property.

            If the Mayfair Mall Property becomes an REO Property, then the Mayfair Mall REO Property shall be serviced and administered under Section 3.16,
Section 3.17, Section 3.18(d) and Section 3.18(e) under this Agreement as if it were an Administered REO Property; except that (i) it is hereby acknowledged that such REO Property and any related account in the nature of an REO Account would be held on behalf of the Certificateholders and the respective holders of the Mayfair Mall Companion Loans, as their interests may appear, (ii) the account contemplated by the immediately preceding clause (i) shall not include any amounts in respect of any other REO Property and (iii) any transfers from the account contemplated by clause (i) above that would in accordance with
Section 3.16 under this Agreement ordinarily be made to the Collection Account shall instead be made to the Mayfair Mall Custodial Account.

            Section 11.13 Modifications, Waivers, Amendments and Consents; Inspections; Appraisals; Lock-Box Accounts and Servicing Accounts; and Other Additional Obligations.

            The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Mayfair Mall Total Loan as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.19 and
Section 3.20 of the Series 2003-C4 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders under this Agreement). Any references to "Trustee" and "Certificates" in such sections of the Series 2003-C4 PSA shall be deemed to be references to the Trustee under this Agreement and the Certificates issued under this Agreement, respectively.

            Section 11.14 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report.

            The Master Servicer and the Special Servicer shall perform all such duties and obligations, including the transfer of servicing, and have all such right, power and authority with respect to the Mayfair Mall Total Loan as did the Series 2003-C4 Master Servicer and the Series 2003-C4 Special Servicer, respectively, pursuant to Section 3.21 of the Series 2003-C4 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders under this Agreement); provided that, consistent with Section 11.01(d) under this Agreement, all references to "Directing Certificateholder" in Section 3.21(e) of the Series 2003-C4 PSA shall be deemed to be references to the Directing Certificateholder under this Agreement. Any references to "Trustee," "Depositor" and "Certificateholders" in Section 3.21 of the Series 2003-C4 PSA shall be deemed to be references to the Trustee, Depositor and Certificateholders, respectively, under this Agreement.

            Section 11.15 Sub-Servicing.

            Each of the Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Article XI to the same extent, and subject to the same terms, conditions and limitations, as would be applicable to entering into Sub-Servicing Agreements with respect to the Serviced Loans under Section 3.22 under this Agreement.

            Section 11.16 P&I Advances.

            The Master Servicer shall have the same advancing obligations with respect to the Mayfair Mall Total Loan as did the Series 2003-C4 Master Servicer under Section 4.03 of the Series 2003-C4 PSA.

            Section 11.17 Limitation on Liability; Certain Indemnities.

            Solely insofar as it relates to the matters contemplated by this
Article XI, Section 6.03 of the Series 2003-C4 PSA is incorporated herein by reference and made a part hereof; provided that capitalized terms that are used therein and are defined in this Agreement shall have the respective meanings assigned thereto in this Agreement; and provided, further, that the term "Mayfair Mall Non-Trust Companion Loan" as used therein, shall be deemed to mean the Mayfair Mall Companion Loans.

            Section 11.18 Events of Default.

            (a) If any Event of Default shall occur under this Agreement that materially and adversely affects the rights and interests of the holder of any Mayfair Mall Companion Loan, then such holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as did the holder of the Mayfair Mall Loan upon the occurrence of a Series 2003-C4 Event of Default.

            (b) In the event that the Master Servicer or the Special Servicer may be terminated under this Section 11.18, but is not otherwise terminated under Article VII hereof, then such party shall be replaced solely as to its duties and obligations, and its right, power and authority, with respect to the Mayfair Mall Total Loan and any Mayfair Mall REO Property, to the same extent and subject to the same terms and conditions as any termination and replacement under Article VII hereof, and all references to "Master Servicer" or "Special Servicer" in this Article XI shall be deemed to refer to its successor under this Article XI. Articles I through XI hereof shall apply to such successor master servicer or special servicer, as applicable, but only to the extent that they would if the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property were the only asset being serviced and administered under this Agreement and there were no Serviced Loans or Administered REO Properties. The Master Servicer or Special Servicer, as the case may be, that was so replaced with respect to the Mayfair Mall Total Loan and/or any Mayfair Mall REO Property shall continue to have the same duties and obligations, and the same right, power and authority, with respect to the Serviced Loans and/or any Administered REO Properties that it otherwise would without regard to this Article XI, and Articles I through XI hereof shall apply to such replaced Master Servicer or Special Servicer, as the case may be, as if this Article XI did not exist.

            Section 11.19 Amendments to the Series 2003-C4 PSA.

            All references to the Series 2003-C4 PSA throughout this Article XI are intended to be references to such agreement as in effect on the Closing Date, with such amendments and modifications as either (i) have been agreed to by the Trustee in accordance with Article XI hereof or (ii) do not materially and adversely affect the interests of the holder of the Mayfair Mall Loan.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                           SECURITIES CORP.
                                           Depositor


                                        By: /s/ Jeffrey Altabef
                                            ------------------------------------
                                            Name:  Jeffrey A. Altabef
                                            Title: Vice President


                                        MIDLAND LOAN SERVICES, INC.
                                           Master Servicer


                                        By: /s/ Lawrence Ashley
                                            ------------------------------------
                                            Name:  Lawrence D. Ashley
                                            Title: Senior Vice President


                                        CLARION PARTNERS, LLC
                                           Special Servicer


                                        By: /s/ Michael O'Brien
                                            ------------------------------------
                                            Name:  Michael O'Brien
                                            Title: Authorized Signatory


                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                           as Trustee


                                        By: /s/ Denorah Daniels
                                            ------------------------------------
                                            Name:  Deborah Daniels
                                            Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the ___4__ day of December, 2003 before me, a notary public in and for said State, personally appeared _______Jeffrey
Altabef_______________________________ known to me to be a __Vice
President________________________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Alice Russell
                                        ----------------------------------------
                                                     Notary Public

STATE OF KANSAS         )
                        )  ss.:
COUNTY OF JOHNSON       )

            On the ___3rd__ day of December, 2003 before me, a notary public in and for said State, personally appeared ______Lawrence D. Ashley___________________________ know to me to be a _________Senior Vice
President________________ of Midland Loan Services, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Joyce Mayo
                                        ----------------------------------------
                                                     Notary Public

STATE OF New York       )
                        )  ss.:
COUNTY OF Queens        )

            On the __2nd___ day of December____, 2003 before me, ___________Sonia L. Francis____________, a notary public in and for said State, personally appeared ______________J. Michael O'Brien________________ known to me to be a __________Authorized Person_________ of Clarion Partners, LLC, a Florida corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Sonia L. Francis
                                        ----------------------------------------
                                                     Notary Public

STATE OF New York       )
                        )  ss.:
COUNTY OF New York      )

            On the ____5th_ day of _December_, 2003 before me, _______Ryan D. Erb________________, a notary public in and for said State, personally appeared ____________Deborah D. Daniels__________________ known to me to be a _____Vice
President______________ of Wells Fargo Bank Minnesota, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking association, and acknowledged to me that such banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Ryan D. Erb
                                        ----------------------------------------
                                                     Notary Public

                                   Schedule I

          Rates Used in Determination of Class A-SP Pass-Through Rates

Distribution                                Distribution
Date                 Reference Rate         Date                 Reference Rate
--------------       --------------         --------------       --------------
January 2004                5.54293%        July 2007                   5.35099%
February 2004               5.37532%        August 2007                 5.52269%
March 2004                  5.37536%        September 2007              5.52251%
April 2004                  5.54252%        October 2007                5.35040%
May 2004                    5.37493%        November 2007               5.52209%
June 2004                   5.54228%        December 2007               5.34912%
July 2004                   5.37470%        January 2008                5.52063%
August 2004                 5.54205%        February 2008               5.34868%
September 2004              5.54195%        March 2008                  5.36997%
October 2004                5.37439%        April 2008                  5.53477%
November 2004               5.54173%        May 2008                    5.36752%
December 2004               5.37417%        June 2008                   5.53433%
January 2005                5.37404%        July 2008                   5.36165%
February 2005               5.37394%        August 2008                 5.68766%
March 2005                  5.37437%        September 2008              5.71641%
April 2005                  5.54108%        October 2008                5.69880%
May 2005                    5.37354%        November 2008               5.88274%
June 2005                   5.54083%        December 2008               5.70310%
July 2005                   5.37329%        January 2009                5.70525%
August 2005                 5.54057%        February 2009               5.70741%
September 2005              5.54047%        March 2009                  5.71362%
October 2005                5.37297%        April 2009                  5.89371%
November 2005               5.54026%        May 2009                    5.71247%
December 2005               5.37276%        June 2009                   5.89448%
January 2006                5.37263%        July 2009                   5.71218%
February 2006               5.37254%        August 2009                 5.89420%
March 2006                  5.37303%        September 2009              5.89405%
April 2006                  5.53963%        October 2009                5.71174%
May 2006                    5.37215%        November 2009               5.89376%
June 2006                   5.53939%        December 2009               5.71144%
July 2006                   5.37191%        January 2010                5.71023%
August 2006                 5.53913%        February 2010               5.71007%
September 2006              5.53902%        March 2010                  5.71086%
October 2006                5.37155%        April 2010                  5.89186%
November 2006               5.53875%        May 2010                    5.70927%
December 2006               5.37129%        June 2010                   5.89120%
January 2007                5.35211%        July 2010                   5.70925%
February 2007               5.35198%        August 2010                 5.89121%
March 2007                  5.35248%        September 2010              5.91270%
April 2007                  5.52347%        October 2010                5.72733%
May 2007                    5.35137%        November 2010               5.91265%
June 2007                   5.52309%        December 2010               5.72723%

                                   EXHIBIT A-1

           FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B
               CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES

      CLASS [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] [F]COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2003-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Pass-Through Rate:                                      Class Principal Balance of the Class
[Class A-1 - 3.0930% per annum]                         [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E]
[Class A-2 - 3.8080% per annum]                         [F] Certificates as of the Closing Date:
[Class A-3 - 4.4290% per annum]                         [Class A-1: $82,665,000]
[Class A-4, Class B, Class C, Class D, Class E and      [Class A-2: $150,368,000]
Class F:  Variable]                                     [Class A-3: $115,605,000]
                                                        [Class A-4: $370,274,000]
                                                        [Class B: $39,416,000]
                                                        [Class C: $15,766,000]
                                                        [Class D: $31,532,000]
                                                        [Class E: $17,343,000]
                                                        [Class F: $17,343,000]

Closing Date:  December 5, 2003                         Initial Certificate Balance of this
                                                        Certificate as of the Closing Date:
                                                        $________________
First Distribution Date:  January 16, 2003

Master Servicer:                                        Aggregate Stated Principal Balance of the
Midland Loan Services, Inc.                             Loans as of the Closing Date ("Initial
                                                        Mortgage Pool Balance"):   $1,261,269,461

Special Servicer:                                       CUSIP No.:
Clarion Partners, LLC                                   [A-1: 22541QH70]
                                                        [A-2: 22541QH88]
                                                        [A-3: 22541QH96]
                                                        [A-4: 22541QJ29]
                                                        [B: 22541QJ37]
                                                        [C: 22541QJ45]
                                                        [D: 22541QJ52]
                                                        [E: 22541QJ60]
                                                        [F: 22541QV66]

Trustee:

Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-1] [A-2] [A-3] [A-4]
[B] [C] [D] [E] [F] -___

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE PNC MORTGAGE LOAN SELLER, the keybank mortgage loan seller, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA, N.A.,
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:________________________________________________________________________
________________________________________________________________________________

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of ___________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-2

                     FORM OF CLASS [A-X] [A-SP] CERTIFICATES

     CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES
                                     2003-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  Variable                     Class Notional Amount of the Class [A-X]
                                                 [A-SP] Certificates as of the Closing Date:
                                                 [A-X: $1,261,269,490]
                                                 [A-SP: $1,149,433,000]

Closing Date:  December 5, 2003                  Initial Certificate Notional Amount of
                                                 this Certificate as of the Closing Date:
First Distribution Date: January 16, 2003        $[______________]

Master Servicer: Midland Loan Services, Inc.     Aggregate Stated Principal Balance of the
                                                 Loans as of the Closing Date ("Initial
                                                 Mortgage Pool Balance"): $1,261,269,461

Special Servicer: Clarion Partners, LLC          CUSIP No.:  [Class A-X: [144-A: 22541Q W9 9]
                                                 [REG S: U12679 TN 3]]
                                                 [Class A-SP: [144-A: 22541Q X2 3] [REG S:
                                                 U12679 TP 8]]
                                                 ISIN No.:  [Class A-X: [144-A:
                                                 US22541QW999] [REG S: USU12679TN34]]
                                                 [Class A-SP: [144-A: US22541QX237] [REG S:
                                                 USU12679TP81]

Trustee:

Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-X] [A-SP] -__

      THIS CERTIFICATE IS AN "INTEREST ONLY" CERTIFICATE AND DOES NOT HAVE A PRINCIPAL BALANCE. DISTRIBUTIONS WILL BE CALCULATED ON THE "CLASS [A-SP] [A-X] NOTIONAL BALANCE."

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE PNC MORTGAGE LOAN SELLER, THE KEYBANK MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A. (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

                     FORM OF CLASS [A-1-A][G][H] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C5
                         Class [A-1-A][G][H] Certificate

[Pass-Through Rate [Class A-1-A]:              [Initial Class A-1-A Certificate Balance:
[Variable]                                     $340,549,000]

[Pass-Through Rate [Class G]: [Variable]       [Initial Class G Certificate Balance: $14,190,000]

[Pass-Through Rate [Class H]: [Variable]       [Initial Class H Certificate Balance: $14,189,000]

CUSIP No. [Class A-1-A] [144-A] 22541Q         Denomination of this Certificate: $[_________]
V7 4
CUSIP No. [Class A-1-A] [Reg S] U12679
TC 7
CUSIP No. [Class G] [144-A] 22541Q V8 2        Rated Final Distribution Date: December 2036
CUSIP No. [Class G] [Reg S] U12679 TD 5
CUSIP No. [Class H] [144-A] 22541Q V9 0
CUSIP No. [Class H] [Reg S] U12679 TE 3

No.: [A-1-A][G][H] -[__]

      [FOR CLASS G AND CLASS H CERTIFICATES ONLY] THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-SP, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F [AND] CLASS A-1-A CERTIFICATES [AND CLASS G CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE PNC MORTGAGE LOAN SELLER, THE KEYBANK MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      [Legend for Regulation S Global Certificate -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) NOVEMBER 30, 2003, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.]

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A. (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:_________________________________________
                                    Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [A-1-A][G][H] certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                        By:_____________________________________
                                        Authorized Representative

Dated: ___________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of_____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-4

                 FORM OF CLASS [J][K][L][M][N][O][P] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C5
                     Class [J][K][L][M][N][O][P] Certificate


[Pass-Through Rate [Class J]: Variable]    [Initial Certificate Balance [Class J]:  $9,460,000]

[Pass-Through Rate [Class K]: Variable]    [Initial Certificate Balance [Class K]:  $6,307,000]

[Pass-Through Rate [Class L]:  Variable]   [Initial Certificate Balance [Class L]:  $6,306,000]

[Pass-Through Rate [Class M]:  Variable]   [Initial Certificate Balance [Class M]:  $7,883,000]

[Pass-Through Rate [Class N]:  Variable]   [Initial Certificate Balance [Class N]:  $1,577,000]

[Pass-Through Rate [Class O]:  Variable]   [Initial Certificate Balance [Class O]:  $4,730,000]

[Pass-Through Rate [Class P]:  Variable]   [Initial Certificate Balance [Class P]: $15,766,490]

CUSIP No. [Class J 144A] 22541Q W2 4
CUSIP No. [Class J Reg S] U12679 TF 0

CUSIP No. [Class K 144A] 22541Q W3 2
CUSIP No. [Class K Reg S] U12679 TG 8

CUSIP No. [Class L 144A] 22541Q W4 0       Denomination of this Certificate:  $[______]
CUSIP No. [Class L Reg S] U12679 TH 6      Rated Final Distribution Date: December 2036
CUSIP No. [Class M 144A] 22541Q W5 7
CUSIP No. [Class M Reg S] U12679 TJ 2
CUSIP No. [Class N 144A] 22541Q W6 5
CUSIP No. [Class N Reg S] U12679 TK 9
CUSIP No. [Class O 144A] 22541Q W7 3
CUSIP No. [Class O Reg S] U12679 TL 7
CUSIP No. [Class P 144A] 22541Q W8 1
CUSIP No. [Class P Reg S] U12679 TM 5


No.: [J][K][L][M][N][O][P]-[   ]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-X, CLASS A-SP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS A-1-A, CLASS G AND CLASS H [AND CLASS [K] AND CLASS [L] AND CLASS [M] AND CLASS [N] AND CLASS [O] CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE PNC MORTGAGE LOAN SELLER, THE KEYBANK MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      [Legend for Regulation S Global Certificate -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) NOVEMBER 30, 2003, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.]

      Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A., and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:_________________________________________
                                    Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [J][K][L][M][N][O][P] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                         By:____________________________________
                                         Authorized Representative

Dated: ___________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS V CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C5
                               Class V Certificate

No.: V-[   ]                                         Percentage Interest: [100%]

      THIS CERTIFICATE DOES NOT HAVE A PRINCIPAL BALANCE AND IS ENTITLED TO RECEIVE DISTRIBUTIONS ONLY IN RESPECT OF EXCESS INTEREST, IF ANY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST.

      This certifies that Clarion Partners, LLC (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A. (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to
Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar


                                    By:_________________________________________
                                    Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class V certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                        By:_____________________________________
                                        Authorized Representative


Dated: ___________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-6

                          FORM OF RESIDUAL CERTIFICATE

                            Class [R][LR] CERTIFICATE

No.:  [R]-[LR]                                        Percentage Interest:[  %]

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

      THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

      THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THIS CERTIFICATE MAY NOT BE HELD OR TRANSFERRED TO A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

      FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(2) AND 860D OF THE CODE.

      THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST.

      TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" OR A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). A DISQUALIFIED ORGANIZATION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) INCLUDES: ANY OF (i) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY THAT IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL
UNIT), (ii) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (iii) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME) AND (iv) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION, IS NOT A NON-U.S. PERSON, AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON OR ANY AGENT OF A DISQUALIFIED ORGANIZATION OR A NON U.S. PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

      A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE UNAFFILIATED SELLER OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES. ALL INTERESTS IN AN "ELECTING LARGE PARTNERSHIP" WILL BE TREATED AS HELD BY DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THIS TAX.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE PNC MORTGAGE LOAN SELLER, THE KEYBANK MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOT THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      This certifies that ________________________ (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Clarion Partners, LLC, as special servicer (the "Special Servicer"), Wells Fargo Bank Minnesota, N.A. (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to
Section 4.01 of the Pooling and Servicing Agreement.

      All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC or grantor trust, without the consent of the Holders of any of the Certificates.

      No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

      This Certificate does not represent an obligation of, or an interest in the Master Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

      The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at http://www.ctslink.com/cmbs.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar


                                    By:_________________________________________
                                    Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [R][LR] certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar


                                        By:_____________________________________
                                        Authorized Representative


Dated: ___________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C5

(i)                                                      (xx)              (ii)




#                                 Crossed          Sub Pool      Property Name
---------------------------   --------------   ---------------   ---------------------------------------------
1                                                     1          Mall at Fairfield Commons


2                                                     1          Mayfair Mall and Office Complex
2A                                                    1          Mayfair Mall
2B                                                    1          Mayfair Office Complex
3                                                     1          Stanford Shopping Center
4                                                     1          MeriStar Hotel Portfolio
4A                                                    1          MeriStar Louisville
4B                                                    1          MeriStar Frazer
5                                                     1          Paramount Plaza
6                                                     1          Montalvo Square Shopping Center
7                                                     2          Jefferson at Montfort
8                                                     1          EastBridge Landing
9                                                     1          East Thunderbird Square Shopping Center North
10                                                    1          Janss Court
11                                                    1          Ravine Development
12                                                    2          Serrano Apartments
13                                                    1          Crow Canyon Commons Shopping Center

14                                                    2          Carlingford Apartments
15                                                    1          220 Post Street
16                                                    2          Kings Crossing I & II
17                                                    2          Atrium at Market Center
18                                                    2          Villages of Deerfield Apartments
19                                                    1          Baseline Corporate Center
20                                                    1          Challenger Business Center

21                                                    1          Delphi Building
22                                   A                1          Anaheim Professional Center
23                                   A                1          Coast Family Medical Center
24                                                    1          Radisson Hotel Historic Savannah
25                                                    2          Breckinridge Court Apartments
26                                                    2          Addison at Hampton
27                                                    1          SouthCourt at South Square
28                                                    1          Deer Valley Financial Center

29                                   B                2          Magnolia Village
30                                   B                2          Blue Jay Mobile Home Park
31                                   B                2          Candlelight Manor
32                                   B                2          Elmwood Mobile Home Park
33                                                    1          Shoppes of New Tampa
34                                                    1          The Borders and Shoppes at Chestnut Hill
35                                                    1          Tustin Freeway Business Center
36                                                    1          Oak Hill Townhomes
37                                                    1          Northlake Square Shopping Center
38                                                    2          Stone Hill Apartments
39                                                    2          High Ridge Apartments
40                                                    2          Caleb's Place Townhomes
41                                                    2          Northgate Village Apartments
42                                                    2          Cambridge Village Apartments
43                                                    1          Staybridge Suites
44                                                    1          Summerville Plaza Shopping Center
45                                                    1          St. Joseph's/St. Jude's Medical Building
46                                                    1          Haynes Plaza

47                                                    2          Hearthstone Apartments
48                                                    2          Canyon View Apartments
49                                                    1          South County Medical Plaza
50                                                    1          Crossings at Westland
51                                                    2          Villas of Brandychase
52                                                    1          78 Place
53                                                    1          Vanowen Medical Office
54                                                    1          Bolsa Retail Center
55                                                    2          Candlewick Apartments
56                                                    1          91 Montvale Avenue
57                                                    2          Northgate Club Apartments
58                                                    2          Country Village & Oakwood Mobile Home Park
59                                                    1          Tops Plaza - North Olmsted
60                                                    1          West Highlands Shopping Center
61                                                    1          Metcalf 127 Shops
62                                                    1          Evergreen - Beverly Plaza & Park Plaza
62A                                                   1          Evergreen - Park Plaza
62B                                                   1          Evergreen - Beverly Plaza
63                                                    1          Gifford Industrial Park

64                                                    1          Oakley Plaza
65                                                    2          Cloverdale Apartments
66                                                    2          Collins Aire Mobile Home Park
67                                                    1          Chino Hills Promenade
68                                                    2          Hunter's Glen
69                                                    2          Cedar Glen Apartments
70                                                    2          College Hills West Apartments
71                                                    1          4601 Eisenhower
72                                                    1          Joyners Crossing
73                                                    1          Sedgefield Village Shopping Center
74                                                    1          Palm Ridge
75                                                    2          Point-O-View Apartments
76                                                    1          Village Shoppes
77                                                    2          Oak Brook Apartments
78                                                    1          Amaranth Building
79                                                    1          Merit Building
80                                                    1          4260-4310 West Broad Street
81                                                    1          Gateway Center
82                                                    1          PNC Advisor Building
83                                                    1          917 Franklin Office Building
84                                                    1          Riverside Business Park
85                                                    2          Oaks of League City
86                                                    1          Shiloh Center - 7


87                                                    1          Storage USA
88                                                    1          Eckerd's OAK RIDGE
89                                                    2          Tiburon Pointe Apartments
90                                                    2          Mansions North Apartments
91                                                    1          Dearborn Town Center
92                                                    1          72nd & Cedar Street Office
93                                                    2          Sands Point Cove Apartments
94                                                    1          Rancho Bernardo Professional Building
95                                                    1          Summerfield Renaissance Shopping Center
96                                                    1          Kroger Retail Center
97                                                    1          Coopers Common Plaza
98                                                    2          Diplomat Townhomes
99                                                    1          Chatfield Plaza
100                                                   1          Northwood Plaza Shopping Center
101                                                   1          Shiloh Center - 8


102                                                   2          Riverview Terrace
103                                                   2          Angelique Apartments
104                                                   2          Langdon Hall Apartments


105                                                   2          Bayou Oaks Apartments
106                                                   1          300-304 E 81st Street
107                                                   1          10811-10831 Foothill Boulevard
108                                                   2          Brandywine Apartments
109                                                   1          Fortress Self Storage
110                                                   1          Clayton Industrial Park
111                                                   1          Eckerd's - Middleton NJ
112                                                   1          2701-2751 East Chapman Avenue
113                                                   2          Park House Apartments
114                                                   1          324 E 77th Street
115                                                   2          Buttonwood Square
116                                                   1          Huntley Road Retail Center
117                                                   1          Highway Storage McAllen and Pharr
118                                                   1          Powell Plaza
119                                                   1          Gold Circle Office Building
120                                                   1          Waynesburg Centre
121                                                   1          Pierre Plaza Shopping Center
122                                                   2          Salem Terrace Apartments
123                                                   2          Carefree Valley Resort
124                                                   1          290 Fairbanks Center
125                                                   1          Scripps Hill Retail Center
126                                                   2          Springwood Apartments
127                                                   1          Cypress Harbor Mobile Home Park
128                                                   2          Casa Del Rey Mobile Home Park
129                                                   2          Fort Sedgwick Apartments
130                                                   1          10019 Reisterstown Road
131                                                   1          Shops at Canton
132                                                   1          Shiloh Center - 5
133                                                   1          Camino Maquilladora Buildings
134                                                   1          Meadow Estates Manufactured Housing Community
135                                                   1          Evergreen Office
136                                                   2          Amberwood Apartments
137                                                   1          3200 Commander Industrial Building
138                                                   1          Mabury Plaza
139                                                   2          Bel Air Mobile Home Communities
140                                                   2          Park Manor Apartments
141                                                   1          Silverado Office Building
142                                                   1          Pinehollow Business Park
143                                                   1          Broadway Commons Shopping Center
144                                                   2          Colonial Arms Apartments
145                                                   2          Folger Apartments
146                                                   2          Church Hill Gables
147                                                   2          Morris Manor Apartment
148                                                   2          Halifax Court Apartments
149                                                   2          Ashley Street Apartments
150                                                   2          Royal Palms Apartments
151                                                   2          Quartermaster Court Apartments
152                                                   2          833 Whalley Avenue
153                                                   1          76-80 Lafayette Avenue

Total/Weighted Average:


(i)                                                                  (iii)




#                                                     Address                                               City
---------------------------   ---------------------------------------------------------   ---------------------------------------
1                             2727 Fairfield Commons                                      Beavercreek


2
2A                            2500 North Mayfair Road                                     Wauwatosa
2B                            2500 North Mayfair Road                                     Wauwatosa
3                             180 El Camino Real                                          Palo  Alto
4
4A                            500 Fourth Avenue                                           Louisville
4B                            707 Lancaster Pike                                          Frazer
5                             3550 & 3580 Wilshire Boulevard                              Los Angeles
6                             1708-1794 South Victoria Avenue                             Ventura
7                             14332 Montfort Drive                                        Dallas
8                             377 East 33rd Street                                        New York
9                             14202 North Scottsdale Road                                 Scottsdale
10                            1453 Third Street Promenade                                 Santa Monica
11                            10 Park Avenue                                              Hanover Township
12                            14723 West Oaks Plaza Drive                                 Houston
13                            3101, 3111, 3205, 3121 and 3211 Crow Canyon Place           San Ramon

14                            6005, 6425 and 6525 South Gessner Drive                     Houston
15                            220 Post Street                                             San Francisco
16                            10002 Castile Court                                         Richmond
17                            118 North Howard Street and 308 West Fayette Street         Baltimore
18                            14555 Blanco Road                                           San Antonio
19                            4920 & 4940 South Wendler Drive                             Phoenix
20                            12605 Challenger Parkway                                    Orlando

21                            1401 Crooks Road                                            Troy
22                            1801 West Romneya Drive                                     Anaheim
23                            17752 Beach Boulevard                                       Huntington Beach
24                            411 West Bay Street                                         Savannah
25                            420 Redding Road                                            Lexington
26                            2 Wyndham Drive                                             Hampton
27                            3211 Shannon Road                                           Durham
28                            22601 North 19th Avenue                                     Phoenix

29                            1830 Old Mission Road                                       Edgewater
30                            38511 Wilds Road                                            Dade
31                            1703 Magnolia Avenue                                        South Daytona
32                            3300 South Nova Road                                        Port Orange
33                            1646-1950 Bruce B. Downs Blvd                               Wesley Chapel
34                            8400 & 8625 Germantown Avenue                               Chestnut Hill
35                            320-694 B Street and 420-436 6th Street                     Tustin
36                            Valley Vista Drive                                          State College
37                            4135 LaVisa Road                                            Atlanta
38                            501 W. Central Texas Expressway                             Killeen
39                            9353 Viscount Boulevard                                     El Paso
40                            400 South Old Dixie Highway                                 Lady Lake
41                            5700 North Knoll                                            San Antonio
42                            1402 North Valley Parkway                                   Lewisville
43                            7821 Elm Creek Boulevard                                    Maple Grove
44                            680 Bacons Bridge Road                                      Summerville
45                            17021 Yorba Linda Blvd                                      Yorba Linda
46                            6500 Hull Street                                            Richmond

47                            8801 Cinnamon Creek                                         San Antonio
48                            7400 Pirates Cove Road                                      Las Vegas
49                            1300 Vista Hermosa                                          San Clemente
50                            36577-36901 Warren Road                                     Westland
51                            4512-4591 Barclay Crescent Drive and 3722 Mil-Lake Circle   Lake Worth and Greenacres
52                            1050 Los Vallecitos Boulevard                               San Marcos
53                            15243 Vanowen Street                                        Van Nuys
54                            10451, 10491 & 10495 Bolsa Avenue                           Westminster
55                            3011 Jane Place Northeast                                   Albuquerque
56                            91 Montvale Avenue                                          Stoneham
57                            4300 Atoll Court                                            Naples
58                            920 Clearleaf Drive and 2828 West Highway 21                Bryan
59                            26666 Brookpark Road Extension                              North Olmsted
60                            6544 West Thomas Road                                       Phoenix
61                            12605 Metcalf Avenue                                        Overland Park
62
62A                           9816-9842 South Western Avenue                              Village of Evergreen Park
62B                           9601-9623, 9645 & 9649 South Western Avenue                 Chicago
63                            750-760 East Central Avenue & 765-791 Gifford Avenue        San Bernardino

64                            801 Fairview Road                                           Asheville
65                            2213 Shed Road                                              Bossier City
66                            401 North Timberline Drive                                  Ft. Collins
67                            14650 Pipeline Avenue                                       Chino Hills
68                            1201 Bacon Ranch Road                                       Killeen
69                            5840 Glenmont Drive                                         Houston
70                            3425 Millbrook Drive                                        San Angelo
71                            4601 Eisenhower Avenue                                      Alexandria
72                            10601 NC Highway 97                                         Rocky Mount
73                            3601-3605 Groometown Road                                   Greensboro
74                            4350, 4370, and 4380 Palm Avenue                            San Diego
75                            1130 Jack Warner Parkway                                    Tuscaloosa
76                            1203, 1213 & 1241 North State Road 7                        Royal Palm Beach
77                            700 North Spence Avenue                                     Goldsboro
78                            19560 Amaranth Drive                                        Germantown
79                            9055 Comprint Court                                         Gaithersburg
80                            4260-4310 West Broad Street                                 Columbus
81                            991 South State Road 7                                      Plantation
82                            265-67 Milburn Avenue                                       Milburn
83                            917 Franklin Avenue                                         Houston
84                            2902-2976 Rubidoux Boulevard                                Riverside
85                            305 Hobbs Road                                              League City
86                            6500 Hembree Lane                                           Windsor


87                            8002 Warwick Avenue                                         Louisville
88                            5899 South Orange Blossom Trail                             Orlando
89                            16901 Oakmont Drive                                         Omaha
90                            5113 North Brookline Avenue                                 Oklahoma City
91                            14615 Warren Avenue                                         Dearborn
92                            1910 South 72nd Street                                      Omaha
93                            8600 Sands Point Drive                                      Houston
94                            16776 Bernardo Center Drive                                 San Diego
95                            4548 US Hwy 220 North                                       Summerfield
96                            1 Troy Square                                               Troy
97                            2925 and 2945 East Riggs Road                               Chandler
98                            2700 Camp Creek Parkway                                     College Park
99                            10789 Bradford Road                                         Littleton
100                           611 North Main Street                                       Kernersville
101                           6580 Hembree Lane                                           Windsor


102                           130-133 Fordson Avenue                                      Cranston
103                           301-321 West 9th and 323, 617, & 715 West 10th Streets      Dallas
104                           633 Langdon Street                                          Madison


105                           3030 Lafferty Road                                          Pasadena
106                           300-304 E. 81st Street                                      New York
107                           10811-10831 Foothill Boulevard                              Rancho Cucamonga
108                           1123 Brandywine Lane                                        Norman
109                           5219 Plank Road                                             Fredericksburg
110                           2502-2518 South Santa Fe Avenue                             Vista
111                           200 Wilson Avenue                                           Middleton
112                           2701-2751 East Chapman Avenue                               Fullerton
113                           7945 Mentor Avenue                                          Mentor
114                           324 E 77th Street                                           New York
115                           486 South Black Horse Pike                                  Blackwood
116                           7000-7014 Huntley Road                                      Carpentersville
117                           2223 North 23rd Road and 4002 North Cage Boulevard          McAllen
118                           6311-6315 FM 1488                                           Magnolia
119                           13906 Gold Circle                                           Omaha
120                           8648 Waynesburg Dr Southeast                                Waynesburg
121                           2900 East Texas Street                                      Bossier City
122                           3400 Salem Road                                             Covington
123                           4506-4306 North Business 77                                 Harlingen
124                           14095 Northwest Freeway                                     Houston
125                           9969 Mira Mesa Blvd                                         San Diego
126                           4201 Woodspring Lane                                        Tampa
127                           3400 Cypress Gardens Road                                   Winter Haven
128                           515 53rd Avenue West                                        Bradenton
129                           2217 Sedgwick Street                                        Petersburg
130                           10019 Reisterstown Road                                     Owings Mills
131                           4045 Marietta Highway                                       Canton
132                           6450 Hembree Lane                                           Windsor
133                           6930 & 6940 Camino Maquilladora                             San Diego
134                           917 S. Kennedy Avenue                                       Madrid
135                           11640 Arbor Street                                          Omaha
136                           874 King Road                                               Riverdale
137                           3200 Commander Drive                                        Carrollton
138                           1631 and 1641 East 17th Street                              Santa Ana
139                           2201 Leonard Road                                           Bryan
140                           10 Ruth Road                                                Hyde Park
141                           1150 Silverado Road                                         La Jolla
142                           2720 South Medford Drive                                    Lufkin
143                           5954 Broadway Boulevard                                     Garland
144                           9 North Church Street                                       Schenectady
145                           411 2nd Street Southeast                                    Washington
146                           2418 East Franklin Street                                   Richmond
147                           27, 31 & 35 East Morris Street                              Buffalo
148                           121 West Marion Avenue                                      Edgewater
149                           173 Ashley St                                               Hartford
150                           1400 Moore Avenue                                           Portland
151                           917-929 Mechanic Street                                     Jeffersonville
152                           833 Whalley Avenue                                          New Haven
153                           76-80 Lafayette Avenue                                      Suffern

Total/Weighted Average:


(i)



                                                                      Zip             Property
#                                    County             State        Code               Type
---------------------------   --------------------   ----------   ----------   ---------------------
1                             Montgomery                 OH          45431     Retail


2
2A                            Milwaukee                  WI          53226     Retail
2B                            Milwaukee                  WI          53226     Office
3                             Santa Clara                CA          94304     Retail
4
4A                            Jefferson                  KY          40202     Hotel
4B                            Chester                    PA          19355     Hotel
5                             Los Angeles                CA          90010     Office
6                             Ventura                    CA          93003     Retail
7                             Dallas                     TX          75254     Multifamily
8                             New York                   NY          10016     Multifamily
9                             Maricopa                   AZ          85254     Retail
10                            Los Angeles                CA          90401     Mixed Use
11                            Morris                     NJ          07960     Office
12                            Harris                     TX          77082     Multifamily
13                            Contra Costa               CA          94583     Retail

14                            Harris                     TX          77036     Multifamily
15                            San Francisco              CA          94108     Retail
16                            Henrico                    VA          23233     Multifamily
17                            Baltimore City             MD          21201     Multifamily
18                            Bexar                      TX          78216     Multifamily
19                            Maricopa                   AZ          85282     Office
20                            Orange                     FL          32826     Office

21                            Oakland                    MI          48084     Industrial
22                            Orange                     CA          92801     Office
23                            Orange                     CA          92647     Office
24                            Chatham                    GA          31401     Hotel
25                            Fayette                    KY          40517     Multifamily
26                            Hampton City               VA          23666     Multifamily
27                            Durham                     NC          27707     Office
28                            Maricopa                   AZ          85027     Office

29                            Volusia                    FL          32132     Multifamily
30                            Pasco                      FL          33525     Multifamily
31                            Volusia                    FL          32119     Multifamily
32                            Volusia                    FL          32119     Multifamily
33                            Pasco                      FL          33543     Retail
34                            Philadelphia               PA          19118     Retail
35                            Orange                     CA          92780     Industrial
36                            Centre                     PA          16803     Multifamily
37                            Dekalb                     GA          30084     Retail
38                            Bell                       TX          76541     Multifamily
39                            El Paso                    TX          79925     Multifamily
40                            Lake                       FL          32159     Multifamily
41                            Bexar                      TX          78240     Multifamily
42                            Denton                     TX          75077     Multifamily
43                            Hennepin                   MN          55369     Hotel
44                            Dorchester                 SC          29485     Retail
45                            Orange                     CA          92886     Office
46                            Richmond City              VA          23224     Retail

47                            Bexar                      TX          78240     Multifamily
48                            Clark                      NV          89145     Multifamily
49                            Orange                     CA          92673     Office
50                            Wayne                      MI          48185     Retail
51                            Palm Beach                 FL          33463     Multifamily
52                            San Diego                  CA          92069     Mixed Use
53                            Los Angeles                CA          91405     Office
54                            Orange                     CA          92683     Retail
55                            Bernalillo                 NM          87111     Multifamily
56                            Middlesex                  MA          02180     Office
57                            Collier                    FL          34116     Multifamily
58                            Brazos                     TX          77803     Multifamily
59                            Cuyahoga                   OH          44070     Retail
60                            Maricopa                   AZ          85033     Retail
61                            Johnson                    KS          66213     Retail
62
62A                           Cook                       IL          60805     Retail
62B                           Cook                       IL          60805     Retail
63                            San Bernardino             CA          92408     Industrial

64                            Buncombe                   NC          28803     Retail
65                            Bossier Parish             LA          71111     Multifamily
66                            Larimer                    CO          80524     Multifamily
67                            San Bernardino             CA          91709     Retail
68                            Bell                       TX          76542     Multifamily
69                            Harris                     TX          77081     Multifamily
70                            Tom Green                  TX          76904     Multifamily
71                            Alexandria City            VA          22304     Mixed Use
72                            Nash                       NC          27803     Retail
73                            Guilford                   NC          27407     Retail
74                            San Diego                  CA          92154     Retail
75                            Tuscaloosa                 AL          35404     Multifamily
76                            Palm Beach                 FL          33411     Retail
77                            Wayne                      NC          28027     Multifamily
78                            Montgomery                 MD          20874     Industrial
79                            Montgomery                 MD          20877     Office
80                            Franklin                   OH          43228     Retail
81                            Broward                    FL          33317     Industrial
82                            Essex                      NJ          07041     Office
83                            Harris                     TX          77002     Office
84                            Riverside                  CA          92509     Industrial
85                            Galveston                  TX          77573     Multifamily
86                            Sonoma                     CA          95492     Retail


87                            Jefferson                  KY          40222     Self Storage
88                            Orange                     FL          32839     Retail
89                            Sarpy                      NE          68136     Multifamily
90                            Oklahoma                   OK          73112     Multifamily
91                            Wayne                      MI          48126     Retail
92                            Douglas                    NE          68124     Office
93                            Harris                     TX          77036     Multifamily
94                            San Diego                  CA          92128     Office
95                            Guilford                   NC          27358     Retail
96                            Lincoln                    MO          63379     Retail
97                            Maricopa                   AZ          85249     Retail
98                            Fulton                     GA          30337     Multifamily
99                            Jefferson                  CO          80127     Office
100                           Forsyth                    NC          27284     Retail
101                           Sonoma                     CA          95492     Retail


102                           Providence                 RI          02109     Multifamily
103                           Dallas                     TX          75208     Multifamily
104                           Dane                       WI          53703     Multifamily


105                           Harris                     TX          77502     Multifamily
106                           New York                   NY          10028     Mixed Use
107                           San Bernardino             CA          91730     Retail
108                           Cleveland                  OK          73071     Multifamily
109                           Spotsylvania               VA          22407     Self Storage
110                           San Diego                  CA          92084     Industrial
111                           Monmouth                   NJ          07758     Retail
112                           Orange                     CA          92831     Office
113                           Lake                       OH          44060     Multifamily
114                           New York                   NY          10021     Multifamily
115                           Camden                     NJ          08012     Multifamily
116                           Kane                       IL          60110     Retail
117                           Hidalgo                    TX          78501     Self Storage
118                           Montgomery                 TX          77354     Retail
119                           Douglas                    NE          68144     Office
120                           Stark                      OH          44688     Retail
121                           Bossier Parish             LA          71111     Retail
122                           Newton                     GA          30016     Multifamily
123                           Cameron                    TX          78552     Multifamily
124                           Harris                     TX          77040     Retail
125                           San Diego                  CA          92131     Retail
126                           Hillsborough               FL          33613     Multifamily
127                           Polk                       FL          33884     Multifamily
128                           Manatee                    FL          34207     Multifamily
129                           Petersburg City            VA          23805     Multifamily
130                           Baltimore                  MD          21117     Office
131                           Cherokee                   GA          30114     Retail
132                           Sonoma                     CA          95492     Retail
133                           San Diego                  CA          92154     Industrial
134                           Boone                      IA          50156     Multifamily
135                           Douglas                    NE          68144     Office
136                           Clayton                    GA          30296     Multifamily
137                           Dallas                     TX          75006     Industrial
138                           Orange                     CA          92705     Retail
139                           Brazos                     TX          77803     Multifamily
140                           Dutchess                   NY          12538     Multifamily
141                           San Diego                  CA          92037     Office
142                           Angelina                   TX          75901     Office
143                           Dallas                     TX          75043     Retail
144                           Schenectady                NY          12305     Multifamily
145                           District of Columbia       DC          20003     Multifamily
146                           Richmond                   VA          23219     Multifamily
147                           Erie                       NY          14214     Multifamily
148                           Volusia                    FL          32132     Multifamily
149                           Hartford                   CT          06114     Multifamily
150                           San Patricio               TX          78374     Multifamily
151                           Clark                      IN          47130     Multifamily
152                           New Haven                  CT          06515     Multifamily
153                           Rockland                   NY          10901     Mixed Use

Total/Weighted Average:


(i)                                                                                                         (xi)

                                                                                                          Units/
                                                                                                         Sq. Ft./
                                               Property                   Mortgage                        Rooms/
#                                              Sub-type                   Loan Seller                      Pads
---------------------------   -----------------------------------------   ----------------------   --------------------   ----------
1                                              Anchored                   KeyBank                         1,046,726            (10)


2                                                                         Column Financial, Inc.
2A                                             Anchored                                                     858,165
2B                                    Central Business District                                             419,318
3                                              Anchored                   Column Financial, Inc.          1,387,351            (10)
4                                                                         Column Financial, Inc.
4A                                           Full Service                                                       321
4B                                           Full Service                                                       198
5                                     Central Business District           Column Financial, Inc.            911,900
6                                              Anchored                   Column Financial, Inc.            218,507
7                                            Conventional                 Column Financial, Inc.                662
8                                            Conventional                 Column Financial, Inc.                209
9                                              Anchored                   PNC                               167,412
10                                    Office/Retail/Multifamily           Column Financial, Inc.            125,709
11                                             Suburban                   Column Financial, Inc.            154,776
12                                           Conventional                 PNC                                   438
13                                             Anchored                   Column Financial, Inc.            228,139

14                                           Conventional                 Column Financial, Inc.                810
15                                            Unanchored                  Column Financial, Inc.             37,425
16                                           Conventional                 Column Financial, Inc.                432
17                                           Conventional                 Column Financial, Inc.                173
18                                           Conventional                 PNC                                   300
19                                             Suburban                   PNC                               151,221
20                                             Suburban                   Column Financial, Inc.            170,418

21                                               N/A                      PNC                               222,597
22                                             Suburban                   PNC                                87,237
23                                             Suburban                   PNC                                42,892
24                                           Full Service                 PNC                                   150
25                                           Conventional                 PNC                                   382
26                                           Conventional                 Column Financial, Inc.                276
27                                             Suburban                   Column Financial, Inc.            130,981
28                                             Suburban                   PNC                               126,569

29                                       Manufactured Housing             Column Financial, Inc.                196
30                                       Manufactured Housing             Column Financial, Inc.                263
31                                       Manufactured Housing             Column Financial, Inc.                128
32                                       Manufactured Housing             Column Financial, Inc.                100
33                                             Anchored                   Column Financial, Inc.            158,662
34                                             Anchored                   Column Financial, Inc.             40,570
35                                               N/A                      PNC                               184,083
36                                           Conventional                 PNC                                   106
37                                             Anchored                   Column Financial, Inc.             82,556
38                                           Conventional                 Column Financial, Inc.                344
39                                           Conventional                 PNC                                   296
40                                           Conventional                 Column Financial, Inc.                152
41                                           Conventional                 Column Financial, Inc.                264
42                                           Conventional                 Column Financial, Inc.                200
43                                         Limited Service                PNC                                   119
44                                             Anchored                   Column Financial, Inc.            107,600
45                                             Suburban                   Column Financial, Inc.             61,640
46                                             Anchored                   Column Financial, Inc.            244,698

47                                           Conventional                 Column Financial, Inc.                252
48                                           Conventional                 Column Financial, Inc.                138
49                                             Suburban                   PNC                                27,522
50                                             Anchored                   Column Financial, Inc.            215,415
51                                           Conventional                 Column Financial, Inc.                115
52                                          Office/Retail                 PNC                               105,618
53                                    Central Business District           Column Financial, Inc.             64,411
54                                            Unanchored                  PNC                                42,505
55                                           Conventional                 Column Financial, Inc.                184
56                                             Suburban                   PNC                                50,648
57                                           Conventional                 Column Financial, Inc.                120
58                                       Manufactured Housing             Column Financial, Inc.                509
59                                             Anchored                   KeyBank                            70,003
60                                             Anchored                   Column Financial, Inc.             86,114
61                                            Unanchored                  PNC                                56,509
62                                                                        Column Financial, Inc.
62A                                           Unanchored                                                     22,649
62B                                           Unanchored                                                     22,921
63                                               N/A                      Column Financial, Inc.            156,224

64                                             Anchored                   Column Financial, Inc.            118,727
65                                           Conventional                 PNC                                   177
66                                       Manufactured Housing             PNC                                   328
67                                            Unanchored                  PNC                                41,464
68                                           Conventional                 Column Financial, Inc.                152
69                                           Conventional                 Column Financial, Inc.                211
70                                           Conventional                 Column Financial, Inc.                168
71                                        Office/Industrial               Column Financial, Inc.             64,474
72                                             Anchored                   Column Financial, Inc.             52,207
73                                             Anchored                   Column Financial, Inc.             56,630
74                                            Unanchored                  PNC                                27,600
75                                           Conventional                 Column Financial, Inc.                138
76                                            Unanchored                  Column Financial, Inc.             36,460
77                                           Conventional                 Column Financial, Inc.                100
78                                               N/A                      Column Financial, Inc.             45,645
79                                             Suburban                   PNC                                39,902
80                                            Unanchored                  Column Financial, Inc.             94,079
81                                               N/A                      Column Financial, Inc.             88,177
82                                             Suburban                   PNC                                13,110
83                                    Central Business District           Column Financial, Inc.             38,890
84                                               N/A                      Column Financial, Inc.            119,249
85                                           Conventional                 PNC                                   108
86                                            Unanchored                  Column Financial, Inc.             18,020


87                                               N/A                      PNC                                66,850
88                                            Unanchored                  Column Financial, Inc.             11,760
89                                           Conventional                 Column Financial, Inc.                 60
90                                           Conventional                 PNC                                   114
91                                            Unanchored                  Column Financial, Inc.             24,974
92                                             Suburban                   Column Financial, Inc.             24,022
93                                           Conventional                 Column Financial, Inc.                142
94                                             Suburban                   Column Financial, Inc.             25,952
95                                             Anchored                   Column Financial, Inc.             36,840
96                                             Anchored                   Column Financial, Inc.             52,933
97                                            Unanchored                  Column Financial, Inc.             18,218
98                                           Conventional                 Column Financial, Inc.                124
99                                             Suburban                   Column Financial, Inc.             20,034
100                                            Anchored                   Column Financial, Inc.             50,408
101                                           Unanchored                  Column Financial, Inc.             14,210


102                                          Conventional                 Column Financial, Inc.                 48
103                                          Conventional                 Column Financial, Inc.                134
104                                          Conventional                 Column Financial, Inc.                 90


105                                          Conventional                 Column Financial, Inc.                 88
106                                       Multifamily/Retail              Column Financial, Inc.             11,830
107                                           Unanchored                  Column Financial, Inc.              6,508
108                                          Conventional                 PNC                                   104
109                                              N/A                      Column Financial, Inc.             55,025
110                                              N/A                      Column Financial, Inc.             51,320
111                                           Unanchored                  Column Financial, Inc.             11,347
112                                            Suburban                   Column Financial, Inc.             30,102
113                                          Conventional                 Column Financial, Inc.                 72
114                                          Conventional                 Column Financial, Inc.                 20
115                                          Conventional                 Column Financial, Inc.                 58
116                                           Unanchored                  Column Financial, Inc.             11,407
117                                              N/A                      Column Financial, Inc.            323,943
118                                           Unanchored                  Column Financial, Inc.             20,790
119                                            Suburban                   Column Financial, Inc.             20,889
120                                            Anchored                   Column Financial, Inc.             44,703
121                                           Unanchored                  Column Financial, Inc.             14,000
122                                          Conventional                 Column Financial, Inc.                 70
123                                      Manufactured Housing             Column Financial, Inc.                273
124                                           Unanchored                  Column Financial, Inc.             10,053
125                                           Unanchored                  Column Financial, Inc.             10,912
126                                          Conventional                 Column Financial, Inc.                 57
127                                      Manufactured Housing             Column Financial, Inc.                 90
128                                      Manufactured Housing             Column Financial, Inc.                 74
129                                          Conventional                 Column Financial, Inc.                 56
130                                            Suburban                   Column Financial, Inc.             11,018
131                                           Unanchored                  Column Financial, Inc.             10,400
132                                           Unanchored                  Column Financial, Inc.              7,135
133                                              N/A                      Column Financial, Inc.             38,866
134                                      Manufactured Housing             Column Financial, Inc.                 86
135                                            Suburban                   Column Financial, Inc.             16,874
136                                          Conventional                 Column Financial, Inc.                 53
137                                              N/A                      Column Financial, Inc.             53,882
138                                           Unanchored                  Column Financial, Inc.             11,525
139                                      Manufactured Housing             Column Financial, Inc.                 94
140                                          Conventional                 Column Financial, Inc.                 24
141                                            Suburban                   Column Financial, Inc.              7,101
142                                   Central Business District           Column Financial, Inc.             22,457
143                                           Unanchored                  Column Financial, Inc.             12,600
144                                          Conventional                 Column Financial, Inc.                 61
145                                          Conventional                 Column Financial, Inc.                 16
146                                          Conventional                 Column Financial, Inc.                 17
147                                          Conventional                 Column Financial, Inc.                 54
148                                          Conventional                 Column Financial, Inc.                 28
149                                          Conventional                 Column Financial, Inc.                 36
150                                          Conventional                 Column Financial, Inc.                 48
151                                          Conventional                 PNC                                    32
152                                          Conventional                 Column Financial, Inc.                 14
153                                         Office/Retail                 Column Financial, Inc.             10,824

Total/Weighted Average:


(i)                                   (vi)                                (vii)


                                                                                                Percentage of
                                    Original                             Cut-off                   Initial               Maturity
#                                    Balance                           Balance (1)              Pool Balance            Balance (2)
---------------------------   --------------------   ---------   -----------------------   ----------------------   ----------------
1                                  $85,500,000          (11)           $85,405,532                  6.77%               $69,414,892


2                                  $80,000,000          (12)           $79,343,515                  6.29%               $71,457,181
2A                                                                     $69,245,249
2B                                                                     $10,098,266
3                                  $75,000,000          (13)           $75,000,000                  5.95%               $75,000,000
4                                  $51,000,000                         $50,881,109                  4.03%               $40,652,182
4A                                                                     $33,920,740
4B                                                                     $16,960,370
5                                  $45,000,000                         $44,876,466                  3.56%               $38,334,447
6                                  $42,300,000                         $42,300,000                  3.35%               $35,866,680
7                                  $35,000,000          (14)           $35,000,000                  2.78%               $33,322,233
8                                  $35,000,000                         $33,689,997                  2.67%               $30,832,227
9                                  $28,500,000                         $28,472,696                  2.26%               $24,313,039
10                                 $28,600,000                         $28,295,760                  2.24%               $23,075,662
11                                 $27,270,000                         $26,515,146                  2.10%               $10,661,962
12                                 $26,450,000                         $26,450,000                  2.10%               $21,833,989
13                                 $23,000,000                         $22,903,652                  1.82%               $19,156,463

14                                 $22,000,000                         $21,762,334                  1.73%               $20,425,414
15                                 $21,300,000                         $21,300,000                  1.69%               $21,300,000
16                                 $21,000,000                         $20,891,904                  1.66%               $16,921,866
17                                 $18,200,000                         $18,124,880                  1.44%               $15,614,871
18                                 $16,700,000                         $16,641,062                  1.32%               $13,699,489
19                                 $16,455,000                         $16,438,430                  1.30%               $13,931,254
20                                 $16,400,000                         $16,329,079                  1.29%               $13,594,715

21                                 $16,000,000                         $15,976,947                  1.27%               $12,395,142
22                                 $9,375,000                           $9,365,667                  0.74%               $7,951,218
23                                 $5,725,000                           $5,719,224                  0.45%               $4,845,505
24                                 $15,000,000                         $14,980,678                  1.19%               $11,897,944
25                                 $14,800,000                         $14,772,020                  1.17%               $12,497,833
26                                 $14,600,000                         $14,524,848                  1.15%               $11,764,726
27                                 $14,550,000                         $14,423,499                  1.14%               $11,155,040
28                                 $11,625,000                         $11,604,681                  0.92%               $9,918,299

29                                 $4,025,000                           $3,997,827                  0.32%               $3,390,188
30                                 $4,000,000                           $3,976,321                  0.32%               $3,362,665
31                                 $2,070,000                           $2,057,746                  0.16%               $1,740,179
32                                 $1,375,000                           $1,366,860                  0.11%               $1,155,916
33                                 $10,600,000                         $10,600,000                  0.84%               $10,600,000
34                                 $10,500,000                         $10,434,412                  0.83%               $8,759,205
35                                 $10,000,000                          $9,989,911                  0.79%               $8,463,763
36                                 $9,864,000                           $9,845,186                  0.78%               $8,319,641
37                                 $9,500,000                           $9,438,742                  0.75%               $7,887,658
38                                 $9,300,000                           $9,262,680                  0.73%               $7,794,162
39                                 $9,200,000                           $9,182,569                  0.73%               $7,766,596
40                                 $9,200,000                           $9,147,744                  0.73%               $7,075,107
41                                 $8,480,000                           $8,402,346                  0.67%               $7,096,915
42                                 $8,150,000                           $8,119,100                  0.64%               $6,884,464
43                                 $7,450,000                           $7,440,612                  0.59%               $5,935,579
44                                 $7,425,000                           $7,379,962                  0.59%               $5,632,945
45                                 $7,000,000                           $6,967,396                  0.55%               $5,915,416
46                                 $7,000,000                           $6,814,263                  0.54%                $109,009

47                                 $6,720,000                           $6,658,463                  0.53%               $5,623,971
48                                 $6,700,000                           $6,653,051                  0.53%               $6,170,665
49                                 $6,600,000                           $6,593,640                  0.52%               $5,625,510
50                                 $6,400,000                           $6,339,552                  0.50%               $4,971,292
51                                 $6,240,000                           $6,205,217                  0.49%               $4,816,854
52                                 $6,200,000                           $6,194,049                  0.49%               $5,287,627
53                                 $6,000,000                           $5,964,095                  0.47%               $5,036,307
54                                 $5,850,000                           $5,844,363                  0.46%               $4,986,248
55                                 $5,850,000                           $5,811,980                  0.46%               $4,952,561
56                                 $5,810,000                           $5,804,304                  0.46%               $4,939,211
57                                 $5,800,000                           $5,779,340                  0.46%               $4,940,007
58                                 $5,750,000                           $5,750,000                  0.46%               $4,880,742
59                                 $5,760,000                           $5,743,218                  0.46%               $4,434,972
60                                 $5,650,000                           $5,650,000                  0.45%               $4,811,058
61                                 $5,545,000                           $5,531,107                  0.44%               $4,363,675
62                                 $5,300,000                           $5,267,663                  0.42%               $4,436,446
62A                                                                     $3,085,346
62B                                                                     $2,182,318
63                                 $5,200,000                           $5,176,306                  0.41%               $4,275,854

64                                 $5,175,000                           $5,175,000                  0.41%               $5,175,000
65                                 $5,128,000                           $5,108,073                  0.41%               $4,029,801
66                                 $4,900,000                           $4,900,000                  0.39%               $4,151,282
67                                 $4,900,000                           $4,887,170                  0.39%               $4,200,609
68                                 $4,875,000                           $4,855,437                  0.39%               $4,085,650
69                                 $4,650,000                           $4,596,734                  0.36%               $3,942,744
70                                 $4,600,000                           $4,587,345                  0.36%               $3,917,495
71                                 $4,400,000                           $4,389,115                  0.35%               $3,799,493
72                                 $4,320,000                           $4,301,596                  0.34%               $3,333,197
73                                 $4,300,000                           $4,281,987                  0.34%               $3,581,426
74                                 $4,170,000                           $4,170,000                  0.33%               $3,554,619
75                                 $4,376,000                           $4,077,258                  0.32%               $3,684,593
76                                 $4,100,000                           $4,076,870                  0.32%               $3,157,365
77                                 $4,000,000                           $3,975,067                  0.32%               $3,337,881
78                                 $4,000,000                           $3,971,612                  0.31%               $3,071,206
79                                 $3,940,000                           $3,933,019                  0.31%               $3,355,718
80                                 $3,900,000                           $3,856,389                  0.31%               $2,871,773
81                                 $3,800,000                           $3,767,790                  0.30%               $2,928,412
82                                 $3,700,000                           $3,690,354                  0.29%               $3,173,685
83                                 $3,700,000                           $3,681,688                  0.29%               $3,101,199
84                                 $3,650,000                           $3,627,200                  0.29%               $3,044,867
85                                 $3,360,000                           $3,356,425                  0.27%               $2,819,946
86                                 $3,125,000                           $3,108,837                  0.25%               $2,603,012


87                                 $3,100,000                           $3,082,422                  0.24%               $2,384,823
88                                 $3,090,000                           $3,055,009                  0.24%               $2,159,793
89                                 $2,950,000                           $2,930,777                  0.23%               $2,445,433
90                                 $2,800,000                           $2,793,973                  0.22%               $2,321,008
91                                 $2,815,000                           $2,785,959                  0.22%               $2,210,420
92                                 $2,800,000                           $2,782,169                  0.22%               $2,376,781
93                                 $2,800,000                           $2,774,919                  0.22%               $2,196,728
94                                 $2,750,000                           $2,734,245                  0.22%               $2,322,330
95                                 $2,685,000                           $2,668,406                  0.21%               $2,243,347
96                                 $2,700,000                           $2,661,315                  0.21%               $2,121,624
97                                 $2,650,000                           $2,633,092                  0.21%               $2,203,726
98                                 $2,600,000                           $2,586,552                  0.21%               $2,165,707
99                                 $2,530,000                           $2,517,199                  0.20%               $2,113,998
100                                $2,500,000                           $2,467,572                  0.20%               $1,626,858
101                                $2,460,000                           $2,447,415                  0.19%               $2,052,305


102                                $2,440,000                           $2,426,212                  0.19%               $1,878,373
103                                $2,400,000                           $2,389,657                  0.19%               $2,164,274
104                                $2,400,000                           $2,386,896                  0.19%               $1,983,268


105                                $2,380,000                           $2,368,221                  0.19%               $1,994,825
106                                $2,350,000                           $2,343,767                  0.19%               $2,011,144
107                                $2,300,000                           $2,280,998                  0.18%               $1,781,520
108                                $2,280,000                           $2,274,881                  0.18%               $1,877,827
109                                $2,300,000                           $2,261,071                  0.18%               $1,508,989
110                                $2,250,000                           $2,241,092                  0.18%               $1,761,789
111                                $2,150,000                           $2,112,950                  0.17%                 $28,678
112                                $2,000,000                           $1,986,484                  0.16%               $1,550,352
113                                $1,975,000                           $1,956,183                  0.16%               $1,531,528
114                                $1,950,000                           $1,942,426                  0.15%               $1,641,757
115                                $1,955,000                           $1,941,506                  0.15%               $1,641,658
116                                $1,900,000                           $1,889,399                  0.15%               $1,610,264
117                                $1,800,000                           $1,782,009                  0.14%               $1,195,158
118                                $1,760,000                           $1,754,226                  0.14%               $1,514,510
119                                $1,700,000                           $1,689,174                  0.13%               $1,443,046
120                                $1,650,000                           $1,644,514                  0.13%               $1,333,889
121                                $1,650,000                           $1,637,883                  0.13%               $1,123,847
122                                $1,650,000                           $1,628,325                  0.13%                 $35,753
123                                $1,500,000                           $1,490,463                  0.12%               $1,172,498
124                                $1,480,000                           $1,475,449                  0.12%               $1,240,624
125                                $1,450,000                           $1,446,036                  0.11%               $1,235,937
126                                $1,440,000                           $1,434,171                  0.11%               $1,339,188
127                                $1,400,000                           $1,392,438                  0.11%               $1,295,268
128                                $1,400,000                           $1,391,891                  0.11%               $1,180,503
129                                $1,350,000                           $1,342,786                  0.11%               $1,119,172
130                                $1,287,000                           $1,280,517                  0.10%               $1,076,050
131                                $1,285,000                           $1,279,361                  0.10%               $1,062,812
132                                $1,280,000                           $1,273,380                  0.10%               $1,066,195
133                                $1,250,000                           $1,245,716                  0.10%               $1,069,884
134                                $1,237,500                           $1,229,547                  0.10%               $1,102,119
135                                $1,200,000                           $1,192,358                  0.09%               $1,018,621
136                                $1,260,000                           $1,187,014                  0.09%               $1,086,460
137                                $1,175,000                           $1,169,249                  0.09%                $986,353
138                                $1,095,000                           $1,087,150                  0.09%                $933,223
139                                $1,075,000                           $1,075,000                  0.09%                $916,099
140                                $1,009,000                            $998,771                   0.08%                $794,883
141                                $1,000,000                            $996,925                   0.08%                $838,259
142                                $1,000,000                            $989,673                   0.08%                $720,130
143                                 $920,000                             $916,515                   0.07%                $726,499
144                                 $915,000                             $910,341                   0.07%                $718,680
145                                 $900,000                             $896,427                   0.07%                $755,432
146                                 $900,000                             $895,693                   0.07%                $757,809
147                                 $900,000                             $895,311                   0.07%                $703,884
148                                 $880,000                             $876,021                   0.07%                $746,533
149                                 $760,000                             $750,390                   0.06%                $498,413
150                                 $725,000                             $721,302                   0.06%                $569,259
151                                 $635,000                             $634,310                   0.05%                $461,213
152                                 $600,000                             $596,740                   0.05%                $510,303
153                                 $587,500                             $585,529                   0.05%                $474,224
                                                                 -----------------------
Total/Weighted Average:                                               $1,261,269,491
                                                                 =======================

(i)                                   (xix)


                                                                                                 Occupancy
                                       Fee/                Year               Year                Rate at
#                                   Leasehold              Built            Renovated               U/W
---------------------------   ---------------------   --------------   ------------------   -------------------
1                                      Fee                 1993                N/A                  99%


2
2A                                     Fee                 1957               2003                  97%
2B                                     Fee                 1957               2003                  87%
3                                   Leasehold              1956               2002                  96%
4
4A                                     Fee                 1905               2000                  N/A
4B                                     Fee                 1990               2003                  N/A
5                                      Fee                 1969               1990                  84%
6                                 Fee/Leasehold            2002                N/A                  89%
7                                      Fee                 1995                N/A                  86%
8                                      Fee                 1998                N/A                  95%
9                                      Fee                 2000                N/A                  92%
10                                     Fee                 1989                N/A                  91%
11                                     Fee                 2001                N/A                  100%
12                                     Fee                 1999                N/A                  87%
13                                  Leasehold              1981               2002                  100%

14                                     Fee                 1976               2003                  95%
15                                     Fee                 1907               1996                  100%
16                                     Fee                 1971               2000                  94%
17                                Fee/Leasehold            1924               2002                  94%
18                                     Fee                 1995                N/A                  93%
19                                     Fee                 1999                N/A                  91%
20                                     Fee                 2000                N/A                  100%

21                                     Fee                 1955               1989                  100%
22                                     Fee                 1981                N/A                  92%
23                                     Fee                 1975               1990                  95%
24                                     Fee                 2000                N/A                  N/A
25                                     Fee                 1987                N/A                  94%
26                                     Fee                 1986                N/A                  98%
27                                     Fee                 1999                N/A                  80%
28                                     Fee                 2001                N/A                  83%

29                                     Fee                 1986                N/A                  100%
30                                     Fee                 1975               1985                  100%
31                                     Fee                 1973               1980                  100%
32                                     Fee                 1962                N/A                  100%
33                                     Fee                 2002                N/A                  98%
34                                     Fee                 1993                N/A                  100%
35                                     Fee                 1970                N/A                  92%
36                                     Fee                 2003                N/A                  99%
37                                     Fee                 1988                N/A                  96%
38                                     Fee                 1982                N/A                  97%
39                                     Fee                 1983                N/A                  95%
40                                     Fee                 1999                N/A                  91%
41                                     Fee                 1985                N/A                  93%
42                                     Fee                 1987                N/A                  95%
43                                     Fee                 1999                N/A                  N/A
44                                     Fee                 1972               2002                  98%
45                                     Fee                 1978                N/A                  100%
46                                     Fee                 1970                N/A                  88%

47                                     Fee                 1983               2002                  94%
48                                     Fee                 1989                N/A                  92%
49                                     Fee                 2002                N/A                  100%
50                                     Fee                 1995                N/A                  100%
51                                     Fee                 1984               1998                  100%
52                                     Fee                 1971               2001                  100%
53                                     Fee                 1971               1998                  100%
54                                     Fee                 1985                N/A                  99%
55                                     Fee                 1978               2003                  91%
56                                     Fee                 1984                N/A                  89%
57                                     Fee                 1988               2002                  99%
58                                     Fee                 1968                N/A                  87%
59                                  Leasehold              2002                N/A                  100%
60                                     Fee                 1986                N/A                  90%
61                                     Fee                 1997                N/A                  98%
62
62A                                    Fee                 1986                N/A                  100%
62B                                    Fee                 1985                N/A                  82%
63                                     Fee                 1987                N/A                  90%

64                                     Fee                 1988               1996                  98%
65                                     Fee                 1981               2000                  98%
66                                     Fee                 1972               1995                  97%
67                                     Fee                 1989                N/A                  100%
68                                     Fee                 1985                N/A                  96%
69                                     Fee                 1972               2002                  95%
70                                     Fee                 1984               2000                  97%
71                                     Fee                 1972               1984                  100%
72                                     Fee                 2003                N/A                  85%
73                                     Fee                 2000                N/A                  95%
74                                     Fee                 1979               2000                  100%
75                                     Fee                 1984                N/A                  93%
76                                     Fee                 2002                N/A                  100%
77                                     Fee                 1982               2002                  96%
78                                     Fee                 2000                N/A                  100%
79                                     Fee                 1981                N/A                  100%
80                                     Fee                 1963                N/A                  100%
81                                     Fee                 1971               2002                  99%
82                                     Fee                 2002                N/A                  100%
83                                     Fee                 1904               2000                  88%
84                                     Fee                 1971               2002                  98%
85                                     Fee                 1987               2003                  97%
86                                     Fee                 2002                N/A                  92%


87                                     Fee                 1999                N/A                  84%
88                                     Fee                 2002                N/A                  100%
89                                     Fee                 2002                N/A                  92%
90                                     Fee                 1969                N/A                  82%
91                                     Fee                 1999               2002                  91%
92                                     Fee                 2001                N/A                  100%
93                                     Fee                 1977               2002                  97%
94                                     Fee                 1976               2000                  100%
95                                     Fee                 1999                N/A                  100%
96                                     Fee                 1986               2001                  95%
97                                     Fee                 2003                N/A                  93%
98                                     Fee                 1971               2002                  90%
99                                     Fee                 2002                N/A                  96%
100                                    Fee                 1985               1995                  100%
101                                    Fee                 2002                N/A                  79%


102                                    Fee                 1972               2002                  100%
103                                    Fee                 1969               2003                  99%
104                                    Fee                 1929               2003                  87%


105                                    Fee                 1964               2002                  84%
106                                    Fee                 1910               1980                  100%
107                                    Fee                 2003                N/A                  100%
108                                    Fee                 1983                N/A                  96%
109                                    Fee                 1999                N/A                  96%
110                                    Fee                 1962                N/A                  91%
111                                    Fee                 2003                N/A                  100%
112                                    Fee                 1975               2002                  97%
113                                    Fee                 1963               1997                  96%
114                                    Fee                 1910               1988                  100%
115                                    Fee                 1962               1999                  98%
116                                    Fee                 2002                N/A                  100%
117                                    Fee                 1994                N/A                  91%
118                                    Fee                 2000                N/A                  100%
119                                    Fee                 1991                N/A                  100%
120                                 Leasehold              1983               1989                  100%
121                                    Fee                 1996                N/A                  100%
122                                    Fee                 1978               2002                  93%
123                                    Fee                 1972               2003                  84%
124                                    Fee                 2000                N/A                  100%
125                                    Fee                 1981                N/A                  100%
126                                    Fee                 1979               2001                  96%
127                                    Fee                 1957               2002                  100%
128                                    Fee                 1953               2002                  99%
129                                    Fee                 1974               2002                  96%
130                                    Fee                 1987               2002                  100%
131                                    Fee                 2001                N/A                  100%
132                                    Fee                 2002                N/A                  100%
133                                    Fee                 1991                N/A                  100%
134                                    Fee                 1975               1998                  87%
135                                    Fee                 1991                N/A                  100%
136                                    Fee                 1972               1985                  94%
137                                    Fee                 1984                N/A                  100%
138                                    Fee                 1978                N/A                  81%
139                                    Fee                 1970                N/A                  98%
140                                    Fee                 1960               2001                  88%
141                                    Fee                 1965               1980                  93%
142                                    Fee                 1979                N/A                  92%
143                                    Fee                 1979                N/A                  100%
144                                    Fee                 1927               1999                  95%
145                                    Fee                 1910               1998                  100%
146                                    Fee                 1870               2001                  94%
147                                    Fee                 1931               2001                  91%
148                                    Fee                 1985                N/A                  96%
149                                    Fee                 1970                N/A                  95%
150                                    Fee                 1962               2002                  98%
151                                    Fee                 2002                N/A                  100%
152                                    Fee                 1900               2000                  100%
153                                    Fee                 1968                N/A                  92%

Total/Weighted Average:


(i)

                                                                                                             Maturity/
                                     Date of                                       Cut-off                      ARD
                                   Occupancy               Appraised              Date LTV                    Date LTV
#                                     Rate                   Value              Ratio (1) (4)            Ratio (2) (3) (4)
---------------------------   --------------------   ---------------------   ------------------   ----   -----------------   -----
1                                   8/31/2003             $171,500,000              66.4%         (15)         54.0%          (15)


2                                                         $330,000,000              60.1%         (16)         54.1%          (16)
2A                                  7/14/2003             $288,000,000
2B                                  7/14/2003             $42,000,000
3                                   6/30/2003             $335,000,000              49.3%         (17)         49.3%          (17)
4                                                         $68,650,000               74.1%                      59.2%
4A                                     N/A                $47,000,000
4B                                     N/A                $21,650,000
5                                   5/1/2003              $75,000,000               59.8%                      51.1%
6                                   10/1/2003             $52,900,000               80.0%                      67.8%
7                                   6/3/2003              $48,500,000               72.2%         (18)         68.7%          (18)
8                                   4/15/2003             $91,000,000               37.0%                      33.9%
9                                   8/13/2003             $41,700,000               68.3%                      58.3%
10                                  8/14/2003             $37,500,000               75.5%                      61.5%
11                                  3/31/2003             $41,000,000               64.7%                      26.0%
12                                  7/11/2003             $33,100,000               79.9%                      66.0%
13                                  4/1/2003              $32,000,000               71.6%                      59.9%

14                                  7/1/2003              $28,900,000               75.3%                      70.7%
15                                  9/30/2003             $31,200,000               68.3%                      68.3%
16                                  6/17/2003             $31,550,000               66.2%                      53.6%
17                                  9/18/2003             $23,100,000               78.5%                      67.6%
18                                  6/9/2003              $20,900,000               79.6%                      65.5%
19                                  7/31/2003             $21,940,000               74.9%                      63.5%
20                                  5/1/2003              $22,500,000               72.6%                      60.4%

21                                  6/30/2003             $22,000,000               72.6%                      56.3%
22                                  8/28/2003             $12,500,000               74.9%                      63.6%
23                                  8/1/2003               $8,000,000               71.5%                      60.6%
24                                     N/A                $20,300,000               73.8%                      58.6%
25                                  8/11/2003             $18,500,000               79.8%                      67.6%
26                                  7/14/2003             $19,000,000               76.4%                      61.9%
27                                  2/28/2003             $19,400,000               74.3%                      57.5%
28                                  4/22/2003             $15,500,000               74.9%                      64.0%

29                                  7/31/2003              $5,800,000               73.5%                      62.3%
30                                  8/31/2003              $5,000,000               73.5%                      62.3%
31                                  6/30/2003              $2,800,000               73.5%                      62.3%
32                                  6/30/2003              $1,900,000               73.5%                      62.3%
33                                  8/5/2003              $19,100,000               55.5%                      55.5%
34                                  7/31/2003             $14,000,000               74.5%                      62.6%
35                                  8/1/2003              $12,600,000               79.3%                      67.2%
36                                  9/15/2003             $12,330,000               79.8%                      67.5%
37                                  8/22/2003             $11,900,000               79.3%                      66.3%
38                                  9/1/2003              $12,750,000               72.6%                      61.1%
39                                  7/30/2003             $11,500,000               79.8%                      67.5%
40                                  9/3/2003              $11,550,000               79.2%                      61.3%
41                                  7/20/2003             $10,600,000               79.3%                      67.0%
42                                  7/28/2003             $11,500,000               70.6%                      59.9%
43                                     N/A                $11,400,000               65.3%                      52.1%
44                                  6/30/2003              $9,400,000               78.5%                      59.9%
45                                  8/1/2003               $9,800,000               71.1%                      60.4%
46                                  6/25/2003             $11,000,000               61.9%                       1.0%

47                                  8/19/2003              $8,400,000               79.3%                      67.0%
48                                  5/6/2003               $8,500,000               78.3%                      72.6%
49                                  5/1/2003               $9,350,000               70.5%                      60.2%
50                                  2/21/2003              $9,800,000               64.7%                      50.7%
51                                  6/1/2003               $7,800,000               79.6%                      61.8%
52                                  7/31/2003             $12,800,000               48.4%                      41.3%
53                                  8/1/2003               $8,300,000               71.9%                      60.7%
54                                  8/1/2003               $9,000,000               64.9%                      55.4%
55                                  6/30/2003              $7,350,000               79.1%                      67.4%
56                                  6/19/2003              $7,500,000               77.4%                      65.9%
57                                  7/1/2003               $7,800,000               74.1%                      63.3%
58                            6/2/2003 & 8/25/2003         $7,300,000               78.8%                      66.9%
59                                  8/28/2003              $7,035,000               81.6%                      63.0%
60                                  9/22/2003              $7,550,000               74.8%                      63.7%
61                                  4/30/2003              $7,000,000               79.0%                      62.3%
62                                                         $7,000,000               75.3%                      63.4%
62A                                 9/2/2003               $4,100,000
62B                                 9/2/2003               $2,900,000
63                                  6/1/2003               $7,000,000               73.9%                      61.1%

64                                  4/24/2003             $10,600,000               48.8%                      48.8%
65                                  7/31/2003              $6,410,000               79.7%                      62.9%
66                                  7/31/2003             $12,300,000               39.8%                      33.8%
67                                  5/20/2003              $7,000,000               69.8%                      60.0%
68                                  6/19/2003              $6,400,000               75.9%                      63.8%
69                                  5/20/2003              $6,350,000               72.4%                      62.1%
70                                  10/2/2003              $5,750,000               79.8%                      68.1%
71                                  10/1/2003              $6,100,000               72.0%                      62.3%
72                                  6/30/2003              $5,400,000               79.7%                      61.7%
73                                  5/31/2003              $5,400,000               79.3%                      66.3%
74                                  8/1/2003               $5,560,000               75.0%                      63.9%
75                                  8/27/2003              $5,750,000               70.9%                      64.1%
76                                  6/24/2003              $6,380,000               63.9%                      49.5%
77                                  6/30/2003              $5,000,000               79.5%                      66.8%
78                                  3/1/2003               $6,000,000               66.2%                      51.2%
79                                  6/27/2003              $5,100,000               77.1%                      65.8%
80                                  2/1/2003               $5,400,000               71.4%                      53.2%
81                                  9/1/2003               $5,450,000               69.1%                      53.7%
82                                  7/21/2003              $4,750,000               77.7%                      66.8%
83                                  4/1/2003               $4,850,000               75.9%                      63.9%
84                                  5/8/2003               $5,300,000               68.4%                      57.5%
85                                  6/30/2003              $4,200,000               79.9%                      67.1%
86                                  9/8/2003               $4,500,000               69.1%                      57.8%


87                                  6/4/2003               $4,000,000               77.1%                      59.6%
88                                  9/9/2003               $4,420,000               69.1%                      48.9%
89                                  9/3/2003               $3,710,000               79.0%                      65.9%
90                                  9/26/2003              $3,925,000               71.2%                      59.1%
91                                  8/30/2003              $3,850,000               72.4%                      57.4%
92                                  8/31/2003              $3,730,000               74.6%                      63.7%
93                                  3/1/2003               $4,300,000               64.5%                      51.1%
94                                  9/4/2003               $4,400,000               62.1%                      52.8%
95                                  7/31/2003              $3,437,000               77.6%                      65.3%
96                                  9/1/2003               $3,700,000               71.9%                      57.3%
97                                  7/31/2003              $4,100,000               64.2%                      53.7%
98                                  9/1/2003               $4,200,000               61.6%                      51.6%
99                                  5/31/2003              $3,310,000               76.0%                      63.9%
100                                 6/19/2003              $3,400,000               72.6%                      47.8%
101                                 6/12/2003              $3,400,000               72.0%                      60.4%


102                                 9/1/2003               $3,050,000               79.5%                      61.6%
103                                 7/1/2003               $3,025,000               79.0%                      71.5%
104                                 4/25/2003              $3,800,000               62.8%                      52.2%


105                                 8/31/2003              $3,090,000               76.6%                      64.6%
106                                 9/4/2003               $4,200,000               55.8%                      47.9%
107                                 6/20/2003              $3,600,000               63.4%                      49.5%
108                                 6/19/2003              $2,850,000               79.8%                      65.9%
109                                 8/31/2003              $3,730,000               60.6%                      40.5%
110                                 9/1/2003               $3,500,000               64.0%                      50.3%
111                                 3/29/2003              $3,550,000               59.5%                       0.8%
112                                 4/1/2003               $2,970,000               66.9%                      52.2%
113                                 8/1/2003               $2,600,000               75.2%                      58.9%
114                                 4/16/2003              $2,900,000               67.0%                      56.6%
115                                 4/10/2003              $2,500,000               77.7%                      65.7%
116                                 9/1/2003               $2,540,000               74.4%                      63.4%
117                                 9/4/2003               $2,845,000               62.6%                      42.0%
118                                 9/1/2003               $2,410,000               72.8%                      62.8%
119                                 8/31/2003              $2,270,000               74.4%                      63.6%
120                                 7/31/2003              $2,350,000               70.0%                      56.8%
121                                 5/7/2003               $2,275,000               72.0%                      49.4%
122                                 5/27/2003              $2,250,000               72.4%                       1.6%
123                                 10/1/2003              $2,050,000               72.7%                      57.2%
124                                 8/26/2003              $2,100,000               70.3%                      59.1%
125                                 9/10/2003              $2,300,000               62.9%                      53.7%
126                                 7/1/2003               $1,800,000               79.7%                      74.4%
127                                 7/1/2003               $1,800,000               77.4%                      72.0%
128                                 7/31/2003              $1,800,000               77.3%                      65.6%
129                                 9/18/2003              $1,750,000               76.7%                      64.0%
130                                 6/6/2003               $1,650,000               77.6%                      65.2%
131                                 7/24/2003              $1,800,000               71.1%                      59.0%
132                                 5/1/2003               $1,900,000               67.0%                      56.1%
133                                 9/10/2003              $2,040,000               61.1%                      52.4%
134                                 7/8/2003               $1,650,000               74.5%                      66.8%
135                                 8/31/2003              $1,610,000               74.1%                      63.3%
136                                 6/4/2003               $2,200,000               54.0%                      49.4%
137                                 6/11/2003              $1,650,000               70.9%                      59.8%
138                                 7/1/2003               $1,750,000               62.1%                      53.3%
139                                 5/1/2003               $1,350,000               79.6%                      67.9%
140                                 6/1/2003               $1,275,000               78.3%                      62.3%
141                                 9/10/2003              $2,160,000               46.2%                      38.8%
142                                 3/31/2003              $1,450,000               68.3%                      49.7%
143                                 5/1/2003               $1,300,000               70.5%                      55.9%
144                                 9/30/2003              $1,320,000               69.0%                      54.4%
145                                 9/11/2003              $1,390,000               64.5%                      54.3%
146                                 5/9/2003               $1,500,000               59.7%                      50.5%
147                                 8/1/2003               $1,230,000               72.8%                      57.2%
148                                 8/1/2003               $1,100,000               79.6%                      67.9%
149                                 9/24/2003               $950,000                79.0%                      52.5%
150                                 8/26/2003              $1,175,000               61.4%                      48.4%
151                                 8/1/2003                $980,000                64.7%                      47.1%
152                                 9/1/2003                $750,000                79.6%                      68.0%
153                                 5/19/2003              $1,100,000               53.2%                      43.1%

Total/Weighted Average:


(i)



                                   Most Recent             Most Recent              U/W                  U/W               U/W
#                                      NOI                     NCF                  NOI                NCF (5)           DSCR (6)
---------------------------   ---------------------   --------------------   -----------------   ------------------   -------------
1                                  $13,254,419             $13,254,419          $14,265,306          $13,516,797          1.75x


2                                  $23,811,052             $23,503,721          $25,124,291          $24,443,593          2.38x
2A
2B
3                                  $21,576,675             $21,496,573          $19,013,028          $18,932,926          3.43x
4                                   $8,446,424             $7,687,264            $8,373,993          $7,303,120           1.71x
4A
4B
5                                   $6,566,761             $5,611,891            $7,885,987          $6,931,117           2.11x
6                                      N/A                     N/A               $4,364,213          $4,237,727           1.53x
7                                   $3,321,021             $3,155,521            $3,491,112          $3,325,612           1.52x
8                                   $5,822,478             $5,766,198            $5,027,064          $4,970,784           2.02x
9                                   $3,120,336             $3,100,973            $3,374,320          $3,202,894           1.53x
10                                  $2,595,619             $2,513,226            $3,014,478          $2,932,085           1.38x
11                                  $3,755,463             $3,480,183            $3,483,973          $3,208,693           1.32x
12                                  $2,163,617             $2,163,617            $2,396,912          $2,287,412           1.39x
13                                  $2,933,216             $2,702,289            $2,849,437          $2,618,510           1.69x

14                                  $2,502,407             $2,299,907            $2,440,481          $2,237,981           1.50x
15                                     N/A                     N/A               $2,171,876          $2,090,152           1.65x
16                                  $2,707,478             $2,599,478            $2,706,050          $2,598,050           2.06x
17                                     N/A                     N/A               $1,763,242          $1,728,642           1.27x
18                                  $1,393,168             $1,321,663            $1,516,118          $1,441,117           1.35x
19                                  $1,863,565             $1,825,859            $1,940,394          $1,711,064           1.45x
20                                  $2,272,563             $2,072,249            $2,028,128          $1,827,814           1.68x

21                                  $2,051,874             $1,505,816            $1,718,306          $1,559,668           1.26x
22                                   $924,175               $823,805             $1,166,659          $1,002,985           1.49x
23                                   $713,687               $713,687              $604,310            $530,110            1.30x
24                                  $2,248,619             $2,248,619            $2,157,221          $1,922,832           1.55x
25                                  $1,471,780             $1,350,116            $1,485,672          $1,386,876           1.32x
26                                  $1,401,480             $1,332,480            $1,390,783          $1,321,783           1.51x
27                                  $1,396,660             $1,230,345            $1,717,825          $1,551,510           1.42x
28                                  $1,579,743             $1,579,743            $1,440,439          $1,247,386           1.46x

29                                   $518,848               $509,048              $463,936            $454,136            1.52x
30                                   $465,935               $452,785              $407,710            $394,560            1.52x
31                                   $273,384               $266,984              $229,942            $223,542            1.52x
32                                   $173,781               $168,731              $151,999            $146,949            1.52x
33                                     N/A                     N/A               $1,482,130          $1,367,437           2.63x
34                                  $1,313,303             $1,247,275            $1,123,918          $1,057,890           1.49x
35                                  $1,133,250             $1,118,218            $1,106,778          $1,020,566           1.43x
36                                   $456,762               $456,762             $1,055,172          $1,055,172           1.52x
37                                  $1,115,153             $1,067,511            $1,059,527          $1,011,885           1.60x
38                                  $1,196,526             $1,110,526            $1,129,770          $1,043,770           1.63x
39                                   $940,115               $830,538              $945,271            $871,271            1.34x
40                                   $921,674               $883,674              $894,919            $856,919            1.23x
41                                   $889,294               $823,294              $896,794            $830,794            1.43x
42                                   $842,653               $792,653              $825,919            $775,919            1.34x
43                                  $1,435,153             $1,435,153            $1,218,479          $1,218,479           1.95x
44                                   $837,833               $740,414              $846,742            $749,323            1.38x
45                                   $902,025               $823,998              $836,214            $758,187            1.53x
46                                     N/A                     N/A               $1,067,319           $927,212            1.28x

47                                   $676,837               $613,837              $708,329            $645,329            1.40x
48                                   $639,739               $605,239              $703,281            $668,781            1.57x
49                                   $686,601               $686,601              $677,655            $638,600            1.32x
50                                   $898,634               $758,880              $817,611            $677,857            1.36x
51                                   $815,543               $786,793              $696,810            $668,060            1.40x
52                                  $1,173,118             $1,164,249            $1,113,268          $1,008,155           2.21x
53                                   $991,683               $914,065              $779,288            $701,670            1.69x
54                                   $638,503               $602,003              $675,284            $634,302            1.48x
55                                   $569,925               $523,925              $614,417            $568,417            1.36x
56                                   $739,089               $683,989              $651,470            $575,486            1.37x
57                                   $604,416               $574,416              $579,341            $549,341            1.30x
58                                   $645,492               $619,742              $657,718            $631,968            1.63x
59                                   $529,153               $506,886              $520,171            $497,079            1.23x
60                                   $695,307               $623,810              $655,800            $584,303            1.55x
61                                   $624,255               $624,255              $615,129            $577,369            1.29x
62                                   $694,531               $645,614              $647,658            $598,741            1.65x
62A
62B
63                                   $559,275               $480,336              $547,969            $469,030            1.40x

64                                   $952,372               $836,047              $888,809            $772,484            3.48x
65                                   $557,795               $557,795              $569,901            $517,351            1.25x
66                                   $956,948               $956,162              $905,310            $888,910            2.53x
67                                   $678,966               $674,934              $612,811            $578,298            1.58x
68                                   $655,847               $617,847              $609,137            $571,137            1.70x
69                                   $488,577               $435,827              $493,815            $441,065            1.32x
70                                   $584,572               $542,572              $582,478            $540,478            1.61x
71                                   $589,404               $526,014              $587,862            $524,472            1.55x
72                                     N/A                     N/A                $451,068            $436,613            1.32x
73                                   $370,588               $349,774              $449,295            $428,481            1.48x
74                                   $432,345               $416,443              $417,542            $396,651            1.30x
75                                   $510,218               $468,818              $532,306            $490,906            1.52x
76                                   $454,874               $407,839              $605,031            $557,996            1.79x
77                                   $423,530               $398,530              $416,796            $391,796            1.44x
78                                   $540,856               $502,014              $457,172            $418,330            1.39x
79                                   $498,833               $498,833              $452,174            $401,281            1.39x
80                                   $506,637               $414,395              $487,813            $395,571            1.25x
81                                   $542,834               $501,954              $525,792            $484,912            1.67x
82                                   $359,130               $359,130              $357,630            $355,008            1.28x
83                                   $423,583               $367,790              $450,804            $395,011            1.55x
84                                   $321,609               $266,051              $467,020            $411,462            1.66x
85                                   $367,688               $320,672              $369,442            $342,442            1.47x
86                                     N/A                     N/A                $364,130            $343,789            1.63x


87                                   $338,960               $338,960              $334,625            $334,625            1.42x
88                                   $356,923               $343,399              $335,683            $322,159            1.32x
89                                     N/A                     N/A                $313,817            $301,817            1.54x
90                                   $370,235               $370,235              $356,216            $304,346            1.64x
91                                   $319,849               $290,720              $328,154            $299,025            1.32x
92                                     N/A                     N/A                $336,108            $306,080            1.52x
93                                   $384,846               $349,346              $347,081            $311,581            1.39x
94                                   $312,600               $278,559              $369,075            $335,034            1.72x
95                                   $335,542               $326,000              $294,130            $284,588            1.56x
96                                   $347,821               $315,532              $338,908            $306,619            1.30x
97                                     N/A                     N/A                $361,567            $341,265            1.92x
98                                   $344,270               $313,270              $353,462            $322,462            1.84x
99                                   $346,938               $306,944              $304,078            $264,084            1.53x
100                                  $318,621               $290,570              $303,208            $275,157            1.30x
101                                    N/A                     N/A                $275,858            $261,664            1.57x


102                                  $244,460               $232,460              $268,473            $256,473            1.38x
103                                  $310,732               $277,232              $281,997            $248,497            1.36x
104                                  $225,987               $199,587              $251,486            $225,086            1.43x


105                                  $254,372               $232,372              $255,577            $233,577            1.42x
106                                  $233,792               $228,042              $238,083            $232,333            1.33x
107                                    N/A                     N/A                $262,241            $254,465            1.43x
108                                  $265,057               $265,057              $269,628            $238,428            1.61x
109                                  $478,773               $470,519              $361,833            $353,579            1.79x
110                                  $293,746               $256,588              $313,790            $276,632            1.54x
111                                    N/A                     N/A                $317,542            $304,493            1.42x
112                                  $316,474               $288,953              $236,194            $208,673            1.35x
113                                  $272,517               $254,517              $253,398            $235,398            1.54x
114                                  $191,097               $186,097              $189,988            $184,988            1.35x
115                                  $278,494               $263,994              $227,104            $212,604            1.57x
116                                  $233,132               $219,416              $223,970            $210,254            1.54x
117                                  $227,252               $207,738              $267,387            $247,873            1.56x
118                                  $266,218               $242,260              $206,999            $183,041            1.37x
119                                  $212,021               $186,328              $203,495            $177,802            1.45x
120                                  $258,431               $227,869              $247,004            $216,442            1.50x
121                                  $231,914               $213,654              $224,085            $205,825            1.34x
122                                  $246,539               $229,039              $223,991            $206,491            1.49x
123                                  $187,224               $181,218              $198,101            $192,095            1.49x
124                                  $198,252               $186,691              $164,932            $153,371            1.50x
125                                  $198,380               $185,831              $191,838            $179,289            1.69x
126                                  $171,559               $157,309              $172,741            $158,491            1.60x
127                                  $168,443               $163,943              $145,067            $140,567            1.52x
128                                  $187,569               $183,819              $144,419            $140,669            1.43x
129                                  $194,547               $180,547              $188,901            $174,901            1.96x
130                                  $144,697               $127,232              $137,622            $120,157            1.37x
131                                  $144,397               $135,982              $149,239            $140,824            1.67x
132                                    N/A                     N/A                $155,383            $146,936            1.70x
133                                  $213,725               $195,458              $174,279            $156,012            1.68x
134                                  $142,855               $138,555              $142,524            $138,224            1.58x
135                                  $147,680               $127,431              $142,425            $122,176            1.41x
136                                  $144,287               $130,787              $173,622            $160,122            1.56x
137                                  $167,177               $142,930              $140,760            $116,513            1.43x
138                                  $137,857               $126,216              $121,539            $109,898            1.37x
139                                  $119,235               $114,535              $121,517            $116,817            1.58x
140                                  $99,743                 $93,743              $107,798            $101,798            1.24x
141                                  $159,131               $149,511              $148,999            $139,379            2.02x
142                                  $148,659               $125,074              $150,121            $126,536            1.57x
143                                  $127,517               $121,766              $102,760             $97,009            1.29x
144                                  $97,742                 $82,492              $130,599            $115,349            1.57x
145                                  $114,790               $110,790              $107,202            $103,202            1.66x
146                                  $104,553               $100,303              $115,799            $111,549            1.77x
147                                  $101,235                $87,735              $152,802            $139,302            1.95x
148                                  $133,228               $126,228              $105,075             $98,075            1.55x
149                                  $48,075                 $39,075              $107,527             $98,527            1.51x
150                                  $129,120               $117,120              $113,096            $101,096            1.74x
151                                  $89,008                 $89,008              $88,553              $80,553            1.42x
152                                  $94,590                 $91,090              $73,058              $69,558            1.60x
153                                  $97,801                 $87,269              $85,552              $75,020            1.47x

Total/Weighted Average:


(i)

                                                                  Contractual
                                             Engineering           Recurring              LC & TI             Contractual
                                             Reserve at           Replacement            Reserve at            Recurring
#                                            Origination          Reserve/FF&E          Origination              LC&TI
---------------------------   --------   ------------------   -------------------   --------------------   -----------------
1                               (15)                    N/A                   N/A                   N/A                  N/A


2                               (16)                    N/A                   N/A                   N/A                  N/A
2A
2B
3                               (17)                    N/A                   N/A                   N/A                  N/A
4                                                    $15,475                    4%                  N/A                  N/A
4A
4B
5                                                       N/A               $136,781                  N/A                  N/A
6                                                       N/A                $32,856              $150,000             $120,000
7                               (18)                $186,875              $132,400                  N/A                  N/A
8                                                       N/A                $36,228                  N/A                  N/A
9                                                       N/A                $25,116                  N/A              $250,008
10                                                   $11,187               $26,481              $225,000             $115,504
11                                                      N/A                   N/A                   N/A                  N/A
12                                                  $400,000              $109,500                  N/A                  N/A
13                                                    $7,238               $45,628              $112,500                 N/A

14                                                $1,000,000              $202,500                  N/A                  N/A
15                                                      N/A                   N/A                   N/A                  N/A
16                                                      N/A                $86,400                  N/A                  N/A
17                                                      N/A                $43,250                  N/A                  N/A
18                                                  $300,000               $75,000                  N/A                  N/A
19                                                      N/A                $29,880                  N/A              $125,004
20                                                      N/A                $25,563                  N/A               $85,209

21                                                      N/A                $33,390                  N/A              $120,000
22                                                      N/A                $17,336                  N/A              $150,000
23                                                   $67,588                $8,578                  N/A               $50,000
24                                                      N/A               $163,500                  N/A                  N/A
25                                                  $300,000               $95,508                  N/A                  N/A
26                                                      N/A                $55,200                  N/A                  N/A
27                                                   $10,938                  N/A                   N/A              $125,000
28                                                      N/A                $25,320                  N/A              $100,008

29                                                      N/A                   N/A                   N/A                  N/A
30                                                      N/A                   N/A                   N/A                  N/A
31                                                      N/A                   N/A                   N/A                  N/A
32                                                      N/A                   N/A                   N/A                  N/A
33                                                      N/A                   N/A                   N/A                  N/A
34                                                    $6,875                $6,214                  N/A                  N/A
35                                                  $348,340               $30,270               $50,000              $36,000
36                                                      N/A                $31,800                  N/A                  N/A
37                                                   $38,800               $14,860                  N/A               $20,000
38                                                  $115,536               $86,000                  N/A                  N/A
39                                                  $163,500               $74,000                  N/A                  N/A
40                                                      N/A                $30,400                  N/A                  N/A
41                                                  $126,188               $66,000                  N/A                  N/A
42                                                    $6,500               $50,000                  N/A                  N/A
43                                                      N/A                     4%                  N/A                  N/A
44                                                   $28,162                  N/A                   N/A               $35,004
45                                                   $10,423                $9,408                  N/A              $129,444
46                                                      N/A                   N/A                   N/A                  N/A

47                                                   $15,900               $63,000                  N/A                  N/A
48                                                    $4,469               $34,500                  N/A                  N/A
49                                                      N/A                 $5,504                  N/A               $24,000
50                                                      N/A                $31,476                  N/A               $60,000
51                                                   $12,750               $28,750                  N/A                  N/A
52                                                      N/A                $15,843                  N/A               $50,000
53                                                      N/A                $12,882                  N/A               $36,000
54                                                      N/A                 $6,376                  N/A               $35,000
55                                                  $184,010               $46,000                  N/A                  N/A
56                                                      N/A                $15,554                  N/A               $60,000
57                                                    $7,500               $24,000                  N/A                  N/A
58                                                   $14,375                  N/A                   N/A                  N/A
59                                                   $17,250               $10,500                  N/A                  N/A
60                                                   $27,950               $17,328              $107,268                 N/A
61                                                      N/A                 $8,484                  N/A               $20,004
62                                                   $10,625                $6,840                  N/A               $33,600
62A
62B
63                                                    $2,500                  N/A                $50,000              $24,000

64                                                      N/A                   N/A                   N/A                  N/A
65                                                  $210,200               $21,989                  N/A                  N/A
66                                                      N/A                $24,600                  N/A                  N/A
67                                                    $5,000                $6,220                  N/A               $12,000
68                                                   $59,052               $38,000                  N/A                  N/A
69                                                   $30,125               $52,750                  N/A                  N/A
70                                                    $5,262               $42,000                  N/A                  N/A
71                                                   $44,125                $9,671               $25,000              $35,170
72                                                      N/A                   N/A                   N/A               $12,000
73                                                      N/A                   N/A                $45,000              $15,000
74                                                   $16,625                $8,688              $500,000              $20,004
75                                                      N/A                $56,994                  N/A                  N/A
76                                                      N/A                   N/A                   N/A               $25,000
77                                                   $47,375                  N/A                   N/A                  N/A
78                                                      N/A                 $3,456                  N/A               $24,996
79                                                      N/A                 $5,985                  N/A               $25,000
80                                                      N/A                $14,112                  N/A               $60,000
81                                                    $2,500                  N/A               $105,000                 N/A
82                                                      N/A                 $2,622                  N/A                  N/A
83                                                    $2,688                $5,834               $50,000              $43,194
84                                                      N/A                   N/A                $50,000              $48,000
85                                                   $17,500               $27,000                  N/A                  N/A
86                                                      N/A                   N/A                   N/A               $17,043


87                                                      N/A                $10,044                  N/A                  N/A
88                                                      N/A                   N/A                   N/A                  N/A
89                                                      N/A                $15,000                  N/A                  N/A
90                                                   $51,870               $51,876                  N/A                  N/A
91                                                      $625                  N/A                $20,000               $2,607
92                                                      N/A                   N/A                   N/A               $37,044
93                                                   $13,906               $35,500                  N/A                  N/A
94                                                    $5,062                $5,065                  N/A               $37,989
95                                                      N/A                   N/A                   N/A                  N/A
96                                                  $134,875                  N/A                   N/A                  N/A
97                                                      N/A                   N/A                $20,840                 N/A
98                                                   $10,000                  N/A                   N/A                  N/A
99                                                      N/A                   N/A                   N/A               $20,040
100                                                     N/A                   N/A                   N/A               $20,004
101                                                     N/A                   N/A                   N/A               $14,162


102                                                  $31,530               $12,000                  N/A                  N/A
103                                                   $8,250               $33,500                  N/A                  N/A
104                                                 $217,800               $26,400                  N/A                  N/A


105                                                  $24,375               $22,000                  N/A                  N/A
106                                                  $13,812                $5,250                  N/A                  N/A
107                                                     N/A                   N/A                   N/A                  N/A
108                                                  $31,200               $31,200                  N/A                  N/A
109                                                     N/A                 $8,254                  N/A                  N/A
110                                                   $5,000                  N/A                $45,000                 N/A
111                                                     N/A                   N/A                   N/A                  N/A
112                                                     N/A                   N/A                $77,316                 N/A
113                                                  $52,375               $18,000                  N/A                  N/A
114                                                  $56,250                $5,000                  N/A                  N/A
115                                                  $27,187               $14,500                  N/A                  N/A
116                                                     N/A                   N/A                $20,000              $18,571
117                                                   $2,500                  N/A                   N/A                  N/A
118                                                   $3,250                  N/A                   N/A               $45,290
119                                                   $5,562                  N/A                $50,000              $24,000
120                                                  $51,000                  N/A                   N/A                  N/A
121                                                   $2,303                  N/A                $40,000                 N/A
122                                                   $2,500               $17,500                  N/A                  N/A
123                                                  $56,625                $6,006                  N/A                  N/A
124                                                   $2,812                  N/A                   N/A                  N/A
125                                                     $937                  N/A                $30,000                 N/A
126                                                     N/A                $14,250                  N/A                  N/A
127                                                   $4,500                  N/A                   N/A                  N/A
128                                                   $2,750                $3,750                  N/A                  N/A
129                                                   $2,625               $14,000                  N/A                  N/A
130                                                   $6,250                $1,941                  N/A               $15,000
131                                                     N/A                   N/A                   N/A                $5,000
132                                                     N/A                   N/A                   N/A                $7,135
133                                                  $14,456                  N/A                   N/A                  N/A
134                                                  $17,500                $4,300                  N/A                  N/A
135                                                   $4,250                  N/A                $30,000              $36,000
136                                                  $13,875               $13,250                  N/A                  N/A
137                                                   $4,487                  N/A                $75,000              $16,164
138                                                     N/A                   N/A                $40,000              $20,000
139                                                     N/A                   N/A                   N/A                  N/A
140                                                  $12,438                $6,000                  N/A                  N/A
141                                                     $625                  N/A                   N/A                  N/A
142                                                   $2,300                $3,369                  N/A               $17,966
143                                                   $3,500                  N/A                $10,000               $7,103
144                                                   $6,875               $15,250                  N/A                  N/A
145                                                  $50,000                $4,000                  N/A                  N/A
146                                                   $2,500                $4,250                  N/A                  N/A
147                                                  $81,813               $13,500                  N/A                  N/A
148                                                     N/A                 $7,000                  N/A                  N/A
149                                                  $27,250                $9,000                  N/A                  N/A
150                                                 $143,580               $12,000                  N/A                  N/A
151                                                     N/A                 $8,237                  N/A                  N/A
152                                                   $4,375                $3,500                  N/A                  N/A
153                                                  $11,325                  N/A                   N/A                  N/A

Total/Weighted Average:


(i)                                                                                                                    (ix)

                                      U/W
                                   Recurring                             Tax &               Initial                    Orig
                                  Replacement            U/W           Insurance           Interest Only               Amort.
#                                 Reserve/FF&E         TI & LC          Escrows                Term                     Term
---------------------------   -------------------   -------------   ---------------   ----------------------   --------------------
1                                        $214,220        $534,289        Tax                    0                      360


2                                        $255,497        $425,201        None                   0                      360
2A
2B
3                                         $80,102            N/A         None                  60                 Interest Only
4                                              4%            N/A         Both                   0                      300
4A
4B
5                                        $136,785        $818,085        None                   0                      360
6                                         $32,777         $93,709        Tax                   12                      360
7                                        $165,500            N/A         Both                  23                      360
8                                         $56,280            N/A         Tax                    9                      395
9                                         $24,420        $147,006        Both                   0                      360
10                                        $26,660         $55,733        Both                   0                      324
11                                        $30,955        $244,325        Both                   0                      300
12                                       $109,500            N/A         Both                   6                      360
13                                        $38,784        $192,143        Both                   0                      360

14                                       $202,500            N/A         Both                   0                      360
15                                         $5,614         $76,110        Both                  60                 Interest Only
16                                       $108,000            N/A         Both                   0                      360
17                                        $34,600            N/A         Both                   0                      360
18                                        $75,000            N/A         Both                   0                      360
19                                        $30,240        $199,086        Both                   0                      360
20                                        $25,563        $174,751        Both                   0                      360

21                                        $33,390        $125,248        Tax                    0                      300
22                                        $17,447        $146,226        Both                   0                      360
23                                         $8,578         $65,620        Both                   0                      360
24                                             4%            N/A         Both                   0                      300
25                                        $98,796            N/A         Both                   0                      360
26                                        $69,000            N/A         Both                   0                      360
27                                        $19,647        $146,668        Both                   0                      300
28                                        $25,314        $167,739        Both                   0                      360

29                                         $9,800            N/A         Both                   0                      360
30                                        $13,150            N/A         Both                   0                      360
31                                         $6,400            N/A         Both                   0                      360
32                                         $5,050            N/A         Both                   0                      360
33                                        $23,799         $90,894        None                  84                 Interest Only
34                                         $6,214         $59,814        Both                   0                      360
35                                        $30,270         $55,942        Both                   0                      360
36                                        $31,800            N/A         Both                   0                      360
37                                        $15,686         $31,956        Both                   0                      360
38                                        $86,000            N/A         Both                   0                      360
39                                        $74,000            N/A         Both                   0                      360
40                                        $38,000            N/A         Both                   0                      300
41                                        $66,000            N/A         Both                   0                      360
42                                        $50,000            N/A         Both                   0                      360
43                                             4%            N/A         Both                   0                      300
44                                        $16,140         $81,279        Both                   0                      300
45                                         $9,412         $68,615        Both                   0                      360
46                                        $36,705        $103,402        None                   0                      180

47                                        $63,000            N/A         Both                   0                      360
48                                        $34,500            N/A         Both                   0                      360
49                                         $5,504         $33,551        Both                   0                      360
50                                        $32,312        $107,442        Tax                    0                      300
51                                        $28,750            N/A         Both                   0                      300
52                                        $24,718         $80,395        Both                   0                      360
53                                        $12,882         $64,736        Both                   0                      360
54                                         $7,226         $33,756        Both                   0                      360
55                                        $46,000            N/A         Both                   0                      360
56                                        $15,555         $60,430        Both                   0                      360
57                                        $30,000            N/A         Both                   0                      360
58                                        $25,750            N/A         Both                  24                      336
59                                        $10,500         $12,592        Tax                    0                      312
60                                        $18,084         $53,413        Both                  12                      360
61                                         $8,476         $29,284        Both                   0                      300
62                                         $9,114         $39,803        Both                   0                      360
62A
62B
63                                        $23,434         $55,505        Both                   0                      360

64                                        $17,809         $98,516        None                  84                 Interest Only
65                                        $52,550            N/A         Both                   0                      300
66                                        $16,400            N/A         Both                   0                      360
67                                         $9,015         $25,498        Both                   0                      360
68                                        $38,000            N/A         Both                   0                      360
69                                        $52,750            N/A         Both                   0                      360
70                                        $42,000            N/A         Both                   0                      360
71                                         $9,671         $53,719        Both                   0                      360
72                                         $7,831          $6,624        Both                   0                      300
73                                         $8,495         $12,319        Both                   0                      360
74                                         $3,465         $17,426        Both                   0                      360
75                                        $41,400            N/A         Both                   0                      351
76                                         $5,469         $41,566        Tax                    0                      300
77                                        $25,000            N/A         Both                   0                      360
78                                         $8,647         $30,195        Both                   0                      300
79                                         $7,980         $42,912        Both                   0                      360
80                                        $14,112         $78,130        Tax                    0                      276
81                                        $14,990         $25,890        Both                   0                      300
82                                         $2,622            N/A         Both                   0                      360
83                                         $6,792         $49,001        Both                   0                      360
84                                        $19,080         $36,478        Both                   0                      360
85                                        $27,000            N/A         Both                   0                      360
86                                         $2,703         $17,638        Both                   0                      360


87                                        $10,028            N/A         Both                   0                      300
88                                         $1,764         $11,760     Insurance                 0                      264
89                                        $12,000            N/A         Both                   0                      360
90                                        $51,870            N/A         Both                   0                      360
91                                         $3,746         $25,383        Both                   0                      300
92                                         $6,006         $24,022        Both                   0                      360
93                                        $35,500            N/A         Both                   0                      300
94                                         $5,190         $28,851        Both                   0                      360
95                                         $5,894          $3,648        Both                   0                      360
96                                         $7,940         $24,349        Both                   0                      240
97                                         $2,733         $17,569        Both                   0                      360
98                                        $31,000            N/A         Both                   0                      360
99                                         $3,005         $36,989        Both                   0                      360
100                                        $8,051         $20,000        Both                   0                      240
101                                        $2,124         $12,070        Both                   0                      360


102                                       $12,000            N/A         Both                   0                      300
103                                       $33,500            N/A         Both                   0                      300
104                                       $26,400            N/A         Both                   0                      360


105                                       $22,000            N/A         Both                   0                      360
106                                        $5,750            N/A         Both                   0                      360
107                                          $976          $6,800        Both                   0                      300
108                                       $31,200            N/A         Both                   0                      360
109                                        $8,254            N/A         Both                   0                      240
110                                        $7,698         $29,460        Both                   0                      300
111                                        $1,702         $11,347        Both                   0                      180
112                                        $8,429         $19,092        Both                   0                      300
113                                       $18,000            N/A         Both                   0                      300
114                                        $5,000            N/A         Both                   0                      360
115                                       $14,500            N/A         Both                   0                      360
116                                        $1,711         $12,005        Both                   0                      360
117                                       $19,514            N/A         Both                   0                      240
118                                        $3,119         $20,839        Both                   0                      360
119                                        $4,804         $20,889        Both                   0                      360
120                                        $6,705         $23,857        Both                   0                      300
121                                        $2,100         $16,160        Both                   0                      240
122                                       $17,500            N/A         Both                   0                      240
123                                        $6,006            N/A         Both                   0                      240
124                                        $1,508         $10,053        Both                   0                      360
125                                        $1,637         $10,912        Both                   0                      360
126                                       $14,250            N/A         Both                   0                      360
127                                        $4,500            N/A         Both                   0                      360
128                                        $3,750            N/A         Both                   0                      360
129                                       $14,000            N/A         Both                   0                      360
130                                        $2,204         $15,261        Both                   0                      360
131                                        $1,560          $6,855        Both                   0                      360
132                                        $1,070          $7,377        Both                   0                      360
133                                        $6,607         $11,660        Both                   0                      360
134                                        $4,300            N/A         Both                   0                      300
135                                        $3,375         $16,874        Both                   0                      360
136                                       $13,500            N/A         Both                   0                      348
137                                        $8,082         $16,165        Both                   0                      360
138                                        $2,190          $9,451        Both                   0                      360
139                                        $4,700            N/A         Both                  24                      336
140                                        $6,000            N/A         Both                   0                      300
141                                        $2,519          $7,101        Both                   0                      360
142                                        $4,491         $19,094        Both                   0                      270
143                                        $1,890          $3,861        Both                   0                      300
144                                       $15,250            N/A         Both                   0                      300
145                                        $4,000            N/A         Both                   0                      360
146                                        $4,250            N/A         Both                   0                      360
147                                       $13,500            N/A         Both                   0                      300
148                                        $7,000            N/A         Both                   0                      360
149                                        $9,000            N/A         Both                   0                      240
150                                       $12,000            N/A         Both                   0                      300
151                                        $8,000            N/A         Both                   0                      360
152                                        $3,500            N/A         Both                   0                      360
153                                        $2,490          $8,042        Both                   0                      300

Total/Weighted Average:


(i)                                   (ix)                                          (viii)                 (iv)


                                       Rem.                  Orig                     Rem.
                                      Amort.                Term to                 Term to               Interest
#                                    Term (1)            Maturity (2)           Maturity (1) (2)            Rate
---------------------------   ---------------------   ------------------   -------------------------   -------------   --------
1                                     359                   132                      131                  5.450%


2                                     355                    60                      55                   3.108%
2A
2B
3                                Interest Only               60                      57                   3.300%
4                                     298                   120                      118                  6.880%
4A
4B
5                                     357                   120                      117                  6.150%
6                                     360                   120                      115                  5.150%
7                                     360                    60                      56                   4.720%
8                                     359                   117                      72                   6.125%
9                                     359                   120                      119                  6.200%
10                                    315                   120                      111                  5.950%
11                                    277                   180                      157                  7.600%        (19)
12                                    360                   120                      117                  4.690%
13                                    356                   120                      116                  5.400%

14                                    350                    60                      50                   5.460%
15                               Interest Only               60                      54                   5.870%
16                                    356                   120                      116                  4.400%
17                                    355                   120                      115                  6.390%
18                                    357                   120                      117                  4.930%
19                                    359                   120                      119                  5.940%
20                                    356                   120                      116                  5.250%

21                                    299                   120                      119                  6.010%
22                                    359                   120                      119                  6.000%
23                                    359                   120                      119                  5.930%
24                                    299                   120                      119                  6.730%
25                                    358                   120                      118                  5.850%
26                                    356                   120                      116                  4.400%
27                                    294                   120                      114                  5.700%
28                                    358                   120                      118                  6.200%

29                                    353                   120                      113                  5.760%
30                                    354                   120                      114                  5.700%
31                                    354                   120                      114                  5.700%
32                                    354                   120                      114                  5.700%
33                               Interest Only               84                      80                   4.910%
34                                    354                   120                      114                  5.450%
35                                    359                   120                      119                  5.930%
36                                    358                   120                      118                  5.810%
37                                    354                   120                      114                  5.300%
38                                    356                   120                      116                  5.600%
39                                    358                   120                      118                  5.840%
40                                    296                   120                      116                  5.790%
41                                    351                   120                      111                  5.550%
42                                    356                   120                      116                  5.860%
43                                    299                   120                      119                  6.870%
44                                    296                   120                      116                  5.400%
45                                    355                   120                      115                  5.870%
46                                    172                   180                      172                  6.330%

47                                    351                   120                      111                  5.550%
48                                    354                    60                      54                   4.900%
49                                    359                   120                      119                  6.170%
50                                    293                   120                      113                  6.080%
51                                    296                   120                      116                  5.900%
52                                    359                   120                      119                  6.190%
53                                    354                   120                      114                  5.650%
54                                    359                   120                      119                  6.170%
55                                    353                   120                      113                  5.930%
56                                    359                   120                      119                  6.080%
57                                    356                   120                      116                  6.140%
58                                    336                   120                      116                  5.150%
59                                    310                   120                      118                  5.170%
60                                    360                   120                      115                  5.300%
61                                    298                   120                      118                  6.480%
62                                    354                   120                      114                  5.560%
62A
62B
63                                    356                   120                      116                  5.000%

64                               Interest Only               84                      80                   4.290%
65                                    297                   120                      117                  6.440%
66                                    360                   120                      120                  5.960%
67                                    357                   120                      117                  6.370%
68                                    356                   120                      116                  5.600%
69                                    348                   120                      108                  5.990%
70                                    357                   120                      117                  6.140%
71                                    357                   120                      117                  6.630%
72                                    297                   120                      117                  5.890%
73                                    356                   120                      116                  5.400%
74                                    360                   120                      120                  6.170%
75                                    290                   120                      59                   6.140%
76                                    296                   120                      116                  5.830%
77                                    354                   120                      114                  5.460%
78                                    295                   120                      115                  5.740%
79                                    358                   120                      118                  6.140%
80                                    269                   120                      113                  6.080%
81                                    294                   120                      114                  5.850%
82                                    357                   120                      117                  6.390%
83                                    355                   120                      115                  5.600%
84                                    354                   120                      114                  5.450%
85                                    359                   120                      119                  5.650%
86                                    355                   120                      115                  5.400%


87                                    296                   120                      116                  5.800%
88                                    258                   120                      114                  5.550%
89                                    354                   120                      114                  5.250%
90                                    358                   120                      118                  5.250%
91                                    292                   120                      112                  6.410%
92                                    353                   120                      113                  6.020%
93                                    293                   120                      113                  6.380%
94                                    354                   120                      114                  5.850%
95                                    354                   120                      114                  5.500%
96                                    233                    84                      77                   6.200%
97                                    354                   120                      114                  5.350%
98                                    355                   120                      115                  5.400%
99                                    355                   120                      115                  5.500%
100                                   234                   120                      114                  5.800%
101                                   355                   120                      115                  5.450%


102                                   296                   120                      116                  5.820%
103                                   297                    60                      57                   5.820%
104                                   355                   120                      115                  5.150%


105                                   355                   120                      115                  5.600%
106                                   357                   120                      117                  6.310%
107                                   294                   120                      114                  6.000%
108                                   358                   120                      118                  5.050%
109                                   232                   120                      112                  6.010%
110                                   297                   120                      117                  6.330%
111                                   175                   180                      175                  5.760%
112                                   295                   120                      115                  6.020%
113                                   293                   120                      113                  6.030%
114                                   356                   120                      116                  5.750%
115                                   353                   120                      113                  5.660%
116                                   354                   120                      114                  5.970%
117                                   235                   120                      115                  6.320%
118                                   356                   120                      116                  6.500%
119                                   353                   120                      113                  6.020%
120                                   297                   120                      117                  7.340%
121                                   236                   120                      116                  7.010%
122                                   234                   240                      234                  5.700%
123                                   237                    84                      81                   6.000%
124                                   357                   120                      117                  5.610%
125                                   357                   120                      117                  6.170%
126                                   356                    60                      56                   5.560%
127                                   355                    60                      55                   5.200%
128                                   354                   120                      114                  5.800%
129                                   355                   120                      115                  5.250%
130                                   355                   120                      115                  5.520%
131                                   356                   120                      116                  5.180%
132                                   355                   120                      115                  5.400%
133                                   356                   120                      116                  6.310%
134                                   296                    60                      56                   5.050%
135                                   353                   120                      113                  6.020%
136                                   287                   120                      59                   7.100%
137                                   355                   120                      115                  5.650%
138                                   352                   120                      112                  6.160%
139                                   336                   120                      115                  5.300%
140                                   292                   120                      112                  6.510%
141                                   357                   120                      117                  5.610%
142                                   264                   120                      114                  5.900%
143                                   297                   120                      117                  6.590%
144                                   296                   120                      116                  6.420%
145                                   356                   120                      116                  5.650%
146                                   355                   120                      115                  5.750%
147                                   296                   120                      116                  6.290%
148                                   355                   120                      115                  6.000%
149                                   234                   120                      114                  6.000%
150                                   296                   120                      116                  6.410%
151                                   358                   216                      214                  8.120%
152                                   354                   120                      114                  6.090%
153                                   297                   120                      117                  7.290%

Total/Weighted Average:


(i)                                     (xii)                    (x)                                                    (viii)


                                                                                           First           Loan
                                 Interest Calculation          Monthly                    Payment        Payment       Maturity
#                                (30/360 / Actual/360)         Payment                     Date            Date        Date (2)
---------------------------   --------------------------   ----------------   ----   -----------------   ---------   --------------
1                                    Actual/360                    $482,781   (20)           12/1/2003           1        11/1/2014


2                                    Actual/360                    $341,961   (21)           8/11/2003          11        7/11/2008
2A
2B
3                                    Actual/360                    $209,115   (22)          10/11/2003          11        9/11/2008
4                                    Actual/360                    $356,563                 11/11/2003          11       10/11/2028
4A
4B
5                                    Actual/360                    $274,153                 10/11/2003          11        9/11/2013
6                                    Actual/360                    $230,969                  8/11/2003          11        7/11/2013
7                                    Actual/360                    $181,944   (18)           9/11/2003          11        8/11/2008
8                                      30/360                      $204,903                   4/1/2000           1        12/1/2009
9                                    Actual/360                    $174,554                  12/1/2003           1        11/1/2013
10                                   Actual/360                    $177,568                  4/11/2003          11        3/11/2030
11                                     30/360                      $203,301   (23)            2/1/2002           1         1/2/2017
12                                   Actual/360                    $137,021                  10/1/2003           1         9/1/2013
13                                   Actual/360                    $129,152                  9/11/2003          11        8/11/2013

14                                   Actual/360                    $124,362                  3/11/2003          11        2/11/2008
15                                   Actual/360                    $105,640                  7/11/2003          11        6/11/2033
16                                   Actual/360                    $105,160                  9/11/2003          11        8/11/2013
17                                   Actual/360                    $113,723                  8/11/2003          11        7/11/2013
18                                   Actual/360                     $88,936                  10/1/2003           1         9/1/2013
19                                   Actual/360                     $98,022                  12/1/2003           1        11/1/2013
20                                   Actual/360                     $90,561                  9/11/2003          11        8/11/2013

21                                   Actual/360                    $103,186                  12/1/2003           1        11/1/2013
22                                   Actual/360                     $56,208                  12/1/2003           1        11/1/2013
23                                   Actual/360                     $34,067                  12/1/2003           1        11/1/2013
24                                   Actual/360                    $103,447                  12/1/2003           1        11/1/2013
25                                   Actual/360                     $87,311                  11/1/2003           1        10/1/2013
26                                   Actual/360                     $73,111                  9/11/2003          11        8/11/2013
27                                   Actual/360                     $91,096                  7/11/2003          11        6/11/2013
28                                   Actual/360                     $71,200                  11/1/2003           1        10/1/2013

29                                   Actual/360                     $23,514                  6/11/2003          11        5/11/2013
30                                   Actual/360                     $23,216                  7/11/2003          11        6/11/2013
31                                   Actual/360                     $12,014                  7/11/2003          11        6/11/2013
32                                   Actual/360                      $7,981                  7/11/2003          11        6/11/2013
33                                     30/360                       $43,372                  9/11/2003          11        8/11/2010
34                                   Actual/360                     $59,289                  7/11/2003          11        6/11/2013
35                                   Actual/360                     $59,506                  12/1/2003           1        11/1/2013
36                                   Actual/360                     $57,940                  11/1/2003           1        10/1/2013
37                                   Actual/360                     $52,754                  7/11/2003          11        6/11/2013
38                                   Actual/360                     $53,389                  9/11/2003          11        8/11/2013
39                                   Actual/360                     $54,216                  11/1/2003           1        10/1/2013
40                                   Actual/360                     $58,100                  9/11/2003          11        8/11/2013
41                                   Actual/360                     $48,415                  4/11/2003          11        3/11/2013
42                                   Actual/360                     $48,132                  9/11/2003          11        8/11/2013
43                                   Actual/360                     $52,039                  12/1/2003           1        11/1/2013
44                                   Actual/360                     $45,154                  9/11/2003          11        8/11/2013
45                                   Actual/360                     $41,385                  8/11/2003          11        7/11/2013
46                                   Actual/360                     $60,325                  5/11/2003          11        4/11/2018

47                                   Actual/360                     $38,367                  4/11/2003          11        3/11/2013
48                                   Actual/360                     $35,559                  7/11/2003          11        6/11/2008
49                                   Actual/360                     $40,295                  12/1/2003           1        11/1/2013
50                                   Actual/360                     $41,549                  6/11/2003          11        5/11/2028
51                                   Actual/360                     $39,824                  9/11/2003          11        8/11/2013
52                                   Actual/360                     $37,933                  12/1/2003           1        11/1/2013
53                                   Actual/360                     $34,634                  7/11/2003          11        6/11/2013
54                                   Actual/360                     $35,716                  12/1/2003           1        11/1/2013
55                                   Actual/360                     $34,811                  6/11/2003          11        5/11/2013
56                                   Actual/360                     $35,133                  12/1/2003           1        11/1/2013
57                                   Actual/360                     $35,298                  9/11/2003          11        8/11/2013
58                                   Actual/360                     $32,350                  9/11/2003          11        8/11/2013
59                                   Actual/360                     $33,603                  11/1/2003           1        10/1/2013
60                                   Actual/360                     $31,375                  8/11/2003          11        7/11/2013
61                                   Actual/360                     $37,371                  11/1/2003           1        10/1/2013
62                                   Actual/360                     $30,293                  7/11/2003          11        6/11/2013
62A
62B
63                                   Actual/360                     $27,915                  9/11/2003          11        8/11/2013

64                                     30/360                       $18,501                  9/11/2003          11        8/11/2010
65                                   Actual/360                     $34,433                  10/1/2003           1         9/1/2013
66                                   Actual/360                     $29,252                   1/1/2004           1        12/1/2013
67                                   Actual/360                     $30,554                  10/1/2003           1         9/1/2013
68                                   Actual/360                     $27,986                  9/11/2003          11        8/11/2013
69                                   Actual/360                     $27,849                  1/11/2003          11       12/11/2012
70                                   Actual/360                     $27,995                 10/11/2003          11        9/11/2013
71                                   Actual/360                     $28,188                 10/11/2003          11        9/11/2013
72                                   Actual/360                     $27,544                 10/11/2003          11        9/11/2013
73                                   Actual/360                     $24,146                  9/11/2003          11        8/11/2013
74                                   Actual/360                     $25,459                   1/1/2004           1        12/1/2013
75                                   Actual/360                     $26,883                  12/1/1998           1        11/1/2008
76                                   Actual/360                     $25,992                  9/11/2003          11        8/11/2013
77                                   Actual/360                     $22,611                  7/11/2003          11        6/11/2013
78                                   Actual/360                     $25,140                  8/11/2003          11        7/11/2013
79                                   Actual/360                     $23,978                  11/1/2003           1        10/1/2013
80                                   Actual/360                     $26,272                  6/11/2003          11        5/11/2026
81                                   Actual/360                     $24,136                  7/11/2003          11        6/11/2013
82                                   Actual/360                     $23,120                  10/1/2003           1         9/1/2013
83                                   Actual/360                     $21,241                  8/11/2003          11        7/11/2013
84                                   Actual/360                     $20,610                  7/11/2003          11        6/11/2013
85                                   Actual/360                     $19,395                  12/1/2003           1        11/1/2013
86                                   Actual/360                     $17,548                  8/11/2003          11        7/11/2013


87                                   Actual/360                     $19,596                   9/1/2003           1         8/1/2013
88                                   Actual/360                     $20,293                  7/11/2003          11        6/11/2033
89                                   Actual/360                     $16,290                  7/11/2003          11        6/11/2013
90                                   Actual/360                     $15,462                  11/1/2003           1        10/1/2013
91                                   Actual/360                     $18,849                  5/11/2003          11        4/11/2013
92                                   Actual/360                     $16,823                  6/11/2003          11        5/11/2013
93                                   Actual/360                     $18,696                  6/11/2003          11        5/11/2013
94                                   Actual/360                     $16,223                  7/11/2003          11        6/11/2013
95                                   Actual/360                     $15,245                  7/11/2003          11        6/11/2013
96                                   Actual/360                     $19,656                  6/11/2003          11        5/11/2010
97                                   Actual/360                     $14,798                  7/11/2003          11        6/11/2013
98                                   Actual/360                     $14,600                  8/11/2003          11        7/11/2013
99                                   Actual/360                     $14,365                  8/11/2003          11        7/11/2013
100                                  Actual/360                     $17,624                  7/11/2003          11        6/11/2013
101                                  Actual/360                     $13,891                  8/11/2003          11        7/11/2013


102                                  Actual/360                     $15,454                  9/11/2003          11        8/11/2013
103                                  Actual/360                     $15,200                 10/11/2003          11        9/11/2008
104                                  Actual/360                     $13,105                  8/11/2003          11        7/11/2013


105                                  Actual/360                     $13,663                  8/11/2003          11        7/11/2013
106                                  Actual/360                     $14,561                 10/11/2003          11        9/11/2013
107                                  Actual/360                     $14,819                  7/11/2003          11        6/11/2013
108                                  Actual/360                     $12,309                  11/1/2003           1        10/1/2013
109                                  Actual/360                     $16,491                  5/11/2003          11        4/11/2013
110                                  Actual/360                     $14,954                 10/11/2003          11        9/11/2013
111                                  Actual/360                     $17,865                  8/11/2003          11        7/11/2018
112                                  Actual/360                     $12,910                  8/11/2003          11        7/11/2013
113                                  Actual/360                     $12,761                  6/11/2003          11        5/11/2013
114                                  Actual/360                     $11,380                  9/11/2003          11        8/11/2013
115                                  Actual/360                     $11,297                  6/11/2003          11        5/11/2013
116                                  Actual/360                     $11,355                  7/11/2003          11        6/11/2013
117                                  Actual/360                     $13,230                  8/11/2003          11        7/11/2013
118                                  Actual/360                     $11,124                  9/11/2003          11        8/11/2013
119                                  Actual/360                     $10,214                  6/11/2003          11        5/11/2013
120                                  Actual/360                     $12,022                 10/11/2003          11        9/11/2028
121                                  Actual/360                     $12,802                  9/11/2003          11        8/11/2013
122                                  Actual/360                     $11,537                  7/11/2003          11        6/11/2023
123                                  Actual/360                     $10,746                 10/11/2003          11        9/11/2010
124                                  Actual/360                      $8,506                 10/11/2003          11        9/11/2013
125                                  Actual/360                      $8,853                 10/11/2003          11        9/11/2013
126                                  Actual/360                      $8,230                  9/11/2003          11        8/11/2008
127                                  Actual/360                      $7,688                  8/11/2003          11        7/11/2008
128                                  Actual/360                      $8,215                  7/11/2003          11        6/11/2013
129                                  Actual/360                      $7,455                  8/11/2003          11        7/11/2013
130                                  Actual/360                      $7,324                  8/11/2003          11        7/11/2013
131                                  Actual/360                      $7,040                  9/11/2003          11        8/11/2013
132                                  Actual/360                      $7,188                  8/11/2003          11        7/11/2013
133                                  Actual/360                      $7,745                  9/11/2003          11        8/11/2013
134                                  Actual/360                      $7,270                  9/11/2003          11        8/11/2008
135                                  Actual/360                      $7,210                  6/11/2003          11        5/11/2013
136                                  Actual/360                      $8,555                  12/1/1998           1        11/1/2008
137                                  Actual/360                      $6,783                  8/11/2003          11        7/11/2013
138                                  Actual/360                      $6,678                  5/11/2003          11        4/11/2013
139                                  Actual/360                      $6,146                  8/11/2003          11        7/11/2013
140                                  Actual/360                      $6,819                  5/11/2003          11        4/11/2013
141                                  Actual/360                      $5,747                 10/11/2003          11        9/11/2013
142                                  Actual/360                      $6,698                  7/11/2003          11        6/11/2013
143                                  Actual/360                      $6,264                 10/11/2003          11        9/11/2013
144                                  Actual/360                      $6,132                  9/11/2003          11        8/11/2013
145                                  Actual/360                      $5,195                  9/11/2003          11        8/11/2013
146                                  Actual/360                      $5,252                  8/11/2003          11        7/11/2013
147                                  Actual/360                      $5,959                  9/11/2003          11        8/11/2013
148                                  Actual/360                      $5,276                  8/11/2003          11        7/11/2013
149                                  Actual/360                      $5,445                  7/11/2003          11        6/11/2013
150                                  Actual/360                      $4,855                  9/11/2003          11        8/11/2013
151                                  Actual/360                      $4,713                  11/1/2003           1        10/1/2021
152                                  Actual/360                      $3,632                  7/11/2003          11        6/11/2013
153                                  Actual/360                      $4,262                 10/11/2003          11        9/11/2013

Total/Weighted Average:


(i)                            (viii) (xv)                                                        (xvi)
                                                                                                                     Original
                                                                                                Original               Yield
                                                                                                 Lockout            Maintenance
                                                                 Prepayment Provision            Period               Period
#                                ARD (7)           Seasoning     as of Origination (8)          (Months)             (Months)
---------------------------   ---------------   --------------   ------------------------   ------------------   ------------------
1                                        N/A          1          Lock/129_0%/3                     129                   0


2                                        N/A          5          Lock/56_0%/4                      56                    0
2A
2B
3                                        N/A          3          Lock/53_0%/7                      53                    0
4                                  10/11/2013         2          Lock/116_0%/4                     116                   0
4A
4B
5                                        N/A          3          Lock/117_0%/3                     117                   0
6                                        N/A          5          Lock/116_0%/4                     116                   0
7                                        N/A          4          Lock/53_0%/7                      53                    0
8                                        N/A          45         Lock/80_2%/12_1%/18_0%/7          80                    0
9                                        N/A          1          Lock/113_0%/7                     113                   0
10                                  3/11/2013         9          Lock/113_0%/7                     113                   0
11                                       N/A          23         Lock/60_YM1/117_0%/3              60                   117
12                                       N/A          3          Lock/35_YM1/81_0%/4               35                   81
13                                       N/A          4          Lock/117_0%/3                     117                   0

14                                       N/A          10         Lock/56_0%/4                      56                    0
15                                  6/11/2008         6          Lock/55_0%/5                      55                    0
16                                       N/A          4          Lock/117_0%/3                     117                   0
17                                       N/A          5          Lock/114_0%/6                     114                   0
18                                       N/A          3          Lock/35_YM1/81_0%/4               35                   81
19                                       N/A          1          Lock/116_0%/4                     116                   0
20                                       N/A          4          Lock/117_0%/3                     117                   0

21                                       N/A          1          Lock/116_0%/4                     116                   0
22                                       N/A          1          Lock/116_0%/4                     116                   0
23                                       N/A          1          Lock/116_0%/4                     116                   0
24                                       N/A          1          Lock/116_0%/4                     116                   0
25                                       N/A          2          Lock/116_0%/4                     116                   0
26                                       N/A          4          Lock/117_0%/3                     117                   0
27                                       N/A          6          Lock/117_0%/3                     117                   0
28                                       N/A          2          Lock/116_0%/4                     116                   0

29                                       N/A          7          Lock/117_0%/3                     117                   0
30                                       N/A          6          Lock/117_0%/3                     117                   0
31                                       N/A          6          Lock/117_0%/3                     117                   0
32                                       N/A          6          Lock/117_0%/3                     117                   0
33                                       N/A          4          Lock/40_YM1/41_0%/3               40                   41
34                                       N/A          6          Lock/117_0%/3                     117                   0
35                                       N/A          1          Lock/113_0%/7                     113                   0
36                                       N/A          2          Lock/116_0%/4                     116                   0
37                                       N/A          6          Lock/117_0%/3                     117                   0
38                                       N/A          4          Lock/117_0%/3                     117                   0
39                                       N/A          2          Lock/116_0%/4                     116                   0
40                                       N/A          4          Lock/117_0%/3                     117                   0
41                                       N/A          9          Lock/117_0%/3                     117                   0
42                                       N/A          4          Lock/117_0%/3                     117                   0
43                                       N/A          1          Lock/116_0%/4                     116                   0
44                                       N/A          4          Lock/117_0%/3                     117                   0
45                                       N/A          5          Lock/117_0%/3                     117                   0
46                                       N/A          8          Lock/177_0%/3                     177                   0

47                                       N/A          9          Lock/117_0%/3                     117                   0
48                                       N/A          6          Lock/57_0%/3                      57                    0
49                                       N/A          1          Lock/115_0%/5                     115                   0
50                                  5/11/2013         7          Lock/117_0%/3                     117                   0
51                                       N/A          4          Lock/114_0%/6                     114                   0
52                                       N/A          1          Lock/116_0%/4                     116                   0
53                                       N/A          6          Lock/117_0%/3                     117                   0
54                                       N/A          1          Lock/116_0%/4                     116                   0
55                                       N/A          7          Lock/114_0%/6                     114                   0
56                                       N/A          1          Lock/116_0%/4                     116                   0
57                                       N/A          4          Lock/117_0%/3                     117                   0
58                                       N/A          4          Lock/117_0%/3                     117                   0
59                                       N/A          2          Lock/117_0%/3                     117                   0
60                                       N/A          5          Lock/114_0%/6                     114                   0
61                                       N/A          2          Lock/116_0%/4                     116                   0
62                                       N/A          6          Lock/116_0%/4                     116                   0
62A
62B
63                                       N/A          4          Lock/117_0%/3                     117                   0

64                                       N/A          4          Lock/40_YM1/41_0%/3               40                   41
65                                       N/A          3          Lock/116_0%/4                     116                   0
66                                       N/A          0          Lock/116_0%/4                     116                   0
67                                       N/A          3          Lock/116_0%/4                     116                   0
68                                       N/A          4          Lock/117_0%/3                     117                   0
69                                       N/A          12         Lock/117_0%/3                     117                   0
70                                       N/A          3          Lock/114_0%/6                     114                   0
71                                       N/A          3          Lock/117_0%/3                     117                   0
72                                       N/A          3          Lock/117_0%/3                     117                   0
73                                       N/A          4          Lock/117_0%/3                     117                   0
74                                       N/A          0          Lock/116_0%/4                     116                   0
75                                       N/A          61         Lock/117_0%/3                     117                   0
76                                       N/A          4          Lock/117_0%/3                     117                   0
77                                       N/A          6          Lock/117_0%/3                     117                   0
78                                       N/A          5          Lock/117_0%/3                     117                   0
79                                       N/A          2          Lock/116_0%/4                     116                   0
80                                  5/11/2013         7          Lock/117_0%/3                     117                   0
81                                       N/A          6          Lock/114_0%/6                     114                   0
82                                       N/A          3          Lock/116_0%/4                     116                   0
83                                       N/A          5          Lock/117_0%/3                     117                   0
84                                       N/A          6          Lock/117_0%/3                     117                   0
85                                       N/A          1          Lock/116_0%/4                     116                   0
86                                       N/A          5          Lock/117_0%/3                     117                   0


87                                       N/A          4          Lock/116_0%/4                     116                   0
88                                  6/11/2013         6          Lock/114_0%/6                     114                   0
89                                       N/A          6          Lock/117_0%/3                     117                   0
90                                       N/A          2          Lock/116_0%/4                     116                   0
91                                       N/A          8          Lock/114_0%/6                     114                   0
92                                       N/A          7          Lock/114_0%/6                     114                   0
93                                       N/A          7          Lock/43_YM1/74_0%/3               43                   74
94                                       N/A          6          Lock/117_0%/3                     117                   0
95                                       N/A          6          Lock/117_0%/3                     117                   0
96                                       N/A          7          Lock/78_0%/6                      78                    0
97                                       N/A          6          Lock/117_0%/3                     117                   0
98                                       N/A          5          Lock/117_0%/3                     117                   0
99                                       N/A          5          Lock/117_0%/3                     117                   0
100                                      N/A          6          Lock/117_0%/3                     117                   0
101                                      N/A          5          Lock/117_0%/3                     117                   0


102                                      N/A          4          Lock/117_0%/3                     117                   0
103                                      N/A          3          Lock/57_0%/3                      57                    0
104                                      N/A          5          Lock/117_0%/3                     117                   0


105                                      N/A          5          Lock/41_YM1/76_0%/3               41                   76
106                                      N/A          3          Lock/39_YM1/77_0%/4               39                   77
107                                      N/A          6          Lock/117_0%/3                     117                   0
108                                      N/A          2          Lock/116_0%/4                     116                   0
109                                      N/A          8          Lock/116_0%/4                     116                   0
110                                      N/A          3          Lock/114_0%/6                     114                   0
111                                      N/A          5          Lock/174_0%/6                     174                   0
112                                      N/A          5          Lock/114_0%/6                     114                   0
113                                      N/A          7          Lock/114_0%/6                     114                   0
114                                      N/A          4          Lock/40_YM1/76_0%/4               40                   76
115                                      N/A          7          Lock/114_0%/6                     114                   0
116                                      N/A          6          Lock/114_0%/6                     114                   0
117                                      N/A          5          Lock/114_0%/6                     114                   0
118                                      N/A          4          Lock/40_YM1/77_0%/3               40                   77
119                                      N/A          7          Lock/114_0%/6                     114                   0
120                                 9/11/2013         3          Lock/39_YM1/78_0%/3               39                   78
121                                      N/A          4          Lock/114_0%/6                     114                   0
122                                      N/A          6          Lock/234_0%/6                     234                   0
123                                      N/A          3          Lock/78_0%/6                      78                    0
124                                      N/A          3          Lock/114_0%/6                     114                   0
125                                      N/A          3          Lock/114_0%/6                     114                   0
126                                      N/A          4          Lock/54_0%/6                      54                    0
127                                      N/A          5          Lock/54_0%/6                      54                    0
128                                      N/A          6          Lock/114_0%/6                     114                   0
129                                      N/A          5          Lock/116_0%/4                     116                   0
130                                      N/A          5          Lock/117_0%/3                     117                   0
131                                      N/A          4          Lock/117_0%/3                     117                   0
132                                      N/A          5          Lock/117_0%/3                     117                   0
133                                      N/A          4          Lock/40_YM1/77_0%/3               40                   77
134                                      N/A          4          Lock/54_0%/6                      54                    0
135                                      N/A          7          Lock/114_0%/6                     114                   0
136                                      N/A          61         Lock/114_0%/6                     114                   0
137                                      N/A          5          Lock/117_0%/3                     117                   0
138                                      N/A          8          Lock/44_YM1/73_0%/3               44                   73
139                                      N/A          5          Lock/117_0%/3                     117                   0
140                                      N/A          8          Lock/114_0%/6                     114                   0
141                                      N/A          3          Lock/114_0%/6                     114                   0
142                                      N/A          6          Lock/116_0%/4                     116                   0
143                                      N/A          3          Lock/117_0%/3                     117                   0
144                                      N/A          4          Lock/114_0%/6                     114                   0
145                                      N/A          4          Lock/114_0%/6                     114                   0
146                                      N/A          5          Lock/114_0%/6                     114                   0
147                                      N/A          4          Lock/114_0%/6                     114                   0
148                                      N/A          5          Lock/114_0%/6                     114                   0
149                                      N/A          6          Lock/114_0%/6                     114                   0
150                                      N/A          4          Lock/114_0%/6                     114                   0
151                                      N/A          2          Lock/212_0%/4                     212                   0
152                                      N/A          6          Lock/42_YM1/75_0%/3               42                   75
153                                      N/A          3          Lock/114_0%/6                     114                   0

Total/Weighted Average:


(i)                                                                (xvi)
                                  Original
                                 Prepayment          Original                                                    Yield
                                  Premium              Open                               Lockout             Maintenance
                                   Period             Period                             Expiration           Expiration
#                                 (Months)           (Months)      Defeasance (9)           Date                 Date
---------------------------   -----------------   --------------   --------------   -------------------   ------------------
1                                    0                   3                   Yes          9/1/2014                N/A


2                                    0                   4                   Yes         4/11/2008                N/A
2A
2B
3                                    0                   7                   Yes         3/11/2008                N/A
4                                    0                   4                   Yes         7/11/2013                N/A
4A
4B
5                                    0                   3                   Yes         7/11/2013                N/A
6                                    0                   4                   Yes         4/11/2013                N/A
7                                    0                   7                   Yes         2/11/2008                N/A
8                                    30                  7                    No         12/1/2006                N/A
9                                    0                   7                   Yes          5/1/2013                N/A
10                                   0                   7                   Yes         9/11/2012                N/A
11                                   0                   3                    No          2/1/2007             11/1/2016
12                                   0                   4                    No          9/1/2006             6/1/2013
13                                   0                   3                   Yes         6/11/2013                N/A

14                                   0                   4                   Yes         11/11/2007               N/A
15                                   0                   5                   Yes         2/11/2008                N/A
16                                   0                   3                   Yes         6/11/2013                N/A
17                                   0                   6                   Yes         2/11/2013                N/A
18                                   0                   4                    No          9/1/2006             6/1/2013
19                                   0                   4                   Yes          8/1/2013                N/A
20                                   0                   3                   Yes         6/11/2013                N/A

21                                   0                   4                   Yes          8/1/2013                N/A
22                                   0                   4                   Yes          8/1/2013                N/A
23                                   0                   4                   Yes          8/1/2013                N/A
24                                   0                   4                   Yes          8/1/2013                N/A
25                                   0                   4                   Yes          7/1/2013                N/A
26                                   0                   3                   Yes         6/11/2013                N/A
27                                   0                   3                   Yes         4/11/2013                N/A
28                                   0                   4                   Yes          7/1/2013                N/A

29                                   0                   3                   Yes         3/11/2013                N/A
30                                   0                   3                   Yes         4/11/2013                N/A
31                                   0                   3                   Yes         4/11/2013                N/A
32                                   0                   3                   Yes         4/11/2013                N/A
33                                   0                   3                    No         1/11/2007             6/11/2010
34                                   0                   3                   Yes         4/11/2013                N/A
35                                   0                   7                   Yes          5/1/2013                N/A
36                                   0                   4                   Yes          7/1/2013                N/A
37                                   0                   3                   Yes         4/11/2013                N/A
38                                   0                   3                   Yes         6/11/2013                N/A
39                                   0                   4                   Yes          7/1/2013                N/A
40                                   0                   3                   Yes         6/11/2013                N/A
41                                   0                   3                   Yes         1/11/2013                N/A
42                                   0                   3                   Yes         6/11/2013                N/A
43                                   0                   4                   Yes          8/1/2013                N/A
44                                   0                   3                   Yes         6/11/2013                N/A
45                                   0                   3                   Yes         5/11/2013                N/A
46                                   0                   3                   Yes         2/11/2018                N/A

47                                   0                   3                   Yes         1/11/2013                N/A
48                                   0                   3                   Yes         4/11/2008                N/A
49                                   0                   5                   Yes          7/1/2013                N/A
50                                   0                   3                   Yes         3/11/2013                N/A
51                                   0                   6                   Yes         3/11/2013                N/A
52                                   0                   4                   Yes          8/1/2013                N/A
53                                   0                   3                   Yes         4/11/2013                N/A
54                                   0                   4                   Yes          8/1/2013                N/A
55                                   0                   6                   Yes         12/11/2012               N/A
56                                   0                   4                   Yes          8/1/2013                N/A
57                                   0                   3                   Yes         6/11/2013                N/A
58                                   0                   3                   Yes         6/11/2013                N/A
59                                   0                   3                   Yes          8/1/2013                N/A
60                                   0                   6                   Yes         2/11/2013                N/A
61                                   0                   4                   Yes          7/1/2013                N/A
62                                   0                   4                   Yes         3/11/2013                N/A
62A
62B
63                                   0                   3                   Yes         6/11/2013                N/A

64                                   0                   3                    No         1/11/2007             6/11/2010
65                                   0                   4                   Yes          6/1/2013                N/A
66                                   0                   4                   Yes          9/1/2013                N/A
67                                   0                   4                   Yes          6/1/2013                N/A
68                                   0                   3                   Yes         6/11/2013                N/A
69                                   0                   3                   Yes         10/11/2012               N/A
70                                   0                   6                   Yes         4/11/2013                N/A
71                                   0                   3                   Yes         7/11/2013                N/A
72                                   0                   3                   Yes         7/11/2013                N/A
73                                   0                   3                   Yes         6/11/2013                N/A
74                                   0                   4                   Yes          9/1/2013                N/A
75                                   0                   3                   Yes          9/1/2008                N/A
76                                   0                   3                   Yes         6/11/2013                N/A
77                                   0                   3                   Yes         4/11/2013                N/A
78                                   0                   3                   Yes         5/11/2013                N/A
79                                   0                   4                   Yes          7/1/2013                N/A
80                                   0                   3                   Yes         3/11/2013                N/A
81                                   0                   6                   Yes         1/11/2013                N/A
82                                   0                   4                   Yes          6/1/2013                N/A
83                                   0                   3                   Yes         5/11/2013                N/A
84                                   0                   3                   Yes         4/11/2013                N/A
85                                   0                   4                   Yes          8/1/2013                N/A
86                                   0                   3                   Yes         5/11/2013                N/A


87                                   0                   4                   Yes          5/1/2013                N/A
88                                   0                   6                   Yes         1/11/2013                N/A
89                                   0                   3                   Yes         4/11/2013                N/A
90                                   0                   4                   Yes          7/1/2013                N/A
91                                   0                   6                   Yes         11/11/2012               N/A
92                                   0                   6                   Yes         12/11/2012               N/A
93                                   0                   3                    No         1/11/2007             3/11/2013
94                                   0                   3                   Yes         4/11/2013                N/A
95                                   0                   3                   Yes         4/11/2013                N/A
96                                   0                   6                   Yes         12/11/2009               N/A
97                                   0                   3                   Yes         4/11/2013                N/A
98                                   0                   3                   Yes         5/11/2013                N/A
99                                   0                   3                   Yes         5/11/2013                N/A
100                                  0                   3                   Yes         4/11/2013                N/A
101                                  0                   3                   Yes         5/11/2013                N/A


102                                  0                   3                   Yes         6/11/2013                N/A
103                                  0                   3                   Yes         7/11/2008                N/A
104                                  0                   3                   Yes         5/11/2013                N/A


105                                  0                   3                    No         1/11/2007             5/11/2013
106                                  0                   4                    No         1/11/2007             6/11/2013
107                                  0                   3                   Yes         4/11/2013                N/A
108                                  0                   4                   Yes          7/1/2013                N/A
109                                  0                   4                   Yes         1/11/2013                N/A
110                                  0                   6                   Yes         4/11/2013                N/A
111                                  0                   6                   Yes         2/11/2018                N/A
112                                  0                   6                   Yes         2/11/2013                N/A
113                                  0                   6                   Yes         12/11/2012               N/A
114                                  0                   4                    No         1/11/2007             5/11/2013
115                                  0                   6                   Yes         12/11/2012               N/A
116                                  0                   6                   Yes         1/11/2013                N/A
117                                  0                   6                   Yes         2/11/2013                N/A
118                                  0                   3                    No         1/11/2007             6/11/2013
119                                  0                   6                   Yes         12/11/2012               N/A
120                                  0                   3                    No         1/11/2007             7/11/2013
121                                  0                   6                   Yes         3/11/2013                N/A
122                                  0                   6                   Yes         1/11/2023                N/A
123                                  0                   6                   Yes         4/11/2010                N/A
124                                  0                   6                   Yes         4/11/2013                N/A
125                                  0                   6                   Yes         4/11/2013                N/A
126                                  0                   6                   Yes         3/11/2008                N/A
127                                  0                   6                   Yes         2/11/2008                N/A
128                                  0                   6                   Yes         1/11/2013                N/A
129                                  0                   4                   Yes         4/11/2013                N/A
130                                  0                   3                   Yes         5/11/2013                N/A
131                                  0                   3                   Yes         6/11/2013                N/A
132                                  0                   3                   Yes         5/11/2013                N/A
133                                  0                   3                    No         1/11/2007             6/11/2013
134                                  0                   6                   Yes         3/11/2008                N/A
135                                  0                   6                   Yes         12/11/2012               N/A
136                                  0                   6                   Yes          6/1/2008                N/A
137                                  0                   3                   Yes         5/11/2013                N/A
138                                  0                   3                    No         1/11/2007             2/11/2013
139                                  0                   3                   Yes         5/11/2013                N/A
140                                  0                   6                   Yes         11/11/2012               N/A
141                                  0                   6                   Yes         4/11/2013                N/A
142                                  0                   4                   Yes         3/11/2013                N/A
143                                  0                   3                   Yes         7/11/2013                N/A
144                                  0                   6                   Yes         3/11/2013                N/A
145                                  0                   6                   Yes         3/11/2013                N/A
146                                  0                   6                   Yes         2/11/2013                N/A
147                                  0                   6                   Yes         3/11/2013                N/A
148                                  0                   6                   Yes         2/11/2013                N/A
149                                  0                   6                   Yes         1/11/2013                N/A
150                                  0                   6                   Yes         3/11/2013                N/A
151                                  0                   4                   Yes          7/1/2021                N/A
152                                  0                   3                    No         1/11/2007             4/11/2013
153                                  0                   6                   Yes         4/11/2013                N/A

Total/Weighted Average:


(i)                                                                       (xiii)              (v)

                                  Prepayment                                  Servicing
                                    Premium                Yield                 and
                                  Expiration            Maintenance            Trustee             Net Mortgage
#                                    Date                 Spread                 Fees                  Rate
---------------------------   ------------------   --------------------   -----------------   ---------------------
1                                     N/A                   N/A                0.05190%              5.39810%


2                                     N/A                   N/A                0.01190%              3.09610%
2A
2B
3                                     N/A                   N/A                0.03190%              3.26810%
4                                     N/A                   N/A                0.03190%              6.84810%
4A
4B
5                                     N/A                   N/A                0.03190%              6.11810%
6                                     N/A                   N/A                0.03190%              5.11810%
7                                     N/A                   N/A                0.03190%              4.68810%
8                                  6/1/2009                 N/A                0.03190%              6.09310%
9                                     N/A                   N/A                0.10190%              6.09810%
10                                    N/A                   N/A                0.03190%              5.91810%
11                                    N/A                 T-Flat               0.03190%              7.56810%
12                                    N/A                 T-Flat               0.10190%              4.58810%
13                                    N/A                   N/A                0.03190%              5.36810%

14                                    N/A                   N/A                0.03190%              5.42810%
15                                    N/A                   N/A                0.03190%              5.83810%
16                                    N/A                   N/A                0.03190%              4.36810%
17                                    N/A                   N/A                0.03190%              6.35810%
18                                    N/A                 T-Flat               0.08190%              4.84810%
19                                    N/A                   N/A                0.11190%              5.82810%
20                                    N/A                   N/A                0.03190%              5.21810%

21                                    N/A                   N/A                0.11190%              5.89810%
22                                    N/A                   N/A                0.11190%              5.88810%
23                                    N/A                   N/A                0.11190%              5.81810%
24                                    N/A                   N/A                0.08190%              6.64810%
25                                    N/A                   N/A                0.08190%              5.76810%
26                                    N/A                   N/A                0.03190%              4.36810%
27                                    N/A                   N/A                0.03190%              5.66810%
28                                    N/A                   N/A                0.11190%              6.08810%

29                                    N/A                   N/A                0.03190%              5.72810%
30                                    N/A                   N/A                0.03190%              5.66810%
31                                    N/A                   N/A                0.03190%              5.66810%
32                                    N/A                   N/A                0.03190%              5.66810%
33                                    N/A                   N/A                0.03190%              4.87810%
34                                    N/A                   N/A                0.03190%              5.41810%
35                                    N/A                   N/A                0.08190%              5.84810%
36                                    N/A                   N/A                0.08190%              5.72810%
37                                    N/A                   N/A                0.03190%              5.26810%
38                                    N/A                   N/A                0.03190%              5.56810%
39                                    N/A                   N/A                0.13190%              5.70810%
40                                    N/A                   N/A                0.03190%              5.75810%
41                                    N/A                   N/A                0.03190%              5.51810%
42                                    N/A                   N/A                0.03190%              5.82810%
43                                    N/A                   N/A                0.13190%              6.73810%
44                                    N/A                   N/A                0.03190%              5.36810%
45                                    N/A                   N/A                0.03190%              5.83810%
46                                    N/A                   N/A                0.03190%              6.29810%

47                                    N/A                   N/A                0.03190%              5.51810%
48                                    N/A                   N/A                0.03190%              4.86810%
49                                    N/A                   N/A                0.11190%              6.05810%
50                                    N/A                   N/A                0.06190%              6.01810%
51                                    N/A                   N/A                0.03190%              5.86810%
52                                    N/A                   N/A                0.11190%              6.07810%
53                                    N/A                   N/A                0.03190%              5.61810%
54                                    N/A                   N/A                0.11190%              6.05810%
55                                    N/A                   N/A                0.03190%              5.89810%
56                                    N/A                   N/A                0.13190%              5.94810%
57                                    N/A                   N/A                0.03190%              6.10810%
58                                    N/A                   N/A                0.03190%              5.11810%
59                                    N/A                   N/A                0.05190%              5.11810%
60                                    N/A                   N/A                0.03190%              5.26810%
61                                    N/A                   N/A                0.11190%              6.36810%
62                                    N/A                   N/A                0.03190%              5.52810%
62A
62B
63                                    N/A                   N/A                0.03190%              4.96810%

64                                    N/A                 T-Flat               0.03190%              4.25810%
65                                    N/A                   N/A                0.13190%              6.30810%
66                                    N/A                   N/A                0.08190%              5.87810%
67                                    N/A                   N/A                0.11190%              6.25810%
68                                    N/A                   N/A                0.03190%              5.56810%
69                                    N/A                   N/A                0.03190%              5.95810%
70                                    N/A                   N/A                0.03190%              6.10810%
71                                    N/A                   N/A                0.03190%              6.59810%
72                                    N/A                   N/A                0.03190%              5.85810%
73                                    N/A                   N/A                0.03190%              5.36810%
74                                    N/A                   N/A                0.13190%              6.03810%
75                                    N/A                   N/A                0.03190%              6.10810%
76                                    N/A                   N/A                0.03190%              5.79810%
77                                    N/A                   N/A                0.03190%              5.42810%
78                                    N/A                   N/A                0.03190%              5.70810%
79                                    N/A                   N/A                0.13190%              6.00810%
80                                    N/A                   N/A                0.06190%              6.01810%
81                                    N/A                   N/A                0.03190%              5.81810%
82                                    N/A                   N/A                0.08190%              6.30810%
83                                    N/A                   N/A                0.08190%              5.51810%
84                                    N/A                   N/A                0.03190%              5.41810%
85                                    N/A                   N/A                0.18190%              5.46810%
86                                    N/A                   N/A                0.03190%              5.36810%


87                                    N/A                   N/A                0.13190%              5.66810%
88                                    N/A                   N/A                0.03190%              5.51810%
89                                    N/A                   N/A                0.03190%              5.21810%
90                                    N/A                   N/A                0.13190%              5.11810%
91                                    N/A                   N/A                0.03190%              6.37810%
92                                    N/A                   N/A                0.03190%              5.98810%
93                                    N/A                 T-Flat               0.03190%              6.34810%
94                                    N/A                   N/A                0.03190%              5.81810%
95                                    N/A                   N/A                0.03190%              5.46810%
96                                    N/A                   N/A                0.03190%              6.16810%
97                                    N/A                   N/A                0.03190%              5.31810%
98                                    N/A                   N/A                0.03190%              5.36810%
99                                    N/A                   N/A                0.03190%              5.46810%
100                                   N/A                   N/A                0.03190%              5.76810%
101                                   N/A                   N/A                0.03190%              5.41810%


102                                   N/A                   N/A                0.03190%              5.78810%
103                                   N/A                   N/A                0.03190%              5.78810%
104                                   N/A                   N/A                0.03190%              5.11810%


105                                   N/A                 T-Flat               0.03190%              5.56810%
106                                   N/A                 T-Flat               0.03190%              6.27810%
107                                   N/A                   N/A                0.03190%              5.96810%
108                                   N/A                   N/A                0.13190%              4.91810%
109                                   N/A                   N/A                0.03190%              5.97810%
110                                   N/A                   N/A                0.03190%              6.29810%
111                                   N/A                   N/A                0.03190%              5.72810%
112                                   N/A                   N/A                0.03190%              5.98810%
113                                   N/A                   N/A                0.03190%              5.99810%
114                                   N/A                 T-Flat               0.03190%              5.71810%
115                                   N/A                   N/A                0.03190%              5.62810%
116                                   N/A                   N/A                0.03190%              5.93810%
117                                   N/A                   N/A                0.03190%              6.28810%
118                                   N/A                 T-Flat               0.03190%              6.46810%
119                                   N/A                   N/A                0.03190%              5.98810%
120                                   N/A                 T-Flat               0.03190%              7.30810%
121                                   N/A                   N/A                0.03190%              6.97810%
122                                   N/A                   N/A                0.03190%              5.66810%
123                                   N/A                   N/A                0.03190%              5.96810%
124                                   N/A                   N/A                0.03190%              5.57810%
125                                   N/A                   N/A                0.03190%              6.13810%
126                                   N/A                   N/A                0.03190%              5.52810%
127                                   N/A                   N/A                0.03190%              5.16810%
128                                   N/A                   N/A                0.03190%              5.76810%
129                                   N/A                   N/A                0.03190%              5.21810%
130                                   N/A                   N/A                0.03190%              5.48810%
131                                   N/A                   N/A                0.03190%              5.14810%
132                                   N/A                   N/A                0.03190%              5.36810%
133                                   N/A                 T-Flat               0.03190%              6.27810%
134                                   N/A                   N/A                0.03190%              5.01810%
135                                   N/A                   N/A                0.03190%              5.98810%
136                                   N/A                   N/A                0.03190%              7.06810%
137                                   N/A                   N/A                0.03190%              5.61810%
138                                   N/A                 T-Flat               0.03190%              6.12810%
139                                   N/A                   N/A                0.03190%              5.26810%
140                                   N/A                   N/A                0.03190%              6.47810%
141                                   N/A                   N/A                0.03190%              5.57810%
142                                   N/A                   N/A                0.03190%              5.86810%
143                                   N/A                   N/A                0.03190%              6.55810%
144                                   N/A                   N/A                0.03190%              6.38810%
145                                   N/A                   N/A                0.03190%              5.61810%
146                                   N/A                   N/A                0.03190%              5.71810%
147                                   N/A                   N/A                0.03190%              6.25810%
148                                   N/A                   N/A                0.03190%              5.96810%
149                                   N/A                   N/A                0.03190%              5.96810%
150                                   N/A                   N/A                0.03190%              6.37810%
151                                   N/A                   N/A                0.08190%              8.03810%
152                                   N/A                 T-Flat               0.03190%              6.05810%
153                                   N/A                   N/A                0.03190%              7.25810%

Total/Weighted Average:


(i)


                                               Utilities                                                  Subject
                                           Multifamily Tenant                     Multifamily             Studio
#                                                 Pays                             Elevators               Units
---------------------------   -------------------------------------------   ----------------------   ----------------
1                                                 N/A                                 N/A                   N/A


2
2A                                                N/A                                 N/A                   N/A
2B                                                N/A                                 N/A                   N/A
3                                                 N/A                                 N/A                   N/A
4
4A                                                N/A                                 N/A                   N/A
4B                                                N/A                                 N/A                   N/A
5                                                 N/A                                 N/A                   N/A
6                                                 N/A                                 N/A                   N/A
7                                            Electric/Water                           0                     N/A
8                                               Electric                              4                     59
9                                                 N/A                                 N/A                   N/A
10                                                N/A                                 N/A                   N/A
11                                                N/A                                 N/A                   N/A
12                                           Electric/Water                           0                     N/A
13                                                N/A                                 N/A                   N/A

14                                              Electric                              3                     N/A
15                                                N/A                                 N/A                   N/A
16                                              Electric                              0                     N/A
17                                                None                                5                     58
18                                        Electric/Water/Sewer                        0                     N/A
19                                                N/A                                 N/A                   N/A
20                                                N/A                                 N/A                   N/A

21                                                N/A                                 N/A                   N/A
22                                                N/A                                 N/A                   N/A
23                                                N/A                                 N/A                   N/A
24                                                N/A                                 N/A                   N/A
25                                              Electric                              0                     90
26                                            Water/Sewer                             0                     N/A
27                                                N/A                                 N/A                   N/A
28                                                N/A                                 N/A                   N/A

29                                            Electric/Gas                            0                     N/A
30                                            Electric/Gas                            0                     N/A
31                                            Electric/Gas                            0                     N/A
32                                            Electric/Gas                            0                     N/A
33                                                N/A                                 N/A                   N/A
34                                                N/A                                 N/A                   N/A
35                                                N/A                                 N/A                   N/A
36                                        Electric/Sewer/Water                        0                     N/A
37                                                N/A                                 N/A                   N/A
38                                              Electric                              0                     72
39                                         Electric/Gas/Water                         0                     N/A
40                                              Electric                              0                     N/A
41                                           Electric/Water                           0                     N/A
42                                        Electric/Water/Sewer                        0                     N/A
43                                                N/A                                 N/A                   N/A
44                                                N/A                                 N/A                   N/A
45                                                N/A                                 N/A                   N/A
46                                                N/A                                 N/A                   N/A

47                                           Electric/Water                           0                     40
48                                              Electric                              0                     N/A
49                                                N/A                                 N/A                   N/A
50                                                N/A                                 N/A                   N/A
51                                           Electric/Water                           0                     N/A
52                                                N/A                                 N/A                   N/A
53                                                N/A                                 N/A                   N/A
54                                                N/A                                 N/A                   N/A
55                                            Electric/Gas                            0                     N/A
56                                                N/A                                 N/A                   N/A
57                                              Electric                              0                     N/A
58                                            Electric/Gas                            0                     N/A
59                                                N/A                                 N/A                   N/A
60                                                N/A                                 N/A                   N/A
61                                                N/A                                 N/A                   N/A
62
62A                                               N/A                                 N/A                   N/A
62B                                               N/A                                 N/A                   N/A
63                                                N/A                                 N/A                   N/A

64                                                N/A                                 N/A                   N/A
65                                              Electric                              0                     N/A
66                                                N/A                                 0                     N/A
67                                                N/A                                 N/A                   N/A
68                                              Electric                              0                     N/A
69                                           Electric/Water                           0                     N/A
70                                              Electric                              0                     N/A
71                                                N/A                                 N/A                   N/A
72                                                N/A                                 N/A                   N/A
73                                                N/A                                 N/A                   N/A
74                                                N/A                                 N/A                   N/A
75                                        Electric/Water/Sewer                        0                     N/A
76                                                N/A                                 N/A                   N/A
77                                              Electric                              0                     N/A
78                                                N/A                                 N/A                   N/A
79                                                N/A                                 N/A                   N/A
80                                                N/A                                 N/A                   N/A
81                                                N/A                                 N/A                   N/A
82                                                N/A                                 N/A                   N/A
83                                                N/A                                 N/A                   N/A
84                                                N/A                                 N/A                   N/A
85                                              Electric                              0                     N/A
86                                                N/A                                 N/A                   N/A


87                                                N/A                                 N/A                   N/A
88                                                N/A                                 N/A                   N/A
89                                            Electric/Gas                            0                     N/A
90                                              Electric                              0                     N/A
91                                                N/A                                 N/A                   N/A
92                                                N/A                                 N/A                   N/A
93                                      Electric/Gas/Water/Sewer                      0                     N/A
94                                                N/A                                 N/A                   N/A
95                                                N/A                                 N/A                   N/A
96                                                N/A                                 N/A                   N/A
97                                                N/A                                 N/A                   N/A
98                                            Electric/Gas                            0                     N/A
99                                                N/A                                 N/A                   N/A
100                                               N/A                                 N/A                   N/A
101                                               N/A                                 N/A                   N/A


102                                             Electric                              0                     N/A
103                                             Electric                              0                     N/A
104                                             Electric                              1                     75


105                                             Electric                              0                     N/A
106                                               N/A                                 N/A                   N/A
107                                               N/A                                 N/A                   N/A
108                                          Electric/Water                           0                     N/A
109                                               N/A                                 N/A                   N/A
110                                               N/A                                 N/A                   N/A
111                                               N/A                                 N/A                   N/A
112                                               N/A                                 N/A                   N/A
113                                               N/A                                 0                     N/A
114                                           Electric/Gas                            0                      1
115                                             Electric                              0                     N/A
116                                               N/A                                 N/A                   N/A
117                                               N/A                                 N/A                   N/A
118                                               N/A                                 N/A                   N/A
119                                               N/A                                 N/A                   N/A
120                                               N/A                                 N/A                   N/A
121                                               N/A                                 N/A                   N/A
122                                           Electric/Gas                            0                     N/A
123                                  Electric/Gas/Water/Sewer/Trash                   0                     N/A
124                                               N/A                                 N/A                   N/A
125                                               N/A                                 N/A                   N/A
126                                    Electric/Water/Sewer/Trash                     0                     12
127                                        Electric/Gas/Trash                         0                     N/A
128                                           Electric/Gas                            0                     N/A
129                                             Electric                              0                     N/A
130                                               N/A                                 N/A                   N/A
131                                               N/A                                 N/A                   N/A
132                                               N/A                                 N/A                   N/A
133                                               N/A                                 N/A                   N/A
134                                  Electric/Gas/Water/Sewer/Trash                   0                     N/A
135                                               N/A                                 N/A                   N/A
136                                             Electric                              0                     N/A
137                                               N/A                                 N/A                   N/A
138                                               N/A                                 N/A                   N/A
139                                  Electric/Gas/Water/Sewer/Trash                   0                     N/A
140                                             Electric                              0                     N/A
141                                               N/A                                 N/A                   N/A
142                                               N/A                                 N/A                   N/A
143                                               N/A                                 N/A                   N/A
144                                             Electric                              1                     41
145                                             Electric                              0                      5
146                                             Electric                              0                     N/A
147                                           Electric/Gas                            0                      2
148                                             Electric                              0                     N/A
149                                             Electric                              0                      6
150                                       Electric/Water/Sewer                        0                     N/A
151                                             Electric                              0                     N/A
152                                           Electric/Gas                            0                     N/A
153                                               N/A                                 N/A                   N/A

Total/Weighted Average:


(i)


                                   Subject            Subject           Subject           Subject             Subject
                                   Studio             Studio             1 BR               1 BR                1 BR
#                                 Avg. Rent          Max. Rent           Units           Avg. Rent           Max. Rent
---------------------------   ----------------   ----------------   --------------   -----------------   -----------------
1                                    N/A                N/A               N/A               N/A                 N/A


2
2A                                   N/A                N/A               N/A               N/A                 N/A
2B                                   N/A                N/A               N/A               N/A                 N/A
3                                    N/A                N/A               N/A               N/A                 N/A
4
4A                                   N/A                N/A               N/A               N/A                 N/A
4B                                   N/A                N/A               N/A               N/A                 N/A
5                                    N/A                N/A               N/A               N/A                 N/A
6                                    N/A                N/A               N/A               N/A                 N/A
7                                    N/A                N/A               416              $795               $1,168
8                                  $2,108             $2,516              58              $2,857              $4,361
9                                    N/A                N/A               N/A               N/A                 N/A
10                                   N/A                N/A               16              $1,702              $2,000
11                                   N/A                N/A               N/A               N/A                 N/A
12                                   N/A                N/A               220              $784               $1,120
13                                   N/A                N/A               N/A               N/A                 N/A

14                                   N/A                N/A               570              $425                $450
15                                   N/A                N/A               N/A               N/A                 N/A
16                                   N/A                N/A               78               $727                $845
17                                  $890              $1,079              101             $1,222              $1,590
18                                   N/A                N/A               148              $616               $1,370
19                                   N/A                N/A               N/A               N/A                 N/A
20                                   N/A                N/A               N/A               N/A                 N/A

21                                   N/A                N/A               N/A               N/A                 N/A
22                                   N/A                N/A               N/A               N/A                 N/A
23                                   N/A                N/A               N/A               N/A                 N/A
24                                   N/A                N/A               N/A               N/A                 N/A
25                                  $450               $490               157              $497                $616
26                                   N/A                N/A               192              $637               $1,450
27                                   N/A                N/A               N/A               N/A                 N/A
28                                   N/A                N/A               N/A               N/A                 N/A

29                                   N/A                N/A               N/A               N/A                 N/A
30                                   N/A                N/A               N/A               N/A                 N/A
31                                   N/A                N/A               N/A               N/A                 N/A
32                                   N/A                N/A               N/A               N/A                 N/A
33                                   N/A                N/A               N/A               N/A                 N/A
34                                   N/A                N/A               N/A               N/A                 N/A
35                                   N/A                N/A               N/A               N/A                 N/A
36                                   N/A                N/A               N/A               N/A                 N/A
37                                   N/A                N/A               N/A               N/A                 N/A
38                                  $430               $430               127              $544                $600
39                                   N/A                N/A               192              $487                $625
40                                   N/A                N/A               N/A               N/A                 N/A
41                                   N/A                N/A               144              $498                $622
42                                   N/A                N/A               112              $693                $714
43                                   N/A                N/A               N/A               N/A                 N/A
44                                   N/A                N/A               N/A               N/A                 N/A
45                                   N/A                N/A               N/A               N/A                 N/A
46                                   N/A                N/A               N/A               N/A                 N/A

47                                  $421               $795               160              $496                $619
48                                   N/A                N/A               30               $651                $700
49                                   N/A                N/A               N/A               N/A                 N/A
50                                   N/A                N/A               N/A               N/A                 N/A
51                                   N/A                N/A               N/A               N/A                 N/A
52                                   N/A                N/A               N/A               N/A                 N/A
53                                   N/A                N/A               N/A               N/A                 N/A
54                                   N/A                N/A               N/A               N/A                 N/A
55                                   N/A                N/A               116              $462                $520
56                                   N/A                N/A               N/A               N/A                 N/A
57                                   N/A                N/A               60               $673                $699
58                                   N/A                N/A               N/A               N/A                 N/A
59                                   N/A                N/A               N/A               N/A                 N/A
60                                   N/A                N/A               N/A               N/A                 N/A
61                                   N/A                N/A               N/A               N/A                 N/A
62
62A                                  N/A                N/A               N/A               N/A                 N/A
62B                                  N/A                N/A               N/A               N/A                 N/A
63                                   N/A                N/A               N/A               N/A                 N/A

64                                   N/A                N/A               N/A               N/A                 N/A
65                                   N/A                N/A               64               $373                $385
66                                   N/A                N/A               N/A               N/A                 N/A
67                                   N/A                N/A               N/A               N/A                 N/A
68                                   N/A                N/A               96               $579                $660
69                                   N/A                N/A               133              $438                $567
70                                   N/A                N/A               71               $518                $615
71                                   N/A                N/A               N/A               N/A                 N/A
72                                   N/A                N/A               N/A               N/A                 N/A
73                                   N/A                N/A               N/A               N/A                 N/A
74                                   N/A                N/A               N/A               N/A                 N/A
75                                   N/A                N/A               34               $472                $475
76                                   N/A                N/A               N/A               N/A                 N/A
77                                   N/A                N/A               40               $559                $575
78                                   N/A                N/A               N/A               N/A                 N/A
79                                   N/A                N/A               N/A               N/A                 N/A
80                                   N/A                N/A               N/A               N/A                 N/A
81                                   N/A                N/A               N/A               N/A                 N/A
82                                   N/A                N/A               N/A               N/A                 N/A
83                                   N/A                N/A               N/A               N/A                 N/A
84                                   N/A                N/A               N/A               N/A                 N/A
85                                   N/A                N/A               27               $614                $870
86                                   N/A                N/A               N/A               N/A                 N/A


87                                   N/A                N/A               N/A               N/A                 N/A
88                                   N/A                N/A               N/A               N/A                 N/A
89                                   N/A                N/A               12               $587                $595
90                                   N/A                N/A               76               $221               $1,025
91                                   N/A                N/A               N/A               N/A                 N/A
92                                   N/A                N/A               N/A               N/A                 N/A
93                                   N/A                N/A               92               $423                $425
94                                   N/A                N/A               N/A               N/A                 N/A
95                                   N/A                N/A               N/A               N/A                 N/A
96                                   N/A                N/A               N/A               N/A                 N/A
97                                   N/A                N/A               N/A               N/A                 N/A
98                                   N/A                N/A               12               $543                $550
99                                   N/A                N/A               N/A               N/A                 N/A
100                                  N/A                N/A               N/A               N/A                 N/A
101                                  N/A                N/A               N/A               N/A                 N/A


102                                  N/A                N/A               N/A               N/A                 N/A
103                                  N/A                N/A               96               $495                $525
104                                 $516               $575               10               $684                $760


105                                  N/A                N/A               25               $421                $475
106                                  N/A                N/A               N/A               N/A                 N/A
107                                  N/A                N/A               N/A               N/A                 N/A
108                                  N/A                N/A               24               $360                $365
109                                  N/A                N/A               N/A               N/A                 N/A
110                                  N/A                N/A               N/A               N/A                 N/A
111                                  N/A                N/A               N/A               N/A                 N/A
112                                  N/A                N/A               N/A               N/A                 N/A
113                                  N/A                N/A               18               $526                $535
114                                $1,499             $1,499              17              $1,340              $1,900
115                                  N/A                N/A               48               $553                $600
116                                  N/A                N/A               N/A               N/A                 N/A
117                                  N/A                N/A               N/A               N/A                 N/A
118                                  N/A                N/A               N/A               N/A                 N/A
119                                  N/A                N/A               N/A               N/A                 N/A
120                                  N/A                N/A               N/A               N/A                 N/A
121                                  N/A                N/A               N/A               N/A                 N/A
122                                  N/A                N/A               20               $500                $533
123                                  N/A                N/A               N/A               N/A                 N/A
124                                  N/A                N/A               N/A               N/A                 N/A
125                                  N/A                N/A               N/A               N/A                 N/A
126                                 $396               $400               35               $455                $485
127                                  N/A                N/A               N/A               N/A                 N/A
128                                  N/A                N/A               N/A               N/A                 N/A
129                                  N/A                N/A               28               $419                $440
130                                  N/A                N/A               N/A               N/A                 N/A
131                                  N/A                N/A               N/A               N/A                 N/A
132                                  N/A                N/A               N/A               N/A                 N/A
133                                  N/A                N/A               N/A               N/A                 N/A
134                                  N/A                N/A               N/A               N/A                 N/A
135                                  N/A                N/A               N/A               N/A                 N/A
136                                  N/A                N/A               N/A               N/A                 N/A
137                                  N/A                N/A               N/A               N/A                 N/A
138                                  N/A                N/A               N/A               N/A                 N/A
139                                  N/A                N/A               N/A               N/A                 N/A
140                                  N/A                N/A                8               $688                $700
141                                  N/A                N/A               N/A               N/A                 N/A
142                                  N/A                N/A               N/A               N/A                 N/A
143                                  N/A                N/A               N/A               N/A                 N/A
144                                 $402               $465               16               $469                $550
145                                 $811              $1,050              11               $958               $1,095
146                                  N/A                N/A                9               $870                $990
147                                 $385               $400               48               $495                $520
148                                  N/A                N/A               N/A               N/A                 N/A
149                                 $395               $395               24               $489                $495
150                                  N/A                N/A               16               $428                $495
151                                  N/A                N/A               N/A               N/A                 N/A
152                                  N/A                N/A               12               $765                $800
153                                  N/A                N/A               N/A               N/A                 N/A

Total/Weighted Average:


(i)


                                  Subject             Subject             Subject           Subject         Subject       Subject
                                    2 BR               2 BR                 2 BR             3 BR            3 BR          3 BR
#                                  Units             Avg. Rent           Max. Rent           Units         Avg. Rent     Max. Rent
---------------------------   ---------------   ------------------   -----------------   ------------   --------------   ---------
1                                   N/A                 N/A                 N/A               N/A             N/A           N/A


2
2A                                  N/A                 N/A                 N/A               N/A             N/A           N/A
2B                                  N/A                 N/A                 N/A               N/A             N/A           N/A
3                                   N/A                 N/A                 N/A               N/A             N/A           N/A
4
4A                                  N/A                 N/A                 N/A               N/A             N/A           N/A
4B                                  N/A                 N/A                 N/A               N/A             N/A           N/A
5                                   N/A                 N/A                 N/A               N/A             N/A           N/A
6                                   N/A                 N/A                 N/A               N/A             N/A           N/A
7                                   231               $1,111              $1,432              15            $1,455        $1,564
8                                    28               $4,373              $5,500               2            $5,526        $5,800
9                                   N/A                 N/A                 N/A               N/A             N/A           N/A
10                                   16               $2,211              $2,700              N/A             N/A           N/A
11                                  N/A                 N/A                 N/A               N/A             N/A           N/A
12                                  178                $925               $1,255              40            $1,374        $1,815
13                                  N/A                 N/A                 N/A               N/A             N/A           N/A

14                                  240                $545                $610               N/A             N/A           N/A
15                                  N/A                 N/A                 N/A               N/A             N/A           N/A
16                                  197                $817                $975               157           $1,006        $2,900
17                                   14               $1,448              $1,495              N/A             N/A           N/A
18                                  136                $805                $935               16             $865         $1,110
19                                  N/A                 N/A                 N/A               N/A             N/A           N/A
20                                  N/A                 N/A                 N/A               N/A             N/A           N/A

21                                  N/A                 N/A                 N/A               N/A             N/A           N/A
22                                  N/A                 N/A                 N/A               N/A             N/A           N/A
23                                  N/A                 N/A                 N/A               N/A             N/A           N/A
24                                  N/A                 N/A                 N/A               N/A             N/A           N/A
25                                  135                $654                $764               N/A             N/A           N/A
26                                   84                $843               $1,050              N/A             N/A           N/A
27                                  N/A                 N/A                 N/A               N/A             N/A           N/A
28                                  N/A                 N/A                 N/A               N/A             N/A           N/A

29                                  N/A                 N/A                 N/A               N/A             N/A           N/A
30                                  N/A                 N/A                 N/A               N/A             N/A           N/A
31                                  N/A                 N/A                 N/A               N/A             N/A           N/A
32                                  N/A                 N/A                 N/A               N/A             N/A           N/A
33                                  N/A                 N/A                 N/A               N/A             N/A           N/A
34                                  N/A                 N/A                 N/A               N/A             N/A           N/A
35                                  N/A                 N/A                 N/A               N/A             N/A           N/A
36                                  N/A                 N/A                 N/A               106           $1,122        $1,312
37                                  N/A                 N/A                 N/A               N/A             N/A           N/A
38                                  145                $620                $675               N/A             N/A           N/A
39                                  104                $639                $715               N/A             N/A           N/A
40                                  108                $700                $935               44             $811          $995
41                                  120                $655                $741               N/A             N/A           N/A
42                                   88                $862                $906               N/A             N/A           N/A
43                                  N/A                 N/A                 N/A               N/A             N/A           N/A
44                                  N/A                 N/A                 N/A               N/A             N/A           N/A
45                                  N/A                 N/A                 N/A               N/A             N/A           N/A
46                                  N/A                 N/A                 N/A               N/A             N/A           N/A

47                                   52                $674                $765               N/A             N/A           N/A
48                                   80                $747                $800               28             $903          $950
49                                  N/A                 N/A                 N/A               N/A             N/A           N/A
50                                  N/A                 N/A                 N/A               N/A             N/A           N/A
51                                   58                $766                $810               57             $865          $920
52                                  N/A                 N/A                 N/A               N/A             N/A           N/A
53                                  N/A                 N/A                 N/A               N/A             N/A           N/A
54                                  N/A                 N/A                 N/A               N/A             N/A           N/A
55                                   68                $585                $605               N/A             N/A           N/A
56                                  N/A                 N/A                 N/A               N/A             N/A           N/A
57                                   60                $786                $849               N/A             N/A           N/A
58                                  N/A                 N/A                 N/A               N/A             N/A           N/A
59                                  N/A                 N/A                 N/A               N/A             N/A           N/A
60                                  N/A                 N/A                 N/A               N/A             N/A           N/A
61                                  N/A                 N/A                 N/A               N/A             N/A           N/A
62
62A                                 N/A                 N/A                 N/A               N/A             N/A           N/A
62B                                 N/A                 N/A                 N/A               N/A             N/A           N/A
63                                  N/A                 N/A                 N/A               N/A             N/A           N/A

64                                  N/A                 N/A                 N/A               N/A             N/A           N/A
65                                   78                $475                $475               27             $565          $565
66                                  N/A                 N/A                 N/A               N/A             N/A           N/A
67                                  N/A                 N/A                 N/A               N/A             N/A           N/A
68                                   56                $695                $745               N/A             N/A           N/A
69                                   77                $572                $649                1             $675          $675
70                                   89                $660                $750                8             $821          $840
71                                  N/A                 N/A                 N/A               N/A             N/A           N/A
72                                  N/A                 N/A                 N/A               N/A             N/A           N/A
73                                  N/A                 N/A                 N/A               N/A             N/A           N/A
74                                  N/A                 N/A                 N/A               N/A             N/A           N/A
75                                   68                $620                $625               36             $760          $775
76                                  N/A                 N/A                 N/A               N/A             N/A           N/A
77                                   48                $669                $690               12             $810          $825
78                                  N/A                 N/A                 N/A               N/A             N/A           N/A
79                                  N/A                 N/A                 N/A               N/A             N/A           N/A
80                                  N/A                 N/A                 N/A               N/A             N/A           N/A
81                                  N/A                 N/A                 N/A               N/A             N/A           N/A
82                                  N/A                 N/A                 N/A               N/A             N/A           N/A
83                                  N/A                 N/A                 N/A               N/A             N/A           N/A
84                                  N/A                 N/A                 N/A               N/A             N/A           N/A
85                                   81                $663                $945               N/A             N/A           N/A
86                                  N/A                 N/A                 N/A               N/A             N/A           N/A


87                                  N/A                 N/A                 N/A               N/A             N/A           N/A
88                                  N/A                 N/A                 N/A               N/A             N/A           N/A
89                                   48                $683                $705               N/A             N/A           N/A
90                                   38                $361               $1,325              N/A             N/A           N/A
91                                  N/A                 N/A                 N/A               N/A             N/A           N/A
92                                  N/A                 N/A                 N/A               N/A             N/A           N/A
93                                   50                $520                $550               N/A             N/A           N/A
94                                  N/A                 N/A                 N/A               N/A             N/A           N/A
95                                  N/A                 N/A                 N/A               N/A             N/A           N/A
96                                  N/A                 N/A                 N/A               N/A             N/A           N/A
97                                  N/A                 N/A                 N/A               N/A             N/A           N/A
98                                  101                $628                $690               11             $769          $800
99                                  N/A                 N/A                 N/A               N/A             N/A           N/A
100                                 N/A                 N/A                 N/A               N/A             N/A           N/A
101                                 N/A                 N/A                 N/A               N/A             N/A           N/A


102                                  48                $823                $900               N/A             N/A           N/A
103                                  30                $587                $625                8             $693          $700
104                                  1                 $960                $960                2            $1,318        $1,360


105                                  53                $594                $640               10             $703          $725
106                                 N/A                 N/A                 N/A               N/A             N/A           N/A
107                                 N/A                 N/A                 N/A               N/A             N/A           N/A
108                                  80                $410                $415               N/A             N/A           N/A
109                                 N/A                 N/A                 N/A               N/A             N/A           N/A
110                                 N/A                 N/A                 N/A               N/A             N/A           N/A
111                                 N/A                 N/A                 N/A               N/A             N/A           N/A
112                                 N/A                 N/A                 N/A               N/A             N/A           N/A
113                                  54                $583                $610               N/A             N/A           N/A
114                                  2                $2,300              $2,300              N/A             N/A           N/A
115                                  10                $667                $741               N/A             N/A           N/A
116                                 N/A                 N/A                 N/A               N/A             N/A           N/A
117                                 N/A                 N/A                 N/A               N/A             N/A           N/A
118                                 N/A                 N/A                 N/A               N/A             N/A           N/A
119                                 N/A                 N/A                 N/A               N/A             N/A           N/A
120                                 N/A                 N/A                 N/A               N/A             N/A           N/A
121                                 N/A                 N/A                 N/A               N/A             N/A           N/A
122                                  50                $538                $575               N/A             N/A           N/A
123                                 N/A                 N/A                 N/A               N/A             N/A           N/A
124                                 N/A                 N/A                 N/A               N/A             N/A           N/A
125                                 N/A                 N/A                 N/A               N/A             N/A           N/A
126                                  10                $601                $645               N/A             N/A           N/A
127                                 N/A                 N/A                 N/A               N/A             N/A           N/A
128                                 N/A                 N/A                 N/A               N/A             N/A           N/A
129                                  28                $469                $500               N/A             N/A           N/A
130                                 N/A                 N/A                 N/A               N/A             N/A           N/A
131                                 N/A                 N/A                 N/A               N/A             N/A           N/A
132                                 N/A                 N/A                 N/A               N/A             N/A           N/A
133                                 N/A                 N/A                 N/A               N/A             N/A           N/A
134                                 N/A                 N/A                 N/A               N/A             N/A           N/A
135                                 N/A                 N/A                 N/A               N/A             N/A           N/A
136                                  53                $607                $674               N/A             N/A           N/A
137                                 N/A                 N/A                 N/A               N/A             N/A           N/A
138                                 N/A                 N/A                 N/A               N/A             N/A           N/A
139                                 N/A                 N/A                 N/A               N/A             N/A           N/A
140                                  16                $788                $850               N/A             N/A           N/A
141                                 N/A                 N/A                 N/A               N/A             N/A           N/A
142                                 N/A                 N/A                 N/A               N/A             N/A           N/A
143                                 N/A                 N/A                 N/A               N/A             N/A           N/A
144                                  4                 $650                $650               N/A             N/A           N/A
145                                 N/A                 N/A                 N/A               N/A             N/A           N/A
146                                  7                 $905               $1,020              N/A             N/A           N/A
147                                  4                 $559                $575               N/A             N/A           N/A
148                                  28                $547                $565               N/A             N/A           N/A
149                                  6                 $614                $625               N/A             N/A           N/A
150                                  31                $523                $580                1             $565          $565
151                                  22                $492                $575               10             $650          $650
152                                  2                 $925                $950               N/A             N/A           N/A
153                                 N/A                 N/A                 N/A               N/A             N/A           N/A

Total/Weighted Average:


(i)


                                  Subject           Subject            Subject          Subject           Subject
                                   4 BR              4 BR               4 BR              5 BR              5BR
#                                  Units           Avg. Rent          Max. Rent          Units           Avg. Rent
---------------------------   --------------   ----------------   ----------------   -------------   ----------------
1                                   N/A               N/A                N/A              N/A               N/A


2
2A                                  N/A               N/A                N/A              N/A               N/A
2B                                  N/A               N/A                N/A              N/A               N/A
3                                   N/A               N/A                N/A              N/A               N/A
4
4A                                  N/A               N/A                N/A              N/A               N/A
4B                                  N/A               N/A                N/A              N/A               N/A
5                                   N/A               N/A                N/A              N/A               N/A
6                                   N/A               N/A                N/A              N/A               N/A
7                                   N/A               N/A                N/A              N/A               N/A
8                                    2              $7,825             $7,825             N/A               N/A
9                                   N/A               N/A                N/A              N/A               N/A
10                                  N/A               N/A                N/A              N/A               N/A
11                                  N/A               N/A                N/A              N/A               N/A
12                                  N/A               N/A                N/A              N/A               N/A
13                                  N/A               N/A                N/A              N/A               N/A

14                                  N/A               N/A                N/A              N/A               N/A
15                                  N/A               N/A                N/A              N/A               N/A
16                                  N/A               N/A                N/A              N/A               N/A
17                                  N/A               N/A                N/A              N/A               N/A
18                                  N/A               N/A                N/A              N/A               N/A
19                                  N/A               N/A                N/A              N/A               N/A
20                                  N/A               N/A                N/A              N/A               N/A

21                                  N/A               N/A                N/A              N/A               N/A
22                                  N/A               N/A                N/A              N/A               N/A
23                                  N/A               N/A                N/A              N/A               N/A
24                                  N/A               N/A                N/A              N/A               N/A
25                                  N/A               N/A                N/A              N/A               N/A
26                                  N/A               N/A                N/A              N/A               N/A
27                                  N/A               N/A                N/A              N/A               N/A
28                                  N/A               N/A                N/A              N/A               N/A

29                                  N/A               N/A                N/A              N/A               N/A
30                                  N/A               N/A                N/A              N/A               N/A
31                                  N/A               N/A                N/A              N/A               N/A
32                                  N/A               N/A                N/A              N/A               N/A
33                                  N/A               N/A                N/A              N/A               N/A
34                                  N/A               N/A                N/A              N/A               N/A
35                                  N/A               N/A                N/A              N/A               N/A
36                                  N/A               N/A                N/A              N/A               N/A
37                                  N/A               N/A                N/A              N/A               N/A
38                                  N/A               N/A                N/A              N/A               N/A
39                                  N/A               N/A                N/A              N/A               N/A
40                                  N/A               N/A                N/A              N/A               N/A
41                                  N/A               N/A                N/A              N/A               N/A
42                                  N/A               N/A                N/A              N/A               N/A
43                                  N/A               N/A                N/A              N/A               N/A
44                                  N/A               N/A                N/A              N/A               N/A
45                                  N/A               N/A                N/A              N/A               N/A
46                                  N/A               N/A                N/A              N/A               N/A

47                                  N/A               N/A                N/A              N/A               N/A
48                                  N/A               N/A                N/A              N/A               N/A
49                                  N/A               N/A                N/A              N/A               N/A
50                                  N/A               N/A                N/A              N/A               N/A
51                                  N/A               N/A                N/A              N/A               N/A
52                                  N/A               N/A                N/A              N/A               N/A
53                                  N/A               N/A                N/A              N/A               N/A
54                                  N/A               N/A                N/A              N/A               N/A
55                                  N/A               N/A                N/A              N/A               N/A
56                                  N/A               N/A                N/A              N/A               N/A
57                                  N/A               N/A                N/A              N/A               N/A
58                                  N/A               N/A                N/A              N/A               N/A
59                                  N/A               N/A                N/A              N/A               N/A
60                                  N/A               N/A                N/A              N/A               N/A
61                                  N/A               N/A                N/A              N/A               N/A
62
62A                                 N/A               N/A                N/A              N/A               N/A
62B                                 N/A               N/A                N/A              N/A               N/A
63                                  N/A               N/A                N/A              N/A               N/A

64                                  N/A               N/A                N/A              N/A               N/A
65                                   8               $635               $635              N/A               N/A
66                                  N/A               N/A                N/A              N/A               N/A
67                                  N/A               N/A                N/A              N/A               N/A
68                                  N/A               N/A                N/A              N/A               N/A
69                                  N/A               N/A                N/A              N/A               N/A
70                                  N/A               N/A                N/A              N/A               N/A
71                                  N/A               N/A                N/A              N/A               N/A
72                                  N/A               N/A                N/A              N/A               N/A
73                                  N/A               N/A                N/A              N/A               N/A
74                                  N/A               N/A                N/A              N/A               N/A
75                                  N/A               N/A                N/A              N/A               N/A
76                                  N/A               N/A                N/A              N/A               N/A
77                                  N/A               N/A                N/A              N/A               N/A
78                                  N/A               N/A                N/A              N/A               N/A
79                                  N/A               N/A                N/A              N/A               N/A
80                                  N/A               N/A                N/A              N/A               N/A
81                                  N/A               N/A                N/A              N/A               N/A
82                                  N/A               N/A                N/A              N/A               N/A
83                                  N/A               N/A                N/A              N/A               N/A
84                                  N/A               N/A                N/A              N/A               N/A
85                                  N/A               N/A                N/A              N/A               N/A
86                                  N/A               N/A                N/A              N/A               N/A


87                                  N/A               N/A                N/A              N/A               N/A
88                                  N/A               N/A                N/A              N/A               N/A
89                                  N/A               N/A                N/A              N/A               N/A
90                                  N/A               N/A                N/A              N/A               N/A
91                                  N/A               N/A                N/A              N/A               N/A
92                                  N/A               N/A                N/A              N/A               N/A
93                                  N/A               N/A                N/A              N/A               N/A
94                                  N/A               N/A                N/A              N/A               N/A
95                                  N/A               N/A                N/A              N/A               N/A
96                                  N/A               N/A                N/A              N/A               N/A
97                                  N/A               N/A                N/A              N/A               N/A
98                                  N/A               N/A                N/A              N/A               N/A
99                                  N/A               N/A                N/A              N/A               N/A
100                                 N/A               N/A                N/A              N/A               N/A
101                                 N/A               N/A                N/A              N/A               N/A


102                                 N/A               N/A                N/A              N/A               N/A
103                                 N/A               N/A                N/A              N/A               N/A
104                                 N/A               N/A                N/A              N/A               N/A


105                                 N/A               N/A                N/A              N/A               N/A
106                                 N/A               N/A                N/A              N/A               N/A
107                                 N/A               N/A                N/A              N/A               N/A
108                                 N/A               N/A                N/A              N/A               N/A
109                                 N/A               N/A                N/A              N/A               N/A
110                                 N/A               N/A                N/A              N/A               N/A
111                                 N/A               N/A                N/A              N/A               N/A
112                                 N/A               N/A                N/A              N/A               N/A
113                                 N/A               N/A                N/A              N/A               N/A
114                                 N/A               N/A                N/A              N/A               N/A
115                                 N/A               N/A                N/A              N/A               N/A
116                                 N/A               N/A                N/A              N/A               N/A
117                                 N/A               N/A                N/A              N/A               N/A
118                                 N/A               N/A                N/A              N/A               N/A
119                                 N/A               N/A                N/A              N/A               N/A
120                                 N/A               N/A                N/A              N/A               N/A
121                                 N/A               N/A                N/A              N/A               N/A
122                                 N/A               N/A                N/A              N/A               N/A
123                                 N/A               N/A                N/A              N/A               N/A
124                                 N/A               N/A                N/A              N/A               N/A
125                                 N/A               N/A                N/A              N/A               N/A
126                                 N/A               N/A                N/A              N/A               N/A
127                                 N/A               N/A                N/A              N/A               N/A
128                                 N/A               N/A                N/A              N/A               N/A
129                                 N/A               N/A                N/A              N/A               N/A
130                                 N/A               N/A                N/A              N/A               N/A
131                                 N/A               N/A                N/A              N/A               N/A
132                                 N/A               N/A                N/A              N/A               N/A
133                                 N/A               N/A                N/A              N/A               N/A
134                                 N/A               N/A                N/A              N/A               N/A
135                                 N/A               N/A                N/A              N/A               N/A
136                                 N/A               N/A                N/A              N/A               N/A
137                                 N/A               N/A                N/A              N/A               N/A
138                                 N/A               N/A                N/A              N/A               N/A
139                                 N/A               N/A                N/A              N/A               N/A
140                                 N/A               N/A                N/A              N/A               N/A
141                                 N/A               N/A                N/A              N/A               N/A
142                                 N/A               N/A                N/A              N/A               N/A
143                                 N/A               N/A                N/A              N/A               N/A
144                                 N/A               N/A                N/A              N/A               N/A
145                                 N/A               N/A                N/A              N/A               N/A
146                                 N/A               N/A                N/A              N/A               N/A
147                                 N/A               N/A                N/A              N/A               N/A
148                                 N/A               N/A                N/A              N/A               N/A
149                                 N/A               N/A                N/A              N/A               N/A
150                                 N/A               N/A                N/A              N/A               N/A
151                                 N/A               N/A                N/A              N/A               N/A
152                                 N/A               N/A                N/A              N/A               N/A
153                                 N/A               N/A                N/A              N/A               N/A

Total/Weighted Average:


(i)


                                   Subject                             Major                              Major
                                    5 BR                             Tenant #1                           Tenant #1
#                                 Max. Rent                             Name                              Sq. Ft.
---------------------------   ----------------   --------------------------------------------------   --------------   -----
1                                    N/A                           Elder Beerman                          150,000


2
2A                                   N/A                          Marshall Field's                        288,596
2B                                   N/A                    St Joseph's (Mayfair Atrium)                  54,932
3                                    N/A                           Bloomingdale's                         228,986       (24)
4
4A                                   N/A                                N/A                                 N/A
4B                                   N/A                                N/A                                 N/A
5                                    N/A              California Department of Social Services            89,683
6                                    N/A                   Ralph's Grocery Company Store                  58,000
7                                    N/A                                N/A                                 N/A
8                                    N/A                                N/A                                 N/A
9                                    N/A                          Ashley Furniture                        35,246
10                                   N/A                           Plitt Theatres                         21,017
11                                   N/A                Metropolitan Life Insurance Company               154,776
12                                   N/A                                N/A                                 N/A
13                                   N/A                            Albertson's                           57,921

14                                   N/A                                N/A                                 N/A
15                                   N/A                         Saks Fifth Avenue                        37,425
16                                   N/A                                N/A                                 N/A
17                                   N/A                                N/A                                 N/A
18                                   N/A                                N/A                                 N/A
19                                   N/A                         Centex Home Equity                       30,000
20                                   N/A                           Adaptec, Inc.                          99,604

21                                   N/A                         Delphi Corporation                       222,597
22                                   N/A                   Anaheim Memorial Medical Cntr                  11,544
23                                   N/A                    Center for Special Surgery                    10,000
24                                   N/A                                N/A                                 N/A
25                                   N/A                                N/A                                 N/A
26                                   N/A                                N/A                                 N/A
27                                   N/A                        EMD Pharmaceuticals                       44,374
28                                   N/A                    Blackboard Campuswide, Inc.                   55,411

29                                   N/A                                N/A                                 N/A
30                                   N/A                                N/A                                 N/A
31                                   N/A                                N/A                                 N/A
32                                   N/A                                N/A                                 N/A
33                                   N/A                      Beall's Department Store                    54,379
34                                   N/A                              Borders                             18,538
35                                   N/A                      Foster Printing Company                     39,695
36                                   N/A                                N/A                                 N/A
37                                   N/A                              Best Buy                            52,644
38                                   N/A                                N/A                                 N/A
39                                   N/A                                N/A                                 N/A
40                                   N/A                                N/A                                 N/A
41                                   N/A                                N/A                                 N/A
42                                   N/A                                N/A                                 N/A
43                                   N/A                                N/A                                 N/A
44                                   N/A                           Piggly Wiggly                          40,500
45                                   N/A         St. Jude Heritage Health Foundation dba St. Joseph       61,640
46                                   N/A                          Haynes Furniture                        200,000

47                                   N/A                                N/A                                 N/A
48                                   N/A                                N/A                                 N/A
49                                   N/A                        San Clemente Medical                      13,761
50                                   N/A                    Value City Department Stores                  99,574
51                                   N/A                                N/A                                 N/A
52                                   N/A                       QuadraMed Corporation                      41,306
53                                   N/A                       Central Medical Group                       6,166
54                                   N/A                            Anh Minh Mkt                           4,700
55                                   N/A                                N/A                                 N/A
56                                   N/A                Guertin Elkerton & Associates, Inc.                8,469
57                                   N/A                                N/A                                 N/A
58                                   N/A                                N/A                                 N/A
59                                   N/A                         Tops Markets, LLC                        57,357
60                                   N/A                             La Mansion                           13,000
61                                   N/A             Danish Inspirations of Overland Park, Inc.           15,006
62
62A                                  N/A                             The Avenue                            5,688
62B                                  N/A                         Catherine's, Inc.                         5,790
63                                   N/A                      USP Remote Coding Center                    18,689

64                                   N/A                          Baby Superstore                         43,000
65                                   N/A                                N/A                                 N/A
66                                   N/A                                N/A                                 N/A
67                                   N/A                              Sizzler                              6,600
68                                   N/A                                N/A                                 N/A
69                                   N/A                                N/A                                 N/A
70                                   N/A                                N/A                                 N/A
71                                   N/A                      Meridian One Corporation                    28,657
72                                   N/A                             Food Lion                            33,807
73                                   N/A                             Food Lion                            37,930
74                                   N/A             San Diego County Superindendent of Schools            5,400
75                                   N/A                                N/A                                 N/A
76                                   N/A                            Martino Tire                           7,058
77                                   N/A                                N/A                                 N/A
78                                   N/A                            Target Sales                          29,000
79                                   N/A                     Glen Construction Company                    14,782
80                                   N/A                            Hobby Lobby                           55,135
81                                   N/A                           C&M Marine Pro                          2,800
82                                   N/A               The PNC Financial Services Group, Inc.             13,110
83                                   N/A                               Aniden                              6,487
84                                   N/A                      Platinum One Enterprises                    10,337
85                                   N/A                                N/A                                 N/A
86                                   N/A                       CSK Auto Inc. (Kragen)                      5,660


87                                   N/A                                N/A                                 N/A
88                                   N/A                         Eckerd's Drugstore                       11,760
89                                   N/A                                N/A                                 N/A
90                                   N/A                                N/A                                 N/A
91                                   N/A                         Arabian Towncenter                        6,125
92                                   N/A                       Regent Financial Corp                       7,404
93                                   N/A                                N/A                                 N/A
94                                   N/A                             Century 21                            3,945
95                                   N/A                          Food Lion, Inc.                         33,000
96                                   N/A                               Kroger                             45,133
97                                   N/A                    Dr. Jacobi & Walden, DDS, PC                   2,600
98                                   N/A                                N/A                                 N/A
99                                   N/A                         Dr. Alan Goral DDS                        3,001
100                                  N/A                             Food Lion                            33,558
101                                  N/A                             Sleep City                            4,087


102                                  N/A                                N/A                                 N/A
103                                  N/A                                N/A                                 N/A
104                                  N/A                                N/A                                 N/A


105                                  N/A                                N/A                                 N/A
106                                  N/A                         Yorkville Emporium                        1,700
107                                  N/A                       Chipotle Mexican Grill                      2,508
108                                  N/A                                N/A                                 N/A
109                                  N/A                                N/A                                 N/A
110                                  N/A                         Casanova Meat Co.                         5,760
111                                  N/A                         Eckerd's Drugstore                       11,347
112                                  N/A                 College of Information Technology                 6,354
113                                  N/A                                N/A                                 N/A
114                                  N/A                                N/A                                 N/A
115                                  N/A                                N/A                                 N/A
116                                  N/A                           Baird & Warner                          3,162
117                                  N/A                                N/A                                 N/A
118                                  N/A                           Take One Video                          3,000
119                                  N/A                    W.E. Stevens & Company, P.C.                   3,975
120                                  N/A                         Town & Country IGA                       15,472
121                                  N/A                           AT&T Wireless                           4,000
122                                  N/A                                N/A                                 N/A
123                                  N/A                                N/A                                 N/A
124                                  N/A                             Sprint PCS                            3,224
125                                  N/A                          Filippi's Pizza                          4,032
126                                  N/A                                N/A                                 N/A
127                                  N/A                                N/A                                 N/A
128                                  N/A                                N/A                                 N/A
129                                  N/A                                N/A                                 N/A
130                                  N/A                     Summerfield, Willen, Esq.                     3,503
131                                  N/A                               Subway                              1,600
132                                  N/A                        Patelco Credit Union                       3,500
133                                  N/A                   Express Automotive Certificate                  3,428
134                                  N/A                                N/A                                 N/A
135                                  N/A                       Smart Enterprises, LLC                      3,679
136                                  N/A                                N/A                                 N/A
137                                  N/A                        Components and More                       23,032
138                                  N/A                           Futon Factory                           2,160
139                                  N/A                                N/A                                 N/A
140                                  N/A                                N/A                                 N/A
141                                  N/A                      Western General Mortgage                     1,158
142                                  N/A                         Arcadis G&M, Inc.                         6,281
143                                  N/A                           Payless Shoes                           2,700
144                                  N/A                                N/A                                 N/A
145                                  N/A                                N/A                                 N/A
146                                  N/A                                N/A                                 N/A
147                                  N/A                                N/A                                 N/A
148                                  N/A                                N/A                                 N/A
149                                  N/A                                N/A                                 N/A
150                                  N/A                                N/A                                 N/A
151                                  N/A                                N/A                                 N/A
152                                  N/A                                N/A                                 N/A
153                                  N/A                        Brooker Engineering                        2,390

Total/Weighted Average:


(i)


                                        Major                                Major                          Major
                                    Tenant #1 Lease                        Tenant #2                      Tenant #2
#                                   Expiration Date                           Name                         Sq. Ft.
---------------------------   --------------------------   -----------------------------------------   ---------------   -----
1                                     10/31/2013                            Lazarus                        149,412        (24)


2
2A                                     1/31/2007                          AMC Theater                       89,149
2B                                     9/30/2008              Aurora Health Care (Mayfair Atrium)           32,118
3                                      2/28/2029                             Macy's                        225,830        (24)
4
4A                                        N/A                                 N/A                            N/A
4B                                        N/A                                 N/A                            N/A
5                                      7/1/2004                     Wilshire Business Center                50,887
6                                      5/31/2022                   L.A. Fitness International               46,300
7                                         N/A                                 N/A                            N/A
8                                         N/A                                 N/A                            N/A
9                                     11/19/2011                      Spencer's Appliance                   16,130
10                                    10/31/2009                   Morgan Stanley Dean Witter               16,551
11                                     6/30/2016                              N/A                            N/A
12                                        N/A                                 N/A                            N/A
13                                     2/1/2018                             Rite Aid                        42,352

14                                        N/A                                 N/A                            N/A
15                                     11/1/2016                              N/A                            N/A
16                                        N/A                                 N/A                            N/A
17                                        N/A                                 N/A                            N/A
18                                        N/A                                 N/A                            N/A
19                                     6/14/2008                      CH2M Hill Industries                  22,482
20                                     4/30/2008                       Anteon Corporation                   21,499

21                                     3/31/2008                              N/A                            N/A
22                                     8/1/2006                      Anaheim Therapy Svcs.                  4,681
23                                     6/30/2013                 Post Surgical Recovery Center              10,000
24                                        N/A                                 N/A                            N/A
25                                        N/A                                 N/A                            N/A
26                                        N/A                                 N/A                            N/A
27                                     1/31/2006                         Wachovia Bank                      18,596
28                                     1/31/2008                   Performance Software, Inc.               9,067

29                                        N/A                                 N/A                            N/A
30                                        N/A                                 N/A                            N/A
31                                        N/A                                 N/A                            N/A
32                                        N/A                                 N/A                            N/A
33                                    10/31/2022                       Publix Supermarket                   55,400
34                                     1/31/2010                      Express/Express Men                   12,882
35                                    12/31/2005                    Smith Lithographic Arts                 18,903
36                                        N/A                                 N/A                            N/A
37                                     1/31/2015                      Lucky Key Restaurant                  5,606
38                                        N/A                                 N/A                            N/A
39                                        N/A                                 N/A                            N/A
40                                        N/A                                 N/A                            N/A
41                                        N/A                                 N/A                            N/A
42                                        N/A                                 N/A                            N/A
43                                        N/A                                 N/A                            N/A
44                                     6/30/2013                            Goodwill                        18,470
45                                    10/29/2010                              N/A                            N/A
46                                    11/30/2020                         Harbor Freight                     12,000

47                                        N/A                                 N/A                            N/A
48                                        N/A                                 N/A                            N/A
49                                     6/30/2017                       Saddleback Medical                   13,761
50                                     1/31/2016                      Value City Furniture                  49,718
51                                        N/A                                 N/A                            N/A
52                                     5/21/2008                 Danh Truong & Tasia Le Truong              30,000
53                                     6/30/2012                        Western Urologic                    4,808
54                                     9/30/2003                     Nguyen Hue Restaurant                  2,760
55                                        N/A                                 N/A                            N/A
56                                     7/1/2008            NorthShore Cataract and Laser Center, LLC        8,271
57                                        N/A                                 N/A                            N/A
58                                        N/A                                 N/A                            N/A
59                                     9/30/2026                       Blockbuster, Inc.                    5,208
60                                    10/31/2010                      Family Dollar Store                   11,934
61                                    10/31/2008                        Dimensions, Inc.                    4,000
62
62A                                    1/31/2014                            Wendy's                         3,300
62B                                   10/31/2008                            Coconuts                        4,000
63                                     6/22/2005                      M & L Pharmaceutical                  14,650

64                                     7/1/2006                           Bi-Lo, Inc.                       42,317
65                                        N/A                                 N/A                            N/A
66                                        N/A                                 N/A                            N/A
67                                    12/31/2010                     Goodyear Tire & Rubber                 6,380
68                                        N/A                                 N/A                            N/A
69                                        N/A                                 N/A                            N/A
70                                        N/A                                 N/A                            N/A
71                                     8/31/2009                     Water Management, Inc.                 14,968
72                                     6/1/2023                          Family Dollar                      8,000
73                                     2/28/2021                         Dollar General                     7,700
74                                     3/15/2009                     Kentucky Fried Chicken                 4,500
75                                        N/A                                 N/A                            N/A
76                                    11/30/2012                           Jiffy Lube                       4,200
77                                        N/A                                 N/A                            N/A
78                                     1/18/2011                        Vintage Cleaners                    8,140
79                                     4/30/2006                     The Roof Center, Inc.                  8,757
80                                    12/31/2011                        Media Play Group                    36,000
81                                        MTM                             Mario Moreno                      2,620
82                                     6/30/2018                              N/A                            N/A
83                                     6/1/2005                     Woodfill & Pressler, LLP                6,457
84                                     1/31/2005                        Chief Automotive                    8,569
85                                        N/A                                 N/A                            N/A
86                                     8/31/2012                          Carpet Store                      2,003


87                                        N/A                                 N/A                            N/A
88                                     9/11/2027                              N/A                            N/A
89                                        N/A                                 N/A                            N/A
90                                        N/A                                 N/A                            N/A
91                                     8/31/2006                      Al Ajami Restaurant                   5,200
92                                     3/31/2007                     Midwest Spine, L.L.C.                  6,990
93                                        N/A                                 N/A                            N/A
94                                     6/30/2006                         Sylvan Center                      2,008
95                                     5/4/2019                        Ballet Arts Studio                   1,920
96                                     3/31/2012                           Peg's Pets                       2,400
97                                     3/31/2008                        Oxford Cleaners                     1,800
98                                        N/A                                 N/A                            N/A
99                                     5/31/2005                         Title America                      2,655
100                                    2/2/2016                          Dollar General                     8,450
101                                    9/30/2008                     Quizno's Classic Subs                  1,617


102                                       N/A                                 N/A                            N/A
103                                       N/A                                 N/A                            N/A
104                                       N/A                                 N/A                            N/A


105                                       N/A                                 N/A                            N/A
106                                    3/1/2004                           JEJ Cleaners                       200
107                                    5/1/2018                        T-Mobile USA, Inc.                   2,500
108                                       N/A                                 N/A                            N/A
109                                       N/A                                 N/A                            N/A
110                                    5/31/2008                         Stone Surfaces                     3,200
111                                    3/25/2023                              N/A                            N/A
112                                       MTM                         Christian Law Center                  1,977
113                                       N/A                                 N/A                            N/A
114                                       N/A                                 N/A                            N/A
115                                       N/A                                 N/A                            N/A
116                                    8/31/2007                         Shins Cleaners                     1,598
117                                       N/A                                 N/A                            N/A
118                                   12/31/2004                    Southland Title Company                 1,800
119                                    3/31/2005                           Adams Inc.                       3,191
120                                   12/31/2015                       Top Value Hardware                   11,541
121                                   10/31/2008                         Games Exchange                     2,960
122                                       N/A                                 N/A                            N/A
123                                       N/A                                 N/A                            N/A
124                                   12/31/2006                         Pearle Vision                      1,797
125                                   10/31/2004                       Faiez "Paul" Kato                    2,000
126                                       N/A                                 N/A                            N/A
127                                       N/A                                 N/A                            N/A
128                                       N/A                                 N/A                            N/A
129                                       N/A                                 N/A                            N/A
130                                    6/30/2008                     Wilner & Scherr, P.A.                  1,534
131                                    2/28/2007                         More Than Mail                     1,600
132                                   11/30/2011                         CPS Properties                     2,627
133                                    5/31/2005                  California Freight Handlers               6,962
134                                       N/A                                 N/A                            N/A
135                                    1/31/2007                  Great Plains One Call, Inc.               2,625
136                                       N/A                                 N/A                            N/A
137                                   12/31/2004                      Dymatize Enterprises                  19,869
138                                   12/31/2003                         Togo's Eatery                      1,935
139                                       N/A                                 N/A                            N/A
140                                       N/A                                 N/A                            N/A
141                                    5/14/2005                        Promote La Jolla                     550
142                                    7/31/2005                   Copy Duplicating Products                3,022
143                                   11/30/2005                        The Check Store                     1,562
144                                       N/A                                 N/A                            N/A
145                                       N/A                                 N/A                            N/A
146                                       N/A                                 N/A                            N/A
147                                       N/A                                 N/A                            N/A
148                                       N/A                                 N/A                            N/A
149                                       N/A                                 N/A                            N/A
150                                       N/A                                 N/A                            N/A
151                                       N/A                                 N/A                            N/A
152                                       N/A                                 N/A                            N/A
153                                    5/31/2005                      Suffern Green Grocer                  1,500

Total/Weighted Average:


(i)


                                        Major                                 Major                            Major
                                   Tenant #2 Lease                           Tenant #3                        Tenant #3
#                                  Expiration Date                             Name                            Sq. Ft.
---------------------------   -------------------------   ----------------------------------------------   --------------   -----
1                                     1/31/2015                              Parisian                          130,199


2
2A                                    4/30/2019                           Barnes & Noble                       30,925
2B                                    11/30/2011          Firstar Bank Milwaukee NA (Mayfair Bank Tower)       11,512
3                                     2/28/2029                              Nordstrom                         180,000       (24)
4
4A                                       N/A                                    N/A                              N/A
4B                                       N/A                                    N/A                              N/A
5                                     12/31/2006           Los Angeles Department of Building and Safety       36,698
6                                     8/30/2017                 Longs Drug Stores California, Inc.             23,112
7                                        N/A                                    N/A                              N/A
8                                        N/A                                    N/A                              N/A
9                                     6/29/2013                            World Design                        10,862
10                                    1/19/2007                       Red Bull North America                   12,485
11                                       N/A                                    N/A                              N/A
12                                       N/A                                    N/A                              N/A
13                                    11/1/2005                             Loehmann's                         15,000

14                                       N/A                                    N/A                              N/A
15                                       N/A                                    N/A                              N/A
16                                       N/A                                    N/A                              N/A
17                                       N/A                                    N/A                              N/A
18                                       N/A                                    N/A                              N/A
19                                    3/31/2005                        Agilent Technologies                    13,506
20                                    7/31/2006                    Pulau Electronics Corporation               15,995

21                                       N/A                                    N/A                              N/A
22                                     8/1/2008                     US Dept of Veteran Affairs                  4,332
23                                    6/30/2013                         Barry Schwartz, MD                      3,812
24                                       N/A                                    N/A                              N/A
25                                       N/A                                    N/A                              N/A
26                                       N/A                                    N/A                              N/A
27                                    10/31/2006                           Merrill Lynch                        9,116
28                                    6/30/2004                     D.H. Blattner & Sons, Inc.                  5,336

29                                       N/A                                    N/A                              N/A
30                                       N/A                                    N/A                              N/A
31                                       N/A                                    N/A                              N/A
32                                       N/A                                    N/A                              N/A
33                                    4/30/2017                           Tropical Realty                       5,400
34                                    1/31/2009                           Joseph A. Bank                        5,150
35                                    7/31/2007                      Cavalry Chapel of Tustin                  14,516
36                                       N/A                                    N/A                              N/A
37                                    11/30/2015                         Catherine's, Inc.                      4,160
38                                       N/A                                    N/A                              N/A
39                                       N/A                                    N/A                              N/A
40                                       N/A                                    N/A                              N/A
41                                       N/A                                    N/A                              N/A
42                                       N/A                                    N/A                              N/A
43                                       N/A                                    N/A                              N/A
44                                    1/31/2010                            Eckerd Drugs                        10,908
45                                       N/A                                    N/A                              N/A
46                                    5/14/2008                                Duron                            3,420

47                                       N/A                                    N/A                              N/A
48                                       N/A                                    N/A                              N/A
49                                    6/30/2017                                 N/A                              N/A
50                                    1/31/2016                         Jo-Ann Stores, Inc.                    46,160
51                                       N/A                                    N/A                              N/A
52                                     4/9/2011                    Computer Education Institute                19,312
53                                       MTM                              OB-Gyn Medical                        4,270
54                                    10/31/2006                        D. Khanh Restaurant                     2,270
55                                       N/A                                    N/A                              N/A
56                                    12/1/2007            Hospital Billing & Collection Services, Ltd.         4,600
57                                       N/A                                    N/A                              N/A
58                                       N/A                                    N/A                              N/A
59                                    2/28/2013                        Second National Bank                     4,645
60                                    4/29/2010                       Sherwin William's #8064                   5,000
61                                    11/30/2006                        Cutting Loose, Inc.                     3,141
62
62A                                   9/11/2007                       Physiotherapy Associate                   3,175
62B                                   8/31/2008                       BJ's Market and Bakery                    3,600
63                                    8/31/2005                            Cheung Ja Kim                       13,200

64                                     9/1/2016                         Western Auto Supply                    10,560
65                                       N/A                                    N/A                              N/A
66                                       N/A                                    N/A                              N/A
67                                    9/30/2005                        Bright Star Preschool                    4,320
68                                       N/A                                    N/A                              N/A
69                                       N/A                                    N/A                              N/A
70                                       N/A                                    N/A                              N/A
71                                    5/31/2008                           ABM Industries                        8,677
72                                    12/31/2008                              Subway                            1,300
73                                    4/30/2008                                 N/A                              N/A
74                                    12/31/2020                   Cabrillo Federal Credit Union                2,400
75                                       N/A                                    N/A                              N/A
76                                    8/31/2017                             Brake World                         4,174
77                                       N/A                                    N/A                              N/A
78                                    10/31/2011                              IMATEK                            8,505
79                                    2/28/2007                          Buchanan Partners                      6,273
80                                    1/31/2008                            Boston Market                        2,944
81                                    10/31/2003                      Practical Counter Tops                    2,560
82                                       N/A                                    N/A                              N/A
83                                     3/1/2009                     Brent Coon & Associates, PC                 6,075
84                                    11/30/2003                        Lighthouse Resource                     8,402
85                                       N/A                                    N/A                              N/A
86                                    3/31/2008                          Curves for Women                       1,753


87                                       N/A                                    N/A                              N/A
88                                       N/A                                    N/A                              N/A
89                                       N/A                                    N/A                              N/A
90                                       N/A                                    N/A                              N/A
91                                    5/31/2015                     Arab American Child Center                  4,489
92                                    6/14/2008                        Quick & McFarlin, PC                     3,532
93                                       N/A                                    N/A                              N/A
94                                    8/31/2004                                SDSU                             1,876
95                                    10/31/2003                         Qwik Pack & Ship                       1,920
96                                     5/1/2004                             Jag's Salon                         1,200
97                                    3/31/2008                          Chuen & Ying Ong                       1,600
98                                       N/A                                    N/A                              N/A
99                                    6/14/2007                           Fairfield Homes                       2,640
100                                   12/31/2005                         Monterrey Mexican                      4,320
101                                   7/31/2007                             Wolf Coffee                         1,555


102                                      N/A                                    N/A                              N/A
103                                      N/A                                    N/A                              N/A
104                                      N/A                                    N/A                              N/A


105                                      N/A                                    N/A                              N/A
106                                   12/1/2003                                 N/A                              N/A
107                                    4/1/2013                              Starbucks                          1,500
108                                      N/A                                    N/A                              N/A
109                                      N/A                                    N/A                              N/A
110                                   1/30/2006                           Golbin Studios                        2,880
111                                      N/A                                    N/A                              N/A
112                                      MTM                      Gati Tax & Business Consultant                1,188
113                                      N/A                                    N/A                              N/A
114                                      N/A                                    N/A                              N/A
115                                      N/A                                    N/A                              N/A
116                                   6/30/2011                         Randall Oaks Animal                     1,467
117                                      N/A                                    N/A                              N/A
118                                   12/31/2006                         Wilkins Cleaners                       1,530
119                                   6/30/2005                        Omaha Foot Specialist                    3,147
120                                   12/31/2015                          Dollar General                        8,000
121                                   3/14/2005                          Pediatric Dental                       2,400
122                                      N/A                                    N/A                              N/A
123                                      N/A                                    N/A                              N/A
124                                   12/30/2011                           Gentle Dental                        1,756
125                                   6/14/2007                    Don Lucio's Mexican Fast Food                1,606
126                                      N/A                                    N/A                              N/A
127                                      N/A                                    N/A                              N/A
128                                      N/A                                    N/A                              N/A
129                                      N/A                                    N/A                              N/A
130                                   6/30/2009                   Howard Kahn & Associates, P.A.                1,488
131                                   4/30/2008                           Oxford Cleaners                       1,600
132                                   4/30/2008                            Cash Station                         1,008
133                                   6/30/2005                          Larson Irrigation                      5,948
134                                      N/A                                    N/A                              N/A
135                                    2/8/2005                         Honorable Lee Terry                     2,547
136                                      N/A                                    N/A                              N/A
137                                   7/31/2005                        Acclivus Corporation                    10,981
138                                   2/28/2006                           Mabury Cleaners                       1,720
139                                      N/A                                    N/A                              N/A
140                                      N/A                                    N/A                              N/A
141                                   8/31/2005                            Mark Lippman                          422
142                                   12/31/2005                         DH Investment Co.                      2,855
143                                   1/31/2005                          Papa John's Pizza                      1,500
144                                      N/A                                    N/A                              N/A
145                                      N/A                                    N/A                              N/A
146                                      N/A                                    N/A                              N/A
147                                      N/A                                    N/A                              N/A
148                                      N/A                                    N/A                              N/A
149                                      N/A                                    N/A                              N/A
150                                      N/A                                    N/A                              N/A
151                                      N/A                                    N/A                              N/A
152                                      N/A                                    N/A                              N/A
153                                   7/31/2006                           K.R. Securities                       1,170

Total/Weighted Average:


(i)


                                        Major                 Initial
                                   Tenant #3 Lease             Other
#                                  Expiration Date            Reserve
---------------------------   -------------------------   ---------------
1                                     1/31/2014                       N/A


2                                                                     N/A
2A                                    1/31/2014
2B                                    12/31/2005
3                                     10/31/2010                      N/A
4                                                                     N/A
4A                                       N/A
4B                                       N/A
5                                      1/1/2008                $2,000,000
6                                     6/30/2022                  $675,632
7                                        N/A                          N/A
8                                        N/A                          N/A
9                                     11/18/2006                      N/A
10                                    3/31/2006                   $53,825
11                                       N/A                          N/A
12                                       N/A                          N/A
13                                    10/1/2007                  $235,279

14                                       N/A                          N/A
15                                       N/A                          N/A
16                                       N/A                          N/A
17                                       N/A                          N/A
18                                       N/A                          N/A
19                                    1/31/2006                       N/A
20                                    12/31/2005                      N/A

21                                       N/A                     $500,000
22                                     9/1/2008                       N/A
23                                    4/30/2006                       N/A
24                                       N/A                          N/A
25                                       N/A                          N/A
26                                       N/A                          N/A
27                                    11/30/2010                      N/A
28                                    4/30/2004                       N/A

29                                       N/A                          N/A
30                                       N/A                          N/A
31                                       N/A                          N/A
32                                       N/A                          N/A
33                                    2/28/2008                       N/A
34                                    1/31/2006                       N/A
35                                    11/30/2007                      N/A
36                                       N/A                       $1,000
37                                    2/28/2006                       N/A
38                                       N/A                          N/A
39                                       N/A                          N/A
40                                       N/A                          N/A
41                                       N/A                          N/A
42                                       N/A                          N/A
43                                       N/A                          N/A
44                                    3/14/2020                       N/A
45                                       N/A                      $25,000
46                                    1/31/2008                    $9,350

47                                       N/A                          N/A
48                                       N/A                          N/A
49                                       N/A                          N/A
50                                    1/31/2010                       N/A
51                                       N/A                          N/A
52                                     2/1/2009                  $250,000
53                                    4/30/2004                       N/A
54                                    12/31/2004                      N/A
55                                       N/A                          N/A
56                                     1/1/2004                   $63,518
57                                       N/A                          N/A
58                                       N/A                          N/A
59                                    11/30/2012                      N/A
60                                    4/30/2004                       N/A
61                                    7/31/2009                       N/A
62                                                                    N/A
62A                                   11/30/2005
62B                                   11/30/2006
63                                    4/30/2007                       N/A

64                                     5/1/2004                       N/A
65                                       N/A                          N/A
66                                       N/A                          N/A
67                                    6/30/2005                    $5,000
68                                       N/A                          N/A
69                                       N/A                          N/A
70                                       N/A                          N/A
71                                    6/30/2012                       N/A
72                                    5/31/2006                  $250,000
73                                       N/A                          N/A
74                                    4/30/2004                       N/A
75                                       N/A                          N/A
76                                    9/30/2012                       N/A
77                                       N/A                          N/A
78                                    8/31/2011                       N/A
79                                    12/31/2008                      N/A
80                                    5/25/2010                  $126,645
81                                    12/31/2003                      N/A
82                                       N/A                          N/A
83                                    12/1/2007                       N/A
84                                    3/31/2004                       N/A
85                                       N/A                          N/A
86                                    9/30/2007                       N/A


87                                       N/A                          N/A
88                                       N/A                          N/A
89                                       N/A                          N/A
90                                       N/A                          N/A
91                                    7/31/2012                       N/A
92                                    1/31/2008                   $40,000
93                                       N/A                          N/A
94                                    6/30/2005                    $1,738
95                                    5/31/2007                       N/A
96                                    9/30/2004                       N/A
97                                    8/31/2013                       N/A
98                                       N/A                          N/A
99                                    4/30/2008                       N/A
100                                   12/31/2006                      N/A
101                                   9/30/2007                       N/A


102                                      N/A                      $68,470
103                                      N/A                      $13,500
104                                      N/A                          N/A


105                                      N/A                          N/A
106                                      N/A                          N/A
107                                    4/1/2013                   $28,000
108                                      N/A                          N/A
109                                      N/A                          N/A
110                                   5/31/2007                       N/A
111                                      N/A                          N/A
112                                      MTM                          N/A
113                                      N/A                      $26,250
114                                      N/A                          N/A
115                                      N/A                          N/A
116                                   6/30/2007                       N/A
117                                      N/A                          N/A
118                                    1/1/2005                       N/A
119                                   6/30/2005                       N/A
120                                   6/30/2006                       N/A
121                                   8/31/2003                       N/A
122                                      N/A                          N/A
123                                      N/A                          N/A
124                                   9/19/2011                       N/A
125                                   6/14/2005                       N/A
126                                      N/A                          N/A
127                                      N/A                          N/A
128                                      N/A                          N/A
129                                      N/A                          N/A
130                                   6/30/2005                       N/A
131                                   11/30/2006                      N/A
132                                   11/30/2006                      N/A
133                                   10/31/2004                      N/A
134                                      N/A                          N/A
135                                   12/31/2005                      N/A
136                                      N/A                          N/A
137                                   2/29/2004                   $55,000
138                                   10/31/2009                      N/A
139                                      N/A                          N/A
140                                      N/A                          N/A
141                                   1/19/2005                       N/A
142                                   12/31/2005                      N/A
143                                   4/30/2004                       N/A
144                                      N/A                          N/A
145                                      N/A                          N/A
146                                      N/A                          N/A
147                                      N/A                          N/A
148                                      N/A                          N/A
149                                      N/A                          N/A
150                                      N/A                          N/A
151                                      N/A                          N/A
152                                      N/A                          N/A
153                                   8/31/2005                       N/A

Total/Weighted Average:


(i)


                                                        Initial Other
                                                           Reserve
#                                                        Description
---------------------------   -----------------------------------------------------------------------
1                             N/A


2                             N/A
2A
2B
3                             N/A
4                             N/A
4A
4B
5                             Stabilization Reserve
6                             First Generation Rollover Reserve Fund
7                             N/A
8                             N/A
9                             N/A
10                            Morgan Stanley Reserve
11                            N/A
12                            N/A
13                            Allowance Reserve ($49,850), Paving Reserve ($77,928.75), Lucky Reserve
                              ($7,500), and ADA Reserve ($100,000)
14                            N/A
15                            N/A
16                            N/A
17                            N/A
18                            N/A
19                            N/A
20                            N/A

21                            Delphi Lease Escrow
22                            N/A
23                            N/A
24                            N/A
25                            N/A
26                            N/A
27                            N/A
28                            N/A

29                            N/A
30                            N/A
31                            N/A
32                            N/A
33                            N/A
34                            N/A
35                            N/A
36                            Outstanding Issues Escrow.
37                            N/A
38                            N/A
39                            N/A
40                            N/A
41                            N/A
42                            N/A
43                            N/A
44                            N/A
45                            Termite Reserve
46                            Sign Ordinance Reserve

47                            N/A
48                            N/A
49                            N/A
50                            N/A
51                            N/A
52                            Tenant Cash Security Deposit
53                            N/A
54                            N/A
55                            N/A
56                            Outstanding Issues Escrow.
57                            N/A
58                            N/A
59                            N/A
60                            N/A
61                            N/A
62                            N/A
62A
62B
63                            N/A

64                            N/A
65                            N/A
66                            N/A
67                            Outstanding Issues Escrow.
68                            N/A
69                            N/A
70                            N/A
71                            N/A
72                            Subway/Rainbow reserve
73                            N/A
74                            N/A
75                            N/A
76                            N/A
77                            N/A
78                            N/A
79                            N/A
80                            Service Merchandise Reserve
81                            N/A
82                            N/A
83                            N/A
84                            N/A
85                            N/A
86                            N/A


87                            N/A
88                            N/A
89                            N/A
90                            N/A
91                            N/A
92                            Ob-Gyn Care, PC and Midwest Spine, LLC Reserve
93                            N/A
94                            Termite Reserve
95                            N/A
96                            N/A
97                            N/A
98                            N/A
99                            N/A
100                           N/A
101                           N/A


102                           Capital Improvements
103                           Termite Repair Reserve
104                           N/A


105                           N/A
106                           N/A
107                           Omnipoint Free Rent Reserve
108                           N/A
109                           N/A
110                           N/A
111                           N/A
112                           N/A
113                           Boiler Repair
114                           N/A
115                           N/A
116                           N/A
117                           N/A
118                           N/A
119                           N/A
120                           N/A
121                           N/A
122                           N/A
123                           N/A
124                           N/A
125                           N/A
126                           N/A
127                           N/A
128                           N/A
129                           N/A
130                           N/A
131                           N/A
132                           N/A
133                           N/A
134                           N/A
135                           N/A
136                           N/A
137                           Hail Damage Roof Repair
138                           N/A
139                           N/A
140                           N/A
141                           N/A
142                           N/A
143                           N/A
144                           N/A
145                           N/A
146                           N/A
147                           N/A
148                           N/A
149                           N/A
150                           N/A
151                           N/A
152                           N/A
153                           N/A

Total/Weighted Average:


(i)                                                                                                (xxi)


                                   Contractual                       Contractual
                                     Other                          Other Reserve                Letter of
#                                    Reserve                         Description                  Credit
---------------------------   --------------------   ----- ------------------------------   ------------------
1                                              N/A         N/A                                      $4,000,000


2                                              N/A         N/A                                             N/A
2A
2B
3                                              N/A         N/A                                             N/A
4                                              N/A         N/A                                             N/A
4A
4B
5                                              N/A         N/A                                             N/A
6                                              N/A         N/A                                             N/A
7                                              N/A         N/A                                             N/A
8                                              N/A         N/A                                             N/A
9                                              N/A         N/A                                             N/A
10                                             N/A         N/A                                             N/A
11                                             N/A         N/A                                             N/A
12                                             N/A         N/A                                             N/A
13                                         $22,500         Ground Lease Reserve                            N/A

14                                             N/A         N/A                                             N/A
15                                             N/A         N/A                                             N/A
16                                             N/A         N/A                                             N/A
17                                          $1,000         Garage Reserve                                  N/A
18                                             N/A         N/A                                             N/A
19                                             N/A         N/A                                             N/A
20                                             N/A         N/A                                        $550,000

21                                             N/A         N/A                                             N/A
22                                             N/A         N/A                                             N/A
23                                             N/A         N/A                                             N/A
24                                             N/A         N/A                                             N/A
25                                             N/A         N/A                                             N/A
26                                             N/A         N/A                                             N/A
27                                             N/A         N/A                                             N/A
28                                             N/A         N/A                                        $500,000

29                                             N/A         N/A                                             N/A
30                                             N/A         N/A                                             N/A
31                                             N/A         N/A                                             N/A
32                                             N/A         N/A                                             N/A
33                                             N/A         N/A                                             N/A
34                                             N/A         N/A                                             N/A
35                                             N/A         N/A                                             N/A
36                                             N/A         N/A                                             N/A
37                                             N/A         N/A                                             N/A
38                                             N/A         N/A                                        $200,000
39                                             N/A         N/A                                             N/A
40                                             N/A         N/A                                             N/A
41                                             N/A         N/A                                             N/A
42                                             N/A         N/A                                             N/A
43                                             N/A         N/A                                             N/A
44                                             N/A         N/A                                             N/A
45                                             N/A         N/A                                             N/A
46                                             N/A         N/A                                        $278,055

47                                             N/A         N/A                                             N/A
48                                             N/A         N/A                                             N/A
49                                             N/A         N/A                                        $750,000
50                                             N/A         N/A                                        $500,000
51                                             N/A         N/A                                             N/A
52                                             N/A         N/A                                             N/A
53                                             N/A         N/A                                             N/A
54                                             N/A         N/A                                             N/A
55                                             N/A         N/A                                             N/A
56                                             N/A         N/A                                        $105,455
57                                             N/A         N/A                                             N/A
58                                             N/A         N/A                                             N/A
59                                             N/A         N/A                                             N/A
60                                             N/A         N/A                                             N/A
61                                             N/A         N/A                                             N/A
62                                             N/A         N/A                                             N/A
62A
62B
63                                             N/A         N/A                                             N/A

64                                             N/A         N/A                                             N/A
65                                             N/A         N/A                                             N/A
66                                             N/A         N/A                                             N/A
67                                             N/A         N/A                                             N/A
68                                             N/A         N/A                                             N/A
69                                             N/A         N/A                                             N/A
70                                             N/A         N/A                                             N/A
71                                             N/A         N/A                                             N/A
72                                         $10,140    (25) Master Lease Reserve                       $250,000
73                                             N/A         N/A                                             N/A
74                                             N/A         N/A                                             N/A
75                                             N/A         N/A                                             N/A
76                                             N/A         N/A                                             N/A
77                                             N/A         N/A                                             N/A
78                                             N/A         N/A                                             N/A
79                                             N/A         N/A                                             N/A
80                                             N/A         N/A                                             N/A
81                                             N/A         N/A                                             N/A
82                                             N/A         N/A                                             N/A
83                                             N/A         N/A                                             N/A
84                                             N/A         N/A                                             N/A
85                                             N/A         N/A                                             N/A
86                                             N/A         N/A                                             N/A


87                                             N/A         N/A                                             N/A
88                                             N/A         N/A                                             N/A
89                                             N/A         N/A                                             N/A
90                                             N/A         N/A                                             N/A
91                                             N/A         N/A                                             N/A
92                                             N/A         N/A                                             N/A
93                                             N/A         N/A                                             N/A
94                                             N/A         N/A                                             N/A
95                                             N/A         N/A                                             N/A
96                                             N/A         N/A                                             N/A
97                                             N/A         N/A                                             N/A
98                                             N/A         N/A                                             N/A
99                                             N/A         N/A                                             N/A
100                                            N/A         N/A                                             N/A
101                                            N/A         N/A                                             N/A


102                                            N/A         N/A                                             N/A
103                                            N/A         N/A                                             N/A
104                                            N/A         N/A                                             N/A


105                                            N/A         N/A                                             N/A
106                                            N/A         N/A                                             N/A
107                                            N/A         N/A                                             N/A
108                                            N/A         N/A                                             N/A
109                                            N/A         N/A                                             N/A
110                                            N/A         N/A                                             N/A
111                                            N/A         N/A                                             N/A
112                                            N/A         N/A                                             N/A
113                                            N/A         N/A                                             N/A
114                                            N/A         N/A                                             N/A
115                                            N/A         N/A                                             N/A
116                                            N/A         N/A                                             N/A
117                                            N/A         N/A                                             N/A
118                                            N/A         N/A                                             N/A
119                                            N/A         N/A                                             N/A
120                                            N/A         N/A                                             N/A
121                                            N/A         N/A                                             N/A
122                                            N/A         N/A                                             N/A
123                                            N/A         N/A                                             N/A
124                                            N/A         N/A                                         $50,000
125                                            N/A         N/A                                             N/A
126                                            N/A         N/A                                             N/A
127                                            N/A         N/A                                             N/A
128                                            N/A         N/A                                             N/A
129                                            N/A         N/A                                             N/A
130                                            N/A         N/A                                             N/A
131                                            N/A         N/A                                             N/A
132                                            N/A         N/A                                             N/A
133                                            N/A         N/A                                             N/A
134                                            N/A         N/A                                             N/A
135                                            N/A         N/A                                             N/A
136                                            N/A         N/A                                             N/A
137                                            N/A         N/A                                             N/A
138                                            N/A         N/A                                             N/A
139                                            N/A         N/A                                             N/A
140                                            N/A         N/A                                             N/A
141                                            N/A         N/A                                             N/A
142                                            N/A         N/A                                             N/A
143                                            N/A         N/A                                             N/A
144                                            N/A         N/A                                             N/A
145                                            N/A         N/A                                             N/A
146                                            N/A         N/A                                             N/A
147                                            N/A         N/A                                             N/A
148                                            N/A         N/A                                             N/A
149                                            N/A         N/A                                             N/A
150                                            N/A         N/A                                             N/A
151                                            N/A         N/A                                             N/A
152                                            N/A         N/A                                             N/A
153                                            N/A         N/A                                             N/A

Total/Weighted Average:


(i)


                                                                     Letter
                                                                   of Credit                                        Earnout
#                                                                 Description                                       Reserve
---------------------------   --------------------------------------------------------------------------------   ------------
1                             (i) No Event of Default; (ii) All Additional Improvements have been completed               N/A
                              in accordance with the terms of the Galyan's lease; (iii) Borrower has delivered to Lender an estoppel certificate acceptable to Lender from Galyan's
2                             N/A                                                                                         N/A
2A
2B
3                             N/A                                                                                         N/A
4                             N/A                                                                                         N/A
4A
4B
5                             N/A                                                                                         N/A
6                             N/A                                                                                         N/A
7                             N/A                                                                                         N/A
8                             N/A                                                                                         N/A
9                             N/A                                                                                         N/A
10                            N/A                                                                                         N/A
11                            N/A                                                                                         N/A
12                            N/A                                                                                         N/A
13                            N/A                                                                                         N/A

14                            N/A                                                                                         N/A
15                            N/A                                                                                         N/A
16                            N/A                                                                                         N/A
17                            N/A                                                                                         N/A
18                            N/A                                                                                         N/A
19                            N/A                                                                                         N/A
20                            TI/LC Letter of Credit.  Maybe released on 12/31/05 if Adaptec is in occupancy              N/A
                              and the property achieves a NCF of $1,700,000.
21                            N/A                                                                                         N/A
22                            N/A                                                                                         N/A
23                            N/A                                                                                         N/A
24                            N/A                                                                                         N/A
25                            N/A                                                                                         N/A
26                            N/A                                                                                         N/A
27                            N/A                                                                                         N/A
28                            Tenant`s lease deposit for Blackboard Campus. Initial amount of $500,000                    N/A
                              (reducing by $100,000 annually).
29                            N/A                                                                                         N/A
30                            N/A                                                                                         N/A
31                            N/A                                                                                         N/A
32                            N/A                                                                                         N/A
33                            N/A                                                                                         N/A
34                            N/A                                                                                         N/A
35                            N/A                                                                                         N/A
36                            N/A                                                                                         N/A
37                            N/A                                                                                         N/A
38                            Debt Service LOC                                                                            N/A
39                            N/A                                                                                         N/A
40                            N/A                                                                                         N/A
41                            N/A                                                                                         N/A
42                            N/A                                                                                         N/A
43                            N/A                                                                                         N/A
44                            N/A                                                                                         N/A
45                            N/A                                                                                         N/A
46                            Tax & Insurance LOC ($40,555.00) and Replacement Reserve LOC ($237,500.00)                  N/A
                              in lieu of cash deposits
47                            N/A                                                                                         N/A
48                            N/A                                                                                         N/A
49                            Security deposit for San Clemente.                                                          N/A
50                            JoAnn Fabrics LOC                                                                           N/A
51                            N/A                                                                                         N/A
52                            N/A                                                                                         N/A
53                            N/A                                                                                         N/A
54                            N/A                                                                                         N/A
55                            N/A                                                                                         N/A
56                            Security deposit for North Shore Cataract and Laser Center                                  N/A
57                            N/A                                                                                         N/A
58                            N/A                                                                                         N/A
59                            N/A                                                                                         N/A
60                            N/A                                                                                         N/A
61                            N/A                                                                                         N/A
62                            N/A                                                                                         N/A
62A
62B
63                            N/A                                                                                    $250,000

64                            N/A                                                                                         N/A
65                            N/A                                                                                         N/A
66                            N/A                                                                                         N/A
67                            N/A                                                                                         N/A
68                            N/A                                                                                         N/A
69                            N/A                                                                                         N/A
70                            N/A                                                                                         N/A
71                            N/A                                                                                         N/A
72                            Letter of credit for additional security                                                    N/A
73                            N/A                                                                                         N/A
74                            N/A                                                                                         N/A
75                            N/A                                                                                         N/A
76                            N/A                                                                                         N/A
77                            N/A                                                                                         N/A
78                            N/A                                                                                         N/A
79                            N/A                                                                                         N/A
80                            N/A                                                                                         N/A
81                            N/A                                                                                         N/A
82                            N/A                                                                                         N/A
83                            N/A                                                                                         N/A
84                            N/A                                                                                         N/A
85                            N/A                                                                                         N/A
86                            N/A                                                                                    $525,000


87                            N/A                                                                                         N/A
88                            N/A                                                                                         N/A
89                            N/A                                                                                         N/A
90                            N/A                                                                                         N/A
91                            N/A                                                                                         N/A
92                            N/A                                                                                         N/A
93                            N/A                                                                                         N/A
94                            N/A                                                                                         N/A
95                            N/A                                                                                         N/A
96                            N/A                                                                                         N/A
97                            N/A                                                                                         N/A
98                            N/A                                                                                         N/A
99                            N/A                                                                                         N/A
100                           N/A                                                                                         N/A
101                           N/A                                                                                    $340,000


102                           N/A                                                                                         N/A
103                           N/A                                                                                         N/A
104                           N/A                                                                                    $150,000


105                           N/A                                                                                         N/A
106                           N/A                                                                                         N/A
107                           N/A                                                                                         N/A
108                           N/A                                                                                         N/A
109                           N/A                                                                                         N/A
110                           N/A                                                                                         N/A
111                           N/A                                                                                         N/A
112                           N/A                                                                                         N/A
113                           N/A                                                                                         N/A
114                           N/A                                                                                         N/A
115                           N/A                                                                                         N/A
116                           N/A                                                                                         N/A
117                           N/A                                                                                         N/A
118                           N/A                                                                                         N/A
119                           N/A                                                                                         N/A
120                           N/A                                                                                         N/A
121                           N/A                                                                                         N/A
122                           N/A                                                                                         N/A
123                           N/A                                                                                         N/A
124                           Letter of Credit for debt service reserve in event of default                               N/A
125                           N/A                                                                                         N/A
126                           N/A                                                                                         N/A
127                           N/A                                                                                         N/A
128                           N/A                                                                                         N/A
129                           N/A                                                                                         N/A
130                           N/A                                                                                         N/A
131                           N/A                                                                                         N/A
132                           N/A                                                                                         N/A
133                           N/A                                                                                         N/A
134                           N/A                                                                                         N/A
135                           N/A                                                                                         N/A
136                           N/A                                                                                         N/A
137                           N/A                                                                                         N/A
138                           N/A                                                                                         N/A
139                           N/A                                                                                         N/A
140                           N/A                                                                                         N/A
141                           N/A                                                                                         N/A
142                           N/A                                                                                         N/A
143                           N/A                                                                                         N/A
144                           N/A                                                                                         N/A
145                           N/A                                                                                         N/A
146                           N/A                                                                                         N/A
147                           N/A                                                                                         N/A
148                           N/A                                                                                         N/A
149                           N/A                                                                                         N/A
150                           N/A                                                                                         N/A
151                           N/A                                                                                         N/A
152                           N/A                                                                                         N/A
153                           N/A                                                                                         N/A

Total/Weighted Average:


(i)


                                                                        Earnout                                         Additional
                                                                        Reserve                                        Collateral
#                                                                     Description                                         Amount
---------------------------   ------------------------------------------------------------------------------------   ---------------
1                             N/A                                                                                         $4,000,000


2                             N/A                                                                                                N/A
2A
2B
3                             N/A                                                                                                N/A
4                             N/A                                                                                                N/A
4A
4B
5                             N/A                                                                                                N/A
6                             N/A                                                                                                N/A
7                             N/A                                                                                                N/A
8                             N/A                                                                                                N/A
9                             N/A                                                                                                N/A
10                            N/A                                                                                                N/A
11                            N/A                                                                                                N/A
12                            N/A                                                                                                N/A
13                            N/A                                                                                                N/A

14                            N/A                                                                                                N/A
15                            N/A                                                                                                N/A
16                            N/A                                                                                                N/A
17                            N/A                                                                                                N/A
18                            N/A                                                                                                N/A
19                            N/A                                                                                                N/A
20                            N/A                                                                                                N/A

21                            N/A                                                                                                N/A
22                            N/A                                                                                                N/A
23                            N/A                                                                                                N/A
24                            N/A                                                                                                N/A
25                            N/A                                                                                                N/A
26                            N/A                                                                                                N/A
27                            N/A                                                                                                N/A
28                            N/A                                                                                                N/A

29                            N/A                                                                                                N/A
30                            N/A                                                                                                N/A
31                            N/A                                                                                                N/A
32                            N/A                                                                                                N/A
33                            N/A                                                                                                N/A
34                            N/A                                                                                                N/A
35                            N/A                                                                                                N/A
36                            N/A                                                                                                N/A
37                            N/A                                                                                                N/A
38                            N/A                                                                                                N/A
39                            N/A                                                                                                N/A
40                            N/A                                                                                                N/A
41                            N/A                                                                                                N/A
42                            N/A                                                                                                N/A
43                            N/A                                                                                                N/A
44                            N/A                                                                                                N/A
45                            N/A                                                                                                N/A
46                            N/A                                                                                                N/A

47                            N/A                                                                                                N/A
48                            N/A                                                                                                N/A
49                            N/A                                                                                                N/A
50                            N/A                                                                                                N/A
51                            N/A                                                                                                N/A
52                            N/A                                                                                                N/A
53                            N/A                                                                                                N/A
54                            N/A                                                                                                N/A
55                            N/A                                                                                                N/A
56                            N/A                                                                                                N/A
57                            N/A                                                                                                N/A
58                            N/A                                                                                                N/A
59                            N/A                                                                                           $250,000
60                            N/A                                                                                                N/A
61                            N/A                                                                                                N/A
62                            N/A                                                                                                N/A
62A
62B
63                            To be released if on or before 7/31/2005 property is 92% leased and EGI of$860K                 250000

64                            N/A                                                                                                N/A
65                            N/A                                                                                                N/A
66                            N/A                                                                                                N/A
67                            N/A                                                                                                N/A
68                            N/A                                                                                                N/A
69                            N/A                                                                                                N/A
70                            N/A                                                                                                N/A
71                            N/A                                                                                                N/A
72                            N/A                                                                                                N/A
73                            N/A                                                                                                N/A
74                            N/A                                                                                                N/A
75                            N/A                                                                                                N/A
76                            N/A                                                                                                N/A
77                            N/A                                                                                                N/A
78                            N/A                                                                                                N/A
79                            N/A                                                                                                N/A
80                            N/A                                                                                                N/A
81                            N/A                                                                                                N/A
82                            N/A                                                                                                N/A
83                            N/A                                                                                                N/A
84                            N/A                                                                                                N/A
85                            N/A                                                                                                N/A
86                            To be released to Trustor upon: a) 95% stress value of the property is not                      525000
                              < $3,125,000; b) no change in rent roll and c) delivery of an executed renewal lease with Golf, Etc. or other tenant with rental rate > $24/psf, NNN & > 5yrs
87                            N/A                                                                                                N/A
88                            N/A                                                                                                N/A
89                            N/A                                                                                                N/A
90                            N/A                                                                                                N/A
91                            N/A                                                                                                N/A
92                            N/A                                                                                                N/A
93                            N/A                                                                                                N/A
94                            N/A                                                                                                N/A
95                            N/A                                                                                                N/A
96                            N/A                                                                                                N/A
97                            N/A                                                                                                N/A
98                            N/A                                                                                                N/A
99                            N/A                                                                                                N/A
100                           N/A                                                                                                N/A
101                           To be released to Trustor upon: a) 95% stress value of the property is not                      340000
                              < $2,460,000; b) no change in rent roll and c) delivery of an executed renewal lease for suite 250 or 266 or other tenant with rental rate > $24/psf, NNN & > 5yrs
102                           N/A                                                                                                N/A
103                           N/A                                                                                                N/A
104                           To be released upon: 1)obtaining NOI for the preceding 3 months of no less than                 150000
                              $264,800;2)provide certified rent rolls stating at least 90% occupancy and
                              3)complete at least 30 units by 8/1/03.
105                           N/A                                                                                                N/A
106                           N/A                                                                                                N/A
107                           N/A                                                                                                N/A
108                           N/A                                                                                                N/A
109                           N/A                                                                                                N/A
110                           N/A                                                                                                N/A
111                           N/A                                                                                                N/A
112                           N/A                                                                                                N/A
113                           N/A                                                                                                N/A
114                           N/A                                                                                                N/A
115                           N/A                                                                                                N/A
116                           N/A                                                                                                N/A
117                           N/A                                                                                                N/A
118                           N/A                                                                                                N/A
119                           N/A                                                                                                N/A
120                           N/A                                                                                                N/A
121                           N/A                                                                                                N/A
122                           N/A                                                                                                N/A
123                           N/A                                                                                                N/A
124                           N/A                                                                                                N/A
125                           N/A                                                                                                N/A
126                           N/A                                                                                                N/A
127                           N/A                                                                                                N/A
128                           N/A                                                                                                N/A
129                           N/A                                                                                                N/A
130                           N/A                                                                                                N/A
131                           N/A                                                                                                N/A
132                           N/A                                                                                                N/A
133                           N/A                                                                                                N/A
134                           N/A                                                                                                N/A
135                           N/A                                                                                                N/A
136                           N/A                                                                                                N/A
137                           N/A                                                                                                N/A
138                           N/A                                                                                                N/A
139                           N/A                                                                                                N/A
140                           N/A                                                                                                N/A
141                           N/A                                                                                                N/A
142                           N/A                                                                                                N/A
143                           N/A                                                                                                N/A
144                           N/A                                                                                                N/A
145                           N/A                                                                                                N/A
146                           N/A                                                                                                N/A
147                           N/A                                                                                                N/A
148                           N/A                                                                                                N/A
149                           N/A                                                                                                N/A
150                           N/A                                                                                                N/A
151                           N/A                                                                                                N/A
152                           N/A                                                                                                N/A
153                           N/A                                                                                                N/A

Total/Weighted Average:


(i)


                                 Additional                                                              Additional
                                 Collateral                                                              Collateral
#                                Event Date                                                              Description
---------------------------   ----------------   -----------------------------------------------------------------------------------
1                                   10/17/2005   Release upon: (I) Completion of Additional Improvements, (ii) Galyan's open for business and paying rent, and (iii) No Default

2                                         N/A    N/A
2A
2B
3                                         N/A    N/A
4                                         N/A    N/A
4A
4B
5                                         N/A    N/A
6                                         N/A    N/A
7                                         N/A    N/A
8                                         N/A    N/A
9                                         N/A    N/A
10                                        N/A    N/A
11                                        N/A    N/A
12                                        N/A    N/A
13                                        N/A    N/A

14                                        N/A    N/A
15                                        N/A    N/A
16                                        N/A    N/A
17                                        N/A    N/A
18                                        N/A    N/A
19                                        N/A    N/A
20                                        N/A    N/A

21                                        N/A    N/A
22                                        N/A    N/A
23                                        N/A    N/A
24                                        N/A    N/A
25                                        N/A    N/A
26                                        N/A    N/A
27                                        N/A    N/A
28                                        N/A    N/A

29                                        N/A    N/A
30                                        N/A    N/A
31                                        N/A    N/A
32                                        N/A    N/A
33                                        N/A    N/A
34                                        N/A    N/A
35                                        N/A    N/A
36                                        N/A    N/A
37                                        N/A    N/A
38                                        N/A    N/A
39                                        N/A    N/A
40                                        N/A    N/A
41                                        N/A    N/A
42                                        N/A    N/A
43                                        N/A    N/A
44                                        N/A    N/A
45                                        N/A    N/A
46                                        N/A    N/A

47                                        N/A    N/A
48                                        N/A    N/A
49                                        N/A    N/A
50                                        N/A    N/A
51                                        N/A    N/A
52                                        N/A    N/A
53                                        N/A    N/A
54                                        N/A    N/A
55                                        N/A    N/A
56                                        N/A    N/A
57                                        N/A    N/A
58                                        N/A    N/A
59                                    9/3/2005   Release upon: (i) Outparcel leased, (ii) Occupancy of 95%, and (iii) No Default
60                                        N/A    N/A
61                                        N/A    N/A
62                                        N/A    N/A
62A
62B
63                                  7/31/2005    To be released if: a) on or before 7/31/2005 property is 92% leased and
                                                 b)EGI of $860K
64                                        N/A    N/A
65                                        N/A    N/A
66                                        N/A    N/A
67                                        N/A    N/A
68                                        N/A    N/A
69                                        N/A    N/A
70                                        N/A    N/A
71                                        N/A    N/A
72                                        N/A    N/A
73                                        N/A    N/A
74                                        N/A    N/A
75                                        N/A    N/A
76                                        N/A    N/A
77                                        N/A    N/A
78                                        N/A    N/A
79                                        N/A    N/A
80                                        N/A    N/A
81                                        N/A    N/A
82                                        N/A    N/A
83                                        N/A    N/A
84                                        N/A    N/A
85                                        N/A    N/A
86                                   1/2/2004    To be released to Trustor upon: a) 95% stress value of the property is not
                                                 < $3,125,000; b) no change in rent roll and c) delivery of an executed renewal lease with Golf, Etc. or other tenant with rental rate > $24/psf, NNN & > 5yrs
87                                        N/A    N/A
88                                        N/A    N/A
89                                        N/A    N/A
90                                        N/A    N/A
91                                        N/A    N/A
92                                        N/A    N/A
93                                        N/A    N/A
94                                        N/A    N/A
95                                        N/A    N/A
96                                        N/A    N/A
97                                        N/A    N/A
98                                        N/A    N/A
99                                        N/A    N/A
100                                       N/A    N/A
101                                  1/2/2004    To be released to Trustor upon: a) 95% stress value of the property is not
                                                 < $2,460,000; b) no change in rent roll and c) delivery of an executed renewal lease for suite 250 or 266 or other tenant with rental rate > $24/psf, NNN & > 5yrs
102                                       N/A    N/A
103                                       N/A    N/A
104                                  6/2/2004    To be released upon: 1)obtaining NOI for the preceding 3 months of no less than $264,800;2)provide certified rent rolls stating at least 90% occupancy and
                                                 3)complete at least 30 units by 8/1/03.
105                                       N/A    N/A
106                                       N/A    N/A
107                                       N/A    N/A
108                                       N/A    N/A
109                                       N/A    N/A
110                                       N/A    N/A
111                                       N/A    N/A
112                                       N/A    N/A
113                                       N/A    N/A
114                                       N/A    N/A
115                                       N/A    N/A
116                                       N/A    N/A
117                                       N/A    N/A
118                                       N/A    N/A
119                                       N/A    N/A
120                                       N/A    N/A
121                                       N/A    N/A
122                                       N/A    N/A
123                                       N/A    N/A
124                                       N/A    N/A
125                                       N/A    N/A
126                                       N/A    N/A
127                                       N/A    N/A
128                                       N/A    N/A
129                                       N/A    N/A
130                                       N/A    N/A
131                                       N/A    N/A
132                                       N/A    N/A
133                                       N/A    N/A
134                                       N/A    N/A
135                                       N/A    N/A
136                                       N/A    N/A
137                                       N/A    N/A
138                                       N/A    N/A
139                                       N/A    N/A
140                                       N/A    N/A
141                                       N/A    N/A
142                                       N/A    N/A
143                                       N/A    N/A
144                                       N/A    N/A
145                                       N/A    N/A
146                                       N/A    N/A
147                                       N/A    N/A
148                                       N/A    N/A
149                                       N/A    N/A
150                                       N/A    N/A
151                                       N/A    N/A
152                                       N/A    N/A
153                                       N/A    N/A

Total/Weighted Average:


(i)


                              Existing            Description
                              Secondary           of Existing
#                             Financing           Secondary Financing
---------------------------   -----------------   ------------------------------------------------------------------------------
1                             N/A                 N/A


2                             N/A                 N/A
2A
2B
3                                   $55,000,000   Mezzanine Debt
4                             N/A                 N/A
4A
4B
5                             N/A                 N/A
6                             N/A                 N/A
7                                    $5,000,000   $5,000,000 B-Note
8                                   $46,200,000   Subordinate financing from managing borrower.
9                             N/A                 N/A
10                            N/A                 N/A
11                            N/A                 N/A
12                            N/A                 N/A
13                            N/A                 N/A

14                                   $2,200,000   $2.2 million of mezzanine
15                                   $6,025,000   Master Tenant has an unsecured loan from Alton Properties & Trading.
16                            N/A                 N/A
17                            N/A                 N/A
18                            N/A                 N/A
19                            N/A                 N/A
20                            N/A                 N/A

21                            N/A                 N/A
22                            N/A                 N/A
23                            N/A                 N/A
24                            N/A                 N/A
25                            N/A                 N/A
26                            N/A                 N/A
27                            N/A                 N/A
28                            N/A                 N/A

29                            N/A                 N/A
30                            N/A                 N/A
31                            N/A                 N/A
32                            N/A                 N/A
33                            N/A                 N/A
34                            N/A                 N/A
35                            N/A                 N/A
36                            N/A                 N/A
37                            N/A                 N/A
38                            N/A                 N/A
39                            N/A                 N/A
40                            N/A                 N/A
41                                     $530,000   Secured subordinate financing was obtained from CBA-Mezzanine Capital Finance.
42                                     $570,000   There is a $570,000 CBA-Mezz Financing in place.
43                            N/A                 N/A
44                            N/A                 N/A
45                            N/A                 N/A
46                            N/A                 N/A

47                                     $420,000   Secured subordinate financing was obtained from CBA-Mezzanine Capital Finance.
48                            N/A                 N/A
49                            N/A                 N/A
50                            N/A                 N/A
51                            N/A                 N/A
52                            N/A                 N/A
53                            N/A                 N/A
54                            N/A                 N/A
55                            N/A                 N/A
56                            N/A                 N/A
57                            N/A                 N/A
58                            N/A                 N/A
59                            N/A                 N/A
60                            N/A                 N/A
61                            N/A                 N/A
62                            N/A                 N/A
62A
62B
63                            N/A                 N/A

64                            N/A                 N/A
65                            N/A                 N/A
66                            N/A                 N/A
67                            N/A                 N/A
68                            N/A                 N/A
69                            N/A                 N/A
70                            N/A                 N/A
71                            N/A                 N/A
72                            N/A                 N/A
73                            N/A                 N/A
74                            N/A                 N/A
75                            N/A                 N/A
76                            N/A                 N/A
77                            N/A                 N/A
78                            N/A                 N/A
79                            N/A                 N/A
80                            N/A                 N/A
81                            N/A                 N/A
82                            N/A                 N/A
83                            N/A                 N/A
84                            N/A                 N/A
85                            N/A                 N/A
86                            N/A                 N/A


87                            N/A                 N/A
88                            N/A                 N/A
89                            N/A                 N/A
90                            N/A                 N/A
91                            N/A                 N/A
92                            N/A                 N/A
93                                     $570,000   Secured Debt
94                            N/A                 N/A
95                            N/A                 N/A
96                            N/A                 N/A
97                            N/A                 N/A
98                            N/A                 N/A
99                            N/A                 N/A
100                                    $135,521   Unsecured debt
101                           N/A                 N/A


102                           N/A                 N/A
103                           N/A                 N/A
104                           N/A                 N/A


105                           N/A                 N/A
106                           N/A                 N/A
107                           N/A                 N/A
108                           N/A                 N/A
109                           N/A                 N/A
110                           N/A                 N/A
111                           N/A                 N/A
112                           N/A                 N/A
113                           N/A                 N/A
114                           N/A                 N/A
115                           N/A                 N/A
116                           N/A                 N/A
117                           N/A                 N/A
118                           N/A                 N/A
119                           N/A                 N/A
120                           N/A                 N/A
121                           N/A                 N/A
122                           N/A                 N/A
123                           N/A                 N/A
124                           N/A                 N/A
125                           N/A                 N/A
126                           N/A                 N/A
127                           N/A                 N/A
128                           N/A                 N/A
129                           N/A                 N/A
130                                     $39,000   Unsecured financing from the Seller
131                           N/A                 N/A
132                           N/A                 N/A
133                           N/A                 N/A
134                           N/A                 N/A
135                           N/A                 N/A
136                           N/A                 N/A
137                           N/A                 N/A
138                           N/A                 N/A
139                           N/A                 N/A
140                           N/A                 N/A
141                           N/A                 N/A
142                           N/A                 N/A
143                           N/A                 N/A
144                           N/A                 N/A
145                           N/A                 N/A
146                           N/A                 N/A
147                           N/A                 N/A
148                           N/A                 N/A
149                           N/A                 N/A
150                           N/A                 N/A
151                           N/A                 N/A
152                           N/A                 N/A
153                           N/A                 N/A

Total/Weighted Average:


(i)


                                                     Initial                 Recurring                      Initial
                              Description            Replacement             Renovation/Leasing             Debt Service
#                             of Lockbox             Reserve                 Reserve                        Reserve
---------------------------   -------------------   ----------------------   ----------------------------   ---------------------
1                             Springing              $          -             $              -               $         -


2                             Hard                   $          -             $              -               $         -
2A
2B
3                             Springing              $          -             $              -               $         -
4                             Hard                   $          -             $              -               $         -
4A
4B
5                             Modified               $          -             $              -               $         -
6                             Springing              $          -             $              -               $         -
7                             Springing              $          -             $              -               $         -
8                             N/A                    $          -             $              -               $         -
9                             Springing              $          -             $              -               $         -
10                            Springing              $          -             $              -               $         -
11                            N/A                    $          -             $              -               $         -
12                            Springing              $          -             $              -               $         -
13                            Springing              $          -             $              -               $         -

14                            Springing              $          -             $              -               $         -
15                            Hard                   $          -             $              -               $         -
16                            N/A                    $          -             $              -               $         -
17                            Springing              $          -             $              -               $         -
18                            N/A                    $          -             $              -               $         -
19                            N/A                    $          -             $              -               $         -
20                            N/A                    $          -             $              -               $         -

21                            Hard                   $          -             $              -               $         -
22                            N/A                    $          -             $              -               $         -
23                            N/A                    $          -             $              -               $         -
24                            N/A                    $          -             $              -               $         -
25                            N/A                    $          -             $              -               $         -
26                            N/A                    $          -             $              -               $         -
27                            N/A                    $          -             $              -               $         -
28                            Springing              $          -             $              -               $         -

29                            N/A                    $          -             $              -               $         -
30                            N/A                    $          -             $              -               $         -
31                            N/A                    $          -             $              -               $         -
32                            N/A                    $          -             $              -               $         -
33                            N/A                    $          -             $              -               $         -
34                            Springing              $          -             $              -               $         -
35                            N/A                    $          -             $              -               $         -
36                            N/A                    $          -             $              -               $         -
37                            N/A                    $          -             $              -               $         -
38                            N/A                    $          -             $              -               $         -
39                            N/A                    $          -             $              -               $         -
40                            N/A                    $          -             $              -               $         -
41                            N/A                    $          -             $              -               $         -
42                            N/A                    $          -             $              -               $         -
43                            N/A                    $          -             $              -               $         -
44                            Springing              $          -             $              -               $         -
45                            Hard                   $          -             $              -               $         -
46                            N/A                    $          -             $              -               $         -

47                            N/A                    $      100,000           $              -               $         -
48                            N/A                    $          -             $              -               $         -
49                            N/A                    $          -             $              -               $         -
50                            Springing              $          -             $              -               $         -
51                            N/A                    $          -             $              -               $         -
52                            N/A                    $          -             $              -               $         -
53                            N/A                    $          -             $              -               $         -
54                            N/A                    $          -             $              -               $         -
55                            Springing              $          -             $              -               $         -
56                            N/A                    $          -             $              -               $         -
57                            N/A                    $          -             $              -               $         -
58                            N/A                    $          -             $              -               $         -
59                            N/A                    $          -             $              -               $         -
60                            Springing              $       62,050           $              -               $         -
61                            N/A                    $          -             $              -               $         -
62                            N/A                    $          -             $              -               $         -
62A
62B
63                            N/A                    $          -             $              -               $         -

64                            N/A                    $          -             $              -               $         -
65                            N/A                    $          -             $              -               $         -
66                            N/A                    $          -             $              -               $         -
67                            N/A                    $          -             $              -               $         -
68                            N/A                    $          -             $              -               $     150,000
69                            N/A                    $          -             $              -               $         -
70                            Springing              $          -             $              -               $         -
71                            Hard                   $          -             $              -               $         -
72                            N/A                    $          -             $              -               $         -
73                            N/A                    $          -             $              -               $         -
74                            N/A                    $          -             $              -               $         -
75                            N/A                    $          -             $              -               $         -
76                            N/A                    $          -             $              -               $         -
77                            N/A                    $       25,000           $              -               $         -
78                            N/A                    $          -             $              -               $         -
79                            N/A                    $          -             $              -               $         -
80                            Springing              $          -             $              -               $         -
81                            N/A                    $          -             $              -               $         -
82                            N/A                    $          -             $              -               $         -
83                            N/A                    $          -             $              -               $         -
84                            N/A                    $          -             $              -               $         -
85                            N/A                    $          -             $              -               $         -
86                            N/A                    $          -             $              -               $         -


87                            N/A                    $          -             $              -               $         -
88                            Springing              $          -             $              -               $         -
89                            N/A                    $          -             $              -               $         -
90                            N/A                    $       27,655           $              -               $         -
91                            N/A                    $          -             $              -               $         -
92                            N/A                    $          -             $              -               $         -
93                            N/A                    $          -             $              -               $         -
94                            N/A                    $          -             $              -               $         -
95                            N/A                    $          -             $              -               $         -
96                            Springing              $          -             $              -               $         -
97                            N/A                    $          -             $              -               $         -
98                            N/A                    $       40,000           $              -               $         -
99                            N/A                    $          -             $              -               $         -
100                           Springing              $          -             $              -               $         -
101                           N/A                    $          -             $              -               $         -


102                           N/A                    $          -             $              -               $         -
103                           N/A                    $          -             $              -               $         -
104                           N/A                    $          -             $              -               $         -


105                           N/A                    $          -             $              -               $         -
106                           N/A                    $          -             $              -               $         -
107                           Springing              $          -             $              -               $         -
108                           N/A                    $       31,688           $              -               $         -
109                           N/A                    $          -             $              -               $         -
110                           N/A                    $          -             $              -               $         -
111                           N/A                    $          -             $              -               $         -
112                           N/A                    $          -             $              -               $         -
113                           N/A                    $          -             $              -               $         -
114                           N/A                    $          -             $              -               $         -
115                           N/A                    $       26,750           $              -               $         -
116                           N/A                    $          -             $              -               $         -
117                           N/A                    $          -             $              -               $         -
118                           N/A                    $          -             $              -               $         -
119                           N/A                    $          -             $              -               $         -
120                           Springing              $          -             $              -               $         -
121                           N/A                    $          -             $              -               $         -
122                           N/A                    $          -             $              -               $         -
123                           N/A                    $          -             $              -               $         -
124                           N/A                    $          -             $              -               $         -
125                           N/A                    $          -             $              -               $         -
126                           N/A                    $          -             $              -               $         -
127                           N/A                    $          -             $              -               $         -
128                           N/A                    $          -             $              -               $         -
129                           N/A                    $          -             $              -               $         -
130                           N/A                    $          -             $              -               $         -
131                           N/A                    $          -             $              -               $         -
132                           N/A                    $          -             $              -               $         -
133                           N/A                    $          -             $              -               $         -
134                           N/A                    $          -             $              -               $         -
135                           N/A                    $          -             $              -               $         -
136                           N/A                    $          -             $              -               $         -
137                           N/A                    $          -             $              -               $         -
138                           N/A                    $          -             $              -               $         -
139                           N/A                    $          -             $              -               $         -
140                           N/A                    $        9,000           $              -               $         -
141                           N/A                    $          -             $              -               $         -
142                           N/A                    $          -             $              -               $         -
143                           N/A                    $       15,000           $              -               $         -
144                           N/A                    $          -             $              -               $         -
145                           N/A                    $          -             $              -               $         -
146                           N/A                    $          -             $              -               $         -
147                           N/A                    $          -             $              -               $         -
148                           N/A                    $          -             $              -               $         -
149                           N/A                    $          -             $              -               $         -
150                           N/A                    $          -             $              -               $         -
151                           N/A                    $          -             $              -               $         -
152                           N/A                    $          -             $              -               $         -
153                           N/A                    $          -             $              -               $      30,000

Total/Weighted Average:


(i)                           (xvii)       (xviii)



                              Earthquake   Environmental
#                             Insurance    Insurance
---------------------------   ----------   ------------------
1                             No           No


2
2A                            No           No
2B                            No           No
3                             Yes          No
4
4A                            No           No
4B                            No           No
5                             No           No
6                             No           No
7                             No           No
8                             No           No
9                             No           No
10                            No           No
11                            No           No
12                            No           No
13                            No           No

14                            No           No
15                            Yes          No
16                            No           No
17                            No           No
18                            No           No
19                            No           No
20                            No           No

21                            No           No
22                            No           No
23                            No           No
24                            No           No
25                            No           No
26                            No           No
27                            No           No
28                            No           No

29                            No           No
30                            No           No
31                            No           No
32                            No           No
33                            No           No
34                            No           No
35                            No           No
36                            No           No
37                            No           No
38                            No           No
39                            No           No
40                            No           No
41                            No           No
42                            No           No
43                            No           No
44                            No           No
45                            No           No
46                            No           No

47                            No           No
48                            No           No
49                            No           No
50                            No           No
51                            No           No
52                            No           No
53                            No           No
54                            No           No
55                            No           No
56                            No           No
57                            No           No
58                            No           No
59                            No           No
60                            No           No
61                            No           No
62
62A                           No           No
62B                           No           No
63                            No           No

64                            No           No
65                            No           No
66                            No           No
67                            No           Yes
68                            No           No
69                            No           No
70                            No           No
71                            No           No
72                            No           No
73                            No           No
74                            No           No
75                            No           No
76                            No           No
77                            No           No
78                            No           No
79                            No           No
80                            No           No
81                            No           No
82                            No           No
83                            No           No
84                            No           No
85                            No           No
86                            No           No


87                            No           No
88                            No           Yes
89                            No           No
90                            No           Yes
91                            No           Yes
92                            No           Yes
93                            No           Yes
94                            No           No
95                            No           No
96                            No           Yes
97                            No           No
98                            No           No
99                            No           No
100                           No           No
101                           No           No


102                           No           No
103                           No           No
104                           No           No


105                           No           Yes
106                           No           Yes
107                           No           No
108                           No           Yes
109                           No           No
110                           No           No
111                           No           Yes
112                           No           Yes
113                           No           Yes
114                           No           Yes
115                           No           Yes
116                           No           Yes
117                           No           Yes
118                           No           Yes
119                           No           Yes
120                           No           No
121                           No           Yes
122                           No           Yes
123                           No           Yes
124                           No           Yes
125                           No           Yes
126                           No           Yes
127                           No           Yes
128                           No           Yes
129                           No           No
130                           No           No
131                           No           No
132                           No           No
133                           No           No
134                           No           Yes
135                           No           Yes
136                           No           No
137                           No           No
138                           No           Yes
139                           No           No
140                           No           Yes
141                           No           Yes
142                           No           No
143                           No           No
144                           No           Yes
145                           No           Yes
146                           No           Yes
147                           No           Yes
148                           No           Yes
149                           No           Yes
150                           No           Yes
151                           No           Yes
152                           No           Yes
153                           No           Yes

Total/Weighted Average:

A The Underlying Mortgage Loans secured by Anaheim Professional Center and Coast Family Medical Center are cross-collateralized and cross-defaulted, respectively.

B The Underlying Mortgage Loans secured by Magnolia Village, Blue Jay Mobile Home Park, Candlelight Manor and Elmwood Mobile Home Park are cross-collateralized and cross-defaulted, respectively.

(1)   Assumes a Cut-off Date in December 2003.

(2) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(3) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(4) In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(5) U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(6) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(7)   Anticipated Repayment Date.

(8)   Prepayment Provision as of Origination:

      Lock/(x) = Lockout or Defeasance for (x) payments

      YMA/(y)  = Greater of Yield Maintenance Premium and A% Prepayment for (y)
                 payments

      A%/(x)   = A% Prepayment for (x) payments

      0%/(x)   = Prepayable at par for (x) payments

(9)   "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(10)  Square footage number includes anchor spaces under ground leases.

(11) The Mall at Fairfield Commons $85,500,000 "Pooled Note" represents a pari passu interest in a $114,000,000 Whole Loan. The remaining $28,500,000 will not be included in the Trust.

(12) The Mayfair Mall & Office Complex $80,000,000 "Pooled Note" represents a pari passu non controlling interest in a $200,000,000 Whole Loan. The Mayfair Mall & Office Complex pooled portion is expected to be rated BBB-.

(13) The Stanford Shopping Center $75,000,000 "Pooled Note" represents a pari passu interest in a $165,000,000 senior portion. There is also a $55,000,000 mezzanine note which will be guaranteed by Simon Property Group. Stanford Shopping Center is expected to be shadow-rated BBB.

(14) The Jefferson at Montfort Whole Loan has an original balance of $40,000,000. The property also secures a $5,000,000 subordinate note which is not included in the mortgage loan pool.

(15)  Based on the $114,000,000 Mall at Fairfield Commons Whole Loan.

(16)  Based on the $200,000,000 Mayfair Mall & Office Complex Whole Loan.

(17)  Based on the $165,000,000 Stanford Shopping Center Senior Note.

(18)  Based on the $35,000,000 Jefferson at Montfort "Pooled Note."

(19) At the beginning of Year 11 of the loan term, the applicable interest rate will be 250 basis points over the 5-year US Treasury Note not to fall below 7.6000% or exceed 8.7500%. We have assumed an interest rate of 7.6000% throughout the loan term.

(20)  Based on the $85,500,000 Mall at Fairfield Commons Pooled Note.

(21)  Based on the $80,000,000 Mayfair Mall & Office Complex Pooled Note.

(22)  Based on the $75,000,000 Stanford Shopping Center Pooled Note.

(23) For the period between February 1, 2007 and January 1, 2012, the monthly payment will be $225,813. From February 1, 2012 through the end of the loan term, the monthly payment will be $258,292.40.

(24)  Tenant occupies space pursuant to a ground lease.

(25) The Seller on the loan has master leased a space in order to guarantee an occupancy of 90%. As such, the amount of this reserve changes every month as the occupancy changes.

(26)  Hotel Properties are not included.

                                                                     EXHIBIT C-1

                 FORM OF QIB INVESTMENT REPRESENTATION LETTER --
                          QUALIFIED INSTITUTIONAL BUYER

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010
Attention:  Real Estate Finance and Securitization Group

        Transfer of Credit Suisse First Boston Mortgage Securities Corp.
          Commercial Mortgage Pass-Through Certificates, Series 2003-C5

Ladies and Gentlemen:

      This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated as of November 20, 2003 and to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through the Certificates, Series 2003-C5 (the "Certificates") in connection with the transfer by __________________________________ to the undersigned (the "Purchaser") of $
aggregate [Certificate Balance] [Notional Balance] of Class ___Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
(d)(4)(i) of Rule 144A.

      2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to "qualified institutional buyers" in transactions under Rule 144A or (c) for resale to persons that are not "U.S. persons" within the meaning of Regulation S under the Securities Act, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

      3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. With respect to any Class of Class A-X, Class A-SP, Class A-1-A, Class G or Class H, (so long as such Class is rated at least "BBB-" by either Rating Agency; and any other Class that is rated at least "BBB-" by either Rating Agency) being acquired by or on behalf of an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any Federal, State or local law (a "Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), the Purchaser is acquiring such Certificates by or on behalf of a Plan in reliance on Prohibited Transaction Exemption ("PTE") 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

      8. With respect to the purchase of any Class of Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates (unless such Class is then rated at least "BBB-" by either Rating Agency), the Purchaser is not and will not be a Plan or any person acting on behalf of any such Plan or using the assets of any such Plan to purchase such classes of Certificates, unless the Purchaser is an insurance company using assets of its general account and its acquisition, holding and disposition of such Certificates is exempt by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

      9. The Purchaser understands that if it is a Person referred to in 8 above, such Purchaser is required to provide to the Trustee an opinion of counsel or other certification in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel or certification shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Trust Fund.

      10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than [$10,000] [in the case of the Class O and Class P Certificates, $100,000] for our own account or for any separate account for which we are acting.

      11. Check one of the following:

      ______We are a "U.S. Person" and we have attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      ______We are not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificates. We have attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies us as the beneficial owner of the Certificates and states that we are not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify us as the beneficial owner of the Certificates and state that and interest and original issue discount on the Certificates is, or is expected to be, effectively connected with a U.S. trade or business. We agree to provide the Certificate Registrar updated IRS Forms W-8BEN, IRS Form W-8IMY or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form or certification furnished by it to the Certificate Registrar.

      For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      IN WITNESS WHEREOF, the Purchaser hereby executes this Qualified Institutional Buyer Representation Letter on the [_____] day of
[________________, _____].

                                       Very truly yours,

                                       [THE PURCHASER]

                                       By:  __________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT C-2

           FORM OF REGULATION S INVESTMENT REPRESENTATION LETTER --
                                 NON-U.S. PERSON

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010
Attention: Real Estate Finance and Securitization Group

        Transfer of Credit Suisse First Boston Mortgage Securities Corp.
          Commercial Mortgage Pass-Through Certificates, Series 2003-C5

Ladies and Gentlemen:

      This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated as of November 20, 2003 and to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through the Certificates, Series 2003-C5 (the "Certificates") in connection with the transfer by ______________________________ to the undersigned (the "Purchaser") of $
aggregate [Certificate Balance] [Notional Balance] of Class ___Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. The Purchaser is not a "U.S. person" within the meaning of Regulation S (a "Non-U.S. Person") under the Securities Act of 1933, as amended (the "Securities Act").

      2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to Non-U.S. Persons in transactions under Regulation S or (c) for resale to "qualified institutional buyers" in transactions under Rule 144A under the Securities Act, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

      3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person (ii) two duly executed copies of IRS Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Trustee updated IRS Forms W-8BEN, IRS Form W-8IMY or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee.

      For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      8. With respect to any Class of Class A-X, Class A-SP, A-1-A, Class G or Class H, Certificates (so long as such Class is rated "BBB-" by either Rating Agency; and any other Class that is rated at least "BBB-" by either Rating Agency) being acquired by or on behalf of an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any Federal, State or local law (a "Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), the Purchaser is acquiring such Certificates by or on behalf of a Plan in reliance on Prohibited Transaction Exemption ("PTE") 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

      9. With respect to the purchase of any Class of Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates (unless such Class is then rated at least "BBB-" by either Rating Agency), the Purchaser is not and will not be a Plan or any person acting on behalf of any such Plan or using the assets of any such Plan to purchase such classes of Certificates, unless the Purchaser is an insurance company using assets of its general account and its acquisition, holding and disposition of such Certificates is exempt by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

      10. The Purchaser understands that if it is a Person referred to in 9 above, such Purchaser is required to provide to the Trustee an opinion of counsel or other certification in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel or other certification shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Trust Fund.

      11. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than [$10,000] [in the case of Class O or Class P, Certificates, $100,000] for our own account or for any separate account for which we are acting.

      IN WITNESS WHEREOF, the Purchaser hereby executes this Regulation S Investment Representation Letter on the [_____] day of [_____________, _____].

                                       Very truly yours,

                                       [THE PURCHASER]

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT C-3

                        FORM OF REPRESENTATION LETTER --
                        INSTITUTIONAL ACCREDITED INVESTOR

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010
Attention: Real Estate Finance and Securitization Group

        Transfer of Credit Suisse First Boston Mortgage Securities Corp.
          Commercial Mortgage Pass-Through Certificates, Series 2003-C5

Ladies and Gentlemen:

      This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated as of November 20, 2003 and to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Certificates") in connection with the transfer by __________________________ to the undersigned (the "Purchaser") of $ aggregate [Certificate Balance] [Notional Balance] of Class O Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Act (an "Accredited Investor") and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

      2. (A) any purchase of the Certificate by the Purchaser will be for its own account or for the account of one or more other accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Act and for each of which the Purchaser exercises sole investment discretion or (B) the Purchaser is a "bank," within the meaning of Section 3(a)(2) of the Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Act that is acquiring the Certificate as fiduciary for the account of one or more institutions for which the Purchaser exercises sole investment discretion.

      3. The Purchaser has received and reviewed the Confidential Offering Circular relating to the Certificate (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

      4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

      5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each a "Certificateholder", in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee and all Certificateholders present and future.

      6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

      7. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law (a "Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

      8. The Purchaser understands that if it is a Person referred to in 7(a) or
(b) above, such Purchaser is required to provide to the Trustee an opinion of counsel or other certification in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel or other certification shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Trust Fund.

      9. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than [$10,000] [in the case of Class O and Class P, Certificates, $100,000] for our own account or for any separate account for which we are acting.

      10. Check one of the following:

      ______We are a "U.S. Person" and we have attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      ______We are not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificates. We have attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies us as the beneficial owner of the Certificates and states that we are not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify us as the beneficial owner of the Certificates and state that and interest and original issue discount on the Certificates is, or is expected to be, effectively connected with a U.S. trade or business. We agree to provide the Certificate Registrar updated IRS Forms W-8BEN, IRS Form W-8IMY or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form or certification furnished by it to the Certificate Registrar.

      For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      IN WITNESS WHEREOF, the Purchaser hereby executes this Accredited Investor Investment Representation Letter on the [______] day of [___________, _____].

                                       Very truly yours,

                                       [THE PURCHASER]


                                       By:____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )

      [Name of Officer], being first duly sworn, deposes and says:

      1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the State [Commonwealth] of [ ], on behalf of which he makes this affidavit.

      2. That the Transferee's Taxpayer Identification Number is [ ].

      3. That the Transferee of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Class R Certificates (the "Class R Certificate") (i) is not a Disqualified Organization, an ERISA Prohibited Holder, or a Non-U.S. Person (as defined in
Article I of the Pooling and Servicing Agreement, dated as of December 1, 2003, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Pooling and Servicing Agreement") and will endeavor to remain other that a Disqualified Organization and other than a Non-U.S. Person for so long as it retains its ownership interest in the Class R Certificate, or (ii) is acquiring the Class R Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Person other than a Disqualified Organization or a Non-U.S. Person.

      4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class R Certificate as they become due.

      5. That the Transferee understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flow generated by the Class R Certificate.

      6. That the Transferee agrees not to transfer the Class R Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit, and
(b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      8. That, if a "tax matters person" is required to be designated with respect to either Trust REMIC created under the Pooling and Servicing Agreement, the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of such Trust REMIC pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Master Servicer as the Transferee's agent in performing the function of "tax matters person."

      9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class R Certificates.

      10. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

      11. Select one of the following, if applicable:

          [ ] The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

      (i) the present value of any consideration given to the Transferee to acquire such Class R Certificate;

      (ii) the present value of the expected future distributions on such Certificate; and

      (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

      For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ] None of the above.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this ____ of ______, 20__.

                                       [NAME OF TRANSFEREE]


                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this ____ day of ______ 20__.

NOTARY PUBLIC

COUNTY OF

STATE OF

      My commission expires the ___ day of __________, 20__.

                                                                     EXHIBIT D-2

                           FORM OF TRANSFER AFFIDAVIT

        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )

      [Name of Officer], being first duly sworn, deposes and says:

      1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the State [Commonwealth] of [ ], on behalf of which he makes this affidavit.

      2. That the Transferee's Taxpayer Identification Number is [ ].

      3. That the Transferee of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Class LR Certificates (the "Class LR Certificate") (i) is not a Disqualified Organization, an ERISA Prohibited Holder, or a Non-U.S. Person (as defined in
Article I of the Pooling and Servicing Agreement, dated as of December 1, 2003, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Pooling and Servicing Agreement") and will endeavor to remain other that a Disqualified Organization and other than a Non-U.S. Person for so long as it retains its ownership interest in the Class LR Certificate, or (ii) is acquiring the Class LR Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Person other than a Disqualified Organization or a Non-U.S. Person.

      4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class LR Certificate as they become due.

      5. That the Transferee understands that it may incur tax liabilities with respect to the Class LR Certificate in excess of any cash flow generated by the Class LR Certificate.

      6. That the Transferee agrees not to transfer the Class LR Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit, and
(b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class LR Certificate to a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

      8. That, if a "tax matters person" is required to be designated with respect to either Trust REMIC created under the Pooling and Servicing Agreement, the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of such Trust REMIC pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Master Servicer as the Transferee's agent in performing the function of "tax matters person."

      9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class LR Certificates.

      10. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      11. Select one of the following, if applicable:

            [ ] The present value of the anticipated tax liabilities associated with holding the Class LR Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class LR Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

      For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Class LR Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class LR Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class LR Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [X]   None of the above.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this ____ of ______, 20__.

                                       [NAME OF TRANSFEREE]


                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this ____ day of ______ 20__.

NOTARY PUBLIC

COUNTY OF

STATE OF

      My commission expires the ___ day of __________, 20__.

                                                                     EXHIBIT D-3

                            FORM OF TRANSFEROR LETTER

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5
            ---------------------------------------------------------------

Ladies and Gentlemen:

      [Transferor] has reviewed the attached affidavit of [Transferee], and, after a reasonable investigation of the financial condition of the [Transferee], has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or that the information contained in paragraphs 3, 4 and thereof is not true.

                                       Very truly yours,

                                       [Transferor]



                                       Name:

                                                                       EXHIBIT E

                             LIST OF MEZZANINE LOANS

                                      NONE

                                                                       EXHIBIT F

                           FORM OF REQUEST FOR RELEASE

                                                                          [DATE]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

      Credit Suisse First Boston Mortgage Securities Corp.
             Commercial Mortgage Pass-Through Certificates, Series 2003-C5 REQUEST FOR RELEASE

Dear _______________,

      In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services Inc. [(the undersigned)], as Master Servicer and Clarion Partners, LLC [(the undersigned)] as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Custodian with respect to the following described Loan for the reason indicated below.

      Mortgagor's Name:

      Address:

      Loan No.:

      If only particular documents in the Mortgage File are requested, please specify which:

      Reason for requesting file (or portion thereof):

      _____1. Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Loan have been or will be credited to the Collection Account pursuant to the Pooling and Servicing Agreement.

      _____2. The Loan is being foreclosed.

      _____3. Other.  (Describe)

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [MIDLAND LOAN SERVICES INC.]

                                       [CLARION PARTNERS, LLC]


                                       By:____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT G

                                   [RESERVED]

                                                                       EXHIBIT H

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                )
                        )  ss.:
COUNTY OF               )

      ,__________________________________________,  being duly sworn,  deposes and says:

      1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

      2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $__________ secured by a mortgage (the "Mortgage") on the premises known as _________ __________, located in ______________;

      3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_________made by ___________, to __________________________, under date of __________(the "Note");

      4. that the Note is now owned and held by the Noteholder;

      5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

      6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

      7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to the Trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee) the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                       NAME OF NOTEHOLDER


                                       By:____________________________________
                                       Authorized Signatory

Sworn to before me this
________ day of ____________, 20__

                                                                       EXHIBIT I

                             INVESTOR CERTIFICATION

                                                                           Date:

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

      In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, Midland Loan Services, Inc., as Servicer, Clarion Partners, LLC, as Special Servicer, and you, as Trustee, with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ____ Certificates.

2. The undersigned is requesting, pursuant to Section 4.02 of the Agreement, is requesting access to certain information (the "Information") on the Trustee's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section
      4.02 of the Agreement.

3. In consideration of the Trustee's disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                       Beneficial Owner or Prospective Purchaser


                                       Name: ___________________________
                                       Title: __________________________
                                       Company:_________________________
                                       Phone:

                                                                     EXHIBIT J-1

            FORM OF INTERMEDIATE TRUSTEE (OR CUSTODIAN) CERTIFICATION

                                                      [date]

To: The Parties Listed on Schedule A Attached Hereto.

        Intermediate Review of Mortgage Files by the Trustee Pursuant to
          the Pooling and Servicing Agreement (dated December 1, 2003)
          ------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with Sections 2.02 (b) of the Pooling and Servicing Agreement, dated December 1, 2003, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as master servicer and Clarion Partners, LLC as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, the undersigned, as Trustee (or Custodian) hereby certifies as to each Loan subject to the Agreement (except as is identified in any attached schedule hereto or specifically excluded in the paragraph below) that, subject to Section 2.02(d) of the Agreement, for each Mortgage Loan all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of paragraph (a) of the definition of "Mortgage File" (the "Mortgage File) have been executed and received, appear to be what they purport to be, have not been torn, mutilated, damaged, defaced, and relate to the related Loan.

      In completing said review, the Trustee is authorized to rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon and upon the delivery of such documents to the Title Company as provided for in Section 2.01. The Trustee shall be under no duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.01(a)), or whether the recordation of any document complies with the recordation requirements of any applicable jurisdiction, nor shall the Trustee be responsible for determining whether there are any documents which are required to be included in each such Mortgage File pursuant to the Agreement.

      Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in any such Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Sections 2.01 and 2.02 of the Agreement, that filings were made for each Mortgaged Property in the appropriate public recording or filing office(s).

      Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Trustee,

                                       By:__________________________________
                                          Name:
                                          Title:

                                   Schedule A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
P.O. Box 25965
Shawnee Mission, Kansas 66225-5965
Attention: President

Clarion Partners, LLC
230 Park Avenue
12th Floor
New York, NY  10169


[Column Financial, Inc.
3414 Peachtree Road, N.E.
Suite 1140
Atlanta, Georgia 30326]


KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

[PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, Kansas 66225-5965
Attention: Harry Funk

with a copy to:

PNC Bank, National Association
One PNC Plaza, 21st Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Gretchen Lengel Kelly]

                                                                     EXHIBIT J-2

               FORM OF FINAL TRUSTEE (OR CUSTODIAN) CERTIFICATION

                                                      [date]

To: The Parties Listed on Schedule A Attached Hereto.

      Receipt and Final Review of Mortgage Files by the Trustee Pursuant to the
            Pooling and Servicing Agreement (dated December 1, 2003)

Ladies and Gentlemen:

      In accordance with Section 2.02(c) of the Pooling and Servicing Agreement, dated December 1, 2003, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as master servicer and Clarion Partners, LLC as special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, the undersigned, as Trustee (or as Custodian), hereby certifies that, subject to Section 2.02(d), as to each Mortgage Loan subject to the Agreement (excluding any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed hereto, (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of paragraph (a) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of the Agreement.

                                   WELLS FARGO BANK MINNESOTA, N.A., as Trustee,

                                   By: ______________________________
                                       Name:
                                       Title:

                                   Schedule A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

Midland Loan Services, Inc.
P.O. Box 25965
Shawnee Mission, Kansas 66225-5965
Attention: President

Clarion Partners, LLC
230 Park Avenue
12th Floor
New York, NY  10169


[Column Financial, Inc.
3414 Peachtree Road, N.E.
Suite 1140
Atlanta, Georgia 30326]


KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

[PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, Kansas 66225-5965
Attention: Harry Funk

with a copy to:

PNC Bank, National Association
One PNC Plaza, 21st Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Gretchen Lengel Kelly]

                                                                       EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

      Re: CSFB Commercial Mortgage Trust 2003-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C5
            ----------------------------------------------------------------

I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 1, 2003 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by any servicer or special servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

4. [To be certified by the Master Servicer] [I am responsible for reviewing the activities performed by Midland Loan Services, Inc. in its capacity as Master Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer and a certificate in the form attached as Exhibit A hereto from Clarion Partners, LLC, in its capacity as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report Midland Loan Services, Inc. in its capacity as Master Servicer, has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of Midland Loan Services, Inc. in its capacity as Master Servicer, based upon the annual compliance review required under the pooling and servicing agreement with respect to Midland Loan Services, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto Clarion Partners, LLC, in its capacity as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

5. [To be certified by the Master Servicer] [We have disclosed to Midland Loan Services, Inc.'s certified public accountants all significant deficiencies relating to the compliance of Midland Loan Services, Inc. in its capacity as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and the compliance of Clarion Partners, LLC, in its capacity as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity.]

Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                             EXHIBIT A to EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

      Re: CSFB Commercial Mortgage Trust 2003-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C5
            ----------------------------------------------------------------

I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Special Servicer certify to the Master Servicer and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 1, 2003 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

1. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by Clarion Partners, LLC in its capacity as Special Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to the Special Servicer, except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, Clarion Partners, LLC in its capacity as Special Servicer, has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by the Special Servicer to the Trustee thereunder, and that, to the knowledge of Clarion Partners, LLC in its capacity as Special Servicer, based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Clarion Partners, LLC in its capacity as Special Servicer, such reports do not contain any material misstatements or omissions; and]

2. [To be certified by the Special Servicer] [We have disclosed to Clarion Partners, LLC's certified public accountants all significant deficiencies relating to the compliance of Clarion Partners, LLC in its capacity as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                    EXHIBIT M

                             FORM OF TRUSTEE REPORT

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

==============================================================================

STATEMENT SECTIONS                                                     PAGE(s)

Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Cash Reconciliation                                                       6
Ratings Detail                                                            7
Current Mortgage Loan and Property Stratification Tables               8 - 10
Mortgage Loan Detail                                                     11
Principal Prepayment Detail                                              12
Historical Detail                                                        13
Delinquency Loan Detail                                                  14
Specially Serviced Loan Detail                                         15 - 16
Modified Loan Detail                                                     17
Liquidated Loan Detail                                                   18

==============================================================================


              Depositor

=========================================

Credit Suisse First Boston Mortgage
Securities Corp.
Eleven Madison Avenue
New York, NY 10010


Contact:       General Information Number
Phone Number:  (212) 325-2000

=========================================




            Master Servicer

=========================================

Midland Loan Services, Inc.
10851 Mastin Street, Bldg. 82
Suite 700
Overland Park, KS 66210


Contact:      Brad Hauger
Phone Number: (913) 253-9000

=========================================




           Special Servicer

=========================================

Clarion Partners, LLC
335 Madison Avenue, 7th Floor
New York, NY 10017


Contact:       Bruce G. Morrison
Phone Number:  (212) 883-2500

=========================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                         Certificate Distribution Detail

====================================================================================================================================
                                                                                                                      Realize Loss /
                     Pass-Through      Original       Beginning     Principal         Interest        Prepayment    Additional Trust
Class     CUSIP          Rate          Balance         Balance    Distribution      Distribution       Premium        Fund Expenses
====================================================================================================================================
 A-1                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
 A-2                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
 A-3                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
 A-4                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  B                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  C                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  D                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  E                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  F                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
A-1-A                  0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  G                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  H                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  J                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  K                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  L                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  M                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  N                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  O                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  P                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  R                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  LR                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
  V                    0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
====================================================================================================================================
Totals
====================================================================================================================================

(TABLE CONTINUES)

==================================================================
                                                        Current
                        Total           Ending       Subordination
Class                Distribution       Balance          Level
==================================================================
 A-1                     0.00             0.00           0.00%
 A-2                     0.00             0.00           0.00%
 A-3                     0.00             0.00           0.00%
 A-4                     0.00             0.00           0.00%
  B                      0.00             0.00           0.00%
  C                      0.00             0.00           0.00%
  D                      0.00             0.00           0.00%
  E                      0.00             0.00           0.00%
  F                      0.00             0.00           0.00%
A-1-A                    0.00             0.00           0.00%
  G                      0.00             0.00           0.00%
  H                      0.00             0.00           0.00%
  J                      0.00             0.00           0.00%
  K                      0.00             0.00           0.00%
  L                      0.00             0.00           0.00%
  M                      0.00             0.00           0.00%
  N                      0.00             0.00           0.00%
  O                      0.00             0.00           0.00%
  P                      0.00             0.00           0.00%
  R                      0.00             0.00           0.00%
  LR                     0.00             0.00           0.00%
  V                      0.00             0.00           0.00%
==================================================================
Totals
==================================================================

====================================================================================================================================
                                       Original       Beginning                                                           Ending
                     Pass-Through      Notional       Notional      Interest          Prepayment        Total            Notional
Class      CUSIP         Rate           Amount         Amount     Distribution         Premium       Distribution         Amount
====================================================================================================================================
 A-X                   0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
 A-SP                  0.000000%         0.00           0.00          0.00              0.00            0.00               0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                            Certificate Factor Detail

==============================================================================================================================
                                                                                              Realized Loss /
                      Beginning         Principal          Interest          Prepayment       Additional Trust        Ending
Class      CUSIP       Balance        Distribution       Distribution         Premium           Fund Expenses        Balance
==============================================================================================================================
 A-1                  0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
 A-2                  0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
 A-3                  0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
 A-4                  0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  B                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  C                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  D                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  E                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  F                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
A-1-A                 0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  G                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  H                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  J                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  K                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  L                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  M                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  N                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  O                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  P                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  R                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  LR                  0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
  V                   0.00000000       0.00000000         0.00000000         0.00000000          0.00000000         0.00000000
==============================================================================================================================

=========================================================================================
                       Beginning                                               Ending
                       Notional         Interest          Prepayment          Notional
Class       CUSIP       Amount        Distribution         Premium             Amount
=========================================================================================
A-X                   0.00000000       0.00000000         0.00000000         0.00000000
A-SP                  0.00000000       0.00000000         0.00000000         0.00000000
=========================================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003



                             Reconciliation Detail

Advance Summary                                                   Master Servicing Fee Summary

P & I Advances Outstanding                  0.00        Current Period Accrued Master Servicing Fees                      0.00

Servicing Advances Outstanding              0.00        Less Master Servicing Fees on Delinquent Payments                 0.00

                                                        Less Reductions to Master Servicing Fees                          0.00
Reimbursement for Interest on P & I         0.00
                                                        Plus Master Servicing Fees for Delinquent Payments Received       0.00
Advances paid from general collections
                                                        Plus Adjustments for Prior Master Servicing Calculation           0.00
Reimbursement for Interest on Servicing     0.00
                                                        Total Master Servicing Fees Collected                             0.00
Advances paid from general collections


Certificate Interest Reconciliation

====================================================================================================================================
            Accrued            Uncovered                                  Certificate             Unpaid          Optimal Interest
          Certificate          Prepayment          Indemnification     Deferred Interest         Interest           Distribution
Class      Interest        Interest Shortfall          Expenses             Amount           Shortfall Amount          Amount
====================================================================================================================================

 A-1

 A-2

 A-3

 A-4

 A-X
 A-SP

  B
  C
  D
  E
  F

A-1-A

  G
  H
  J
  K
  L
  M
  N
  O
  P
====================================================================================================================================
Total
====================================================================================================================================

(TABLE CONTINUES)

================================================================
              Interest                        Remaining Unpaid
              Shortfall       Interest          Distributable
Class          Amount       Distribution    Certificate Interest
================================================================

 A-1

 A-2

 A-3

 A-4

 A-X
 A-SP

  B
  C
  D
  E
  F

A-1-A

  G
  H
  J
  K
  L
  M
  N
  O
  P
================================================================
Total
================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                           Other Required Information



Available Distribution Amount                                      0.00





Aggregate Number of Outstanding Loans                                 0

Aggregate Unpaid Principal Balance of Loans                        0.00

Aggregate Stated Principal Balance of Loans                        0.00



Aggregate Amount of Servicing Fee                                  0.00

Aggregate Amount of Special Servicing Fee                          0.00

Aggregate Amount of Trustee Fee                                    0.00

Aggregate Amount of Primary Servicing Fee                          0.00

Aggregate Trust Fund Expenses                                      0.00



Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                      0

     Aggregate Unpaid Principal Balance                            0.00



Appraisal Reduction Amount

================================================================

             Appraisal          Cumulative        Most Recent
Loan         Reduction             ASER            App. Red.
Number        Amount              Amount             Date

================================================================





















================================================================
Total
================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                           Cash Reconciliation Detail

Total Funds Collected
    Interest:

         Interest paid or advanced                                          0.00

         Interest reductions due to Non-Recoverability Determinations       0.00

         Interest Adjustments                                               0.00

         Deferred Interest                                                  0.00

         Net Prepayment Interest Shortfall                                  0.00

         Net Prepayment Interest Excess                                     0.00

         Extension Interest                                                 0.00

         Interest Reserve Withdrawal                                        0.00
                                                                                  ---------------
                Total Interest Collected                                                     0.00

Principal:
         Scheduled Principal                                                0.00

         Unscheduled Principal                                              0.00


              Principal Prepayments                                         0.00

              Collection of Principal after Maturity Date                   0.00

              Recoveries from Liquidation and Insurance Proceeds            0.00

              Excess of Prior Principal Amounts paid                        0.00

              Curtailments                                                  0.00

         Negative Amortization                                              0.00

         Principal Adjustments                                              0.00
                                                                                  ---------------
                Total Principal Collected                                                    0.00

Other:

         Prepayment Penalties/Yield Maintenance                             0.00

         Repayment Fees                                                     0.00

         Borrower Option Extension Fees                                     0.00

         Equity Payments Received                                           0.00

         Net Swap Counterparty Payments Received                            0.00
                                                                                  ---------------
                Total Other Collected                                                        0.00
                                                                                  ---------------
Total Funds Collected                                                                        0.00
                                                                                  ================


Total Funds Distributed
    Fees:

        Master Servicing Fee                                                0.00

        Trustee Fee                                                         0.00

        Certificate Administration Fee                                      0.00

        Insurer Fee                                                         0.00

        Miscellaneous Fee                                                   0.00
                                                                                  ---------------
                Total Fees                                                                   0.00

    Additional Trust Fund Expenses:

        Reimbursement for Interest on Advances                              0.00

        ASER Amount                                                         0.00

        Special Servicing Fee                                               0.00

        Reduction of funds due to Non-Recoverability Determinations         0.00

        Rating Agency Expenses                                              0.00

        Attorney Fees & Expenses                                            0.00

        Bankruptcy Expense                                                  0.00

        Taxes Imposed on Trust Fund                                         0.00

        Non-Recoverable Advances                                            0.00

        Other Expenses                                                      0.00
                                                                                  ---------------
                Total Additional Trust Fund Expenses                                         0.00

    Interest Reserve Deposit                                                                 0.00




    Payments to Certificateholders & Others:

        Interest Distribution                                               0.00

        Principal Distribution                                              0.00

        Prepayment Penalties/Yield Maintenance                              0.00

        Borrower Option Extension Fees                                      0.00

        Equity Payments Paid                                                0.00

        Net Swap Counterparty Payments Paid                                 0.00
                                                                                  ---------------
               Total Payments to Certificateholders & Others                                 0.00
                                                                                  ---------------
Total Funds Distributed                                                                      0.00
                                                                                  ===============


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                                                           Ratings Detail
            ====================================================================================================
                                                 Original Ratings                    Current Ratings (1)
              Class        CUSIP       -------------------------------------------------------------------------
                                          Fitch       Moody's      S & P       Fitch       Moody's      S & P
            ====================================================================================================
               A-1
               A-2
               A-3
               A-4
               A-X
               A-SP
                B
                C
                D
                E
                F
              A-1-A
                G
                H
                J
                K
                L
                M
                N
                O
                P
            ====================================================================================================


NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


            Current Mortgage Loan and Property Stratification Tables

                                Scheduled Balance
================================================================================

                                             % of
      Scheduled     # of     Scheduled       Agg.    WAM              Weighted
       Balance      Loans     Balance        Bal.    (2)      WAC   Avg DSCR (1)

================================================================================














       Totals
================================================================================


                                  State (3)
================================================================================

                                             % of
                    # of     Scheduled       Agg.    WAM              Weighted
         State      Props     Balance        Bal.    (2)      WAC   Avg DSCR (1)

================================================================================
















================================================================================
       Totals
================================================================================

See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

            Current Mortgage Loan and Property Stratification Tables

                         Debt Service Coverage Ratio (1)

======================================================================================

                                                % of
Debt Service        # of       Scheduled        Agg.     WAM                Weighted
Coverage Ratio      Loans       Balance         Bal.     (2)     WAC      Avg DSCR (1)

======================================================================================







======================================================================================
  Totals
======================================================================================



                                Property Type (3)

======================================================================================

                                                % of
Property            # of       Scheduled        Agg.     WAM                Weighted
  Type             Props        Balance         Bal.     (2)     WAC      Avg DSCR (1)

======================================================================================






======================================================================================
  Totals
======================================================================================



                                    Note Rate

======================================================================================

                                                % of
  Note              # of       Scheduled        Agg.     WAM                Weighted
  Type             Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

======================================================================================






======================================================================================
  Totals
======================================================================================



                                    Seasoning

======================================================================================

                                                % of
                    # of       Scheduled        Agg.     WAM                Weighted
Seasoning          Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

======================================================================================






======================================================================================
  Totals
======================================================================================

See footnotes on last page of this section.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


            Current Mortgage Loan and Property Stratification Tables


               Anticipated Remaining Term (ARD and Balloon Loans)

=============================================================================================

                                                      % of
Anticipated Remaining      # of       Scheduled        Agg.     WAM                Weighted
      Term (2)            Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

=============================================================================================







=============================================================================================
  Totals
=============================================================================================



                 Remaining Stated Term (Fully Amortizing Loans)

=============================================================================================

                                                      % of
 Remaining Stated          # of       Scheduled        Agg.     WAM                Weighted
       Term               Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

=============================================================================================







=============================================================================================
  Totals
=============================================================================================



              Remaining Amortization Term (ARD and Balloon Loans)

=============================================================================================

                                                      % of
Remaining Amortization     # of       Scheduled        Agg.     WAM                Weighted
         Term             Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

=============================================================================================







=============================================================================================
  Totals
=============================================================================================



                             Age of Most Recent NOI

=============================================================================================

                                                      % of
        Age of Most        # of       Scheduled        Agg.     WAM                Weighted
        Recent NOI        Loans        Balance         Bal.     (2)     WAC      Avg DSCR (1)

=============================================================================================







=============================================================================================
  Totals
=============================================================================================


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                              Mortgage Loan Detail

====================================================================================================================================
                                                                                                Anticipated                    Neg.
Loan                   Property                           Interest      Principal      Gross     Repayment      Maturity      Amort
Number       ODCR       Type (1)     City       State      Payment       Payment       Coupon       Date          Date        (Y/N)
====================================================================================================================================















====================================================================================================================================
Totals
====================================================================================================================================

(TABLE CONTINUES)





===================================================================================================
           Beginning        Ending          Paid      Appraisal      Appraisal       Res.     Mod.
Loan       Scheduled       Scheduled        Thru      Reduction      Reduction       Strat.   Code
Number      Balance         Balance         Date        Date           Amount         (2)      (3)
===================================================================================================















===================================================================================================
Totals
===================================================================================================

=======================================================================

           (1) Property Type Code

MF -  Multi-Family           OF - Office
RT -  Retail                 MU - Mixed Use
HC -  Health Care            LO - Lodging
IN -  Industrial             SS - Self Storage
WH -  Warehouse              OT - Other
MH -  Mobile Home Park



                   (2) Resolution Strategy Code

1 - Modification     6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure      7 - REO                        Foreclosure
3 - Bankruptcy       8 - Resolved              11 - Full Payoff
4 - Extension        9 - Pending Return        12 - Reps and Warranties
5 - Note Sale            to Master Servicer    13 - Other or TBD



   (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

=======================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                           Principal Prepayment Detail

====================================================================================================================================
               Offering Document            Principal Prepayment Amount                        Prepayment Premium
Loan Number     Cross-Reference       Payoff Amount        Curtailment Amount     Percentage Premium        Yield Maintenance Charge
====================================================================================================================================















====================================================================================================================================
 Totals
====================================================================================================================================



Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                                Historical Detail

========================================================================================================================
                                                                Delinquencies
------------------------------------------------------------------------------------------------------------------------
Distribution         30-59 Days           60-89 Days           90 Days or More        Foreclosure             REO
Date              #      Balance       #         Balance     #           Balance     #      Balance     #        Balance
========================================================================================================================










========================================================================================================================

(TABLE CONTINUES)

==========================================================================================================
                                                    Prepayments                    Rate and Maturities
----------------------------------------------------------------------------------------------------------
Distribution      Modifications        Curtailments          Payoff            Next Weighted Avg.
Date               #    Balance       #       Amount     #        Amount      Coupon         Remit     WAM
==========================================================================================================










==========================================================================================================

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                             Delinquency Loan Detail
====================================================================================================================================
                 Offering          # of                       Current       Outstanding      Status of   Resolution
                 Document         Months    Paid Through       P & I           P & I         Mortgage    Strategy        Servicing
Loan Number   Cross-Reference     Delinq.       Date          Advances       Advances **     Loan (1)    Code (2)      Transfer Date
====================================================================================================================================











====================================================================================================================================
Totals
====================================================================================================================================

(TABLE CONTINUES)

============================================================================
                                  Actual     Outstanding
                 Foreclosure    Principal     Servicing     Bankruptcy   REO
Loan Number         Date         Balance       Advances        Date     Date
============================================================================











============================================================================
Totals
============================================================================

---------------------------------------------------------------------------------------------------------

                                     (1) Status of Mortgage Loan

A - Payment Not Received            0 - Current                           4 - Assumed Scheduled Payment
    But Still in Grace Period       1 - One Month Delinquent                  (Performing Matured Balloon)
B - Late Payment But Less           2 - Two Months Delinquent             7 - Foreclosure
    Than 1 Month Delinquent         3 - Three or More Months Delinquent   9 - REO


                  (2) Resolution Strategy Code

1 - Modification    6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure     7 - REO                       Foreclosure
3 - Bankruptcy      8 - Resolved             11 - Full Payoff
4 - Extension       9 - Pending Return       12 - Reps and Warranties
5 - Note Sale           to Master Servicer   13 - Other or TBD

** Outstanding P & I Advances include the current period advance.
---------------------------------------------------------------------------------------------------------


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                     Specially Serviced Loan Detail - Part 1

==================================================================================================================================
              Offering         Servicing      Resolution                                                                   Net
 Loan         Document         Transfer        Strategy      Scheduled     Property             Interest     Actual     Operating
Number     Cross-Reference       Date          Code (1)       Balance       Type (2)   State      Rate       Balance      Income
==================================================================================================================================











==================================================================================================================================

(TABLE CONTINUES)

======================================================================
                                                            Remaining
 Loan           DSCR               Note     Maturity      Amortization
Number          Date     DSCR      Date       Date            Term
======================================================================











======================================================================


                    (1) Resolution Strategy Code
1 - Modification     6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure      7 - REO                        Foreclosure
3 - Bankruptcy       8 - Resolved             11 - Full Payoff
4 - Extension        9 - Pending Return       12 - Reps and Warranties
5 - Note Sale            to Master Servicer   13 - Other or TBD


        (2) Property Type Code
MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                     Specially Serviced Loan Detail - Part 2

====================================================================================================================================
              Offering         Resolution        Site
  Loan        Document          Strategy      Inspection                    Appraisal     Appraisal        Other REO
 Number   Cross-Reference       Code (1)         Date      Phase 1 Date       Date          Value       Property Revenue     Comment
====================================================================================================================================













====================================================================================================================================



                          (1) Resolution Strategy Code

1 - Modification      6 - DPO                     10 - Deed in Lieu Of
2 - Foreclosure       7 - REO                          Foreclosure
3 - Bankruptcy        8 - Resolved                11 - Full Payoff
4 - Extension         9 - Pending Return          12 - Reps and Warranties
5 - Note Sale              to Master Servicer     13 - Other or TBD


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003

                              Modified Loan Detail

==============================================================================================================

                Offering
Loan            Document           Pre-Modification
Number       Cross-Reference           Balance             Modification Date          Modification Description

==============================================================================================================



















==============================================================================================================
Totals
==============================================================================================================


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

                                                                                          For Additional Information, please contact
[LOGO OF WELLS FARGO]                                                                               CTSLink Customer Service
                                                                                                         (301) 815-6600
                                   Credit Suisse First Boston Mortgage Securities Corp.       Reports Available on the World Web
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates                 @ www.ctslink.com/cmbs
Corporate Trust Services                             Series 2003-C5
9062 Old Annapolis Road                                                                           Payment Date:  01/16/2004
Columbia, MD 21045-1951                                                                           Record Date:   12/31/2003


                             Liquidated Loan Detail

==============================================================================================================================
                    Final Recovery       Offering                                                           Gross Proceeds
Loan                Determination        Document        Appraisal    Appraisal     Actual        Gross       as a % of
Number                  Date          Cross-Reference      Date         Value       Balance     Proceeds    Actual Balance
==============================================================================================================================



















==============================================================================================================================
Current Total
==============================================================================================================================
Cumulative Total
==============================================================================================================================



=============================================================================================
                    Aggregate           Net           Net Proceeds                Repurchased
Loan               Liquidation      Liquidation        as a % of       Realized    by Seller
Number              Expenses *       Proceeds        Actual Balance      Loss        (Y/N)
=============================================================================================



















==============================================================================================
Current Total
==============================================================================================
Cumulative Total
==============================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                    EXHIBIT N

                               SERIES 2003-C4 PSA

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------







              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor


                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                 Master Servicer


                             LENNAR PARTNERS, INC.,
                                Special Servicer


                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                         Dated as of September 11, 2003


                                 $1,339,373,693
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C4






================================================================================

                                  TABLE OF CONTENTS
                                   _______________

Section
-------

                                    ARTICLE I

      DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                          RESPECT OF THE MORTGAGE POOL

SECTION 1.01.    Defined Terms..................................................
SECTION 1.02.    General Interpretive Principles................................
SECTION 1.03.    Certain Calculations in Respect of the Mortgage Loans..........
SECTION 1.04.    Crossed Trust Mortgage Loans...................................

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Original Trust Mortgage Loans....................
SECTION 2.02.    Acceptance by Trustee..........................................
SECTION 2.03.    Representations, Warranties and Covenants of the Depositor;
                  Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and
                  Breaches of Representations and Warranties....................
SECTION 2.04.    Creation of REMIC I; Issuance of the REMIC I Regular
                  Interests and the REMIC I Residual Interest; Certain
                  Matters Involving REMIC I.....................................
SECTION 2.05.    Conveyance of the REMIC I Regular Interests; Acceptance of
                  the REMIC I Regular Interests by Trustee......................
SECTION 2.06.    Creation of REMIC II; Issuance of the REMIC II Regular
                  Interests and the REMIC II Residual Interest; Certain
                  Matters Involving REMIC II....................................
SECTION 2.07.    Conveyance of the REMIC II Regular Interests; Acceptance of
                  the REMIC II Regular Interests by Trustee.....................
SECTION 2.08.    Creation of REMIC III; Issuance of the REMIC III Regular
                  Interest Certificates, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and
                  the REMIC III Residual Interest; Certain Matters Involving
                  REMIC III.....................................................
SECTION 2.09.    Acceptance of Grantor Trusts; Issuance of the Class V and
                  Class R Certificates..........................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Master Servicer to Act as Master Servicer; Special Servicer
                  to Act as Special Servicer; Administration of the Mortgage
                  Loans.........................................................
SECTION 3.02.    Collection of Mortgage Loan Payments...........................
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items;
                  Servicing Accounts............................................
SECTION 3.04.    The Collection Account, Distribution Account, Excess
                  Interest Distribution Account, Excess Liquidation Proceeds Account, Mayfair Mall Custodial Account and A/B Mortgage
                  Loan Combination Custodial Accounts...........................
SECTION 3.05.    Permitted Withdrawals from the Collection Account and the
                  Distribution Account..........................................
SECTION 3.06.    Investment of Funds in the Collection Account, Mortgage Loan
                  Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, the Interest
                  Reserve Account, Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account and
                  the REO Account...............................................
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and
                  Fidelity Coverage.............................................
SECTION 3.08.    Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses;
                  Assumption Agreements; Defeasance Provisions; Other
                  Provisions....................................................
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans......................
SECTION 3.10.    Trustee to Cooperate; Release of Mortgage Files................
SECTION 3.11.    Servicing Compensation.........................................
SECTION 3.12.    Reports to the Trustee.........................................
SECTION 3.13.    Annual Statement as to Compliance..............................
SECTION 3.14.    Reports by Independent Public Accountants......................
SECTION 3.15.    Access to Certain Information..................................
SECTION 3.16.    Title to REO Property; REO Account.............................
SECTION 3.17.    Management of REO Property.....................................
SECTION 3.18.    Fair Value Purchase Option; Sale of REO Properties.............
SECTION 3.19.    Additional Obligations of the Master Servicer and Special
                  Servicer; Inspections; Appraisals.............................
SECTION 3.20.    Modifications, Waivers, Amendments and Consents................
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special
                  Servicer; Record Keeping; Series 2003-C4 Directing
                  Certificateholder.............................................
SECTION 3.22.    Sub-Servicing Agreements.......................................
SECTION 3.23.    Representations, Warranties and Covenants of the Master
                  Servicer......................................................
SECTION 3.24.    Representations, Warranties and Covenants of the Special
                  Servicer......................................................
SECTION 3.25.    Limitation on Liability of the Series 2003-C4 Directing
                  Certificateholder.............................................
SECTION 3.26.    Filings with the Securities and Exchange Commission............
SECTION 3.27.    Lock-Box Accounts, Cash Collateral Accounts and Servicing
                  Accounts......................................................
SECTION 3.28.    Interest Reserve Account.......................................
SECTION 3.29.    Limitations on and Authorizations of the Master Servicer and
                  Special Servicer with Respect to Certain Mortgage Loans.......
SECTION 3.30.    Master Servicer and Special Servicer May Own Certificates......
SECTION 3.31.    Certain Matters Regarding the Mayfair Mall Mortgage Loan
                  Combination...................................................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions..................................................
SECTION 4.02.    Statements to Certificateholders; Certain Other Reports........
SECTION 4.03.    P&I Advances...................................................
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund
                  Expenses......................................................
SECTION 4.05.    Calculations...................................................

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.    The Certificates...............................................
SECTION 5.02.    Registration of Transfer and Exchange of Certificates..........
SECTION 5.03.    Book-Entry Certificates........................................
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates..............
SECTION 5.05.    Persons Deemed Owners..........................................
SECTION 5.06.    Certification by Certificateholders and Certificate Owners.....

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.    Liability of the Depositor, the Master Servicer and the
                  Special Servicer..............................................
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor, the
                  Master Servicer or the Special Servicer.......................
SECTION 6.03.    Limitation on Liability of the Trustee, the Depositor, the
                  Master Servicer, the Special Servicer and Others..............
SECTION 6.04.    Master Servicer and Special Servicer Not to Resign.............
SECTION 6.05.    Rights of the Depositor in Respect of the Master Servicer
                  and the Special Servicer......................................

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.    Events of Default; Master Servicer and Special Servicer
                  Termination...................................................
SECTION 7.02.    Trustee to Act; Appointment of Successor.......................
SECTION 7.03.    Notification to Certificateholders.............................
SECTION 7.04.    Waiver of Events of Default....................................
SECTION 7.05.    Trustee Advances...............................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee..............................................
SECTION 8.02.    Certain Matters Affecting the Trustee..........................
SECTION 8.03.    Trustee Not Liable for Validity or Sufficiency of
                  Certificates or Trust Mortgage Loans..........................
SECTION 8.04.    Trustee May Own Certificates...................................
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by
                  Trustee.......................................................
SECTION 8.06.    Eligibility Requirements for Trustee...........................
SECTION 8.07.    Resignation and Removal of the Trustee.........................
SECTION 8.08.    Successor Trustee..............................................
SECTION 8.09.    Merger or Consolidation of Trustee.............................
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee..................
SECTION 8.11.    Access to Certain Information..................................
SECTION 8.12.    Appointment of Custodians......................................
SECTION 8.13.    Representations, Warranties and Covenants of the Trustee.......

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Trust
                  Mortgage Loans................................................
SECTION 9.02.    Additional Termination Requirements............................

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   Tax Administration.............................................
SECTION 10.02.   Depositor, Master Servicer and Special Servicer to Cooperate
                  with Trustee..................................................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment......................................................
SECTION 11.02.   Recordation of Agreement; Counterparts.........................
SECTION 11.03.   Limitation on Rights of Certificateholders and Non-Trust
                  Companion Loan Holders........................................
SECTION 11.04.   Governing Law..................................................
SECTION 11.05.   Notices........................................................
SECTION 11.06.   Severability of Provisions.....................................
SECTION 11.07.   Grant of a Security Interest...................................
SECTION 11.08.   Successors and Assigns; Beneficiaries..........................
SECTION 11.09.   Article and Section Headings...................................
SECTION 11.10.   Notices to Rating Agencies.....................................




                                      EXHIBITS


A-1               Form of Class A-X and Class A-SP Certificates
A-2               Form of Class A-1, Class A-2, Class A-3, Class A-4, Class B,
                    Class C, Class D and Class E Certificates
A-3               Form of Class A-1-A, Class F, Class G, Class H, Class J, Class
                    K, Class L, Class M, Class N, Class O, Class P and Class MM Certificates
A-4               Form of Class V Certificates
A-5               Form of Class R Certificates
B-1               Schedule of Column Trust Mortgage Loans
B-2               Schedule of KeyBank Trust Mortgage Loans
C-1               List of Additional Collateral Trust Mortgage Loans
C-2               List of Mezzanine Loans
D-1               Form of Master Servicer Request for Release
D-2               Form of Special Servicer Request for Release
E                 Form of Trustee Report
F-1A              Form I of Transferor Certificate for Transfers of
                    Non-Registered Certificates
F-1B              Form II of Transferor Certificate for Transfers of
                    Non-Registered Certificates
F-1C              Form I of Transferor Certificate for Transfers of Interests in
                    Global Certificates for Classes of Non-Registered
                    Certificates
F-1D              Form II of Transferor Certificate for Transfers of Interests
                    in Global Certificates for Classes of Non-Registered Certificates
F-2A              Form I of Transferee Certificate for Transfers of
                    Non-Registered Certificates Held in Physical Form
F-2B              Form II of Transferee Certificate for Transfers of
                    Non-Registered  Certificates Held in Physical Form
F-2C              Form I of Transferee Certificate for Transfers of Interests in
                    Non-Registered Certificates Held in Book-Entry Form

F-2D              Form II of  Transferee  Certificate  for Transfers of
                    Interests in Non-Registered Certificates Held in
                    Book-Entry Form
G-1               Form of Transferee Certificate in Connection with ERISA
                    (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
G-2               Form of Transferee Certificate in Connection with ERISA
                    (Non-Registered Certificates Held in Book-Entry Form)
H-1               Form of Residual Transfer Affidavit for Transfers of Class R
                    Certificates
H-2               Form of Transferor Certificate for Transfers of Class R
                    Certificates
I                 Form of Acknowledgement of a Proposed Special Servicer
J                 Form of Affidavit of Lost Note
K                 Form of Notice Regarding Defeasance of Trust Mortgage Loan
L                 Schedule of Reference Rates
M                 Form of Sarbanes-Oxley Certification
N                 Schedule of Designated Sub-Servicers
O                 Form of Custodial Certification
P                 Trust Mortgage Loans Covered by Environmental Insurance Policy

            This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of September 11, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of September 11, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Column Trust Mortgage Loans").

            KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of September 11, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "Original KeyBank Trust Mortgage Loans").

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Trust Mortgage Loans and the Original KeyBank Trust Mortgage Loans (collectively, the "Original Trust Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of a series of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Trust Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. (together with its successors in interest, "KRECM") desires to act as "Master Servicer" hereunder; and Lennar Partners, Inc. (together with its successors in interest, "Lennar") desires to act as "Special Servicer" hereunder.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL


            SECTION 1.01 Defined Terms.

            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

            "30/360 Trust Mortgage Loan": A Trust Mortgage Loan that is a 30/360 Mortgage Loan.

            "A-Note Trust Mortgage Loan": Any of the Trust Mortgage Loans secured by the Mortgaged Properties identified on the Trust Mortgage Loan Schedule as Princeton Square Apartments, Ryan's Pointe Apartments and Canyon Woods Apartments, respectively.

            "A/B Intercreditor Agreement": With respect to each A/B Mortgage Loan Combination, the related Intercreditor Agreement Among Note Holders by and between Column or KeyBank, as applicable, as the initial holder of the related A-Note Trust Mortgage Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B-Note Non-Trust Companion Loan.

            "A/B Material Default": With respect to any A/B Mortgage Loan Combination, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

            "A/B Mortgage Loan Combination": Any A-Note Trust Mortgage Loan, together with the related B-Note Non-Trust Companion Loan.

            "A/B Mortgage Loan Combination Custodial Account": With respect to any A/B Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related B-Note Non-Trust Companion Loan Holder, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 and [name of the related B-Note Non-Trust Companion Loan Holder], as their interests may appear". Each A/B Mortgage Loan Combination Custodial Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject A-Note Trust Mortgage Loan, shall be part of REMIC I.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located or (ii) such insurance is not available at any rate.

            "Accountant's Statement": As defined in Section 3.14.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and REMIC I within the meaning of Treasury regulations section 1.856-6(b)(1), which is the first day on which REMIC I is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Actual/360 Trust Mortgage Loan": A Trust Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Additional Collateral": With respect to each Additional Collateral Trust Mortgage Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Trust Mortgage Loan.

            "Additional Collateral Trust Mortgage Loan": Any of the Trust Mortgage Loans identified on Exhibit C-1 attached hereto.

            "Additional Trust Fund Expense": Any expense (other than Master Servicing Fees and Trustee Fees) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

            "Additional Yield Amount":  As defined in Section 4.01(d).

            "Adjusted REMIC II Remittance Rate": With respect to any REMIC II Regular Interest (other than REMIC II Regular Interest MM), for any Interest Accrual Period, the rate per annum specified below:

            (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, 2.6110% per annum;

            (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2004 Interest Accrual Period, an annual rate equal to the greater of (A) 2.6110% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2004 Interest Accrual Period, 2.6110% per annum;

            (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 2.6110% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest Accrual Period, 2.6110% per annum;

            (d) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest Accrual Period, 3.9080% per annum;

            (e) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2006 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2006 Interest Accrual Period, 3.9080% per annum;

            (f) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 3.9080% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, 3.9080% per annum;

            (g) with respect to REMIC II Regular Interest A-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 4.7000% per annum and
      (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, 4.7000% per annum;

            (h) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-1 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-1 for such Interest Accrual Period;

            (i) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2008 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-2 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2008 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-2 for such Interest Accrual Period;

            (j) with respect to REMIC II Regular Interest A-4-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2009 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-3 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2009 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-3 for such Interest Accrual Period;

            (k) with respect to REMIC II Regular Interest A-4-4, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-4 for such Interest Accrual Period) equal to the greater of (A) 5.1370% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.1370% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-4-4 for such Interest Accrual Period;

            (l) with respect to REMIC II Regular Interest A-1-A-1, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.8570% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-1 for such Interest Accrual Period;

            (m) with respect to REMIC II Regular Interest A-1-A-2, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2004 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-2 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2004 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-2 for such Interest Accrual Period;

            (n) with respect to REMIC II Regular Interest A-1-A-3, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2005 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-3 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2005 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-3 for such Interest Accrual Period;

            (o) with respect to REMIC II Regular Interest A-1-A-4, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2006 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-4 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2006 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-4 for such Interest Accrual Period;

            (p) with respect to REMIC II Regular Interest A-1-A-5, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2007 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-5 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2007 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-5 for such Interest Accrual Period;

            (q) with respect to REMIC II Regular Interest A-1-A-6, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2008 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-6 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2008 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-6 for such Interest Accrual Period;

            (r) with respect to REMIC II Regular Interest A-1-A-7, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2009 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-7 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2009 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-7 for such Interest Accrual Period;

            (s) with respect to REMIC II Regular Interest A-1-A-8, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-8 for such Interest Accrual Period) equal to the greater of (A) 4.8570% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 4.8570% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest A-1-A-8 for such Interest Accrual Period;

            (t) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest B for such Interest Accrual Period) equal to the greater of (A) 5.2530% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.2530% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest B for such Interest Accrual Period;

            (u) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the September 2003 Interest Accrual Period through and including the August 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest C for such Interest Accrual Period) equal to the greater of (A) 5.3160% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the August 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.3160% per annum and
      (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest C for such Interest Accrual Period;

            (v) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.3530% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest D for such Interest Accrual Period;

            (w) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.4420% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest E for such Interest Accrual Period;

            (x) with respect to each of REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H, for any Interest Accrual Period, an annual rate equal to the REMIC II Remittance Rate in effect for the subject REMIC II Regular Interest for such Interest Accrual Period; and

            (y) with respect to each of REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.3220% per annum and (ii) the REMIC II Remittance Rate in effect for the subject REMIC II Regular Interest for such Interest Accrual Period.

            "Administrative Fee Rate": With respect to each Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event": Either (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "AICPA": As defined in Section 3.14.

            "Alternative Adjusted REMIC II Remittance Rate": With respect to any REMIC II Regular Interest that constitutes a Corresponding REMIC II Regular Interest as to any Group A-SP REMIC III Regular Interest, for any Interest Accrual Period, a rate per annum equal to the Pass-Through Rate in effect during such Interest Accrual Period for the Corresponding Class of Principal Balance Certificates in respect of such REMIC II Regular Interest.

            "A.M. Best": A.M. Best Company or its successor in interest.

            "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Maturity Date for such Mortgage Loan.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the Master Servicer or Special Servicer, as applicable.

            "Appraisal Reduction Amount": For any Distribution Date and for any Trust Mortgage Loan (other than the Mayfair Mall Trust Mortgage Loan) as to which an Appraisal Reduction Event has occurred, an amount calculated monthly by the Special Servicer as of (and reported to the Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of
(1) the Stated Principal Balance of the subject Trust Mortgage Loan over (2) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (I) with respect to any Trust Mortgage Loan with an outstanding principal balance equal to or greater than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (II) with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which may be applied to payments on the subject Trust Mortgage Loan, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the subject Trust Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of the subject Trust Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the subject Trust Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to the subject Trust Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the subject Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the related Mortgaged Property has become an REO Property, then the above references to "Trust Mortgage Loan" in this definition shall mean the related REO Trust Mortgage Loan.

            For any Distribution Date and for the Mayfair Mall Trust Mortgage Loan (if an Appraisal Reduction Event has occurred with respect thereto), an amount calculated by the Special Servicer as of (and reported to the Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan over (2) the excess, if any, of (i) 25% of the sum of (A) 90% of the Appraised Value of the Mayfair Mall Mortgaged Property as determined by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance), plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which may be applied to payments on the Mayfair Mall Mortgage Loan Combination, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Mayfair Mall Trust Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances made in respect of and allocable to the Mayfair Mall Trust Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) 25% of all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the Mayfair Mall Mortgage Loan Combination (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if a required Appraisal has not been obtained within the period required under
Section 3.19(c) with respect to the Mayfair Mall Trust Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the Mayfair Mall Mortgaged Property has become an REO Property, then the above references to "Mayfair Mall Trust Mortgage Loan" in this definition shall mean the related REO Trust Mortgage Loan, and the above references to "Mayfair Mall Mortgage Loan Combination" shall mean all of the related REO Mortgage Loans.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Trust Mortgage Loan or the related REO Property will be reduced to zero as of the date such Trust Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund. For the avoidance of doubt, it is hereby agreed and understood that no amount due under any B-Note Non-Trust Companion Loan shall affect the calculation of the Appraisal Reduction Amount with respect to any A/B Mortgage Loan Combination.

            "Appraisal Reduction Event": With respect to the Mayfair Mall Non-Trust Companion Loan or any Trust Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed for the Borrower of the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after the related Mortgaged Property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Principal Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I Certificates) have been reduced to zero; and provided, further, that an Appraisal Reduction Event shall not be deemed to occur with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan (other than the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) at any time on and after the dates when the aggregate Certificate Principal Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I and Class MM Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

            "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD Mortgage Loan": Any Mortgage Loan that provides for the accrual of Excess Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "ARD Trust Mortgage Loan": A Trust Mortgage Loan that is an ARD Mortgage Loan.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (and any successor REO Mortgage Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of:
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) immediately prior to the related Distribution Date (or, in the case of a Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate. For any Collection Period and any REO Mortgage Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of: (a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate, less any applicable Excess Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such REO Mortgage Loan immediately prior to the related Distribution Date (or, in the case of an REO Non-Trust Companion Loan, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less any applicable Excess Rate).

            "ASTM":  The American Society for Testing and Materials.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on or with respect to the Mortgage Pool and on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

                  (ii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xix), inclusive, of Section 3.05(a);

                  (iii) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (iii) through (vii), inclusive, of
            Section 3.05(b);

                  (iv) all Yield Maintenance Charges;

                  (v) all amounts deposited in the Collection Account in error;

                  (vi) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

                  (vii) if such Distribution Date occurs in February of 2004 or any year thereafter or in January of 2005 or any year thereafter that is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

                  (viii) Excess Interest; and

                  (ix) Excess Liquidation Proceeds;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Trust Mortgage Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the Mayfair Mall Custodial Account to the Collection Account, or with respect to any A-Note Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the related A/B Mortgage Loan Combination Custodial Account to the Collection Account, in any event for such Distribution Date pursuant to Section 3.04;

            (d) the aggregate amount of any P&I Advances made in respect of the Trust Mortgage Loans by the Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Master Servicing Fees or Workout
      Fees);

            (e) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (f) any payments required to be made by the Master Servicer and/or the Special Servicer pursuant to Section 3.02(c) in respect of such Distribution Date; and

            (g) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date.

            "B-Note Non-Trust Companion Loan": With respect to each A-Note Trust Mortgage Loan, the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A-Note Trust Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A-Note Trust Mortgage Loan.

            "B-Note Non-Trust Companion Loan Holder": With respect to any B-Note Non-Trust Companion Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B-Note Non-Trust Companion Loan.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization until its Maturity Date.

            "Balloon Trust Mortgage Loan": A Trust Mortgage Loan that is a Balloon Mortgage Loan.

            "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Mortgage Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Prospectus": That certain prospectus dated September 2, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower": With respect to any Mortgage Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

            "Breach": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, Distribution Account, Trustee, Master Servicer or Special Servicer are located and are authorized or obligated by law or executive order to remain closed.

            "Carryforward Interest Distribution Amount": As defined:

            (a) with respect to any REMIC I Regular Interest for any Distribution Date, in Section 2.04(g);

            (b) with respect to any REMIC II Regular Interest for any Distribution Date, in Section 2.06(g);

            (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, in Section 2.08(g); and

            (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, in Section 2.08(g).

            "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Mortgage Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to Borrower as required by the related loan documents, as applicable. To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C4, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Factor": With respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.21, 3.31 and 7.01(c)), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports": Collectively, the Trustee Report and the CMSA Investor Reporting Package.

            "Certificate Notional Amount": With respect to any Interest Only Certificate, as of any date of determination, the then notional amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

            "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register": The register maintained pursuant to Section 5.02.

            "Certificate Registrar": Wells Fargo, in its capacity as certificate registrar, or any successor certificate registrar appointed as herein provided.

            "Certification Parties": As defined in Section 3.26(b)

            "Certifying Person": As defined in Section 3.26(b)

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class A-1": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

            "Class A-1 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

            "Class A-1-A": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1-A Certificates.

            "Class A-1-A Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1-A".

            "Class A-2": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

            "Class A-2 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

            "Class A-3": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

            "Class A-3 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3".

            "Class A-4": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-4 Certificates.

            "Class A-4 Certificate": Any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation

            "A-4". "Class A-P&I Certificates": Collectively, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1-A Certificates.

            "Class A-SP": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-SP Certificates.

            "Class A-SP Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-SP".

            "Class A-X": When combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

            "Class A-X Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X".

            "Class B": When combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

            "Class B Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

            "Class C": When combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

            "Class C Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

            "Class D": When combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

            "Class D Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

            "Class E": When combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

            "Class E Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

            "Class F": When combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

            "Class F Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

            "Class G": When combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

            "Class G Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

            "Class H": When combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

            "Class H Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

            "Class J": When combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

            "Class J Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

            "Class K": When combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

            "Class K Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

            "Class L": When combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

            "Class L Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

            "Class M": When combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

            "Class M Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

            "Class MM": When combined with any other capitalized term defined in this Agreement, of or relating to the Class MM Certificates.

            "Class MM Available Distribution Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date that is equal to the lesser of (i) the amount deemed distributed to REMIC II with respect to REMIC I Regular Interest MM-2 on such Distribution Date pursuant to clauses fourth, fifth and sixth of the first paragraph of Section 4.01(l) and (ii) the total of the Interest Distribution Amount, the Class MM Principal Distribution Amount and the Loss Reimbursement Amount with respect to the Class MM Certificates for such Distribution Date.

            "Class MM Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "MM".

            "Class MM Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Class MM Certificates selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Class MM Certificates representing more than 50% of the Percentage Interests in the Class MM Certificates; provided, however, that until a Class MM Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Class MM Certificates representing more than 50% of the Percentage Interests in the Class MM Certificates, that a Class MM Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Class MM Certificates representing the largest aggregate Percentage Interest in the Class MM Certificates will be the Class MM Directing Certificateholder.

            "Class MM Principal Distribution Amount" With respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC II with respect to REMIC I Regular Interest MM-2 on such Distribution Date pursuant to clause fifth of the first paragraph of Section 4.01(l).

            "Class N": When combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

            "Class N Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

            "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.08(e); provided that, for reporting purposes, the Class Notional Amount of the Class A-SP Certificates shall be calculated in accordance with the Prospectus Supplement.

            "Class O": When combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

            "Class O Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

            "Class P": When combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

            "Class P Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P".

            "Class Principal Distribution Amount": With respect to the Class MM Certificates for any Distribution Date, the Class MM Principal Distribution Amount for such Distribution Date; and, with respect to any other Class of Subordinate Principal Balance Certificates for any Distribution Date, the lesser of (a) the Class Principal Balance outstanding immediately prior to such Distribution Date of such Class of Certificates and (b) the excess, if any, of
(i) the Net Total Principal Distribution Amount for such Distribution Date, over
(ii) the aggregate Certificate Principal Balance outstanding immediately prior to such Distribution Date of the Class A-P&I Certificates and each other Class of Subordinate Principal Balance Certificates (exclusive of the Class MM Certificates), if any, with an earlier alphabetical Class designation than (i.e., that is in accordance with Section 4.01(b) senior in right of payment to) the subject Class of Subordinate Principal Balance Certificates.

            "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.08(e).

            "Class R": When combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

            "Class R Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

            "Class V": When combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

            "Class V Certificate": Any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

            "Clearstream": Clearstream Banking, societe anonyme or any successor.

            "Closing Date": September 29, 2003.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Series 2003-C4 Directing Certificateholder.

            "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally. For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or
(x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

            (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and
      (viii) CMSA NOI Adjustment Worksheet.

            "CMSA Loan Periodic Update File": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, could be applied to the Trust or the Certificates.

            "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], in trust for [name of Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Collection Account". The Collection Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, except for the Excess Interest held therein, shall be part of REMIC I.

            "Collection Period": With respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Column": As defined in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

            "Column Performance Guarantee": The Guarantee dated as of September 11, 2003, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

            "Column Performance Guarantor": Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

            "Column Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original Column Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Trust Mortgage Loan.

            "Commission": The Securities and Exchange Commission.

            "Component": Any of the components of the Class A-X or Class A-SP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Group A-X REMIC III Regular Interests; and (b) in the case of the Class A-SP Certificates, the respective Group A-SP REMIC III Regular Interests.

            "Component Notional Amount": The hypothetical or notional amount on which any Group A-X REMIC III Regular Interest or Group A-SP REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with
Section 2.08(e).

            "Confidential Offering Circular": The final Confidential Offering Circular dated September 11, 2003, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to CSFB LLC as of the Closing Date.

            "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates (exclusive of the Class MM Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates (exclusive of the Class MM Certificates) has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates (exclusive of the Class MM Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the respective Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class P Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4.

            "Corrected Mortgage Loan": Any Corrected Trust Mortgage Loan or, to the extent serviced hereunder, any Non-Trust Companion Loan as to which the related Trust Mortgage Loan is a Corrected Mortgage Loan.

            "Corrected Trust Mortgage Loan": Any Trust Mortgage Loan that had been a Specially Serviced Trust Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

            "Corresponding Class of Principal Balance Certificates": With respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic or alphanumeric class designation that is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest; provided that (i) the Class A-1 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, (ii) the Class A-2 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, (iii) the Class A-4 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, and REMIC II Regular Interest A-4-4, and (iv) the Class A-1-A Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8.

            "Corresponding Group A-SP REMIC III Regular Interest": With respect to any REMIC II Regular Interest, the Group A-SP REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

            "Corresponding Group A-X REMIC III Regular Interest": With respect to any REMIC II Regular Interest, the Group A-X REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

            "Corresponding REMIC II Regular Interest": With respect to: (a) any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as applicable, Class designation for such Class of Principal Balance Certificates (provided that (i) each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1 Certificates, (ii) each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates, (iii) each of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-4 Certificates, and (iv) each of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1-A Certificates); (b) any Group A-SP REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-SP REMIC III Regular Interest; and (c) any Group A-X REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-X REMIC III Regular Interest.

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Cross-Collateralized Group": Any group of Crossed Trust Mortgage Loans.

            "Crossed Trust Mortgage Loan": Any Trust Mortgage Loan which is cross-defaulted and cross-collateralized with any other Trust Mortgage Loan. For the avoidance of doubt, neither the Mayfair Mall Trust Mortgage Loan nor any A-Note Trust Mortgage Loan shall be deemed a Crossed Trust Mortgage Loan under this Agreement.

            "Crossed Trust Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Trust Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the loan-to-value ratio for any remaining related Crossed Trust Mortgage Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (c) 75.0%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund or cause any REMIC Pool to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

            "CSFB LLC": Credit Suisse First Boston LLC or its successor in interest.

            "Current Interest Distribution Amount": As defined:

            (a) with respect to any REMIC I Regular Interest for any Distribution Date, in Section 2.04(g);

            (b) with respect to any REMIC II Regular Interest for any Distribution Date, in Section 2.06(g);

            (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, in Section 2.08(g); and

            (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, in Section 2.08(g).

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.12 as a document custodian for the Mortgage Files.

            "Cut-off Date": Individually and collectively, the respective Due Dates for the Trust Mortgage Loans in September 2003.

            "Cut-off Date Principal Balance": With respect to any Original Trust Mortgage Loan, the outstanding principal balance of such Trust Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Trust Mortgage Loan (or, in the case of the Mayfair Mall Trust Mortgage Loan, under the Mayfair Mall Mortgage Loan Combination) during such period.

            "Default Interest": With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Trust Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Trust Mortgage Loan has not been received.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": As defined in Section 3.08(f).

            "Defeasance Mortgage Loan": As defined in Section 3.08(f).

            "Defect": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

            "Defective Trust Mortgage Loan": Any Trust Mortgage Loan as to which there exists a Material Breach or a Material Defect that has not been cured in all material respects.

            "Definitive Certificate": A Certificate issued in registered, definitive physical form.

            "Deleted Trust Mortgage Loan": A Defective Trust Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Trust Mortgage Loans, in either case as contemplated by
Section 2.03.

            "Depositor": As defined in the Preliminary Statement to this Agreement.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Discount Rate": As defined in Section 4.01(d).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any REMIC Pool to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account": The account, accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Distribution Account". The Distribution Account shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

            "Distribution Date": With respect to any calendar month, commencing in October 2003, the fourth Business Day following the Determination Date in such month.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due (without giving effect to any grace period).

            "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA" by S&P (or "A-" if the short-term debt obligations thereof have a short-term rating of not less than "A-1") and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "P-1" by Moody's if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), or (iii) an account or accounts maintained with KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in clause (i) above, or (iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Mortgage Loans (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan), interest accrued on such Mortgage Loan (or REO Trust Mortgage Loan) and allocable to the Excess Rate. Insofar as it accrues on an ARD Trust Mortgage Loan (or any REO Trust Mortgage Loan with respect thereto), Excess Interest is an asset of the Trust Fund, but shall not be an asset of any REMIC Pool.

            "Excess Interest Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Excess Interest Distribution Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any REMIC Pool.

            "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Trust Mortgage Loan or, insofar as they are allocable to the related REO Trust Mortgage Loan, from the sale or liquidation of an REO Property, over (b) the sum of (i) interest on any related Advances, (ii) any related Servicing Advances, and (iii) the amount needed to pay off in full the subject Trust Mortgage Loan or related REO Trust Mortgage Loan and all amounts due with respect thereto.

            "Excess Liquidation Proceeds Account": The account, accounts or, subject to Section 3.04(h), sub-account created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Excess Liquidation Proceeds Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Liquidation Proceeds Account shall be an asset of REMIC I.

            "Excess Rate": With respect to each ARD Mortgage Loan (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date.

            "Excess Servicing Strip": The excess of the Master Servicing Fee Rate over 0.01% (one basis point) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Reports": All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Section 3.26.

            "Exemption-Favored Party": Any of (i) CSFB LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFB LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.

            "Fair Value": As defined in Section 3.18(b).

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Fidelity Bond": As defined in Section 3.07(c).

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FNMA": Federal National Mortgage Association or any successor thereto.

            "GAAP": Generally accepted accounting principles in the United
States.

            "General Special Servicer": As defined in Section 3.01(f).

            "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

            "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

            "Grantor Trust Pool": Either of Grantor Trust V or Grantor Trust R.

            "Grantor Trust R": The Grantor Trust designated as such in Section 2.09(b).

            "Grantor Trust V": The Grantor Trust designated as such in Section 2.09(a).

            "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan.

            "Group 1 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1.

            "Group 2 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2.

            "Group A-SP REMIC III Regular Interests": Collectively, REMIC III Regular Interest A-SP-A-1-A-2, REMIC III Regular Interest A-SP-A-1-A-3, REMIC III Regular Interest A-SP-A-1-A-4, REMIC III Regular Interest A-SP-A-1-A-5, REMIC III Regular Interest A-SP-A-1-A-6, REMIC III Regular Interest A-SP-A-1-A-7, REMIC III Regular Interest A-SP-A-1-A-8, REMIC III Regular Interest A-SP-A-1-2, REMIC III Regular Interest A-SP-A-1-3, REMIC III Regular Interest A-SP-A-2-1, REMIC III Regular Interest A-SP-A-2-2, REMIC III Regular Interest A-SP-A-2-3, REMIC III Regular Interest A-SP-A-3, REMIC III Regular Interest A-SP-A-4-1, REMIC III Regular Interest A-SP-A-4-2, REMIC III Regular Interest A-SP-A-4-3, REMIC III Regular Interest A-SP-A-4-4, REMIC III Regular Interest A-SP-B and REMIC III Regular Interest A-SP-C,

            "Group A-X REMIC III Regular Interests": Collectively, REMIC III Regular Interest A-X-A-1-A-1, REMIC III Regular Interest A-X-A-1-A-2, REMIC III Regular Interest A-X-A-1-A-3, REMIC III Regular Interest A-X-A-1-A-4, REMIC III Regular Interest A-X-A-1-A-5, REMIC III Regular Interest A-X-A-1-A-6, REMIC III Regular Interest A-X-A-1-A-7, REMIC III Regular Interest A-X-A-1-A-8, REMIC III Regular Interest A-X-A-1-1, REMIC III Regular Interest A-X-A-1-2, REMIC III Regular Interest A-X-A-1-3, REMIC III Regular Interest A-X-A-2-1, REMIC III Regular Interest A-X-A-2-2, REMIC III Regular Interest A-X-A-2-3, REMIC III Regular Interest A-X-A-3, REMIC III Regular Interest A-X-A-4-1, REMIC III Regular Interest A-X-A-4-2, REMIC III Regular Interest A-X-A-4-3, REMIC III Regular Interest A-X-A-4-4, REMIC III Regular Interest A-X-B, REMIC III Regular Interest A-X-C, REMIC III Regular Interest A-X-D, REMIC III Regular Interest A-X-E, REMIC III Regular Interest A-X-F, REMIC III Regular Interest A-X-G, REMIC III Regular Interest A-X-H, REMIC III Regular Interest A-X-J, REMIC III Regular Interest A-X-K, REMIC III Regular Interest A-X-L, REMIC III Regular Interest A-X-M, REMIC III Regular Interest A-X-N, REMIC III Regular Interest A-X-O and REMIC III Regular Interest A-X-P.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof,
(ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

            "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Trust Mortgage Loans.

            "Initial Purchaser": CSFB LLC, as initial purchaser of the Non-Registered Certificates.

            "Initial Resolution Period": As defined in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Institutional Lender/Owner": One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.

            "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection, including attorney's fees and expenses) paid under any Insurance Policy or in connection with the full or partial condemnation (or threatened condemnation) of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insured Environmental Event": As defined in Section 3.07(j).

            "Interest Accrual Amount": As defined:

            (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, in Section 2.04(g);

            (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, in Section 2.06(g);

            (c) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest, for any Interest Accrual Period, in
      Section 2.08(g); and

            (d) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, in Section 2.08(g).

            "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Distribution Amount": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the sum of the related Current Interest Distribution Amount and the related Carryforward Interest Distribution Amount for such Distribution Date.

            "Interest Only Certificates": Collectively, the Class A-X and Class A-SP Certificates.

            "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(h), sub-account created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Interest Reserve Account", and which shall be an Eligible Account or, subject to Section 3.04(h), a sub-account of an Eligible Account.

            "Interest Reserve Loan": Any Actual/360 Trust Mortgage Loan (or successor REO Trust Mortgage Loan with respect thereto).

            "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Company Act": The Investment Company Act of 1940, as amended.

            "IRS": The Internal Revenue Service or any successor.

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "KeyBank": As defined in the Preliminary Statement to this Agreement.

            "KeyBank Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

            "KeyBank Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original KeyBank Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the KeyBank Mortgage Loan Purchase Agreement in substitution for an Original KeyBank Trust Mortgage Loan.

            "KRECM": As defined in the Preliminary Statement to this Agreement.

            "Late Collections": With respect to the Mayfair Mall Non-Trust Companion Loan or any Trust Mortgage Loan, all amounts (except Penalty Charges) received thereon during any Collection Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously received. With respect to any REO Mortgage Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Mortgage Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously received.

            "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

            "Lennar": As defined in the Preliminary Statement to this Agreement.

            "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a reserve fund.

            "Liquidation Event": With respect to any Mortgage Loan or REO Property, any of the following events: (i) payment in full of such Mortgage Loan; (ii) the making of a Final Recovery Determination with respect to such Mortgage Loan or REO Property; (iii) in the case of a Trust Mortgage Loan, the repurchase or replacement of such Trust Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (iv) in the case of a Defaulted Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Series 2003-C4 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of the Mayfair Mall Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by
Section 3.31; (vi) in the case of any A/B Mortgage Loan Combination, the purchase of the related A-Note Trust Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement; (vii) the purchase of such Mortgage Loan by a related Mezzanine Loan Holder; (viii) the sale or other liquidation of such REO Property hereunder; or
(ix) the purchase of such Mortgage Loan (if it is a Trust Mortgage Loan) or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to
Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto (or, under similar circumstances, the comparable fee payable to the Special Servicer with respect to a Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto), all as provided in Section 3.11(b).

            "Liquidation Fee Rate": 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Master Servicer or Special Servicer, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Series 2003-C4 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase or replacement of a Trust Mortgage Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the purchase of the Mayfair Mall Trust Mortgage Loan by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31; (vi) the purchase of an A-Note Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement; (vii) the purchase of any Mortgage Loan by a related Mezzanine Loan Holder; or (viii) the purchase of all Trust Mortgage Loans and REO Properties by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Trust Mortgage Loan (or, in the case of the Mayfair Mall Trust Mortgage Loan, of the Mayfair Mall Mortgage Loan Combination) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "Loss Reimbursement Amount": With respect to:

            (a) any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

            (b) any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

            (c) any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

            "MAI": Member of the Appraisal Institute.

            "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Master Servicer": KRECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicer Account": As defined in Section 3.06(a).

            "Master Servicer Employees": As defined in Section 3.07(c).

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Master Servicing Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a), and any comparable fee payable to the Master Servicer with respect to each Mayfair Mall Non-Trust Companion Loan and any successor REO Non-Trust Companion Loan with respect thereto pursuant to the sixth paragraph of Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the rate per annum specified as such on the Trust Mortgage Loan Schedule; and, with respect to each Mayfair Mall Non-Trust Mortgage Loan and any successor REO Non-Trust Companion Loan with respect thereto, 0.01% per annum.

            "Material Breach": As defined in Section 2.03(b).

            "Material Defect":  As defined in Section 2.03(b).

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section
3.20 occurring prior to such date of determination.

            "Mayfair Mall Change of Control Event": The event that exists when, as of any date of determination, the Class Principal Balance of the Class MM Certificates (net of any Appraisal Reduction Amount with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) is less than 25% of the initial Certificate Principal Balance of the Class MM Certificates.

            "Mayfair Mall Control Group": The holders (and/or, consistent with
Section 3.9 of the Mayfair Mall Intercreditor Agreement, the respective representatives and/or designees of holders) of such Mortgage Loans constituting the Mayfair Mall Mortgage Loan Combination as represent more than 50% of the unpaid principal balance of the entire Mayfair Mall Mortgage Loan Combination; provided that, for purposes of establishing a Mayfair Mall Control Group, the Mortgage Loans constituting the Mayfair Mall Mortgage Loan Combination shall be deemed to remain outstanding even if the Mayfair Mall Mortgaged Property becomes an REO Property.

            "Mayfair Mall Cure Event": As defined in Section 3.31.

            "Mayfair Mall Cure Payments": As defined in Section 3.31.

            "Mayfair Mall Cure Period": As defined in Section 3.31.

            "Mayfair Mall Custodial Account" shall mean, with respect to the Mayfair Mall Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(f) in the name of the Trustee on behalf of the Certificateholders and the holders of the Mayfair Mall Non-Trust Companion Loans, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 and [names of the Mayfair Mall Non-Trust Companion Loan Holders], as their interests may appear". The Mayfair Mall Custodial Account shall be an Eligible Account (or, subject to
Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall be part of REMIC I.

            "Mayfair Mall Intercreditor Agreement" means the intercreditor agreement dated September 11, 2003, among Column, as the A-1 Noteholder, the Depositor, as the A-2 Noteholder, Column, as the A-3 Noteholder, and Column, as the A-4 Noteholder, providing, among other things, that all amounts received in respect of the Mayfair Mall Mortgage Loan Combination will be paid pro rata (by balance) to the respective holders of the Mortgage Loans comprising the Mayfair Mall Mortgage Loan Combination (subject, in each such case, to application of such amounts for such other purposes as are permitted hereby and/or by the Mayfair Mall Intercreditor Agreement).

            "Mayfair Mall Mortgage Loan Combination": The Mayfair Mall Trust Mortgage Loan and the three Mayfair Mall Non-Trust Companion Loans, collectively.

            "Mayfair Mall Mortgaged Property": The Mortgaged Property identified on the Trust Mortgage Loan Schedule as Mayfair Mall.

            "Mayfair Mall Non-Trust Companion Loan": Any of the three Mortgage Loans with an aggregate original principal balance of $150,000,000 that are secured by a Mortgage on the Mayfair Mall Mortgaged Property, none of which Mortgage Loans will be in the Trust Fund.

            "Mayfair Mall Non-Trust Companion Loan Holder": Column, or its successors and assigns, as the holder of any Mayfair Mall Non-Trust Companion Loan.

            "Mayfair Mall Payment Trigger Event": The event that exists when, as of any date of determination, (i) an event of default exists under the Mayfair Mall Trust Mortgage Loan, (ii) a Servicing Transfer Event exists with respect to the Mayfair Mall Trust Mortgage Loan, (iii) the Mayfair Mall Mortgaged Property has become an REO Property, or (iv) payments of principal and interest are being made with respect to the Mayfair Mall Trust Mortgage Loan in accordance with a modification or forbearance agreement.

            "Mayfair Mall Purchase Date": As defined in Section 3.31.

            "Mayfair Mall Purchase Notice": As defined in Section 3.31.

            "Mayfair Mall Special Servicer":  As defined in Section 3.01(f).

            "Mayfair Mall Specially Designated Servicing Action": As defined in the Mayfair Mall Intercreditor Agreement.

            "Mayfair Mall Trust Mortgage Loan": The Trust Mortgage Loan with an original principal balance of $50,000,000 that is secured by a Mortgage on the Mayfair Mall Mortgaged Property.

            "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan", as identified in Exhibit C-2 attached hereto.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

            "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Mortgage Loan by reason of a default thereunder. With respect to an REO Mortgage Loan, the monthly payment, excluding any Balloon Payment or Excess Interest, that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Trust Mortgage Loan, the following documents:

            (i) the original Note (or a lost note affidavit), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, without recourse, representation or warranty, express or implied";

            (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4";

            (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4";

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator, either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4", which assignment may be included as part of an omnibus assignment covering other documents relating to the Trust Mortgage Loan; provided that such omnibus assignment is effective under applicable law;

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Trust Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder, relating to the Trust Mortgage Loan;

            (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Trust Mortgage Loan;

            (xi) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (xiii) with respect to any debt of a Borrower (including a Non-Trust Companion Loan) permitted under the Trust Mortgage Loan, an original or copy of the subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (if and as applicable) any A/B Intercreditor Agreement, the Mayfair Mall Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Trust Mortgage Loan is the Mayfair Mall Trust Mortgage Loan or an A-Note Trust Mortgage Loan, a copy of the Note for each related Non-Trust Companion Loan;

            (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee on behalf of the Certificateholders);

            (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage) and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (xvi) the originals of Letters of Credit, if any, relating to the Trust Mortgage Loan;

            (xvii) any environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (xviii) the original Ground Lease, Ground Lease estoppels and any amendments thereto, if any, or a copy thereof; and

            (xix) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i).

            Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. If any Non-Trust Companion Loan is being serviced and administered hereunder, the Mortgage File for the related Trust Mortgage Loan shall also constitute the Mortgage File for such Non-Trust Companion Loan.

            "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Note.

            "Mortgage Loan": Any Trust Mortgage Loan or, to the extent being serviced hereunder, any Non-Trust Companion Loan.

            "Mortgage Loan Combination": The Mayfair Mall Mortgage Loan Combination or any A/B Mortgage Loan Combination.

            "Mortgage Loan Combination Custodial Account": The Mayfair Mall Custodial Account or any A/B Mortgage Loan Combination Custodial Account.

            "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any Ground Lease, any Letters of Credit, escrow or reserve account information relating to the Additional Collateral Trust Mortgage Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Mortgage Loan, any prior assignments of Mortgage in the event that the related Mortgage Loan Seller is not the originator of record, any collateral assignments of property management agreements and other servicing agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

            "Mortgage Loan Originator": Any institution that originated a Mortgage Loan.

            "Mortgage Loan Purchase Agreement": Either of the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement.

            "Mortgage Loan Sellers":  Together, Column and KeyBank.

            "Mortgage Pool": All of the Trust Mortgage Loans and any successor REO Trust Mortgage Loans, collectively, as of any particular date of determination.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "Net Available Distribution Amount": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, exclusive of (i) any Class MM Available Distribution Amount for such Distribution Date and (ii) any reimbursement to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s) on such Distribution Date pursuant to clause seventh of the first paragraph of Section 4.01(l).

            "Net Investment Earnings": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period, and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with
Section 3.06.

            "Net Investment Loss": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account for any Collection Period and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Liquidation Proceeds": The excess, if any, of (a) all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Trust Mortgage Loan or REO Property, over (b) the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; and, with respect to any Mayfair Mall Non-Trust Companion Loan or REO Non-Trust Companion Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Master Servicing Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "Net Total Principal Distribution Amount": With respect to any Distribution Date, the Total Principal Distribution Amount for such Distribution Date, reduced by the Class MM Principal Distribution Amount for such Distribution Date.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance previously made or proposed to be made in respect of a Trust Mortgage Loan or an REO Trust Mortgage Loan which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan. The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) in each case, to the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder (if the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan is involved), each Mayfair Mall Non-Trust Companion Loan Holder or its designee (if the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Series 2003-C4 Directing Certificateholder, to the Class MM Directing Certificateholder and each Mayfair Mall Non-Trust Companion Loan Holder or its designee (if the Mayfair Mall Mortgage Loan Combination or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Nonrecoverable Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

            "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class A-1-A, Class MM, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class V Certificates will constitute Non-Registered Certificates.

            "Non-Trust Companion Loan": Any Mayfair Mall Non-Trust Companion Loan or B-Note Non-Trust Companion Loan.

            "Non-Trust Companion Loan Holder": Any Mayfair Mall Non-Trust Companion Loan Holder or B-Note Non-Trust Companion Loan Holder.

            "Non-United States Tax Person": Any Person other than a United States Tax Person.

            "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "NRSRO": Nationally recognized statistical rating organization as the term is used in federal securities laws.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

            "Original Column Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

            "Original KeyBank Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

            "Original Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Trust Mortgage Loan.

            "Origination Required Insurance Amounts": As defined in Section 3.07(h).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

            "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f); provided that, for reporting purposes, the Pass-Through Rate of the Class A-SP Certificates shall be calculated in accordance with the Prospectus Supplement.

            "Penalty Charges": The Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Percentage Interest": With respect to: (a) any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) a Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification":  As defined in Section 3.26(b).

            "Performing Mortgage Loan": Any Performing Trust Mortgage Loan or, to the extent serviced hereunder, any Non-Trust Companion Loan as to which the related Trust Mortgage Loan is a Performing Trust Mortgage Loan.

            "Performing Party": As defined in Section 3.26(b).

            "Performing Trust Mortgage Loan": As of any date of determination, any Trust Mortgage Loan as to which no Servicing Transfer Event then exists.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

            (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided, further, that in each case, if the instrument or security is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

            "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

            "Plurality Class R Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Trust Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the Group A-SP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Trust Mortgage Loan is paid in its entirety on its Anticipated Repayment Date and that no Trust Mortgage Loan is otherwise voluntarily prepaid prior to its Maturity Date.

            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

            "Prepayment Interest Excess": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the related Net Mortgage Rate for such Trust Mortgage Loan, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan Documents relating to such Trust Mortgage Loan, to the extent such interest is collected by the Master Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period to the extent not collected from the borrower, the amount of uncollected interest that would have accrued at the Net Mortgage Rate for such Trust Mortgage Loan, plus the Trustee Fee Rate, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Trust Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class MM Certificates.

            "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Charge and/or Excess Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance and Condemnation Proceeds or Liquidation Proceeds.

            "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Mortgage Loan Seller, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, a Mayfair Mall Non-Trust Companion Loan Holder, a Rating Agency, a designee of the Depositor, a Certificateholder, a Certificate Owner or, to the extent identified as such by a Certificateholder or a Certificate Owner, a prospective purchaser of a Certificate or any interest therein.

            "Proposed Plan": As defined in Section 3.17(a).

            "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement": That certain prospectus supplement dated September 11, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTCE": Prohibited Transaction Class Exemption.

            "PTE": Prohibited Transaction Exemption.

            "Purchase Price": With respect to any Trust Mortgage Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, (b) by the Series 2003-C4 Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to or as contemplated by Section 3.18(c), or an assignee or Affiliate of either thereof, in any case, pending determination of Fair Value, (c) the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or a Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by
Section 3.31, or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

            (i) the outstanding principal balance of such Trust Mortgage Loan as of the date of purchase;

            (ii) all accrued and unpaid interest on such Trust Mortgage Loan (exclusive of Default Interest and Excess Interest, if any) to but not including the Due Date in the Collection Period of purchase (which includes unpaid Master Servicing Fees) and all related Special Servicing Fees accrued with respect to such Trust Mortgage Loan;

            (iii) all related unreimbursed Servicing Advances (or such Advances reimbursed by the Trust Fund) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

            (iv) if such Trust Mortgage Loan is being repurchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer; and

            (v) if such Trust Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and any realized losses and Trust Fund expenses incurred prior to such purchase date with respect to such Trust Mortgage Loan.

With respect to any Defaulted Trust Mortgage Loan to be purchased by the Series 2003-C4 Directing Certificateholder (or any assignee thereof) or the Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Trust Mortgage Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Trust Mortgage Loan (or, if such REO Property relates to the Mayfair Mall Mortgage Loan Combination, in respect of all of the related REO Mortgage Loans and treating the Mayfair Mall Non-Trust Companion Loans as if they were Trust Mortgage Loans).

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A" by S&P and "A2" by Moody's if then rated by Moody's, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's if then rated by Moody's, "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

            "Qualified Substitute Trust Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Trust Mortgage Loan; (iii) have the same Due Date as the Deleted Trust Mortgage Loan; (iv) accrue interest on the same Interest Accrual Basis as the Deleted Trust Mortgage Loan; (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Trust Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Deleted Trust Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan and a current Debt Service Coverage Ratio of not less than the then-current Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a Deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Series 2003-C4 Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date and (xv) not be substituted for a Deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool established under this Agreement or the imposition of tax on any of such REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Trust Mortgage Loan, less the related Master Servicing Fee Rate and the Trustee Fee Rate, may be less than the lowest fixed Pass-Through Rate on any Class of Principal Balance Certificates. When a Qualified Substitute Trust Mortgage Loan is substituted for a Deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": The Distribution Date in August
2036.

            "Rating Agency": Each of S&P and Moody's.

            "Realized Loss": With respect to:

            (1) each defaulted Trust Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Trust Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus
      (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest, minus (c) all payments and proceeds, if any, received in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied as a recovery of principal of, or interest on, such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

            (2) each defaulted Trust Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest) so canceled; and

            (3) each defaulted Trust Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Reference Rate": With respect to any Distribution Date from and including the October 2003 Distribution Date to and including the September 2010 Distribution Date, the corresponding rate per annum set forth on Exhibit L hereto.

            "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC I": The segregated pool of assets designated as such in
Section 2.04(a)

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.04.

            "REMIC I Regular Interest MM-1": The REMIC I Regular Interest that bears the alphanumeric designation "MM-1".

            "REMIC I Regular Interest MM-2": The REMIC I Regular Interest that bears the alphanumeric designation "MM-2".

            "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.04(f).

            "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

            "REMIC II": The segregated pool of assets designated as such in
Section 2.06(a).

            "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.06.

            "REMIC II Regular Interest A-1-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-1".

            "REMIC II Regular Interest A-1-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-2".

            "REMIC II Regular Interest A-1-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-3".

            "REMIC II Regular Interest A-1-A-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-1".

            "REMIC II Regular Interest A-1-A-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-2".

            "REMIC II Regular Interest A-1-A-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-3".

            "REMIC II Regular Interest A-1-A-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-4".

            "REMIC II Regular Interest A-1-A-5": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-5".

            "REMIC II Regular Interest A-1-A-6": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-6".

            "REMIC II Regular Interest A-1-A-7": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-7".

            "REMIC II Regular Interest A-1-A-8": The REMIC II Regular Interest that bears the alphanumeric designation "A-1-A-8".

            "REMIC II Regular Interest A-2-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-1".

            "REMIC II Regular Interest A-2-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-2".

            "REMIC II Regular Interest A-2-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-2-3".

            "REMIC II Regular Interest A-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-3".

            "REMIC II Regular Interest A-4-1": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-1".

            "REMIC II Regular Interest A-4-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-2".

            "REMIC II Regular Interest A-4-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-3".

            "REMIC II Regular Interest A-4-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-4-4".

            "REMIC II Regular Interest B": The REMIC II Regular Interest that bears the alphabetic designation "B".

            "REMIC II Regular Interest C": The REMIC II Regular Interest that bears the alphabetic designation "C".

            "REMIC II Regular Interest D": The REMIC II Regular Interest that bears the alphabetic designation "D".

            "REMIC II Regular Interest E": The REMIC II Regular Interest that bears the alphabetic designation "E".

            "REMIC II Regular Interest F": The REMIC II Regular Interest that bears the alphanumeric designation "F".

            "REMIC II Regular Interest G": The REMIC II Regular Interest that bears the alphabetic designation "G".

            "REMIC II Regular Interest H": The REMIC II Regular Interest that bears the alphabetic designation "H".

            "REMIC II Regular Interest J": The REMIC II Regular Interest that bears the alphabetic designation "J".

            "REMIC II Regular Interest K": The REMIC II Regular Interest that bears the alphabetic designation "K".

            "REMIC II Regular Interest L": The REMIC II Regular Interest that bears the alphabetic designation "L".

            "REMIC II Regular Interest M": The REMIC II Regular Interest that bears the alphabetic designation "M".

            "REMIC II Regular Interest MM": The REMIC II Regular Interest that bears the alphabetic designation "MM".

            "REMIC II Regular Interest N" : The REMIC II Regular Interest that bears the alphabetic designation "N".

            "REMIC II Regular Interest O": The REMIC II Regular Interest that bears the alphabetic designation "O".

            "REMIC II Regular Interest P": The REMIC II Regular Interest that bears the alphabetic designation "P".

            "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.06(f).

            "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

            "REMIC III": The segregated pool of assets designated as such in
Section 2.08(a).

            "REMIC III Regular Interest A-SP-A-1-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-2".

            "REMIC III Regular Interest A-SP-A-1-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-3".

            "REMIC III Regular Interest A-SP-A-1-A-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-2".

            "REMIC III Regular Interest A-SP-A-1-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-3".

            "REMIC III Regular Interest A-SP-A-1-A-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-4".

            "REMIC III Regular Interest A-SP-A-1-A-5": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-5".

            "REMIC III Regular Interest A-SP-A-1-A-6": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-A-6".

            "REMIC III Regular Interest A-SP-A-1-A-7": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-A-7".

            "REMIC III Regular Interest A-SP-A-1-A-8": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-1-8".

            "REMIC III Regular Interest A-SP-A-2-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-1".

            "REMIC III Regular Interest A-SP-A-2-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-2".

            "REMIC III Regular Interest A-SP-A-2-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-2-3".

            "REMIC III Regular Interest A-SP-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-3".

            "REMIC III Regular Interest A-SP-A-4-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-SP-A-4-1".

            "REMIC II Regular Interest A-SP-A-4-2": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-2".

            "REMIC II Regular Interest A-SP-A-4-3": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-3".

            "REMIC II Regular Interest A-SP-A-4-4": The REMIC II Regular Interest that bears the alphanumeric designation "A-SP-A-4-4".

            "REMIC III Regular Interest A-SP-B": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-SP-B".

            "REMIC III Regular Interest A-SP-C": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-SP-C".

            "REMIC III Regular Interest A-X-A-1-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-1".

            "REMIC III Regular Interest A-X-A-1-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-2".

            "REMIC III Regular Interest A-X-A-1-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-3".

            "REMIC III Regular Interest A-X-A-1-A-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-1".

            "REMIC III Regular Interest A-X-A-1-A-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-2".

            "REMIC III Regular Interest A-X-A-1-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-3".

            "REMIC III Regular Interest A-X-A-1-A-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-4".

            "REMIC III Regular Interest A-X-A-1-A-5": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-5".

            "REMIC III Regular Interest A-X-A-1-A-6": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-6".

            "REMIC III Regular Interest A-X-A-1-A-7": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-7".

            "REMIC III Regular Interest A-X-A-1-A-8": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-1-A-8".

            "REMIC III Regular Interest A-X-A-2-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-1".

            "REMIC III Regular Interest A-X-A-2-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-2".

            "REMIC III Regular Interest A-X-A-2-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-2-3".

            "REMIC III Regular Interest A-X-A-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-3".

            "REMIC III Regular Interest A-X-A-4-1": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-1".

            "REMIC III Regular Interest A-X-A-4-2": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-2".

            "REMIC III Regular Interest A-X-A-4-3": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-3".

            "REMIC III Regular Interest A-X-A-4-4": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-A-4-4".

            "REMIC III Regular Interest A-X-B": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-B".

            "REMIC III Regular Interest A-X-C": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-C".

            "REMIC III Regular Interest A-X-D": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-D".

            "REMIC III Regular Interest A-X-E": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-E".

            "REMIC III Regular Interest A-X-F": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphanumeric designation "A-X-F".

            "REMIC III Regular Interest A-X-G": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-G".

            "REMIC III Regular Interest A-X-H": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-H".

            "REMIC III Regular Interest A-X-J": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-J".

            "REMIC III Regular Interest A-X-K": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-K".

            "REMIC III Regular Interest A-X-L": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-L".

            "REMIC III Regular Interest A-X-M": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-M".

            "REMIC III Regular Interest A-X-N": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-N".

            "REMIC III Regular Interest A-X-O": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-O".

            "REMIC III Regular Interest A-X-P": The "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III that bears the alphabetic designation "A-X-P".

            "REMIC III Regular Interest Certificate": Any of the Interest Only Certificates and the Principal Balance Certificates.

            "REMIC III Remittance Rate": The per annum rate at which interest accrues in respect of any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f).

            "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

            "REMIC Pool": Any of REMIC I, REMIC II or REMIC III.

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for [name of Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C4 REO Account". Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Mortgage Loan, the acquisition of the related Mortgaged Property as REO Property by the Special Servicer on behalf of the Trust Fund and/or any affected Non-Trust Companion Loan Holder.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

            "REO Extension": As defined in Section 3.16(a).

            "REO Mortgage Loan": Any REO Trust Mortgage Loan or REO Non-Trust Companion Loan.

            "REO Non-Trust Companion Loan": Any of the three mortgage loans deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of the Mayfair Mall Mortgage Loan Combination, or any mortgage loan deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of an A/B Mortgage Loan Combination. Any REO Non-Trust Companion Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor Non-Trust Companion Loan (such terms and conditions to be applied without regard to the default on such predecessor Non-Trust Companion Loan or the subject REO Acquisition). Any REO Non-Trust Companion Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor Non-Trust Companion Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any Non-Trust Companion Loan as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO Non-Trust Companion Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of any Non-Trust Companion Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.04 and related intercreditor, co-lender or similar agreement to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of the related REO Non-Trust Companion Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, if such property relates to a Mortgage Loan Combination, each related Non-Trust Companion Loan Holder, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Trust Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a).

            "REO Trust Mortgage Loan": The mortgage loan deemed to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each REO Trust Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Trust Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan). Each REO Trust Mortgage Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including accrued and unpaid interest, shall continue to be due and owing in respect of an REO Trust Mortgage Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with
Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Trustee in respect of an REO Trust Mortgage Loan.

            "Replacement Trust Mortgage Loan": Any Qualified Substitute Trust Mortgage Loan that is substituted by a Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor for a Defective Trust Mortgage Loan as contemplated by Section 2.03.

            "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O or Class P Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder".

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Revised Rate": With respect to any ARD Mortgage Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan Documents.

            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

            "Sarbanes-Oxley Certification": As defined in Section 3.26(a).

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

            "Senior Certificates": Collectively, the Class A-P&I Certificates and the Interest Only Certificates.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool (exclusive of the Uncertificated Principal Balance of REMIC I Regular Interest MM-2) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Net Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Net Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to
Section 4.01(a) have been so made.

            "Series 2003-C4 Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Certificates of the Controlling Class selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class (which selection shall be evidenced by notice delivered by the Series 2003-C4 Directing Certificateholder to the parties hereto and the prior Series 2003-C4 Directing Certificateholder, if any); provided, however, that until a Series 2003-C4 Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class that a Series 2003-C4 Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represents the largest aggregate Percentage Interest in the Controlling Class shall be the Series 2003-C4 Directing Certificateholder. The initial Series 2003-C4 Directing Certificateholder will be Lennar Partners, Inc. No appointment of any Person as a Series 2003-C4 Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed as Series 2003-C4 Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represent the largest aggregate Percentage Interest in the Controlling Class as the Series 2003-C4 Directing Certificateholder until such Certificateholder or Certificate Owner, as the case may be, provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or Special Servicer.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, together with copies of documents required to be part of the related Mortgage File.

            "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Trust Mortgage Loan, the occurrence of any of the following events:

            (i) in the case of a Balloon Trust Mortgage Loan, a payment default shall have occurred on such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, on any Mayfair Mall Non-Trust Companion Loan) at its Maturity Date, or if the Master Servicer has received evidence prior to its Maturity Date that the related Borrower has obtained a firm commitment to refinance such Trust Mortgage Loan (and, in the case of the Mayfair Mall Trust Mortgage Loan, each Mayfair Mall Non-Trust Companion Loan), such default continues unremedied (including, in the case of the Mayfair Mall Trust Mortgage Loan, by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) beyond the earlier of (A) 60 days after its Maturity Date or (B) the expiration of such commitment; or

            (ii) any Monthly Payment (other than a Balloon Payment) on such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, on any Mayfair Mall Non-Trust Companion Loan) is 60 days or more delinquent; or

            (iii) the Master Servicer or the Special Servicer reasonably determines that a payment default with respect to such Trust Mortgage Loan (or, in the case of the Mayfair Mall Trust Mortgage Loan, any Mayfair Mall Non-Trust Mortgage Loan) has occurred or is imminent and is not likely to be cured by the related Borrower (or, in the case of the Mayfair Mall Trust Mortgage Loan, by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) within 60 days (provided that any such determination by the Special Servicer that a payment default is imminent shall not be the basis for a Servicing Transfer Event unless the Series 2003-C4 Directing Certificateholder concurs); or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Trust Mortgage Loan shall not be a Specially Serviced Trust Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) any other default (exclusive of an Acceptable Insurance Default) that, in the reasonable judgment of the Master Servicer or the Special Servicer, has materially and adversely affected the value of such Trust Mortgage Loan (and/or, in the case of the Mayfair Mall Trust Mortgage Loan, the value of any Mayfair Mall Non-Trust Companion Loan) has occurred and has continued unremedied (including, in the case of the Mayfair Mall Trust Mortgage Loan by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder) for 60 days (irrespective of any applicable grace period specified in the related Mortgage Loan Documents).

A Servicing Transfer Event with respect to any Trust Mortgage Loan shall cease to exist:

            (w) in the case of the circumstances described in clauses (i) and
      (ii) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Trust Mortgage Loan (and, in the case of the Mayfair Mall Trust Mortgage Loan, the terms of the respective Mayfair Mall Non-Trust Companion Loans) (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (iii),
      (iv), (v) and (vi) above, if and when such circumstances cease to exist in the reasonable judgment of the applicable Special Servicer;

            (y) in the case of the circumstances described in clause (vii) above, if any, when the proceedings are terminated; and

            (z) in the case of the circumstances described in clause (viii) above, if and when such default is cured in the reasonable judgment of the applicable Special Servicer.

            "Significant Trust Mortgage Loan": At any time, (a) any Trust Mortgage Loan (i) whose principal balance is $20,000,000 or more at such time or
(ii) that is (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Trust Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Mortgage Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and record-keeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

            "Special Servicer": Lennar, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicer Employees": As defined in Section 3.07(c).

            "Special Servicing Fee": With respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b), and any comparable fee payable to the Special Servicer with respect to each Mayfair Mall Non-Trust Companion Loan (if it is a Specially Serviced Mortgage Loan) or any successor REO Non-Trust Companion Loan with respect thereto pursuant to the last paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Trust Mortgage Loan, each Mayfair Mall Non-Trust Companion Loan (if it is a Specially Serviced Mortgage Loan) and each REO Mortgage Loan, 0.25% per annum.

            "Specially Designated Servicing Action": Any of the following actions:

            (i) any modification, waiver or amendment of a monetary term of a Mortgage Loan (other than an extension of the original maturity for six months or less following the original maturity date and a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is addressed in clause (viii) below);

            (ii) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund);

            (iv) any determination to bring a Mortgaged Property securing a Specially Serviced Mortgaged Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property or REO Property;

            (v) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

            (vi) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

            (vii) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

            (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan; and/or

            (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Specially Serviced Trust Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.04(a) (in the case of REMIC I), Section 2.06(a) (in the case of REMIC II) or Section 2.08(a) (in the case of REMIC III), as applicable.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan (and any successor REO Trust Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in September 2003 or, in the case of any Replacement Trust Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Trust Mortgage Loan (or successor REO Trust Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or successor REO Trust Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Trust Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Trust Mortgage Loan or of the related REO Trust Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Certificate": Any of the Class MM, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates.

            "Subordinate Principal Balance Certificate": Any of the Subordinate Certificates that is also a Principal Balance Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans by such Sub-Servicer as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Trust Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Trust Mortgage Loans are substituted (at the same time) for one or more Deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Trust Mortgage Loan or Qualified Substitute Trust Mortgage Loans.

            "Successor Manager": As defined in Section 3.19(b).

            "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

            "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Notice": As defined in Section 7.01(b).

            "Termination Price": As defined in Section 9.01.

            "Total Principal Distribution Amount": An amount equal to:

            (a) with respect to any Distribution Date prior to the Final Distribution Date, the aggregate (without duplication) of the following--

                  (i) all payments of principal (including Principal
            Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in September 2003 or on a Due Date subsequent to the end of the related Collection Period,

                  (ii) all scheduled payments of principal due in respect of the
            Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                  (iii) all Insurance and Condemnation Proceeds and Liquidation
            Proceeds received by or on behalf of the Trust with respect to any of the Trust Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in September 2003 or for which a P&I Advance was previously made for a prior Distribution Date,

                  (iv) all Insurance and Condemnation Proceeds, Liquidation
            Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in September 2003 or for which a P&I Advance was previously made for a prior Distribution Date, and

                  (v) the respective principal portions of all P&I Advances made in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to such Distribution Date; and

            (b) with respect to the Final Distribution Date, the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The trust created hereby.

            "Trust Assets": The assets comprising the Trust Fund.

            "Trust Fund": All of the assets of all the REMIC Pools and both of the Grantor Trust Pools.

            "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Replacement Trust Mortgage Loan. As used herein, the term "Trust Mortgage Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Each mortgage loan identified on the Trust Mortgage Loan Schedule shall constitute a single Trust Mortgage Loan, regardless of the number of promissory notes that collectively evidence the same.

            "Trust Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibits B-1 and B-2, collectively, which list sets forth the following information with respect to each Trust Mortgage Loan:

            (i) the loan number (as specified in Exhibit A-1 to the Prospectus Supplement);

            (ii)    the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv)    the Mortgage Rate in effect at the Cut-off Date;

            (v)     the Net Mortgage Rate in effect at the Cut-off Date;

            (vi)    the original principal balance;

            (vii)   the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Trust Mortgage Loan, the Anticipated Repayment Date;

            (ix)    the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii)   the Interest Accrual Basis;

            (xiii)  the Master Servicing Fee Rate;

            (xiv)   the Due Date;

            (xv)    whether such loan is an ARD Trust Mortgage Loan;

            (xvi) whether the Trust Mortgage Loan is subject to lockout/defeasance;

            (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

            (xviii) whether such Trust Mortgage Loan has the benefit of an
                    Environmental Insurance Policy;

            (xix) whether such Trust Mortgage Loan is secured by the related Borrower's interest in Ground Leases;

            (xx) whether such Trust Mortgage Loan is secured by a Letter of Credit; and

            (xxi)   which Loan Group includes such Trust Mortgage Loan.

            Such Trust Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Trust Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Trustee": Wells Fargo, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Account": As defined in Section 3.06(a).

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": 0.00175% per annum.

            "Trustee Report": As defined in Section 4.02(a).

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.04(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.06(e) hereof).

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Trust Mortgage Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Trust Mortgage Loan as of such Distribution Date, over (ii) the deposits made by the Master Servicer or the Special Servicer to the Trustee pursuant to Section 3.02(c).

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Trust Mortgage Loans for such Distribution Date.

            "Underwriters": Collectively, CSFB LLC, Greenwich Capital Markets, Inc. and McDonald Investments Inc.

            "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

            "Unfunded Principal Balance Reduction": Any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b), or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-SP Certificates, based on the respective Class Notional Amount of each such Class relative to the aggregate Class Notional Amount of both such Classes; and (ii) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the then Class Principal Balance of such Class, and the denominator of which is equal to the then aggregate Certificate Principal Balance of the Principal Balance Certificates. The Class R and Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website": Either the internet website maintained by the Trustee (initially located at "www.ctslink.com/cmbs"), the website maintained by the Master Servicer or the website maintained by the CMSA, as applicable.

            "Wells Fargo": As defined in the Preliminary Statement to this Agreement.

            "Withheld Amounts": As defined in Section 3.28(a).

            "Workout Fee": The fee designated as such, and paid or payable, as the context may require, to the Special Servicer with respect to each Corrected Trust Mortgage Loan (or, under similar circumstances, any comparable fee payable to the Special Servicer with respect to any Mayfair Mall Non-Trust Companion Loan (if it is a Corrected Mortgage Loan)), pursuant to Section 3.11(b).

            "Workout Fee Rate": 1.0%.

            "Yield Maintenance Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            SECTION 1.02      General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
      Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            SECTION 1.03      Certain Calculations in Respect of the
                              Mortgage Loans.

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any A/B Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied between the related A-Note Trust Mortgage Loan and B-Note Non-Trust Companion Loan in accordance with the express provisions of the related A/B Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of the Mayfair Mall Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the respective Mortgage Loans comprising the Mayfair Mall Mortgage Loan Combination in accordance with the express provisions of the Mayfair Mall Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan is an A-Note Trust Mortgage Loan, is the Mayfair Mall Trust Mortgage Loan or constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of the Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of any Penalty Charges then due and owing under such Trust Mortgage Loan; sixth, as a recovery of any Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any assumption fees and modification fees then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Excess Interest; ninth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, tenth, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust. Amounts allocable to any Mayfair Mall Non-Trust Companion Loan shall be applied in the same manner as is provided in the prior sentence with respect to the Mayfair Mall Trust Mortgage Loan.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if such REO Property relates to a Mortgage Loan Combination, exclusive of amounts payable to the related Non-Trust Companion Loan Holder(s) in accordance with the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Trust Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; third, as a recovery of principal of the related REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Penalty Charges deemed to be due and owing in respect of the related REO Trust Mortgage Loan; fifth, as a recovery of any Yield Maintenance Charge deemed to be due and owing in respect of the related REO Trust Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Trust Mortgage Loan (other than, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and seventh, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust. Collections allocable to a successor REO Non-Trust Companion Loan in respect of any Mayfair Mall Non-Trust Companion Mortgage Loan shall be applied in the same manner as is provided in the prior sentence with respect to a successor REO Trust Mortgage Loan in respect of the Mayfair Mall Trust Mortgage Loan.

            (c) For the purposes of this Agreement, Excess Interest on an ARD Trust Mortgage Loan or a successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan, Mortgage Loan Combination or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in
Section 4.02.

            (e) All calculations of interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Mortgage Loan as if such Principal Prepayment had been received, on the following Due Date (so long as such next following Due Date is in the same Collection Period as the actual date of receipt) and (ii) all other Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Mortgage Loan.

            (g) Notwithstanding the terms of any Trust Mortgage Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Trust Mortgage Loan, except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Trust Mortgage Loan have been so funded, (ii) all payments of principal and interest then due on such Trust Mortgage Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box Account or reserved for pursuant to the related Lock-Box Agreement.

            SECTION 1.04      Crossed Trust Mortgage Loans.

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Trust Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Crossed Trust Mortgage Loan (or successor REO Trust Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Trust Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Trust Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Trust Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Trust Mortgage Loan.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES


            SECTION 2.01      Conveyance of Original Trust Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2003-C4". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Trust Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Trust Mortgage Loans (other than payments of principal and interest due and payable on the Original Trust Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Trust Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Trust Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from KeyBank; and
(iii) its transfer of the Original Trust Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Trust Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and
(iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Trust Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Trust Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Mortgage File for each Original Trust Mortgage Loan so assigned.

            Notwithstanding the foregoing, if a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File", with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing office and such Mortgage Loan Seller has so notified the Trustee, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

            (c) At the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Trust Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Replacement Trust Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clauses (xi) and
(xiv) of the definition of "Mortgage File". Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the related Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Trust Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Trust Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, within 10 Business Days after the Closing Date, all documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Trust Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any attorney/client privileged communications and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, except for the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) that are not required to be a part of a Mortgage File in accordance with the definition thereof, and all such items shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a Non-Trust Companion Loan, the related Non-Trust Companion Loan Holder).

            In addition, with respect to each Trust Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee such party's rights as the beneficiary thereof and drawing party thereunder.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Trust Mortgage Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Trust Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Trust Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Trust Mortgage Loan.

            SECTION 2.02      Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to the Mayfair Mall Trust Mortgage Loan or an A-Note Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related Non-Trust Companion Loan Holders; provided further that the Trustee or any Custodian appointed by the Trustee pursuant to Section 8.12 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the Master Servicer hereby undertakes.

            (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the Master Servicer, the Special Servicer, the respective Mayfair Mall Non-Trust Companion Loan Holders and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed in the Trust Mortgage Loan Schedule (other than any Trust Mortgage Loan paid in full and any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix),
(xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

            (c) The Trustee shall review each of the Mortgage Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the respective Mayfair Mall Non-Trust Companion Loan Holders and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed on the Trust Mortgage Loan Schedule (excluding any Trust Mortgage Loan as to which a Liquidation Event has occurred or any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File", or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. Further, with respect to the documents described in clause (xi) of the definition of the Mortgage File, the Trustee may assume, for purposes of the certification delivered pursuant to this
Section 2.02(c), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses
(vi), (vii), (viii), (x), (xiii), (xiv), (xv), (xvii) and (xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Trust Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller, by providing a written report (the "Trustee Exception Report") setting forth for each affected Trust Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Trust Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Mortgage Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

            SECTION 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a)   The Depositor hereby represents, warrants and covenants that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Original Trust Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                  (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Original Trust Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

                  (v) The Depositor's transfer of the Original Trust Mortgage Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

                  (vi) The Depositor is not transferring the Original Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

                  (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a);

                  (viii) After giving effect to its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

                  (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

                  (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

                  (xi) Immediately prior to the transfer of the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Trust Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

                  (xii) The Depositor has not transferred any of its right, title and interest in and to the Original Trust Mortgage Loans to any Person other than the Trustee;

                  (xiii) The Depositor is transferring all of its right, title and interest in and to the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor;

                  (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Trust Mortgage Loans by the Depositor to the Trustee; and

                  (xv) Following consummation of the conveyance of the Original Trust Mortgage Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Original Trust Mortgage Loans, and if a third party, including a potential purchaser of the Original Trust Mortgage Loans, should inquire, the Depositor shall promptly indicate that the Original Trust Mortgage Loans have been sold and shall claim no ownership interest therein.

            (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a Breach with respect to any Trust Mortgage Loan, it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan or the interests of the Certificateholders therein (any such Defect or Breach, a "Material Defect" and a "Material Breach", respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that such Mortgage Loan Seller, not later than the earlier of 90 days from the receipt by the applicable Mortgage Loan Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Trust Mortgage Loan for such affected Trust Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing
Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional 90 days to cure such Material Defect or Material Breach (provided that the Mortgage Loan Seller has delivered to the Master Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period).

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Trust Mortgage Loan and the value of a Trust Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information;
(c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Servicing File of any required original Letter of Credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)) (provided that such Defect may be cured by the provision of a substitute Letter of Credit or a cash reserve on behalf of the related Borrower); or (f) the absence from the Mortgage File of the original or a copy of any required Ground Lease.

            Any Defect or Breach which causes any Trust Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of the Certificateholders therein and the Initial Resolution Period for the affected Trust Mortgage Loan shall be 90 days following the earlier of (i) the discovery of such Defect or Breach by any party to this Agreement (so long as the related Mortgage Loan Seller received prompt notice thereof pursuant to Section 7 of the related Mortgage Loan Purchase Agreement) and (ii) the related Mortgage Loan Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If any affected Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer. In addition, if the Mayfair Mall Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the Master Servicer shall require the party effecting the purchase to reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for any amounts due and owing to them with respect to the Mayfair Mall Non-Trust Companion Loans hereunder (to the extent that such amounts are not otherwise included as part of the Purchase Price and would otherwise have been payable out of future collections on the Mayfair Mall Non-Trust Companion Loans).

            If (x) a Trust Mortgage Loan is to be repurchased or substituted for as contemplated above, (y) such Trust Mortgage Loan is a Crossed Trust Mortgage Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Defect or a Material Breach, as the case may be, as to any related Crossed Trust Mortgage Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Defect or a Material Breach as to any related Crossed Trust Mortgage Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Trust Mortgage Loan in accordance with the provisions above unless the Crossed Trust Mortgage Loan Repurchase Criteria would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Trust Mortgage Loans as to which a Material Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this
Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Trust Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Trust Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Trust Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the Mortgage Loan Seller to (in which case the Mortgage Loan Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause
(ii) of the definition of Crossed Trust Mortgage Loan Repurchase Criteria has been satisfied, in each case at the expense of the Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the Mortgage Loan Seller (such approval not to be unreasonably withheld).

            With respect to any Crossed Trust Mortgage Loan conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Crossed Trust Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Trust Mortgage Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Trust Mortgage Loan repurchased or substituted by the related Mortgage Loan Seller, on the one hand, and any related Crossed Trust Mortgage Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the Mortgage Loan Seller shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Trust Mortgage Loan, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or Letters of Credit securing the affected Crossed Trust Mortgage Loans shall be allocated between such Trust Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Trust Mortgage Loans shall remain in full force and effect, without any modification thereof.

            In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by a Mortgage Loan Seller) upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Trust Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase or substitute for the Trust Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this Section 2.03(b).

            Whenever one or more Replacement Trust Mortgage Loans are substituted for a Defective Trust Mortgage Loan by a Mortgage Loan Seller, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such Replacement Trust Mortgage Loan satisfies or such Replacement Trust Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Trust Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Trust Mortgage Loan, as contemplated by this Section 2.03, if the Trust Mortgage Loan to be replaced is the Mayfair Mall Trust Mortgage Loan or was itself a Replacement Trust Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Defect, the affected Trust Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Trust Mortgage Loan after the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related Due Date in September 2003 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Trust Mortgage Loan on or prior to the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            In the case of a Column Trust Mortgage Loan, all references in the foregoing paragraphs of this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to the Column Performance Guarantor (but only if and to the extent that the Column Performance Guarantor would, pursuant to the Column Performance Guarantee, be liable for those obligations of Column as a Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

            Section 7 of each of the Mortgage Loan Purchase Agreements and the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

            If a Mortgage Loan Seller (and, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor) defaults on its obligations to repurchase any Trust Mortgage Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Master Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under Section 7 of the related Mortgage Loan Purchase Agreement and the obligations of the Column Performance Guarantor under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Trust Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Trust Mortgage Loans on deposit in the Collection Account.

            If the applicable Mortgage Loan Seller or the Column Performance Guarantor incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Trust Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's or the Column Performance Guarantor's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Trust Mortgage Loan; and provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with any Trust Mortgage Loan exceed five percent of the then outstanding principal balance of such Trust Mortgage Loan, then such Mortgage Loan Seller's or the Column Performance Guarantor's rights to reimbursement pursuant to this paragraph with respect to such Trust Mortgage Loan and such excess expenses shall not (without the prior written consent of the Master Servicer or the Special Servicer, as applicable, which shall not be unreasonably withheld or delayed) be exercised until the payment in full of such Trust Mortgage Loan (as such Trust Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Mortgage Loan Seller or the Column Performance Guarantor may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise; provided that (i) the Master Servicer or, with respect to a Specially Serviced Trust Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee and the Certificateholders pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

            SECTION 2.04 Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

            (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Trust Mortgage Loans that are from time to time subject to this Agreement, together with (A) all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date or, in the case of any such Trust Mortgage Loan that is a Replacement Trust Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for such Trust Mortgage Loans in September 2003 or, in the case of any such Trust Mortgage Loan that is a Replacement Trust Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Strip and/or Excess Interest), and (B) all rights of the holder of such Trust Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any Trust Mortgage Loan (exclusive of any interest therein that a Non-Trust Companion Loan Holder may have); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, each Mortgage Loan Combination Custodial Account (insofar as it relates to the subject Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) and, if established, the REO Account (exclusive of any such amounts that constitute Excess Servicing Strip and/or Excess Interest, and further exclusive of any such amounts that are allocable to a Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto); (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements; and (v) the rights of the Trustee under the Column Performance Guarantee. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

            (b) Concurrently with the assignment to the Trustee of the Original Trust Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. Two REMIC I Regular Interests shall be issued with respect to the Mayfair Mall Trust Mortgage Loan, and one REMIC I Regular Interest shall be issued with respect to each other Original Trust Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Trust Mortgage Loan in respect of which it was issued, to each Replacement Trust Mortgage Loan (if any) substituted for such Original Trust Mortgage Loan, and to each REO Trust Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Trust Mortgage Loan or any such Replacement Trust Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

            (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

            (d) The designations for the REMIC I Regular Interests that relate to the Mayfair Mall Trust Mortgage Loan shall be "MM-1" and "MM-2", respectively. The designation for each other REMIC I Regular Interest shall be the loan number for the related Trust Mortgage Loan set forth in the Trust Mortgage Loan Schedule.

            (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 shall be the Cut-off Date Principal Balance of the Mayfair Mall Trust Mortgage Loan (as specified in the Trust Mortgage Loan Schedule) (net of $2,491,998, the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 shall be $2,491,998 and the Uncertificated Principal Balance of each other REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Trust Mortgage Loan (as specified in the Trust Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

            (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. With respect to REMIC I Regular Interest MM-2, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the product of (i) 3.076250% per annum, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30. With respect to any other particular REMIC I Regular Interest, the REMIC I Remittance Rate for any Interest Accrual Period shall be calculated as follows:

                  (i) if, as of the Closing Date, the related Original Trust Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Trust Mortgage Loan as of the Closing Date; and

                  (ii) if, as of the Closing Date, the related Original Trust Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Trust Mortgage Loan as of the Closing Date (or, if the subject REMIC I Regular Interest is REMIC I Regular Interest MM-1, 3.076250% per annum); provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of January of 2004 or any year thereafter or during the month of December of 2004 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Withheld Amount that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.28, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of February of 2004 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Withheld Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

            (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to REMIC I Regular Interest MM-1, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 for the related Interest Accrual Period and (B) the product of (1) that portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that is attributable to the Mayfair Mall Trust Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 for the related Interest Accrual Period; (ii) to REMIC I Regular Interest MM-2, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest MM-2 for the related Interest Accrual Period and (B) the product of (1) that portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that is attributable to the Mayfair Mall Trust Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest MM-2 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 for the related Interest Accrual Period; and (iii) to each other REMIC I Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to REMIC I Regular Interest MM-1 and/or REMIC I Regular Interest MM-2), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC I Regular Interests (exclusive of REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2) for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

            (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

            (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

            SECTION 2.05 Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

            SECTION 2.06 Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

            (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

            (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.05 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 34 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

            (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

            (d) The REMIC II Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-1-1", "A-1-2, "A-1-3", "A-2-1", "A-2-2", "A-2-3", "A-3", "A-4-1", "A-4-2", "A-4-3", "A-4-4", "A-1-A-1",
"A-1-A-2", "A-1-A-3", "A-1-A-4", "A-1-A-5", "A-1-A-6", "A-1-A-7", "A-1-A-8",
"B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P" and "MM".

            (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:




                  Designation of          Initial Uncertificated
             REMIC II Regular Interest      Principal Balance
                       A-1-1                  $     9,973,000
                       A-1-2                  $    48,313,000
                       A-1-3                  $     8,648,000
                       A-2-1                  $    56,379,000
                       A-2-2                  $    46,030,000
                       A-2-3                  $    15,817,000
                        A-3                   $    89,652,000
                       A-4-1                  $    12,855,000
                       A-4-2                  $    38,921,000
                       A-4-3                  $    46,253,000
                       A-4-4                  $   410,468,000
                      A-1-A-1                 $     3,104,000
                      A-1-A-2                 $    15,436,000
                      A-1-A-3                 $    15,757,000
                      A-1-A-4                 $    19,372,000
                      A-1-A-5                 $    52,950,000
                      A-1-A-6                 $    11,813,000
                      A-1-A-7                 $    18,916,000
                      A-1-A-8                 $   188,954,000
                         B                    $    36,765,000
                         C                    $    16,711,000
                         D                    $    33,422,000
                         E                    $    16,711,000
                         F                    $    21,724,000
                         G                    $    15,040,000
                         H                    $    16,711,000
                         J                    $    15,040,000
                         K                    $     8,355,000
                         L                    $     6,685,000
                         M                    $    10,026,000
                         N                    $     5,014,000
                         O                    $     1,671,000
                         P                    $    23,395,695
                        MM                    $     2,491,998


            On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

            (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal: (i) in the case of REMIC II Regular Interest MM, the REMIC I Remittance Rate with respect to REMIC I Regular Interest MM-2 for such Interest Accrual Period; and (ii) in the case of each other REMIC II Regular Interest, the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests (other than REMIC I Regular Interest MM-2) for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

            (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date.

            The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to REMIC II Regular Interest MM, in the amount equal to the portion of such Uncovered Prepayment Interest Shortfall Amount that was allocated to REMIC I Regular Interest MM-2 pursuant to Section 2.04; and (ii) to each other REMIC II Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to REMIC II Regular Interest MM), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC II Regular Interests (exclusive of REMIC II Regular Interest MM) for the related Interest Accrual Period.

            If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

            (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

            (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

            SECTION 2.07 Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

            SECTION 2.08 Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

            (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.07 and in exchange therefor, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 22 Classes of REMIC III Regular Interest Certificates. The Class A-X Certificates shall collectively represent all of the Group A-X REMIC III Regular Interests, and the Class A-SP Certificates shall collectively represent all of the Group A-SP REMIC III Regular Interests. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

            (c) The respective Group A-X REMIC III Regular Interests, the respective Group A-SP REMIC III Regular Interests and the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

            (d) The 22 Classes of the REMIC III Regular Interest Certificates will have the following respective alphabetic or alphanumeric class designations: "A-X", "A-SP", "A-1", "A-2", "A-3", "A-4", "A-1-A", "B", "C", "D",
"E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P" and "MM".

            The Group A-X REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-X-A-1-1", "A-X-A-1-2", "A-X-A-1-3", "A-X-A-2-1", "A-X-A-2-2", "A-X-A-2-3", "A-X-A-3", "A-X-A-4-1",
"A-X-A-4-2", "A-X-A-4-3", "A-X-A-4-4", "A-X-A-1-A-1", "A-X-A-1-A-2",
"A-X-A-1-A-3", "A-X-A-1-A-4", "A-X-A-1-A-5", "A-X-A-1-A-6", "A-X-A-1-A-7",
"A-X-A-1-A-8", "A-X-B", "A-X-C", "A-X-D", "A-X-E", "A-X-F", "A-X-G", "A-X-H",
"A-X-J", "A-X-K", "A-X-L", "A-X-M", "A-X-N", "A-X-O" and "A-X-P". The Group A-X
REMIC III Regular Interests shall constitute the respective Components of the Class A-X Certificates.

            The Group A-SP REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-SP-A-1-2", "A-SP-A-1-3", "A-SP-A-2-1", "A-SP-A-2-2", "A-SP-A-2-3", "A-SP-A-3", "A-SP-A-4-1",
"A-SP-A-4-2", "A-SP-A-4-3", "A-SP-A-4-4", "A-SP-A-1-A-2", "A-SP-A-1-A-3",
"A-SP-A-1-A-4", "A-SP-A-1-A-5", "A-SP-A-1-A-6", "A-SP-A-1-A-7", "A-SP-A-1-A-8",
"A-SP-B" and "A-SP-C". The Group A-SP REMIC III Regular Interests shall constitute the respective Components of the Class A-SP Certificates.

            (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

                                        Initial Class
              Class Designation       Principal Balance
                  Class A-1              $    66,934,000
                  Class A-2              $   118,226,000
                  Class A-3              $    89,652,000
                  Class A-4              $   508,497,000
                 Class A-1-A             $   326,302,000
                   Class B               $    36,765,000
                   Class C               $    16,711,000
                   Class D               $    33,422,000
                   Class E               $    16,711,000
                   Class F               $    21,724,000
                   Class G               $    15,040,000
                   Class H               $    16,711,000
                   Class J               $    15,040,000
                   Class K               $     8,355,000
                   Class L               $     6,685,000
                   Class M               $    10,026,000
                   Class N               $     5,014,000
                   Class O               $     1,671,000
                   Class P               $    23,395,695
                   Class MM              $     2,491,998

            On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to
Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of a Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

            The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class A-X Certificates, the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests (other than REMIC II Regular Interest MM); and (ii) in the case of the Class A-SP Certificates, the total of the then Uncertificated Principal Balances of REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular Interest A-4-4, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7, REMIC II Regular Interest A-1-A-8, REMIC II Regular Interest B and REMIC II Regular Interest C.

            None of the Group A-X REMIC III Regular Interests or the Group A-SP REMIC III Regular Interests shall have a principal balance. For purposes of accruing interest, however, each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interest shall have a Component Notional Amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

            (f) Each Class of REMIC III Regular Interest Certificates shall have or be deemed to have a Pass-Through Rate, and each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interests shall have a REMIC III Remittance Rate.

            Each Class of Principal Balance Certificates identified in the following table shall, for each and every Interest Accrual Period, have the fixed Pass-Through Rates set forth next to its alphabetic or alphanumeric, as the case may be, class designation:

            Class              Pass-Through Rate
             A-1               2.6110% per annum
             A-2               3.9080% per annum
             A-3               4.7000% per annum

            The Pass-Through Rate for the Class A-1-A Certificates for any Interest Accrual Period shall equal the lesser of (i) 4.8570% per annum and (ii) the REMIC II Remittance Rate with respect to each of such Class's Corresponding REMIC II Regular Interests for such Interest Accrual Period.

            The Pass-Through Rate for the Class A-4 Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.1370% per annum and (ii) the REMIC II Remittance Rate with respect to each of such Class's Corresponding REMIC II Regular Interests for such Interest Accrual Period.

            The Pass-Through Rate for the Class B Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.2530% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period.

            The Pass-Through Rate for the Class C Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.3160% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period.

            The Pass-Through Rate for the Class D Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.3530% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period.

            The Pass-Through Rate for the Class E Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.4420% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such Interest Accrual Period.

            The Pass-Through Rates for the Class F, Class G and Class H Certificates for any Interest Accrual Period shall, in the case of each such Class of Certificates, equal the REMIC II Remittance Rate with respect to the subject Class's Corresponding REMIC II Regular Interest for such Interest Accrual Period.

            The Pass-Through Rates for the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any Interest Accrual Period shall, in the case of each such Class of Certificates, equal the lesser of (i) 5.3220% per annum and (ii) the REMIC II Remittance Rate with respect to the subject Class's Corresponding REMIC II Regular Interest for such Interest Accrual Period.

            The Pass-Through Rate with respect to the Class MM Certificates for any Interest Accrual Period shall equal the REMIC II Remittance Rate with respect to REMIC II Regular Interest MM for such Interest Accrual Period.

            The Pass-Through Rate for the Class A-X Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-X REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-X REMIC III Regular Interests immediately prior to the related Distribution Date.

            The REMIC III Remittance Rate for any of the Group A-X REMIC III Regular Interests for any Interest Accrual Period shall equal the excess, if any, of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over (ii) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest.

            The Pass-Through Rate for the Class A-SP Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-SP REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-SP REMIC III Regular Interests immediately prior to the related Distribution Date.

            The REMIC III Remittance Rate for any of the Group A-SP REMIC III Regular Interests for any Interest Accrual Period shall be as follows:

                  (i) if such Interest Accrual Period occurs from and including September 2003 through and including August 2010, a rate per annum equal to the excess, if any, of (i) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest, over (B) the Alternative Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest; and

                  (ii) if such Interest Accrual Period occurs after August 2010, 0% per annum.

            (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on September 1, 2003. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to either Class of Interest Only Certificates for any Interest Accrual Period that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Component for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component immediately prior to the related Distribution Date.

            The Class A-SP Certificates and the respective Group A-SP REMIC III Regular Interests shall cease to accrue interest after the end of the August 2010 Interest Accrual Period.

            The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Uncovered Prepayment Interest Shortfall Amount, if any, for each Distribution Date shall be allocated: (i) to the Class MM Certificates, in an amount equal to the portion, if any, of such Uncovered Prepayment Interest Shortfall Amount that was allocated to REMIC II Regular Interest MM pursuant to Section 2.06; and (ii) to each other Class of REMIC III Regular Interest Certificates, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Uncovered Prepayment Interest Shortfall Amount (exclusive of any portion thereof that is allocable to the Class MM Certificates), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the Classes of REMIC III Regular Interest Certificates (exclusive of the Class MM Certificates) for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Component for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Component's share of the portion of any Uncovered Prepayment Interest Shortfall Amount for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocated to either Class of Interest Only Certificates shall in turn be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

            If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Component for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Component on all such prior Distribution Dates, if any, pursuant to Section 4.01(a).

            (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, for each Component of the Class A-X Certificates and for each Component of the Class A-SP Certificates shall be the Rated Final Distribution Date.

            (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

            SECTION 2.09 Acceptance of Grantor Trusts; Issuance of the Class V and Class R Certificates.

            (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Excess Interest received on the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

            (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


            SECTION 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (and, with respect to the Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders or, in the case of a Mortgage Loan Combination, in the best interests and for the benefit of the Certificateholders and the related Non-Trust Companion Loan Holder (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all applicable intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard")--

                  (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

                  (ii) with a view to the timely recovery of all scheduled payments of principal and interest under the subject Mortgage Loans, the full collection of all Yield Maintenance Charges that may become payable under the subject Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to the Certificateholders and the related Non-Trust Companion Loan Holder (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and/or a Non-Trust Companion Loan Holder to be performed at the related Mortgage Rate); and

                  (iii) without regard to--

                  (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement,

                  (B) the ownership of any Certificate or any interest in a Non-Trust Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C)   the Master Servicer's obligation to make Advances,

                  (D) the Special Servicer's obligation to request that the Master Servicer make Servicing Advances,

                  (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable,

                  (G) any obligation of the Master Servicer or any of its Affiliates (in the capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase any Trust Mortgage Loan, or

                  (H) any debt that the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable, has extended to any Borrower or any Affiliates of any Borrower.

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Trust Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Trust Mortgage Loans"), together with any related Non-Trust Companion Loans that are being serviced hereunder (collectively with the Specially Serviced Trust Mortgage Loans, the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties. Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Specially Serviced Trust Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Trust Mortgage Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Trust Mortgage Loan that becomes a Specially Serviced Trust Mortgage Loan shall continue as such until all Servicing Transfer Events have ceased to exist with respect to such Trust Mortgage Loan. A Non-Trust Companion Loan shall cease to be a Specially Serviced Mortgage Loan at such time as the related Trust Mortgage Loan ceases to be a Specially Serviced Trust Mortgage Loan. Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, however, that the Special Servicer shall have the exclusive right to approve any draw down of funds under any Letter of Credit provided by the related Borrower with respect to any Trust Mortgage Loan, and to approve any modification, amendment, alteration or renewal of such Letter of Credit, it being agreed, however, that the Master Servicer shall provide the Special Servicer with notice of any communication with respect to a Borrower's inability to renew any such Letter of Credit.

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and, with respect to the Specially Serviced Mortgage Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected Non-Trust Companion Loan Holder(s) and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or Special Servicer.

            (c) The relationship of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (d) In the event that there shall occur an A/B Material Default with respect to any A/B Mortgage Loan Combination, and for so long as such A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related A/B Intercreditor Agreement, the related B-Note Non-Trust Companion Loan, on behalf of the related B-Note Non-Trust Companion Loan Holder, and all references herein to "Mortgage Loan" (and, if the related A-Note Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan") shall include a B-Note Non-Trust Companion Loan that is being serviced under this Agreement.

            (e) For so long as the Mayfair Mall Trust Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer and the Special Servicer shall be obligated to service and administer, subject to the terms and conditions of the Mayfair Mall Intercreditor Agreement, each Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto), on behalf of the related Mayfair Mall Non-Trust Companion Loan Holder, and during any such period, all references herein to "Mortgage Loan" and, if a Servicing Transfer Event exists with respect to the Mayfair Mall Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan" shall include each Mayfair Mall Non-Trust Companion Loan while it is being serviced under this Agreement. In addition, for so long as the Mayfair Mall Trust Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer (if the Mayfair Mall Trust Mortgage Loan is a Performing Trust Mortgage Loan) and the Special Servicer (if the Mayfair Mall Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan or if the Mayfair Mall Mortgaged Property has become an REO Property) shall perform the obligations of the "A-2 Noteholder" under the Mayfair Mall Intercreditor Agreement. If any Mayfair Mall Non-Trust Companion Loan should be securitized, and rated securities should be issued in connection therewith, then with respect to each action hereunder relating to the Mayfair Mall Trust Mortgage Loan or any related REO Property that requires the Master Servicer or the Special Servicer to obtain written confirmation from either Rating Agency that such action will not result in an Adverse Rating Event, the Master Servicer or the Special Servicer, as the case may be, shall also obtain written confirmation (at the expense of the related Borrower or such other securitization and not of the Trust Fund) from each rating agency that has assigned a rating to the securities backed by such securitized Mayfair Mall Non-Trust Companion Loan that the subject action will likewise not result in a qualification, downgrade or withdrawal of any rating assigned to such securities backed by such securitized Mayfair Mall Non-Trust Companion Loan.

            (f) The Special Servicer hereunder shall collectively consist of:
(i) the party hereunder responsible for performing the duties of Special Servicer with respect to the Mayfair Mall Mortgage Loan Combination and any related REO Property (the "Mayfair Mall Special Servicer"); and (ii) the party hereunder responsible for performing the duties of Special Servicer with respect to the rest of the Mortgage Pool and any other REO Properties (the "General Special Servicer"). For so long as the same party acts as both Mayfair Mall Special Servicer and as General Special Servicer, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer and the General Special Servicer, collectively. However, if different parties shall ever act hereunder as the Mayfair Mall Special Servicer and the General Special Servicer, respectively, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, insofar as such duties and obligations relate to the Mayfair Mall Mortgage Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Mayfair Mall Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient or provider of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Mayfair Mall Mortgage Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases;
(iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer, if such Defaulted Trust Mortgage Loan is the Mayfair Mall Trust Mortgage Loan, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to
Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Mayfair Mall Special Servicer and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the Mayfair Mall Special Servicer or the General Special Servicer, as applicable. Unless the same party is, or affiliated parties are, acting as the Mayfair Mall Special Servicer and the General Special Servicer, the Mayfair Mall Special Servicer and the General Special Servicer shall not be responsible for the actions of the other.

            SECTION 3.02      Collection of Mortgage Loan Payments.

            (a) The Master Servicer and Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) If the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest on any ARD Trust Mortgage Loan in any Collection Period, the Master Servicer or Special Servicer, as applicable, shall promptly notify the Trustee in writing.

            (c) Neither the Master Servicer nor the Special Servicer shall accept a Principal Prepayment of any Trust Mortgage Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Mortgage Loan Documents. If the Master Servicer or the Special Servicer accepts a Principal Prepayment of any Trust Mortgage Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Trust Mortgage Loan, (ii) a payment of Insurance and Condemnation Proceeds, (iii) a payment subsequent to a default under the related Mortgage Loan Documents (provided the Master Servicer or the Special Servicer, as applicable, reasonably believes that acceptance of such payment is consistent with the Servicing Standard and, in the case of the Master Servicer, the Master Servicer has obtained the consent of the Special Servicer which shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Mortgage Loan Documents or (vi) a payment accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Series 2003-C4 Directing Certificateholder), the Master Servicer or the Special Servicer, as the case may be, shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, immediately available funds in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Mortgage Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Mortgage Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) to reimburse the Master Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i);
(iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Mortgage Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any Letters of Credit. The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Mortgage Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment taxes and assessments, the Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) if applicable, five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Mortgage Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans and REO Properties, the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property and each REO Property of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis; provided that the Master Servicer shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance.

            The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan that the Special Servicer is required to service or any given REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (the Special Servicer to identify any such urgent or emergency basis to the Master Servicer at the time it notifies the Master Servicer of the need to make the Advance); and provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination; provided that such determination shall not be binding upon the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination; provided that such determination shall not be binding upon the Master Servicer. The Master Servicer shall not be responsible for any delay on the part of the Special Servicer to notify the Master Servicer of any required Servicing Advance with respect to a Specially Serviced Mortgage Loan or REO Property.

            Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer, upon no less than five Business Days' (or, if payment is required to be made on an urgent or emergency basis as indicated by the Special Servicer, two Business Days') prior written notice if a Specially Serviced Mortgage Loan or REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (or, in the case of a Mortgage Loan Combination, the Certificateholders and the related Non-Trust Companion Loan Holder(s)) (as a collective whole), as evidenced by an Officer's Certificate promptly delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee, the Depositor, each Rating Agency, the Series 2003-C4 Directing Certificateholder, any Requesting Subordinate Certificateholder and any affected Non-Trust Companion Loan Holder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination; and provided, further, that, if a Mortgage Loan Combination is involved, and if and to the extent that funds are available in the related Mortgage Loan Combination Custodial Account, such payment shall be made from such related Mortgage Loan Combination Custodial Account.

            All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Sections 3.04 and 3.05. No costs incurred by the Master Servicer or Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Trust Mortgage Loans, notwithstanding that the terms of such Trust Mortgage Loans so permit.

            If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice is given to the Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

            Notwithstanding anything herein to the contrary, all Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination (or any related REO Property) shall be deemed made on a pro rata basis (by balance) on the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and the respective Mayfair Mall Non-Trust Companion Loans (or any successor REO Non-Trust Companion Loans with respect thereto). Any Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) shall only be reimbursable hereunder out of amounts allocable to such Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto); provided that Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan may also be reimbursed out of amounts received from the related Mayfair Mall Non-Trust Companion Loan Holder as and to the extent contemplated by the Mayfair Mall Intercreditor Agreement.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the Master Servicer and the Trustee shall each be entitled to receive, first out of any Penalty Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto that is not so payable out of related Penalty Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the Mayfair Mall Custodial Account (but in no event out of the Trust
Fund) (except that this provision is in no way intended to limit any rights that the Master Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related Mayfair Mall Non-Trust Companion Loan Holder under the Mayfair Mall Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of an A/B Mortgage Loan Combination or with respect to any REO Property related to an A/B Mortgage Loan Combination shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing advance is received but is being held by or on behalf of the Master Servicer in suspense. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related Mortgage Loan Combination Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately). The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Trust Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Trust Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans) shall determine whether the related Borrower has failed to perform its obligations under the subject Trust Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 The Collection Account, Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account, Mayfair Mall Custodial Account and A/B Mortgage Loan Combination Custodial Accounts.

            (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and, subject to Section 3.04(e) and Section 3.04(f), in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

                  (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

                  (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account or the Excess Interest Distribution Account, or remitted to a Non-Trust Companion Loan Holder, pursuant to Section 9.01); and

                  (iv) any amounts required to be transferred to the Collection Account from the REO Account pursuant to Section 3.16(c), from an A/B Mortgage Loan Combination Custodial Account pursuant to Section 3.04(e) or from the Mayfair Mall Custodial Account pursuant to Section 3.04(f); and

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy.

            The foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from the Collection Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i) - (iii) of the second preceding paragraph with respect to any Specially Serviced Trust Mortgage Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph (or, if such Specially Serviced Trust Mortgage Loan is part of a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account in accordance with Section 3.04(e) or Section 3.04(f), as applicable). Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the Collection Account (or, if such REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account) pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses
(a)(iv), (a)(vii), (d), (e), (f) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the Master Servicer.

            Subject to Section 3.05, the Master Servicer (or, in the case of clause (iv) below, the Master Servicer or the Special Servicer, as applicable), shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, Section 7.05) with respect to the Mortgage Pool;

                  (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Trust Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account, or remitted to a Non-Trust Companion Loan Holder, pursuant to Section 9.01);

                  (iii) any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans (without duplication of the amount thereof included in the Available Distribution Amount);

                  (iv) any payments required to be made by the Master Servicer and/or the Special Servicer pursuant to Section 3.02(c).

                  (v) any other amounts required to be so delivered by the Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)) and any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account.

            (c) Prior to the Master Servicer Remittance Date relating to any Collection Period in which Excess Interest is received on any ARD Trust Mortgage Loan, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received on the respective ARD Trust Mortgage Loans (or any successor REO Trust Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest on deposit therein from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Interest Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Interest Distribution Account. Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Trust Mortgage Loan and no successor REO Trust Mortgage Loan with respect to an ARD Trust Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account and, subject to Section 3.04(h), may be a sub-account of the same Eligible Account as the Distribution Account. By 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

            On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the REMIC III Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On the Business Day prior to each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Liquidation Proceeds Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

            (e) If any A/B Material Default occurs and is continuing (and, as a result, the related B-Note Non-Trust Companion Loan is being serviced hereunder), or if the Mortgaged Property securing any A/B Mortgage Loan Combination has become REO Property, the Master Servicer shall establish and maintain, or cause to be established and maintained, an A/B Mortgage Loan Combination Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the applicable A/B Mortgage Loan Combination due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on such A/B Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

                  (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on such A/B Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

                  (iii) all Insurance and Condemnation Proceeds received in respect of such A/B Mortgage Loan Combination; and

                  (iv) all Liquidation Proceeds of the type described in clauses
      (i) and (ii) of the definition of Liquidation Proceeds; and

                  (v) any amounts required to be transferred to such A/B Mortgage Loan Combination Custodial Account from the REO Account pursuant to Section 3.16(c);

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Mortgage Loan Combination Custodial Account; and

                  (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such A/B Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy.

            The foregoing requirements for deposit by the Master Servicer in an A/B Mortgage Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such A/B Mortgage Loan Combination Custodial Account. If the Master Servicer shall deposit in any A/B Mortgage Loan Combination Custodial Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from such A/B Mortgage Loan Combination Custodial Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i) - (iv) of the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of an A/B Mortgage Loan Combination during the period that the related B-Note Non-Trust Companion Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related A/B Mortgage Loan Combination Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to an A/B Mortgage Loan Combination shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related A/B Mortgage Loan Combination Custodial Account pursuant to Section 3.16(c).

            If any B-Note Non-Trust Companion Loan is being serviced hereunder, or if the Mortgaged Property securing any A/B Mortgage Loan Combination has become REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination Date), the Master Servicer shall withdraw from the related A/B Mortgage Loan Combination Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject A/B Mortgage Loan Combination or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the B-Note Non-Trust Companion Loan Holder all amounts to which each of them is entitled in respect of the subject A-Note Trust Mortgage Loan and B-Note Non-Trust Companion Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B-Note Non-Trust Companion Loan Holder shall be made in accordance with the related A/B Intercreditor Agreement.

            The Master Servicer may pay itself monthly any Net Investment Earnings with respect to an A/B Mortgage Loan Combination Custodial Account.

            (f) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Mayfair Mall Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

                  (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Mayfair Mall Mortgage Loan Combination (including from a debt service reserve account or in the form of Mayfair Mall Cure Payments);

                  (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on the Mayfair Mall Mortgage Loan Combination (including from a debt service reserve account or in the form of Mayfair Mall Cure Payments);

                  (iii) all Insurance and Condemnation Proceeds received in respect of the Mayfair Mall Mortgage Loan Combination;

                  (iv) all Liquidation Proceeds of the type described in clauses
      (i) and (ii) of the definition of "Liquidation Proceeds" in respect of the Mayfair Mall Mortgage Loan Combination;

                  (v) any amounts required to be transferred to the Mayfair Mall Custodial Account from the REO Account pursuant to Section 3.16(c);

                  (vi) any amounts required to be deposited in the Mayfair Mall Custodial Account by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Mayfair Mall Custodial Account; and

                  (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mayfair Mall Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy.

            The foregoing requirements for deposit by the Master Servicer in the Mayfair Mall Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in the Mayfair Mall Custodial Account. If the Master Servicer shall deposit in the Mayfair Mall Custodial Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from the Mayfair Mall Custodial Account.

            As and when required pursuant to the Mayfair Mall Intercreditor Agreement (and in any event during each month not later than the Business Day following each Determination Date), the Master Servicer shall withdraw from the Mayfair Mall Custodial Account and pay or reimburse such amounts as is permitted under the related Mayfair Mall Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other permitted servicing compensation and the payment of any other servicing expenses and fees relating to the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and each Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto), respectively (such payments and reimbursements to be made in a manner consistent with how they would be made from the Collection Account in respect of Trust Mortgage Loans and REO Trust Mortgage Loans), and, further, pay to the Trust, as holder of the Mayfair Mall Trust Mortgage Loan under the related Mayfair Mall Intercreditor Agreement, and to the respective Mayfair Mall Non-Trust Companion Loan Holders, all amounts to which each of them is entitled in respect of the Mayfair Mall Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) and the respective Mayfair Mall Non-Trust Companion Loans (or any successor REO Non-Trust Companion Loans with respect thereto), respectively, in accordance with the related Mayfair Mall Intercreditor Agreement. The foregoing payments shall be made in accordance with the Mayfair Mall Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to each Mayfair Mall Non-Trust Companion Loan Holder shall be made in accordance with the Mayfair Mall Intercreditor Agreement. Notwithstanding anything herein to the contrary, all Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination or any related REO Property shall be deemed to be made on a pro rata basis (by balance) on the Mayfair Mall Trust Mortgage Loan or any related REO Trust Mortgage Loan and each Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan, respectively. Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) may only be reimbursed hereunder, and interest on those Advances may only be paid hereunder, from amounts received in respect of such Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan; provided that Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan (or any successor REO Non-Trust Companion Loan with respect thereto) may also be reimbursed (together with interest thereon) out of amounts received from the related Mayfair Mall Non-Trust Companion Loan Holder as and to the extent contemplated by the Mayfair Mall Intercreditor Agreement. No amounts may be withdrawn from the Collection Account to pay for the reimbursement of Servicing Advances made or deemed made in respect of any Mayfair Mall Non-Trust Companion Loan or any related REO Non-Trust Companion Loan or to pay Advance Interest on those Advances. The Master Servicer shall seek reimbursement (with interest) from the respective Mayfair Mall Non-Trust Companion Loan Holders for any Servicing Advances made in respect of the Mayfair Mall Mortgage Loan Combination or any related REO Property for which it is entitled to reimbursement from them pursuant to the Mayfair Mall Intercreditor Agreement.

            The Master Servicer may pay itself monthly any Net Investment Earnings with respect to the Mayfair Mall Custodial Account.

            Subject to Section 3.8.4 of the Mayfair Mall Intercreditor Agreement, the Master Servicer may make withdrawals from the Mayfair Mall Custodial Account to reimburse Mayfair Mall Cure Payments in respect of the Mayfair Mall Mortgage Loan Combination, to the extent not otherwise reimbursable hereunder.

            (g) Funds on deposit in the Collection Account and any Mortgage Loan Combination Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of the location of the Collection Account and any Mortgage Loan Combination Custodial Account when first established and prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

            (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Collection Account, the Mayfair Mall Custodial Account and the respective A/B Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders, any Mayfair Mall Non-Trust Companion Loan Holder or any B-Note Non-Trust Companion Loan Holder; and (v) such single Eligible Account shall be entitled "[name of Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, [names of the respective Mayfair Mall Non-Trust Companion Loan Holders] and [names of respective B-Note Non-Trust Companion Loan Holders], as their interests may appear, Collection/Custodial Account".

            Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

            SECTION 3.05 Permitted Withdrawals from the Collection Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and clause (iii) of the second paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to Section 4.03(a);

                  (ii) to pay Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto to the Excess Interest Distribution Account pursuant to Section 3.04(c);

                  (iii) to pay (x) to itself or the holder of the Excess Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a) in respect of each Trust Mortgage Loan and REO Trust Mortgage Loan, and (y) to the Special Servicer, unpaid Special Servicing Fees to which it is entitled in accordance with Section 3.11(b) in respect of each Specially Serviced Trust Mortgage Loan and/or REO Trust Mortgage Loan, as applicable, the Master Servicer's rights, the rights of any other holder of the Excess Servicing Strip and the Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees) on and principal of the particular Trust Mortgage Loans and REO Trust Mortgage Loans with respect to which such P&I Advances were made;

                  (v) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Trust Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

                  (vi) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Trust Mortgage Loans and REO Properties (which reimbursement may (but is not required to) be made, in accordance with Section 3.03(d) and/or Section 4.03(d), as applicable, in installments over a period not to exceed 12 months);

                  (vii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iv) above, to pay itself or the Trustee, as applicable, any Advance Interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (v) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any Advance Interest accrued and payable thereon in accordance with
      Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself or the Trustee, as the case may be, any Advance Interest accrued and payable thereon (all such interest on Advances to be payable first out of Penalty Charges on the related Trust Mortgage Loan or REO Trust Mortgage Loan and then out of general collections on the Trust Mortgage Loans and REO Properties);

                  (viii) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(b);

                  (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Trust Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Trust Mortgage Loan being limited to that portion of the Purchase Price paid for such Trust Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

                  (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Trust Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Trust Mortgage Loan in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

                  (xi) to pay itself, as additional master servicing compensation all amounts relating to the Mortgage Pool specified in the fourth and fifth paragraphs of Section 3.11(a); and to pay the Special Servicer, as additional special servicing compensation all amounts relating to the Mortgage Pool specified in the next to last paragraph of
      Section 3.11(b);

                  (xii) to recoup any amounts deposited in the Collection Account maintained by the Master Servicer in error;

                  (xiii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person out of the Collection Account pursuant to Sections 6.03(a) or 6.03(b);

                  (xiv) to pay for (A) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account), (C) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property (except to the extent that the subject expense relates to any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto), and (D) to the extent not otherwise advanced by the Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18, to the Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(b), a Fair Value determination made with respect to any Defaulted Trust Mortgage Loan;

                  (xv) to pay itself, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount related to the Trust Mortgage Loans and/or REO Properties that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this
      Section 3.05(a), it being acknowledged that this clause (xv) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                  (xvi) to pay, in accordance with Section 3.03(c), out of general collections on the Trust Mortgage Loans and any REO Properties, certain servicing expenses related to the Trust Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xvii) to pay itself, the Special Servicer, a Mortgage Loan Seller or any other particular Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xviii) to pay for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c) and to pay for the cost of any remedial actions taken in accordance with Section 3.09(c) to address actual or potential adverse environmental conditions;

                  (xix) to pay amounts payable (A) by the holder of the related A-Note Trust Mortgage Loan to any B-Note Non-Trust Companion Loan Holder under the related A/B Intercreditor Agreement or (B) by the holder of the Mayfair Mall Trust Mortgage Loan to any Mayfair Mall Non-Trust Companion Loan Holder pursuant to the Mayfair Mall Intercreditor Agreement;

                  (xx) to transfer the Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

                  (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided that no party hereto shall be entitled to payment or reimbursement from the Collection Account with respect to any A-Note Trust Mortgage Loan or related REO Property for which it can be reimbursed out of the related A/B Mortgage Loan Combination Custodial Account (other than Nonrecoverable Advances and interest thereon) or with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto for which it can be reimbursed out of the Mayfair Mall Custodial Account (other than P&I Advances, Nonrecoverable Servicing Advances and interest thereon).

            Subject to the provisions of Section 3.03(c), the Master Servicer shall pay to the Special Servicer from the Master Servicer's Collection Account on the Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account.

            (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

                  (i) to make distributions of the Available Distribution Amount and any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans to the Certificateholders pursuant to Section 4.01;

                  (ii) to pay the Trustee accrued but unpaid Trustee Fees;

                  (iii) to pay to the Trustee or any of their Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable out of the Distribution Account to any such Person hereunder, including pursuant to Section 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

                  (iv) to pay for the cost of recording this Agreement;

                  (v) to pay for the cost of the Opinion of Counsel contemplated by Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;

                  (vi) to pay any and all federal, state and local taxes imposed on any of the REMIC Pools or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Depositor, the Master Servicer, the Special Servicer or the Trustee is liable therefor;

                  (vii) to recoup any amounts deposited in the Distribution Account in error;

                  (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a);

                  (ix) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06; and

                  (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) Notwithstanding anything herein to the contrary, with respect to any Trust Mortgage Loan, (i) if amounts on deposit in the Collection Account and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(iii) and the Trustee Fee listed in Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee and then to the Master Servicer.

            SECTION 3.06 Investment of Funds in the Collection Account, Mortgage Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, the Interest Reserve Account, Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account and the REO Account.

            (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer the Collection Account, any Mortgage Loan Combination Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the Special Servicer may direct any depository institution maintaining the REO Account and (iii) the Trustee may direct any depository institution maintaining the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Distribution Account and the Interest Reserve Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer, Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

            The Master Servicer (in the case of any Master Servicer Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, or the Trustee (in the case of any Trustee Account) shall be the "entitlement holder", as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement", as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security", as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.04(e), 3.04(f), 3.05(a) or 3.27, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to withdrawal, or withdrawal at its direction, in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from the day succeeding any Distribution Date to the next succeeding Distribution Date shall be for the sole and exclusive benefit of the Trustee, but shall be subject to withdrawal in accordance with Section 3.04(c), 3.04(d), 3.05(b) or 3.28. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer or the Special Servicer, as applicable, other than any loss on an investment made at the direction of the Borrower or made as required under the Mortgage Loan Documents and on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer), the Master Servicer or the Special Servicer, as applicable, shall deposit therein, no later than the next Determination Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the most recently ended Collection Period; provided, however, that such Net Investment Loss shall not include any loss incurred as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Trustee and on deposit in any of the Trustee Accounts, the Trustee shall deposit therein, no later than the next Distribution Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the day succeeding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to and including such Distribution Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in any Investment Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Subject to the following sentence, the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the related Borrower to maintain, for each Mortgage Loan any and all Insurance Policy coverage as is required under the related Mortgage Loan Documents (and, if the related Borrower fails to do so, the Master Servicer shall itself maintain such Insurance Policy coverage to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); provided that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard; and provided, further, that the Master Servicer is not required to make a Nonrecoverable Servicing Advance to maintain any such Insurance Policy. The Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided that the Master Servicer shall not be required to call default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located or (b) such insurance is not available at any rate; and provided, further, that the Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Mortgage Loan Documents relating to insurance against loss or damage resulting from terrorist or similar acts. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Borrower under the related Mortgage Loan(s) or, at Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard; provided that such coverage is available at commercially reasonable rates.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Mortgage Loan(s), but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents) and (iv) be issued by either (X) a Qualified Insurer or (Y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage Loan Documents (provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan Documents) shall be deposited: (i) in the case of a Mortgage Loan, in the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, maintained by the Master Servicer, subject to withdrawal pursuant to Section 3.05(a) or 3.04(e), as applicable; and (ii) in the case of an REO Property, in the REO Account maintained by the Special Servicer, subject to withdrawal pursuant to Section 3.16(c).

            Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by and reimbursable to the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by and reimbursable to the Master Servicer as a Servicing Advance.

            (b) If the Master Servicer or Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such individual Insurance Policy, the Master Servicer or the Special Servicer shall promptly deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master Servicer or Special Servicer, as applicable, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and any affected Non-Trust Companion Loan Holders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties; provided that such coverage is available at commercially reasonable rates.

            If the Master Servicer or Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or Special Servicer as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is covered thereby) shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Trust Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) The Master Servicer and Special Servicer, respectively, shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Mortgage Loans ("Master Servicer Employees", in the case of the Master Servicer, and "Special Servicer Employees", in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer Employees or Special Servicer Employees. Such errors and omissions policy shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A2" by Moody's, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy; provided that if such ratings requirement is satisfied by the ratings of the immediate or remote parent of the Master Servicer or Special Servicer, as applicable, such parent entity shall provide the Trustee with a written guarantee of the obligations of the Master Servicer or the Special Servicer, as applicable, in connection with such self-insurance. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Mortgage Loan Documents and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Master Servicer that such insurance is not available at commercially reasonable rates with respect to a Mortgage Loan for which any related Mortgaged Property has a "Probable Maximum Loss", bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by each Rating Agency that such determination not to purchase such insurance will, in and of itself, not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates rated by such Rating Agency. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (e) The Master Servicer and Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy to realize the full value of such policy for the benefit of Certificateholders.

            (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Mortgage Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain (to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property), flood insurance in respect thereof, but only to the extent the related Mortgage Loan Documents permit the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to
Section 3.03(c).

            (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related REO Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

            (h) Subject to the related Mortgage Loan Documents, the Master Servicer shall require that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months.

            (i) Within 45 days after the Closing Date, with respect to each Trust Mortgage Loan covered by an Environmental Insurance Policy as identified on Exhibit P, the Master Servicer shall notify each Environmental Insurer that
(A) both the Master Servicer and the Special Servicer shall be sent notices under the related Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust and any affected Non-Trust Companion Loan Holder(s), shall be the loss payee under the related Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under any Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (j) In the event the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Series 2003-C4 Directing Certificateholder, any affected Non-Trust Companion Loan Holder(s), the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents.

            SECTION 3.08 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

            (a) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower or

                  (B) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

      the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) and the Special Servicer (with respect to all other Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-sale clause, unless the Special Servicer (in all cases, including KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided that the other conditions for an assumption or waiver of a due-on-sale clause are met), the Master Servicer (in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan) and the Special Servicer (in the case of any other Mortgage Loan) shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage Loan Documents and (y) with respect to any Trust Mortgage Loan which is a Significant Trust Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer (in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan) and the Special Servicer (in the case of any other Mortgage
      Loan) shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

                  (ii) Notwithstanding the provisions of any Mortgage Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Mortgage Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

                  (iii) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Mortgage Loan(s) (and each Rating Agency has been notified of such event of default), except as set forth in any related intercreditor agreement. In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Mortgage Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Mortgage Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) and Special Servicer (with respect to any other Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance, unless the Special Servicer (in all cases, including KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans): (x) determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Mortgage Loan or (2) granting such consent, as applicable, would result in a greater recovery on a present value basis (discounting at the related Mortgage
Rate) than would enforcement of such clause or the failure to grant such consent; and (y) with respect to any Trust Mortgage Loan which (i) is a Significant Trust Mortgage Loan or (ii) has a Loan-to-Value Ratio equal to or greater than 85% or a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Trust Mortgage
Loan), receives (including, in the case of a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan, through the Master Servicer) prior written confirmation from each of the Rating Agencies that (1) not accelerating such payments or (2) granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, the Master Servicer (with respect to any KeyBank Trust Mortgage Loans that are Performing Trust Mortgage Loans) or the Special Servicer (with respect to all other Mortgage Loans) will require the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

            (c) Any approval required to be obtained by the Master Servicer from the Special Servicer for any action taken by the Master Servicer pursuant to this Section 3.08 with respect to a KeyBank Trust Mortgage Loan that is a Performing Trust Mortgage Loan (the giving of which approval shall be subject to the Servicing Standard and Section 3.21) shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Series 2003-C4 Directing Certificateholder, as applicable. If any such action taken by the Master Servicer pursuant to this Section 3.08 requires the approval of the Series 2003-C4 Directing Certificateholder, then such approval shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days), which 10-Business Day (or 10-day, as applicable) period shall coincide with the Special Servicer's 10-Business Day (or 10-day, as applicable) period to object set forth in the preceding sentence. Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, the Master Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend any payment term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding any other provisions of this Section 3.08, the Master Servicer may (without the consent of the Special Servicer) grant a Borrower's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan(s) to such easement or right-of-way; provided that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any REMIC Pool as a result thereof; and provided, further that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (f) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Mortgage Loan"), to the extent permitted under the related Mortgage Loan Documents:

                  (i) The Master Servicer shall effect such defeasance only through the purchase of direct, non-callable U.S. government obligations satisfying the REMIC Provisions ("Defeasance Collateral") which purchase shall be made in accordance with the terms of the related Mortgage Loan Documents (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Mortgage Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified; and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

                  (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower (which shall be a Single-Purpose Entity) and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. The Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Mortgage Loans that have been defeased.

                  (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary qualifications and exceptions).

                  (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

                  (v) Prior to permitting release of any Mortgaged Property through defeasance, (A) if such defeasance is a partial defeasance or such Mortgaged Property relates to a Trust Mortgage Loan that is (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents one of the ten largest loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) in the Mortgage Pool, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, and (B) the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of clause (B), so long as such Trust Mortgage Loan is not a Significant Trust Mortgage Loan, the Master Servicer shall not be required to obtain such confirmation from S&P if the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit K.

                  (vi) Neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

                  (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Trust Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

                  (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Mortgage Loan unless the Defeasance Collateral is sufficient to satisfy the payments and amount required pursuant to the related Mortgage Loan Documents with respect to such partial defeasance.

To the extent permitted under the related Mortgage Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Trust Mortgage Loan, or borne by the related Mortgage Loan Seller (to the extent it is required to make such payment under the related Mortgage Loan Purchase Agreement) or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of any Trust Mortgage Loan to the Trustee for inclusion in the related Mortgage File.

            (g) With respect to any Mortgage Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall enforce the rights of the lender, if any, under the related Mortgage Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the Trust.

            (h) With respect to any Trust Mortgage Loan, subject to the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Trust Mortgage Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Trust Mortgage Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Trust Mortgage Loan is owned by REMIC I.

            SECTION 3.09     Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Mortgage Loans as come into and continue in default, as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless (i) the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and any affected Non-Trust Companion Loan Holder(s), as a collective whole, after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and (ii) the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon, will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a)(v) and 3.05(a)(vii) (or, if applicable, Section 3.04(e) or Section 3.04(f)). The Master Servicer shall be responsible for all costs and expenses incurred by the Special Servicer in any such proceedings (such costs and expenses to be advanced by the Master Servicer to the Special Servicer and recoverable by the Master Servicer as a Servicing Advance); provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

            Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund and any affected Non-Trust Companion Loan Holder(s), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan(s), the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s)), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, and taking into account the existence of any Environmental Insurance Policy covering such Mortgaged Property, that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and/or, subject to the applicable intercreditor, co-lender or similar agreement, any related Non-Trust Companion Loan Holder(s), as a collective whole, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase the related Trust Mortgage Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any affected Non-Trust Companion Loan Holder(s), as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer and the Certificateholders (or, if the Controlling Class of Certificates are held in book-entry form, the Certificate Owners) of the Controlling Class, any affected Non-Trust Companion Loan Holder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Trust Mortgage Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificateholder (or, if the Controlling Class of Certificates are held in book-entry form, more than one Certificate Owner), the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

            (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Master Servicer with such information or reports as the Master Servicer deems necessary to fulfill its obligations under this Section 3.09(f) promptly upon the Master Servicer's request therefor. The Master Servicer shall deliver a copy of any such report to the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing any defaulted Mortgage Loan is located and the terms of that Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and any affected Non-Trust Companion Loan Holder no later than the first Business Day following the end of the Collection Period in which such Final Recovery Determination was made.

            SECTION 3.10      Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or a Mortgage Loan Combination Custodial Account, as applicable pursuant to Section 3.04, or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Mortgage Loan Combination Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s)) (as a collective whole) and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) From time to time as is appropriate for servicing or foreclosure of any Non-Trust Companion Loan, the Master Servicer or Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related Non-Trust Companion Loan Holder.

            SECTION 3.11      Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third and last paragraphs of this Section 3.11(a)) with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (including Specially Serviced Trust Mortgage Loans, Defeasance Mortgage Loans and Additional Collateral Trust Mortgage Loans). As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Trust Mortgage Loan or is deemed to accrue from time to time on such REO Trust Mortgage Loan, as the case may be, and for the same period respecting which any related interest payment due on such Trust Mortgage Loan or deemed due on such REO Trust Mortgage Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan and REO Revenues allocable as interest on each REO Trust Mortgage Loan. In no event will the Master Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees.

            The Master Servicer, on behalf of itself and the holder of the Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Trust Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the third and last paragraphs of this
Section 3.11(a), the right to receive the Master Servicing Fee and may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Trust Mortgage Loans and the KeyBank Trust Mortgage Loans have been paid on or prior to the Closing Date by Column.

            Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in whole but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM, all or any portion of the Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.01% per annum (one basis point). KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Non-Trust Companion Loan Holders, the Depositor, the Underwriters, the Trustee, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction pursuant to the preceding sentence).

            Additional master servicing compensation in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Trust Mortgage Loans have been paid), (ii) all Penalty Charges actually collected on each Trust Mortgage Loan (other than Specially Serviced Trust Mortgage Loans) but only to the extent that (A) all amounts then due and payable with respect to such Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Trust Mortgage Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Trust Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Trust Mortgage Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to Trust Mortgage Loan modifications for which the Master Servicer is responsible pursuant to Section 3.20 (but only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04. Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of
Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Trust Mortgage Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

            The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account and any A/B Mortgage Loan Combination Custodial Accounts, maintained by the Master Servicer in accordance with Section 3.06 (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Trust Mortgage Loan to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excesses for any Distribution Date (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

            The Master Servicer shall be entitled to a Master Servicing Fee, as well as the additional master servicing compensation contemplated (other than Penalty Charges) by the second preceding paragraph, with respect to each Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto as if such Mortgage Loan was a Trust Mortgage Loan or such REO Non-Trust Companion Loan was an REO Trust Mortgage Loan, as the case may be; provided that such Master Servicing Fee and any such additional master servicing compensation shall be paid hereunder solely out of collections on or in respect of the subject Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto and, in no event, out of the Trust Fund. Without limiting its rights under any other agreement or arrangement, the Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation hereunder with respect to the B-Note Non-Trust Companion Loans.

            Except as specifically provided in this Agreement, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket or master single interest Insurance Policy insuring against hazard losses pursuant to
Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Mortgage Loan Combination Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan. As to each such Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Trust Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Trust Mortgage Loan or deemed to be due on such REO Trust Mortgage Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Trust Mortgage Loan, when all applicable Servicing Transfer Events cease to exist. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) 100% of all assumption fees and assumption application fees on all Specially Serviced Trust Mortgage Loans, (ii) 50% of all assumption fees on any Trust Mortgage Loans other than Specially Serviced Trust Mortgage Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Trust Mortgage Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04.

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Trust Mortgage Loan at the Workout Fee Rate. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest, other than Default Interest and Excess Interest, and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Trust Mortgage Loan) received on such Trust Mortgage Loan for so long as it remains a Corrected Trust Mortgage Loan. The Workout Fee with respect to any Corrected Trust Mortgage Loan will cease to be payable if such Trust Mortgage Loan again becomes a Specially Serviced Trust Mortgage Loan; provided that a new Workout Fee will become payable if and when such Trust Mortgage Loan again becomes a Corrected Trust Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Trust Mortgage Loans that became Corrected Trust Mortgage Loans during the period that it acted as Special Servicer and were Corrected Trust Mortgage Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of (i) the Liquidation Fee Rate and (ii) the proceeds of such full, partial or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Trust Mortgage Loan, as the case may be (in each such case, however, exclusive of any portion of such payoff and/or proceeds that represents Penalty Charges and/or Excess Interest); provided, however, that no Liquidation Fee shall be payable out of, or in connection with the receipt of, Liquidation Proceeds received as a result of the repurchase or replacement of any Trust Mortgage Loan in connection with a Material Breach or Material Defect by the related Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor as contemplated by Section 2.03 (so long as such repurchase or replacement occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as such cure period may be extended in accordance with the related Mortgage Loan Purchase Agreement), the purchase of the Mayfair Mall Trust Mortgage Loan during the applicable Cure Period by the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder pursuant to or as contemplated by Section 3.31, the purchase of any Defaulted Trust Mortgage Loan by the Special Servicer or any Affiliate thereof pursuant to
Section 3.18, the purchase of any A-Note Mortgage Loan by the related B-Note Non-Trust Companion Loan Holder pursuant to the related A/B Intercreditor Agreement, the purchase of any Trust Mortgage Loan by any related Mezzanine Loan Holder (but only so long as such purchase occurs pursuant to a purchase option in the related intercreditor agreement within the requisite time period) or the purchase of all the Trust Mortgage Loans and REO Properties in the Trust Fund by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            Notwithstanding anything in this Agreement to the contrary, no Liquidation Fee will be payable under the circumstances set forth in the proviso in the preceding paragraph. If, however, Liquidation Proceeds are received with respect to any Corrected Trust Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Trust Mortgage Loan.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Trust Mortgage Loan (but only to the extent actually collected from the related Borrower and to the extent that (i) all amounts then due and payable with respect to such Specially Serviced Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Trust Mortgage Loan) have been paid, (ii) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Trust Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Specially Serviced Trust Mortgage Loan, and (iii) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Specially Serviced Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage
Loan). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket or master single interest Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Mortgage Loan Combination Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to any A-Note Trust Mortgage Loan, any successor REO Trust Mortgage Loan with respect thereto or any related REO Property shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of the Collection Account. Furthermore, notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be payable out of the Mayfair Mall Custodial Account, to the maximum extent permitted by the Mayfair Mall Intercreditor Agreement, before being paid out of the Collection Account. The Special Servicer shall be entitled to such compensation with respect to the B-Note Non-Trust Companion Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A-Note Trust Mortgage Loan. If and to the extent applicable under the circumstances, the Special Servicer shall be entitled to a Special Servicing Fee, a Workout Fee and/or a Liquidation Fee, as well as the additional servicing compensation contemplated by the second paragraph of this
Section 3.11(b), with respect to each Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto as if such Mortgage Loans was a Trust Mortgage Loan or such REO Non-Trust Companion Loan was an REO Trust Mortgage Loan; provided that any such fees and/or additional servicing compensation shall be paid hereunder solely out of collections on or in respect of the subject Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan with respect thereto, and in no event, out of the Trust Fund.

            SECTION 3.12      Reports to the Trustee.

            (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in October 2003, the CMSA Loan Periodic Update File with respect to the subject Distribution Date (which shall include the Available Distribution Amount for the subject Distribution Date) including the anticipated P&I Advances and Servicing Advances for the subject Distribution Date and any accrued but unpaid interest on Advances. As to each Trust Mortgage Loan and REO Property (or related REO Trust Mortgage Loan), to the extent that the relevant information is not included as part of the CMSA Loan Periodic Update File, the Master Servicer shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of the related Determination Date. The Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Trust Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21 and
Section 3.12(c).

            (b) Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in October 2003 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the subject Trust Mortgage Loans with respect to the period prior to the Closing Date).

            (c) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in October 2003, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Trust Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination
Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File;
(viii) a CMSA Loan Set-up File and (ix) a CMSA Financial File. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

            The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in October 2003, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each of the subject Mortgage Loans by loan number and property name); (iii) a CMSA Delinquent Loan Status Report; (iv) a CMSA Comparative Financial Status Report; (v) a CMSA Historical Liquidation Report; (vi) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (vii) a CMSA REO Status Report.

            Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12 shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The information that pertains to Specially Serviced Trust Mortgage Loans and REO Properties reflected in the reports referred to above in this
Section 3.12(c) shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer by 2:00 p.m. New York City time on the second Business Day prior to the Master Servicer Remittance Date in CMSA format (as in effect from time to time) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. The Master Servicer's responsibilities under this Section 3.12(c) with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under this Section 3.12(c). In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the related Mortgage Loan Documents and have been received by the Master Servicer:

                  (i) At least annually by May 31, commencing May 31, 2004, or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Master Servicer has received the subject information, with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, based upon (and accompanied by copies of) the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer or the Special Servicer and, with respect to operating statements and rent rolls for Specially Serviced Trust Mortgage Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                  The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each of the Trust Mortgage Loans, other than Specially Serviced Trust Mortgage Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, to the extent such action is consistent with applicable law, the terms of such Trust Mortgage Loans and the Servicing Standard. The Master Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Special Servicer, the Series 2003-C4 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder) and, upon request, the Trustee, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after the subject fiscal quarter and (B) 30 days following receipt by the Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 10 days following such receipt), and
      (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year, commencing May 31, 2004, and (B) 30 days following receipt by the Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 10 days following such receipt).

                  (ii) The Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Trust Mortgage Loan) that shall be prepared or, once prepared, updated by the Master Servicer and delivered to the Trustee within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property; provided that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the related Mortgage Loan Documents.

            The Special Servicer will be required pursuant to Section 3.12(f) to deliver to the Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans on or before April 30 of each year, commencing on April 30, 2004, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) The Master Servicer's responsibilities under this Section 3.12 with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under
Section 3.12. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents and have been received by the Special Servicer:

                  (i) Annually, on or before April 30 of each year, commencing in April 30, 2004, or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Special Servicer has received the subject information, with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year (but only to the extent the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to
      Section 3.21 as is necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), based upon (and accompanied by copies of) the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                  The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Trust Mortgage Loan, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, and shall cause quarterly and annual operating statements and rent rolls to be prepared and delivered to it with respect to each REO Property within 60 days after each fiscal quarter or 90 days after each fiscal year, as applicable. The Special Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Master Servicer, the Series 2003-C4 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls.

                  (ii) The Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Trust Mortgage Loan or is an REO Property that shall be prepared or, once prepared, updated by the Special Servicer and delivered to the Master Servicer within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided that the Special Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly.

            (g) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated by Section 3.26.

            (i) The Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B-Note Non-Trust Companion Loan Holder all documents, statements, reports and information with respect to the related B-Note Non-Trust Companion Loan and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

            (j) The Special Servicer shall prepare and deliver to the Master Servicer, and the Master Servicer shall prepare, if necessary, and deliver to each Mayfair Mall Non-Trust Companion Loan Holder, with respect to the related Mayfair Mall Non-Trust Companion Loan or any related REO Property or its designee, all of the same type of reports, documents and other information (whether pursuant to this Section 3.12 or otherwise) that the Special Servicer or the Master Servicer, as the case may be, is required to prepare and deliver to the Master Servicer, in the case of the Special Servicer, or to the Trustee, in the case of the Master Servicer, with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, on a concurrent basis.

            SECTION 3.13      Annual Statement as to Compliance.

            The Master Servicer and the Special Servicer shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) on or before May 1 of each year, beginning in 2003, an Officer's Certificate of the Master Servicer or Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period as may be applicable) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether the Master Servicer or the Special Servicer, as the case may be, has received any notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each of the Master Servicer and Special Servicer shall be required to deliver such Officer's Certificate by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust (or any securitization trust holding a Mayfair Mall Non-Trust Companion Loan) for the preceding calendar year. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as Master Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

            SECTION 3.14      Reports by Independent Public Accountants.

            On or before May 1 of each year, beginning in 2003, the Master Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Series 2003-C4 Directing Certificateholder, the Class MM Directing Certificateholder, each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or similar mortgage loans under this Agreement and/or similar agreements during the previous calendar year and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted during the previous calendar year in compliance with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, as applicable, require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicer and Special Servicer shall be required to cause the delivery of its Accountant's Statement by March 15 in 2004 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust (or any securitization trust holding a Mayfair Mall Non-Trust Companion Loan) for the preceding calendar year. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

            Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.26 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15      Access to Certain Information.

            (a) Each of the Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder, Certificate Owner or holder of a security backed by a Non-Trust Companion Loan that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Master Servicer or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or holder of a security backed by a Non-Trust Companion Loan, access to any documentation regarding the Mortgage Loans and the Trust Fund (or, in the case of a holder of a security backed by a Non-Trust Companion Loan, regarding such Non-Trust Companion Loan) within its control which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Master Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Persons' information or report, included in any communication from the Master Servicer, the Special Servicer or Borrower. Notwithstanding the above, the Master Servicer and Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information, unless the Master Servicer or Special Servicer, as the case may be, acted with negligence, bad faith or willful misfeasance. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans and REO Properties that is not confidential.

            (b) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Trust Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Trust Mortgage Loan.

            (c) The Master Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, for review by the Depositor, the Trustee, any Non-Trust Companion Loan Holder (or its designee), the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate, or shall send such items to any requesting party (at the expense of such requesting party, except in the case of the Series 2003-C4 Directing Certificateholder (so long as the requests are not excessive or duplicative), the Class MM Directing Certificateholder (so long as the requests are not excessive or duplicative), any Non-Trust Companion Loan Holder (or its designee) (so long as the requests are not excessive or duplicative), the Trustee and the Rating Agencies, and except as otherwise provided in the last sentence of this paragraph): (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received from the respective Borrowers or otherwise obtained by the Master Servicer or the Special Servicer, as applicable, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in connection with the property inspections pursuant to Section 3.19, (iii) any appraisals and/or internal valuations prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in accordance with this Agreement, (iv) any and all modifications, waivers and amendments of the terms of a Trust Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable, and (v) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as applicable, the Master Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting party for the expense of any additional copies so provided.

            (d) With respect to any information furnished by the Master Servicer or the Special Servicer pursuant to the foregoing provisions of this Section 3.15, the Master Servicer or the Special Servicer, as the case may be, shall be entitled to indicate the source of such information, and the Master Servicer or the Special Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. In connection with providing access to or copies of the items described above in this Section 3.15 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Master Servicer or the Special Servicer, as the case may be, shall require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person in form and substance reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement.

            (e) any transmittal of information by the Master Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer or Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

            (f) Notwithstanding anything in this Agreement to the contrary, the Master Servicer and the Special Servicer may withhold any information not yet included in a Current Report on Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Special Servicer or the Master Servicer has determined that such withholding is appropriate in accordance with applicable law.

            (g) Except as otherwise required by this Agreement and except for statements, reports and information to be filed with the Commission as contemplated by Section 3.26, the Master Servicer and the Special Servicer each may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information that the Master Servicer or the Special Servicer is required by this Agreement to provide to any of the Rating Agencies, the Trustee, the Depositor and anyone the Depositor reasonably designates.

            SECTION 3.16      Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related Non-Trust Companion Loan Holder(s). The Special Servicer, on behalf of the Trust and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related Non-Trust Companion Loan Holder(s), shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund (or, if applicable, the Trust Fund and any affected Non-Trust Companion Loan Holder(s)) payable out of the Collection Account pursuant to Section 3.05 (or, if applicable, out of the related Mortgage Loan Combination Custodial Account pursuant to Section 3.04).

            (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to a Mortgage Loan Combination, on behalf of the Trust Fund and the related Non-Trust Companion Loan Holder(s)), then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and any affected Non-Trust Companion Loan Holder(s)), for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional special servicing compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the first Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), or deliver to the Master Servicer for deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

            SECTION 3.17      Management of REO Property.

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee, to the Series 2003-C4 Directing Certificateholder and, if the Mayfair Mall Mortgaged Property is affected, to each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and the Class MM Directing Certificateholder, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

Subject to Section 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto, any affected Non-Trust Companion Loan Holder or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to a Mortgage Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Companion Loan Holder(s)) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement with respect to any REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Mortgage Loan(s)) shall not, with respect to any REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property as are consistent with the Servicing Standard, and consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property, if applicable; and

                  (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer in accordance with Section 3.03(c), make a Servicing Advance of such amounts as are necessary for such purposes unless the Master Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in light of the nature and locality of such REO Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in
      Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to, the Master Servicer as a Servicing Advance.

            SECTION 3.18      Fair Value Purchase Option; Sale of REO
                              Properties.

            (a) Each of the Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by
Section 2.03(b), Section 3.31, Section 9.01, the related Mortgage Loan Documents and/or any related intercreditor, co-lender and/or similar agreement(s).

            (b) If any Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Series 2003-C4 Directing Certificateholder and, in respect of the Mayfair Mall Trust Mortgage Loan only, each Mayfair Mall Non-Trust Companion Loan Holder (or its designee) and the Class MM Directing Certificateholder. The Series 2003-C4 Directing Certificateholder may, at its option, purchase any Defaulted Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Series 2003-C4 Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party; provided that the Series 2003-C4 Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Series 2003-C4 Directing Certificateholder. The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Trust Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Trust Mortgage Loan will automatically terminate upon (i) the related Borrower's cure of all defaults on the Defaulted Trust Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Trust Mortgage Loan in connection with a workout or (iv) in the case of the Mayfair Mall Trust Mortgage Loan (if applicable), the purchase thereof pursuant to or as contemplated by Section 3.31.

            The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Trust Mortgage Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Series 2003-C4 Directing Certificateholder.

            The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            If the Mayfair Mall Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, the Special Servicer shall deliver to each holder of a Mayfair Mall Non-Trust Companion Loan (or the designee of that holder) copies of all written and/or electronic information used by the Special Servicer to establish the Fair Value of the Mayfair Mall Trust Mortgage Loan, together with, at the expense of such holder, such other information as such holder (or its designee) may reasonably request to perform a similar valuation of the subject Mayfair Mall Non-Trust Companion Loan.

            In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Trust Mortgage Loan, including as the Series 2003-C4 Directing Certificateholder or as the assignee thereof, then the Master Servicer or, if the Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Trust Mortgage Loan is no less than the amount that the Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In such event, the Special Servicer shall promptly deliver to the Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Trust Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In that event, the Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The Master Servicer or Trustee, as applicable, shall be entitled to a fee of $1,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Trust Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Trust Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

            (c) If the Series 2003-C4 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan as provided in
Section 3.18(b) within 15 days of the Series 2003-C4 Directing Certificateholder's having received notice that the subject Trust Mortgage Loan has become a Defaulted Trust Mortgage Loan pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2003-C4 Directing Certificateholder or its assignee, and the Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. In addition, if the Series 2003-C4 Directing Certificateholder or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan provided in Section 3.18(b) within 15 days of the Series 2003-C4 Directing Certificateholder's having received notice of the calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Special Servicer that such Trust Mortgage Loan was not purchased by the Series 2003-C4 Directing Certificateholder or its assignee, and the Special Servicer may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Fair Value. The cash price paid for any such Trust Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Trust Mortgage Loan.

            (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Mortgage Loan Combination, the related Non-Trust Companion Loan Holder(s), as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee, the Master Servicer and any affected Non-Trust Companion Loan Holder(s) not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser retained at the expense of the Trust Fund (and/or any affected Non-Trust Companion Loan Holder(s)) by (i) the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected Non-Trust Companion Loan Holder(s), except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

            (f) Any sale of any Defaulted Trust Mortgage Loan or REO Property shall be for cash only.

            (g) The parties hereto acknowledge the purchase option of each B-Note Non-Trust Companion Loan Holder with respect to the related A-Note Mortgage Loan provided for in the related A/B Intercreditor Agreement. The purchase price paid by any B-Note Non-Trust Companion Loan Holder for the related A-Note Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B-Note Non-Trust Companion Loan Holder.

            (h) Any purchase option provided for with respect to a Defaulted Trust Mortgage Loan pursuant to this Section 3.18 shall, in the case of the Mayfair Mall Trust Mortgage Loan, be subject to the rights of the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder or any Mayfair Mall Non-Trust Companion Loan Holder, as applicable, to purchase the Mayfair Mall Trust Mortgage Loan in accordance with or as contemplated by
Section 3.31.

            (i) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Trust Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Trust Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in such Mezzanine Loan Holder.

            SECTION 3.19 Additional Obligations of the Master Servicer and Special Servicer; Inspections; Appraisals.

            (a) The Master Servicer (or, with respect to each Specially Serviced Trust Mortgage Loan and REO Property and each Trust Mortgage Loan described in
Section 3.19(c) below, the Special Servicer) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,500,000 at least once every 12 months and
(B) with a Stated Principal Balance of less than $2,500,000 at least once every 24 months, in each case commencing in 2004 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Trust Mortgage Loan becomes a Specially Serviced Trust Mortgage Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or Special Servicer, as applicable, shall send each inspection report (i) to S&P and/or Moody's, upon request, (ii) to the Series 2003-C4 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder), (iii) if the subject Mortgaged Property relates to a Mortgage Loan Combination, to the related Non-Trust Companion Loan Holder(s) and
(iv) to the Trustee upon request. At the request of any Certificateholder or Certificate Owner, the Trustee shall request a copy of the relevant inspection report(s) and deliver the same to such Certificateholder or Certificate Owner, as the case may be.

            (b) With respect to each Mortgage Loan that allows the Special Servicer (on behalf of the Trust Fund and any affected Non-Trust Companion Loan Holder(s)) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Special Servicer may enforce the Trustee's rights with respect to the Manager under the related Mortgage Loan Documents and Management Agreement; provided that, if such right accrues under the related Mortgage Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Series 2003-C4 Directing Certificateholder, to the Class MM Directing Certificateholder and each Mayfair Mall Non-Trust Companion Loan Holder (if the Mayfair Mall Mortgaged Property is affected) and to each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund and any affected Non-Trust Companion Loan Holder(s) by such Manager or the related Borrower, or create a defense to the enforcement of remedies under the subject Mortgage Loan.

            The Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Trust Mortgage Loan that is a Significant Trust Mortgage Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Mortgage Loan Documents or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this Section 3.19(b), a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of a Significant Trust Mortgage Loan, will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the related Mortgage Loan Documents.

            (c) The Special Servicer shall be required to obtain any Appraisal required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event, the cost of which shall be paid by the Master Servicer as a Servicing Advance; provided that in no event shall the period to receive such Appraisal or perform such internal valuation exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Trustee, the Master Servicer, any affected Non-Trust Companion Loan Holder(s), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation is completed, by such date, the Appraisal Reduction Amount for such Trust Mortgage Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction Amount. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, under this Section 3.19(c) with respect to a Trust Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

            (d) With respect to each Trust Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Trust Mortgage Loan has become a Corrected Trust Mortgage Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Trust Mortgage Loan, and no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect thereto), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Trustee, the Master Servicer, each affected Non-Trust Companion Loan Holder (if any), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. Such Appraisal or internal valuation or calculation of the Appraisal Reduction described in the preceding sentence, as the case may be, shall be used to determine monthly the amount of the Appraisal Reduction Amount with respect to the subject Trust Mortgage Loan for each Distribution Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

            With respect to each Trust Mortgage Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Trust Mortgage Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Trust Mortgage Loan, and with respect to which no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to such Trust Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

            SECTION 3.20      Modifications, Waivers, Amendments and Consents.

            (a) Subject to the provisions of this Section 3.20, Section 3.21 and
Section 3.31 (and, in the case of any Mortgage Loan Combination, subject to the terms of the related intercreditor, co-lender or similar agreement), the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

                  (i) For any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as provided in Section 3.02) affect the amount or timing of any scheduled payments of principal, interest or other amounts payable under such Mortgage Loan, affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment by the Borrower during a prepayment lockout period, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or, in the reasonable judgment of the Master Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payments of amounts due thereon; and provided, further, that this Section 3.20(a)(i) does not apply to waivers contemplated by Section 3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall be responsible for the following:

                  (A) approving routine leasing activity with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (B) approving annual budgets for the related Mortgaged Property; provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (C) waiving any provision of a Mortgage Loan requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Trust Mortgage Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

                  (D) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (E) releases of non-material parcels of a Mortgaged Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Mortgage Loan Documents); and

                  (F) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Mortgage Loan;

      provided, however, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment in connection with an assumption transaction contemplated by Section 3.08 is not included within the scope of this clause (i), the Master Servicer shall process the Borrower's request and submit such request for approval by the Special Servicer in connection with (and subject to the same time constraints for) its approval of the subject assumption transaction pursuant to Section 3.08; and provided, further, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this clause (i) and is not related to an assumption transaction, the Special Servicer shall be responsible for such request in accordance with clause
      (ii) below.

                  (ii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the Master Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Mortgage Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the Master Servicer nor, except as provided in Section 3.20(d), the Special Servicer, on behalf of the Trustee (or, in the case of a Non-Trust Companion Loan, on behalf of the related Non-Trust Companion Loan Holder), shall agree or consent to, any modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:

                  (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and other amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

                  (iv) in the judgment of the Master Servicer or Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Sections 3.20(a)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Sections 3.20(e) and 3.20(f), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (vi) accept a Principal Prepayment during any Lockout Period; provided that (A) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Mortgage Loan to Certificateholders (or, in the case of a Mortgage Loan Combination, Certificateholders and the related Non-Trust Companion Loan Holder(s)), as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders or a Non-Trust Companion Loan Holder to be performed at the related Mortgage Rate).

            The determination of the Special Servicer contemplated by the clause
(B) of the proviso to the prior paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance).

            (e) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool, an Adverse Grantor Trust Event with respect to any Grantor Trust Pool or any event similar to the foregoing with respect to any REMIC or grantor trust that includes a Non-Trust Companion Loan.

            (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Mortgage Loan is secured by a Ground Lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such Ground Lease; or (iv) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance (or, in the case of a Non-Trust Companion Loan, the unpaid principal balance) of such Mortgage Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such Ground Lease prior to any extension beyond a date 20 years prior to the expiration of the term of such Ground Lease. In addition, any modification, waiver or amendment of a monetary term of the Mayfair Mall Mortgage Loan Combination shall be structured so as to affect the Mayfair Mall Trust Mortgage Loan and the respective Mayfair Mall Non-Trust Companion Loans proportionately based on the respective amounts due thereunder.

            (g) Neither the Master Servicer nor the Special Servicer may permit or modify a Mortgage Loan to permit a voluntary Principal Prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless (i) the Master Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Mortgage Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall or (iv) such Principal Prepayment is accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Series 2003-C4 Directing Certificateholder, or if accepted by the Master Servicer, with the consent of the Special Servicer.

            (h) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (i) The Master Servicer and the Special Servicer shall notify each other, each affected Non-Trust Companion Loan Holder (if any) and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) agreed to by the Master Servicer or the Special Servicer, as the case may be, and the date thereof, and shall deliver to the Trustee (in the case of the Special Servicer, with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Master Servicer or Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan agreed to by the Master Servicer or the Special Servicer, as the case may be. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity", neither the Master Servicer nor the Special Servicer shall consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless granting such consent is consistent with the Servicing Standard and, with respect to a Borrower under any Significant Trust Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Series 2003-C4 Directing Certificateholder.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Trust Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Series 2003-C4 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder)), shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Trust Mortgage Loan and any related Non-Trust Companion Loan(s) that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Trust Mortgage Loan and any related Non-Trust Companion Loan(s) until the Special Servicer has commenced the servicing of such Trust Mortgage Loan and any related Non-Trust Companion Loan(s). The Trustee shall deliver to the Underwriters, the Initial Purchaser, each affected Non-Trust Companion Loan Holder (if any) and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Trust Mortgage Loan (other than an REO Trust Mortgage Loan) has become a Corrected Trust Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Master Servicer, the Special Servicer's obligation to service such Corrected Trust Mortgage Loan and any related Non-Trust Companion Loan(s) shall terminate and the obligations of the Master Servicer to service and administer such Corrected Trust Mortgage Loan and any related Non-Trust Companion Loan(s) shall re-commence.

            Any Non-Trust Companion Loan shall constitute a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for so long as the related Trust Mortgage Loan is a Specially Serviced Trust Mortgage Loan. (b) In servicing any Specially Serviced Trust Mortgage Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Trust Mortgage Loan information including correspondence with the related Borrower.

            (c) No later than the first Business Day following each Determination Date, by 2:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Trust Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Collection Period, (2) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, and (3) such additional information or data relating to the Specially Serviced Trust Mortgage Loan and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) Subject to the last paragraph of this Section 3.21(e), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Mortgage Loan or REO Property unless and until it has notified the Series 2003-C4 Directing Certificateholder and the Series 2003-C4 Directing Certificateholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Series 2003-C4 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Series 2003-C4 Directing Certificateholder shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to protect the interests of the Certificateholders and the related Non-Trust Companion Loan Holder(s) (as a collective whole)), the Special Servicer may take, or consent to the Master Servicer's taking, a Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property without waiting for the Series 2003-C4 Directing Certificateholder's response; and provided, further, that, with respect to any Specially Designated Servicing Action being performed by the Master Servicer in connection with an assumption transaction involving any Mortgage Loan in accordance with Section 3.08, the above-referenced 10-Business Day period shall not exceed the 10-day period within which the Special Servicer must object to the Master Servicer's performance of such Specially Designated Servicing Action pursuant to Section 3.08.

            In addition, subject to the last paragraph of this Section 3.21(e), the Series 2003-C4 Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Series 2003-C4 Directing Certificateholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Series 2003-C4 Directing Certificateholder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

            Notwithstanding the foregoing, no advice, direction or objection of the Series 2003-C4 Directing Certificateholder shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, either Mortgage Loan Seller, the Trust Fund, any Non-Trust Companion Loan Holder, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection if given by the Series 2003-C4 Directing Certificateholder nor initiate any such actions. Furthermore, the rights and powers of the Series 2003-C4 Directing Certificateholder under this Section 3.21(e) shall not apply to the Mayfair Mall Mortgage Loan Combination or any related REO Property; provided that the Series 2003-C4 Directing Certificateholder may exercise such rights as are granted to it under Section 3.31 with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property.

            (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Borrower,
(ii) the existence of a material non-payment default or (iii) the request by a Borrower for the amendment or modification of a Mortgage Loan required to be handled by the Special Servicer, the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Credit File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

            SECTION 3.22      Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement (including the Events of Default in clauses (i)-(viii) of Section 7.01(a)) in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided that any Sub-Servicing Agreements entered into by the Master Servicer with entities identified on Exhibit N by January 1, 2004 can only be terminated for cause);
(iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer or Special Servicer, as applicable; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Mortgage Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer or Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer or Special Servicer hereunder, upon becoming successor Master Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable.

            In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the Trustee, the Depositor and any affected Non-Trust Companion Loan Holder(s) in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans to be serviced by such Sub-Servicer.

            (c) As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders, the Trust Fund or any Non-Trust Companion Loan Holder) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or Special Servicer, as applicable, would require were it the owner of the subject Mortgage Loans. The Master Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Master Servicer and elects or is required to assume the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Master Servicer and the Special Servicer represents, warrants and covenants that it shall remain obligated and liable to the Trustee, the Certificateholders and the Non-Trust Companion Loan Holders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            SECTION 3.23 Representations, Warranties and Covenants of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Non-Trust Companion Loan Holders, as of the Closing Date, that:

                  (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

                  (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

                  (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            SECTION 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Non-Trust Companion Loan Holders, as of the Closing Date and as to the Special Servicer, that:

                  (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

                  (ix) The Special Servicing Fee represents reasonable servicing compensation; and

                  (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            SECTION 3.25 Limitation on Liability of the Series 2003-C4 Directing Certificateholder.

            By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Series 2003-C4 Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Series 2003-C4 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2003-C4 Directing Certificateholder, each Certificateholder agrees to take no action against the Series 2003-C4 Directing Certificateholder as a result of such a special relationship or conflict.

            SECTION 3.26      Filings with the Securities and Exchange
                              Commission.

            (a) With respect to the Trust's fiscal year 2003 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

                  (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.10(a) and/or Section 3.26(c) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute on behalf of the Trust and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee;

                  (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

                  (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by an officer of the Depositor as contemplated by this Section 3.26);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a).

            The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this
Section 3.26(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

            (b) All Annual Reports on Form 10-K with respect to the Trust shall include a Sarbanes-Oxley certification, and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Annual Report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), and the Special Servicer shall also provide to the Master Servicer, a certification (each, a "Performance Certification"), in the form set forth on Exhibit M hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit M hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit M hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit M hereto (and the Special Servicer's certification with respect to the items on Exhibit A to Exhibit M hereto) shall relate to servicing information. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party (other than the Trustee) shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 3.26 with respect to the period of time such Performing Party was subject to this Agreement.

            (c) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Trust Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

            (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

            (g) If any Mayfair Mall Non-Trust Companion Loan is included in a securitization trust and backs publicly offered securities, then each Performing Party agrees that any Performance Certification delivered by it hereunder may be delivered to, and relied upon by, any Person performing substantially the same function with respect to such securitization trust as a Certification Party hereunder, and such Performing Party shall indemnify and hold harmless any such Person in respect of such securitization trust to whom any such Performance Certification is delivered to the same extent that such Performing Party would indemnify a Certification Party hereunder.

            (h) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

            (i) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 3.26(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

            SECTION 3.27 Lock-Box Accounts, Cash Collateral Accounts and Servicing Accounts.

            (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Mortgage Loan Documents.

            (b) For any Mortgage Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Master Servicer shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish a Lock-Box Account for each ARD Mortgage Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Mortgage Loan requiring the establishment of a Lock-Box Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

            (d) The Master Servicer shall timely provide all notifications and otherwise timely take all actions necessary to perfect or maintain the perfection of the security interest of the Trustee in each Lock-Box Account, Cash Collateral Account and Servicing Account with respect to any Mortgage Loan.

            SECTION 3.28      Interest Reserve Account.

            (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date in any February and on each Distribution Date in any January which occurs in a year that is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date at the related Net Mortgage Rate (or, in the case of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, on the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date at 3.076250% per annum), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the immediately preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

            SECTION 3.29 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Certain Mortgage Loans.

            (a) Prior to taking any action with respect to a Mortgage Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be covered by a Servicing Advance by the Master Servicer.

            (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than indebtedness of the type addressed in Section 3.08) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject to Section 3.20 hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage
Rate) than the withholding of such consent or grant of waiver, and (in the case of a Trust Mortgage Loan) the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.20 hereof, and except that, if such action is related to an assumption transaction contemplated by
Section 3.08, the Master Servicer shall process the Borrower's request for such consent or waiver and submit such request for approval by the Special Servicer in connection with its approval of the subject assumption transaction pursuant to Section 3.08.

            (c) With respect to any ARD Mortgage Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.27.

            (d) To the extent not inconsistent with the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Mortgage Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written consent from any Rating Agency if such Mortgage Loan is not one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(d), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time and the then-current principal balance of such Mortgage Loan is less than $35,000,000.

            (e) To the extent not inconsistent with the related Mortgage Loan Documents, the Master Servicer or Special Servicer shall not consent to a change in the property manager with respect to a property securing a Mortgage Loan that is one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(e), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time or that has a then-current principal balance of greater than $35,000,000, unless it obtains confirmation from S&P that the appointment of such new property manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, and otherwise such costs shall be a Trust Fund expense.

            (f) The Master Servicer shall, as to each Trust Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer, on behalf of the Trustee.

            SECTION 3.30 Master Servicer and Special Servicer May Own Certificates.

            (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder".

            SECTION 3.31 Certain Matters Regarding the Mayfair Mall Mortgage Loan Combination.

            (a) Prior to taking, or permitting the Master Servicer to take, any of the Mayfair Mall Specially Designated Servicing actions with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property, the Special Servicer shall provide notice of its intent to take or permit the taking of such particular action, together with all information that the Special Servicer considers to be material in connection with evaluating such particular action, to: (i) the Class MM Directing Certificateholder, but only if a Mayfair Mall Change of Control Event does not then exist; (ii) the Series 2003-C4 Directing Certificateholder; and (iii) each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement). For 10 Business Days following its receipt of any notice delivered by the Special Servicer pursuant to the prior sentence (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders and the Mayfair Mall Non-Trust Companion Loan Holders (as a collective whole) prior to the expiration of such period), each of the Persons referred to in clauses (i), (ii) and (iii) of the prior sentence shall be entitled to consult with and advise the Special Servicer regarding the proposed action; provided that the Special Servicer shall have no obligation to follow any advice of, or take any direction from, any such Person (except to the extent that such Person is part of a Mayfair Mall Control Group and is exercising the rights set forth in Section 3.31(b)). Upon reasonable request of any of the Persons referred to in clauses (i), (ii) and (iii) of the second preceding sentence made within 10 Business Days following its receipt of any notice delivered by the Special Servicer pursuant to the second preceding sentence, the Special Servicer shall provide the requesting Person with any additional information regarding the proposed action that is in the Special Servicer's possession or obtainable by the Special Servicer with reasonable effort.

            (b) Subject to the last paragraph of this Section 3.31(b), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Mayfair Mall Specially Designated Servicing Actions with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property as to which Persons constituting a Mayfair Mall Control Group have objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that such Persons have reasonably requested with respect thereto promptly following receipt of the subject notice, all in accordance with
Section 3.1.2 of the Mayfair Mall Intercreditor Agreement and Section 3.31(a) hereof (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Mayfair Mall Non-Trust Companion Loan Holders, their respective designees and representatives appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement and the Series 2003-C4 Directing Certificateholder shall be deemed to have approved the taking of the subject Mayfair Mall Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Mayfair Mall Non-Trust Companion Loan Holders (as a collective whole), the Special Servicer may take, or consent to the Master Servicer's taking, a Mayfair Mall Specially Designated Servicing Action with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property without waiting for the response of any Mayfair Mall Non-Trust Companion Loan Holder, any designee or representative thereof or the Series 2003-C4 Directing Certificateholder.

            In addition, subject to the last paragraph of this Section 3.31(b), Persons constituting a Mayfair Mall Control Group may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Mayfair Mall Mortgage Loan Combination (if such Mortgage Loans are Specially Serviced Mortgage Loans) or any related REO Property as such Persons may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide any Person that could constitute part of a Mayfair Mall Control Group in respect of the matters contemplated by this paragraph with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

            With respect to the matters contemplated by this Section 3.31(b) and the corresponding provisions of Section 3.1.2 of the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, to exercise the rights of the holder of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto and to constitute part of a Mayfair Mall Control Group.

            Notwithstanding the foregoing, no advice, direction or objection of any Mayfair Mall Control Group contemplated by this Section 3.31(b) shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of the Mayfair Mall Mortgage Loan Combination, the Mayfair Mall Intercreditor Agreement or any other related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or
(ii) result in an Adverse REMIC Event with respect to any REMIC Pool, an Adverse Grantor Trust Event with respect to either Grantor Trust Pool or any similar event with respect to a comparable tax arrangement involving a Mayfair Mall Non-Trust Companion Loan, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, Column, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection if given by a Mayfair Mall Control Group nor initiate any such actions.

            (c) Prior to entering into any modification of the Mayfair Mall Mortgage Loan Combination that would materially affect the monetary terms of the Mayfair Mall Mortgage Loan Combination, the Master Servicer or Special Servicer, as applicable, shall provide the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder (if a Mayfair Mall Change of Control Event has occurred and is then continuing), and each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder, up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement) with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder (if a Mayfair Mall Change of Control Event has occurred and is then continuing), shall have the right to purchase the Mayfair Mall Trust Mortgage Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such five-Business Day period). In the event that it elects to exercise such purchase option, the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder, as applicable, shall deliver such Purchase Price to the Master Servicer within three Business Days of the end of the five-Business Day period contemplated by the preceding sentence. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to the next paragraph. In addition, consistent with Section 3.9 of the Mayfair Mall Intercreditor Agreement, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, and the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Trust Mortgage Loan with respect to the Mayfair Mall Non-Trust Companion Loans, pursuant to Section 3.7.2 of the Mayfair Mall Intercreditor Agreement, under circumstances similar to those contemplated by the first sentence of this paragraph, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

            The Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, shall have the right, by written notice to the Master Servicer and Special Servicer (a "Mayfair Mall Purchase Notice") delivered (i) during any Mayfair Mall Cure Period for which the Class MM Directing Certificateholder or the Mayfair Mall Non-Trust Companion Loan Holder, as applicable, is entitled to make a Mayfair Mall Cure Payment or (ii) at any time the Mayfair Mall Trust Mortgage Loan is a Specially Serviced Mortgage Loan (provided that the Mayfair Mall Trust Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable) to purchase the Mayfair Mall Trust Mortgage Loan in whole but not in part at the Purchase Price. Upon the delivery of a Mayfair Mall Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, shall purchase) the Mayfair Mall Trust Mortgage Loan at the Purchase Price, on a date (the "Mayfair Mall Purchase Date") not less than five Business Days nor more than 10 Business Days after the date of the Mayfair Mall Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer, three Business Days prior to the Mayfair Mall Purchase Date and shall, absent manifest error, be binding upon the Class MM Directing Certificateholder or the Mayfair Mall Non-Trust Companion Loan Holder, as applicable. The right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 10 Business Days after delivery of notification by the Special Servicer to the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder, as applicable, of the Special Servicer's intention to sell the Mayfair Mall Trust Mortgage Loan pursuant to
Section 3.18 (if it is a Defaulted Trust Mortgage Loan) or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. In addition, consistent with Section
3.9 of the Mayfair Mall Intercreditor Agreement, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, is hereby designated as the Person (solely in its individual capacity, and not on behalf of the Trust) entitled to exercise the purchase option of the holder of the Mayfair Mall Trust Mortgage Loan with respect to the Mayfair Mall Non-Trust Companion Loans, pursuant to Section 3.7.1 of the Mayfair Mall Intercreditor Agreement, under circumstances similar to those contemplated by the first sentence of this paragraph, among others, and the parties hereto shall reasonably cooperate in connection with any exercise of that purchase option.

            Notwithstanding the foregoing, the right of the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, to purchase the Mayfair Mall Trust Mortgage Loan under either of the two preceding paragraphs shall automatically terminate upon any purchase of the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.18.

            The parties hereto acknowledge the purchase options of the respective Mayfair Mall Non-Trust Companion Loan Holders (and/or their respective designees and/or representatives) in respect of the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.6.1 and Section 3.6.2 of the Mayfair Mall Intercreditor Agreement, and shall take such actions consistent with the Mayfair Mall Intercreditor Agreement as are appropriate or reasonably necessary to permit such purchase (including, in the case of the Special Servicer, if the Mayfair Mall Trust Mortgage Loan is then a Specially Serviced Trust Mortgage Loan, or the Master Servicer, if the Mayfair Mall Trust Mortgage Loan is then a Performing Trust Mortgage Loan, the calculation of the applicable Purchase Price and the collection of all amounts due in connection with the subject purchase, including under Section 3.6.3 of the Mayfair Mall Intercreditor Agreement). Upon its receipt of any notice from a Mayfair Mall Companion Loan Holder or its designee expressing an intent to exercise any such purchase option, each party hereto shall promptly forward a copy of such notice to the Series 2003-C4 Directing Certificateholder and the Class MM Directing Certificateholder.

            In connection with any purchase of the Mayfair Mall Trust Mortgage Loan pursuant to or as contemplated by this Section 3.31(c), each of the Master Servicer and the Special Servicer shall: (i) if it receives the related Purchase Price and/or any other amounts payable in connection with the purchase (including pursuant to Section 3.31(k) hereof or Section 3.6.3 of the Mayfair Mall Intercreditor Agreement), deposit the same in the Collection Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of notice that the related Purchase Price has been received and deposited in the Collection Account, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as are necessary to transfer to the Person effecting the purchase of the Mayfair Mall Trust Mortgage Loan and the related Mortgage Loan Documents, without recourse, representations or warranties.

            (d) The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, and each of the Mayfair Mall Non-Trust Companion Loan Holders (or, in the case of any particular Mayfair Mall Non-Trust Companion Loan Holder, up to three designees and/or representatives thereof appointed in accordance with Section 3.9 of the Mayfair Mall Intercreditor Agreement) notice of any monetary or non-monetary default with respect to the Mayfair Mall Mortgage Loan Combination promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event then exists, or the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is then continuing, or any Mayfair Mall Non-Trust Companion Loan Holder (or any designee or representative thereof appointed pursuant to Section 3.9 of the Mayfair Mall Intercreditor Agreement) shall have the right to cure defaults (each such cure a "Mayfair Mall Cure Event") with respect to the Mayfair Mall Mortgage Loan Combination, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and Advance Interest, within five Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (such period, the "Mayfair Mall Cure Period" and, any payments made to effect any such cure, "Mayfair Mall Cure Payments"), in any event as and to the extent permitted under, and subject to the limitations imposed by, Sections 3.8.1, 3.8.2, 3.8.3 and 3.8.4 of the Mayfair Mall Intercreditor Agreement. For purposes of effecting Mayfair Mall Cure Events, the Class MM Directing Certificateholder, if no Mayfair Mall Change of Control Event exists, and the Series 2003-C4 Directing Certificateholder, if a Mayfair Mall Change of Control Event has occurred and is continuing, shall be deemed designees of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, pursuant to Section 3.9 of the Mayfair Mall Intercreditor Agreement; provided that the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder shall each be acting solely in its individual capacity in effecting Mayfair Mall Cure Events. Notwithstanding the foregoing, the making of a Mayfair Mall Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the Mortgage Loan Documents by the related Borrower.

            (e) Any decisions made by the Master Servicer or Special Servicer, as applicable, with respect to the Mayfair Mall Mortgage Loan Combination pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.31 and this Agreement.

            (f) By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Class MM Directing Certificateholder may take actions that favor the interests of the Holders of the Class MM Certificates over the interests of the Holders of other Classes of Certificates and that the Class MM Directing Certificateholder may have special relationships and interests that conflict with those of Holders of such other Classes of Certificates; and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Class MM Directing Certificateholder, each Certificateholder agrees to take no action against the Class MM Directing Certificateholder as a result of such a special relationship or conflict.

            (g) The Master Servicer and the Special Servicer each shall provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee, with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. The Trustee, the Master Servicer and the Special Servicer each shall provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee, with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Series 2003-C4 Directing Certificateholder with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to each Mayfair Mall Non-Trust Companion Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its Mayfair Mall Non-Trust Companion Loan or any related REO Property. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to any Mayfair Mall Non-Trust Companion Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.31(g) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Mayfair Mall Non-Trust Companion Loan Holder pursuant to any other section of this Agreement.

            (h) Each of the rights of the respective Mayfair Mall Non-Trust Companion Loan Holders under or contemplated by this Section 3.31 shall be assignable to, and/or exercisable by, a designee (and, where specifically indicated, up to three designees) thereof; provided that the Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment and the contact details of the assignee.

            (i) The Trustee, the Master Servicer and the Special Servicer each shall provide to the Class MM Directing Certificateholder, with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Series 2003-C4 Directing Certificateholder with respect to the Mayfair Mall Trust Mortgage Loan or any related REO Property, and on a concurrent basis. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to the Class MM Directing Certificateholder any particular report, document or other information pursuant to this Section 3.31(i) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to the Class MM Directing Certificateholder pursuant to any other section of this Agreement.

            (j) Persons constituting a Mayfair Mall Control Group shall be entitled to terminate the rights and obligations of the Mayfair Mall Special Servicer under this Agreement, with or without cause, solely in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO Property, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Mayfair Mall Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Mayfair Mall Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer substantially in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Mayfair Mall Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Mayfair Mall Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.31(j), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the applicable Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the applicable Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Mayfair Mall Special Servicer terminated pursuant to this Section 3.31(j) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Mayfair Mall Special Servicer hereunder; provided that (i) the terminated Mayfair Mall Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mayfair Mall Custodial Account of all of its accrued and unpaid Special Servicing Fees in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO Property, as and to the extent provided in Sections 3.05(a) and 3.04(f), and reimbursement from the successor to such terminated Mayfair Mall Special Servicer of all outstanding Servicing Advances made by such terminated Mayfair Mall Special Servicer in respect of the Mayfair Mall Mortgage Loan Combination and/or any related REO Property and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Mayfair Mall Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Mayfair Mall Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to any Workout Fees in respect of the Mayfair Mall Mortgage Loan Combination, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Mayfair Mall Special Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Mayfair Mall Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Mayfair Mall Special Servicer shall cooperate with the Trustee and the replacement to such terminated Mayfair Mall Special Servicer in effecting the transfer of such terminated Mayfair Mall Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 3.31(j), to the replacement to such terminated Mayfair Mall Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Mayfair Mall Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Mayfair Mall Special Servicer, in any event with respect to the Mayfair Mall Mortgage Loan Combination or any related REO Property. No penalty or fee shall be payable to the Mayfair Mall Special Servicer with respect to any termination pursuant to this Section 3.31(j). Any expenses of the Trust as a result of any termination pursuant to this Section 3.31(j) shall be paid by the Persons who effected such termination.

            With respect to the matters contemplated by this Section 3.31(j) and
Section 3.1.3 of the Mayfair Mall Intercreditor Agreement, the Series 2003-C4 Directing Certificateholder is hereby designated, on behalf of the Trust Fund, as holder of the Mayfair Mall Trust Mortgage Loan, to exercise the rights of the holder of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto and to constitute part of a Mayfair Mall Control Group.

            (k) If the Class MM Directing Certificateholder or the Series 2003-C4 Directing Certificateholder purchases the Mayfair Mall Trust Mortgage Loan pursuant to Section 3.31(c), or if any Person purchases the Mayfair Mall Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee and the Depositor the respective amounts due and owing to them hereunder with respect to the Mayfair Mall Non-Trust Companion Loans and that, pursuant to the Mayfair Mall Intercreditor Agreement, would otherwise have been payable out of future collections on the Mayfair Mall Non-Trust Companion Loans. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


            SECTION 4.01      Distributions.

            (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Net Available Distribution Amount for such Distribution Date:

            first, concurrently, (i) from that portion of such Net Available Distribution Amount attributable to Loan Group No. 1, distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to, and pro rata as among such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date, (ii) from that portion of such Net Available Distribution Amount attributable to Loan Group No. 2, distributions of interest to the Holders of the Class A-1-A Certificates, up to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date, and (iii) from the entire such Net Available Distribution Amount, distributions of interest to the Holders of the Class A-X and Class A-SP Certificates, up to, and pro rata as between such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Net Available Distribution Amount for any Distribution Date (or the portion thereof attributable to either Loan Group) is insufficient to pay in full the Interest Distribution Amount, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to, and pro rata as among such Classes in accordance with, the respective Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            second, to make distributions of principal to the Holders of the respective Classes of the Class A-P&I Certificates, in the following amounts and order of priority:

                  (i) to the Holders of the Class A-1-A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the portion of the Net Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2;

                  (ii) to the Holders of the Class A-1 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause (i) of this clause second);

                  (iii) to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second);

                  (iv) to the Holders of the Class A-3 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second);

                  (v) to the Holders of the Class A-4 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A-P&I Certificates pursuant to a prior subclause of this clause second); and

                  (vi) to the Holders of the Class A-1-A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1-A Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause (i) of this clause second), up to an amount equal to the entire Net Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause (i) of this clause second and/or to the Holders of any other Class of Class A-P&I Certificates pursuant to subclause (ii), subclause (iii), subclause (iv) and/or subclause (v) of this clause second);

      provided, however, that, notwithstanding the immediately preceding clauses
      (i) through (vi), on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the respective Classes of the Class A-P&I Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Net Total Principal Distribution Amount for such Distribution Date; and

            third, to reimburse the Holders of the respective Classes of the Class A-P&I Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders in accordance with, the respective Loss Reimbursement Amounts in respect of such Classes of Certificates for such Distribution Date.

            Any and all distributions of accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Interest Distribution Amounts of such Components for such Distribution Date.

            (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates (exclusive of the Class MM Certificates), in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Interest Distribution Amount, the Class Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Net Available Distribution Amount for such Distribution Date: first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; thirteenth, to the Holders of the Class O Certificates; and fourteenth, to the Holders of the Class P Certificates.

            On each Distribution Date, following the distributions on the other REMIC III Regular Interest Certificates to be made on such date pursuant to
Section 4.01(a) and the first paragraph of this Section 4.01(b), the Trustee shall withdraw from the Distribution Account and pay to the Class MM Certificateholders the Class MM Available Distribution Amount.

            Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

            first, to make distributions of interest to the Holders of such Class of Certificates, up to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            second, to make distributions of principal to the Holders of such Class of Certificates, up to the Class Principal Distribution Amount in respect of such Class of Certificates for such Distribution Date; and

            third, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date.

            (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

            (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Yield Maintenance Charge collected with respect to any Trust Mortgage Loan or deemed collected with respect to any REO Trust Mortgage Loan during the related Collection Period (exclusive of any Liquidation Fee payable therefrom and, if received on the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, exclusive of any portion thereof payable on the Class MM Certificates):

            first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates that are entitled to distributions of principal from the portion of the Net Total Principal Distribution Amount that is attributable to the Loan Group that includes the subject Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

            second, to make distributions of additional interest to the Holders of the Class A-X Certificates and/or the Holders of the Class A-SP Certificates, as follows--

                  (i) if such Distribution Date as one of the first 37 Distribution Dates and the Class Notional Amount of the Class A-SP Certificates has not been reduced to zero prior to such Distribution Date, then to the Holders of the Class A-X Certificates and the Holders of the Class A-SP Certificates, up to 86.50% and 13.50%, respectively, of the remaining portion of such Yield Maintenance Charge, and

                  (ii) otherwise, to the Holders of the Class A-X Certificates, up to 100% of the remaining portion of such Yield Maintenance Charge.

            If any Yield Maintenance Charge is received with respect to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto during any Collection Period, then the Trustee shall withdraw from the Distribution Account and distribute to the Holders of the Class MM Certificates, on the related Distribution Date, that portion of such Yield Maintenance Charge equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom); multiplied by (ii) one minus a fraction (not greater than one or less than zero), the numerator of which is the portion of the subject principal prepayment included in the Net Total Principal Distribution Amount for the related Distribution Date, and the denominator of which is the entire amount of such subject principal prepayment.

            For purposes of determining the portion of any Yield Maintenance Charge on any Trust Mortgage Loan or REO Trust Mortgage Loan that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom and, if received on the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, exclusive of any portion thereof payable on the Class MM Certificates); multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received or deemed received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the total distributions of principal made with respect to such Class of Yield Maintenance Certificates on such Distribution Date from the portion of the Net Total Principal Distribution Amount for such Distribution Date attributable to the Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received or deemed received, and the denominator of which is equal to the portion of the Net Total Principal Distribution Amount for such Distribution Date attributable to the Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Yield Maintenance Charge was received.

            For purposes of determining the portion of any Yield Maintenance Charge on any Trust Mortgage Loan or REO Trust Mortgage Loan that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). If the Master Servicer remits to the Trustee any Yield Maintenance Charge with respect to a Collection Period, the relevant Discount Rate shall be provided by the Master Servicer to the Trustee by 1:00 p.m., New York City time, on the second Business Day preceding the related Distribution Date.

            Any distributions of additional interest, in the form of Yield Maintenance Charges, made with respect to any Class of Interest Only Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Components of such Class of Interest Only Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

            (e) On each Distribution Date, the Trustee shall withdraw from the Excess Interest Distribution Account any amounts then on deposit therein that represent Excess Interest collected or deemed collected in respect of the ARD Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

            (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

            (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the respective Letters of Representations Among the Depositor, the Trustee and the Initial Depository, relating to the REMIC III Regular Interest Certificates.

            (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

            (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

            (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

            (k) All distributions of accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the first paragraph of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as accrued interest with respect to such Component's Corresponding REMIC II Regular Interest as part of such REMIC II Regular Interest's Interest Distribution Amount for such Distribution Date. In addition, all distributions of additional interest (in the form of Yield Maintenance Charges) made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to
Section 4.01(d), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Yield Maintenance Charges) with respect to such Component's Corresponding REMIC II Regular Interest.

            All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of accrued interest (as part of the related Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of accrued interest (as part of the Interest Distribution Amount(s) for such REMIC II Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

            Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-1-A Certificates, which shall have eight Corresponding REMIC II Regular Interests, the Class A-1 Certificates, which shall have three Corresponding REMIC II Regular Interests, the Class A-2 Certificates, which shall have three Corresponding REMIC II Regular Interests, and the Class A-4 Certificates, which shall have four Corresponding REMIC II Regular Interests.

            Deemed distributions of accrued interest made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated to REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8 shall be allocated among those eight REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

            Deemed distributions of accrued interest made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated to REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

            Deemed distributions of accrued interest made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated to REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

            Deemed distributions of accrued interest made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated to REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4, in that order, in each case until its Uncertificated Principal Balance is reduced to zero. Deemed distributions of additional interest (in the form of Yield Maintenance Charges) made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed made on such REMIC II Regular Interest on the subject Distribution Date. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4 shall be allocated among those four REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts A-4 for the subject Distribution Date.

            The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

            (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made (or, in the case of clause seventh below, shall actually make) out of that portion of the Available Distribution Amount for such Distribution Date that is attributable to the Mayfair Mall Trust Mortgage Loan or any related REO Property, the following distributions to REMIC II and, solely in the case of clause seventh below, the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), as applicable, in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date that is attributable to the Mayfair Mall Trust Mortgage Loan or any related REO Property:

            first, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest MM-1, up to its Interest Distribution Amount for such Distribution Date;

            second, distributions to REMIC II of principal with respect to REMIC I Regular Interest MM-1, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date and (ii) either (A) if no Mayfair Mall Payment Trigger Event has occurred and is continuing and if such Distribution Date is not the Final Distribution Date, the product of (1) a fraction, the numerator of which is the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 immediately prior to such Distribution Date, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 immediately prior to such Distribution Date, multiplied by (2) the portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, or (B) if an Mayfair Mall Payment Trigger Event has occurred and is continuing or if such Distribution Date is the Final Distribution Date, the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto;

            third, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest MM-1, up to its Loss Reimbursement Amount for such Distribution Date;

            fourth, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest MM-2, up to its Interest Distribution Amount for such Distribution Date;

            fifth, distributions to REMIC II of principal with respect to REMIC I Regular Interest MM-2, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto over (B) the amount of principal deemed distributed to REMIC II with respect to REMIC I Regular Interest MM-1 on such Distribution Date pursuant to clause second above;

            sixth, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest MM-2, up to its Loss Reimbursement Amount for such Distribution Date; and

            seventh, reimbursements to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s) of any outstanding Mayfair Mall Cure Payments made by such Person(s) pursuant to Section 3.31 and/or the Mayfair Mall Intercreditor Agreement (pro rata based on entitlement if multiple such Persons have made outstanding Mayfair Mall Cure Payments).

            On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Available Distribution Amount for such Distribution Date (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2, or actually distributed to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), all pursuant to the preceding paragraph), the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Available Distribution Amount (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2, or actually distributed to the Class MM Directing Certificateholder, the Series 2003-C4 Directing Certificateholder and/or any Mayfair Mall Non-Trust Companion Loan Holder(s), all pursuant to the preceding paragraph):

            first, distributions of accrued interest with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Interest Distribution Amounts for such Distribution Date;

            second, distributions of principal with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), up to, and pro rata as among such REMIC I Regular Interests based on, the respective portions of the Total Principal Distribution Amount for such Distribution Date that are allocable thereto; and

            third, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2), including any such REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero, up to, and pro rata as among such REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

            In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest(s) that relate(s) to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and any Yield Maintenance Charge so deemed distributed on REMIC I Regular Interest MM-1 and REMIC I Regular Interest MM-2 on any Distribution Date shall be allocated between such REMIC I Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed distributed with respect to such REMIC I Regular Interests on such Distribution Date.

            The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

            SECTION 4.02      Statements to Certificateholders; Certain Other
                              Reports.

            (a) Based solely on information provided to the Trustee by the Master Servicer pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Trust Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Series 2003-C4 Directing Certificateholder or the Class MM Directing Certificateholder any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report (or, if presented via the Trustee's internet website, such website) shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained [in this statement/report/file] [on this website] in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to any interested person, the related Trustee Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, via its internet website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's internet website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's internet website shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on pages 2 and 3 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

            SECTION 4.03      P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or, to the actual knowledge of a Responsible Officer of the Trustee, shall not have remitted any other amounts required to be remitted by the Master Servicer on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances in respect of the Mortgage Pool that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the Mortgage Pool for any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, then the interest portion of any P&I Advance required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. Also, notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder in respect of any Mayfair Mall Non-Trust Companion Loan or any successor REO Non-Trust Companion Loan.

            (d) Subject to the last two sentences of this Section 4.03(d), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Penalty Charges subsequently collected on the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Penalty Charges are insufficient to cover such Advance Interest, out of general collections on the Trust Mortgage Loans and REO Properties on deposit in the Master Servicer's Collection Account; provided that interest earned on any P&I Advances made with respect to the A-Note Trust Mortgage Loan of an A/B Mortgage Loan Combination or any successor REO Trust Mortgage Loan in respect thereof shall be payable out of the related A/B Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan as soon as practicable after funds available for such purpose are deposited in the Master Servicer's Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately (as contemplated by Section 3.05(a)(vi)), the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (exclusive of the Class MM Certificates), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (net of the Uncertificated Principal Balance of REMIC I Regular Interest MM-2) that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates (exclusive of the Class MM Certificates) will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; and fifteenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero. On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Class Principal Balance of the Class MM Certificates shall be reduced to the extent necessary (if at all) to equal the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 that will be outstanding immediately following such Distribution Date. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest (or, if applicable, the aggregate Uncertificated Principal Balance of each Group of REMIC II Regular Interests with the same Corresponding Class of Principal Balance Certificates) shall be deemed to have been reduced in the same amount as any reduction in the Class Principal Balance of the Corresponding Class of Principal Balance Certificates for such REMIC II Regular Interest (or, if applicable, such Group of REMIC II Regular Interests) that occurred on such Distribution Date pursuant to Section 4.04(a). Where multiple REMIC II Regular Interests have the same Corresponding Class of Principal Balance Certificates, such reductions shall be made as follows: (i) any reduction in the Class Principal Balance of the Class A-1 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero; (ii) any reduction in the Class Principal Balance of the Class A-2 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero; (iii) any reduction in the Class Principal Balance of the Class A-4 Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3 and REMIC II Regular Interest A-4-4, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero; and (iv) any reduction in the Class Principal Balance of the Class A-1-A Certificates shall be deemed to have first been made in the Uncertificated Principal Balances of REMIC II Regular Interest A-1-A-1, REMIC II Regular Interest A-1-A-2, REMIC II Regular Interest A-1-A-3, REMIC II Regular Interest A-1-A-4, REMIC II Regular Interest A-1-A-5, REMIC II Regular Interest A-1-A-6, REMIC II Regular Interest A-1-A-7 and REMIC II Regular Interest A-1-A-8, in that order, in each case until the related Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Trust Mortgage Loans, the aggregate Stated Principal Balance of each and every related Trust Mortgage Loan and/or REO Trust Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date; provided that the Uncertificated Principal Balance of REMIC I Regular Interest MM-2 (after taking account of such deemed distributions pursuant to Section 4.01(l)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Uncertificated Principal Balance of REMIC I Regular Interest MM-1 (after taking account of such deemed distributions pursuant to Section 4.01(l)). All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05      Calculations.

            Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount, the Net Available Distribution Amount and the Class MM Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed correct for all purposes hereunder.

                                   ARTICLE V
                                THE CERTIFICATES


            SECTION 5.01      The Certificates.

            (a) The Certificates shall consist of 24 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-1", "A-2",, "A-3", "A-4", "A-1-A", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L",
"M", "N", "O", "P", "MM", "R" and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the REMIC III Regular Interest Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02      Registration of Transfer and Exchange of
                              Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class A-1-A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class MM, as applicable, Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                  (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this
      Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            SECTION 5.03      Book-Entry Certificates.

            (a) The REMIC III Regular Interest Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or
Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to
Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05      Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, either Master Servicer, either Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06 Certification by Certificateholders and Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


            SECTION 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            SECTION 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the Collection Account or the Distribution Account, as applicable in accordance with Section 3.05 (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04), against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related A/B Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04).

            (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceeding with a Borrower.

            The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            SECTION 6.04      Master Servicer and Special Servicer Not to
                              Resign.

            Subject to the provisions of Section 6.02, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement) or (b) upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

            SECTION 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII
                                     DEFAULT


            SECTION 7.01 Events of Default; Master Servicer and Special Servicer Termination.

            (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as appropriate, any amount required to be so deposited or remitted, which failure continues unremedied for two Business Days following the date on which the deposit or remittance was required to be made;

                  (ii) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account or to any Non-Trust Companion Loan Holder any amount required to be so remitted, which failure continues unremedied beyond 11:00 a.m. on the Business Day immediately following the date on which the remittance was required to be made;

                  (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it under this Agreement, which failure continues unremedied for three Business Days following the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by any party to this Agreement;

                  (iv) any failure by the Master Servicer or the Special Servicer to observe or perform in any material respect any of its other covenants or agreements under this Agreement which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Non-Trust Companion Loan Holder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

                  (v) it is determined that there is a breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Mayfair Mall Non-Trust Companion Loan Holder, which breach continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2003-C4 Directing Certificateholder, by any Mayfair Mall Non-Trust Companion Loan Holder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the Master Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

                  (vi) a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Master Servicer or the Special Servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

                  (vii) the Master Servicer or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

                  (viii) the Master Servicer or the Special Servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

                  (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either clauses (A) or (B), Moody's has cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

                  (x) the Master Servicer is removed from S&P's approved Master Servicer list, or the Special Servicer is removed from S&P's approved Special Servicer list, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

            (b) If any Event of Default with respect to the Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or, if it is materially and adversely affected by the subject Event of Default, any Mayfair Mall Non-Trust Companion Loan Holder, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights the Defaulting Party may have as a Holder of any Certificate or as a Non-Trust Companion Loan Holder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, including with respect to the Excess Servicing Strip, as provided for under this Agreement for services rendered and expenses incurred.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a Non-Trust Companion Loan Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Mortgage Loan Combination Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or may thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination).

            (c) Subject to the next paragraph. the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02,
(ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mortgage Loan Combination Custodial Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Sections 3.05(a), 3.04(e) and 3.04(f), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 7.01(c), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the Trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

            Notwithstanding the foregoing, the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall not be permitted, pursuant to this Section 7.01(c), to replace any Mayfair Mall Special Servicer appointed pursuant to Section 3.31(j). If any Mayfair Mall Special Servicer has been appointed pursuant to Section 3.31(j), then any replacement of the Special Servicer pursuant to the prior paragraph shall apply solely to the General Special Servicer and the portion of the Mortgage Pool that is exclusive of the Mayfair Mall Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

            (d) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies.

            SECTION 7.02      Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to
Section 7.01(b); and provided that no acceptable successor has been appointed, the Trustee shall be and become the successor to the Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder.

            As compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Master Servicing Fees and all fees relating to the Trust Mortgage Loans and the Mayfair Mall Non-Trust Companion Loans which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip), including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account pursuant to
Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in
Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

            Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a master servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, subject to Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on the Trust Mortgage Loans and the Mayfair Mall Non-Trust Companion Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

            SECTION 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04      Waiver of Events of Default.

            The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default described in clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes; and provided, further, that a Mayfair Mall Non-Trust Companion Mortgage Loan Holder must consent to the waiver of any Event of Default that materially and adversely affects such holder and which has not been cured. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05      Trustee Advances.

            If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(d) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE


            SECTION 8.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

                  (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            SECTION 8.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

                  (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

                  (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Series 2003-C4 Directing Certificateholder (unless the Trustee is acting as Master Servicer, Special Servicer or the Series 2003-C4 Directing Certificateholder, as the case may be) or of the Depositor; and

                  (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            SECTION 8.03      Trustee Not Liable for Validity or
                              Sufficiency of Certificates or Trust Mortgage
                              Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 3.01, 10.01, 11.04 and 11.07 and the
representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Trust Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04      Trustee May Own Certificates.

            The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            SECTION 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue during each calendar month, commencing with September 2003, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of September 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Trust Mortgage Loan), whether or not interest is actually collected on each Trust Mortgage Loan and REO Trust Mortgage Loan. With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Trust Mortgage Loan or REO Trust Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            SECTION 8.06      Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to
Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P, "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

            If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the REMIC Pools is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or
(iii) administer the REMIC Pools from a state and local jurisdiction that does not impose such a tax.

            SECTION 8.07      Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Non-Trust Companion Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in its reasonable discretion, and to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Companion Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Non-Trust Companion Loan Holders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Non-Trust Companion Loan Holders by the Master Servicer. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

            SECTION 8.08      Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the Non-Trust Companion Loan Holders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.09      Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10      Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11      Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each Non-Trust Companion Loan Holder and its designees, the Depositor, the Master Servicer, the Special Servicer, the Series 2003-C4 Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto,
(C) the respective Mortgage Loan Purchase Agreements and any amendments thereto,
(D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (G) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Trust Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Trust Mortgage Loan are part of the Trust
Fund), (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Trust Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (L) information regarding the occurrence of Servicing Transfer Events as to the Trust Mortgage Loans and (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies and, so long as the requests are not excessive or duplicative, to the Series 2003-C4 Directing Certificateholder and the Class MM Directing Certificateholder, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.11(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchasers, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.11, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.11 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            SECTION 8.12      Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            SECTION 8.13      Representations, Warranties and Covenants of the
                              Trustee.

            The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders and the Non-Trust Companion Loan Holders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX
                                   TERMINATION


            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer or the Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (a) the sum of (1) the aggregate Purchase Price of all the Trust Mortgage Loans (exclusive of REO Trust Mortgage Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (b) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees (including Excess Servicing Strip), remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Holders of a majority of the Percentage Interests of the Controlling Class may, at their option, elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Original Trust Mortgage Loans. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer may notify the Holders of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option and if the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within ten Business Days thereafter, the Special Servicer shall be entitled to exercise such option. If the Special Servicer does not exercise such option within 60 days after it becomes exercisable by it, the Master Servicer may notify the Special Servicer, the Holders of the Controlling Class and the Trustee of the Master Servicer's intention to exercise such option, and if none of the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Master Servicer will be entitled to exercise such option.

            If the Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account, (ii) any portion thereof that is payable to a Non-Trust Companion Loan Holder in connection with an REO Property in accordance with the related intercreditor, co-lender or similar agreement, which portion is to be remitted to such Non-Trust Companion Loan Holder, and (iii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Series 2003-C4 Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Non-Trust Companion Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the related Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.01(e). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(i).

            SECTION 9.02      Additional Termination Requirements.

            If Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each REMIC Pool, within the meaning of Section 860F(a)(4) of the Code:

                  (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC Pool's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

                  (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as the case may be, for cash; and

                  (iii) immediately following the making of the final payment on the REMIC Regular Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand (other than cash retained to meet claims), in the Trust Fund and each REMIC Pool shall terminate at that time.

                                   ARTICLE X
                            ADDITIONAL TAX PROVISIONS


            SECTION 10.01     Tax Administration.

            (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

            (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(f)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

            (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

            (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this
Article X; (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (iv) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under
Article IV, Article VIII or this Article X; or (iv) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

            (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

            (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

            (i) None of the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Trust Mortgage Loan (except in connection with (A) a Breach or Defect with respect to any Trust Mortgage Loan,
(B) the foreclosure, default or reasonably foreseeable material default of a Trust Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any account maintained hereunder for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage Loan, other than a Replacement Trust Mortgage Loan substituted for a Deleted Trust Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an account maintained hereunder); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

            (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

            (l) The parties intend that the portion of the Trust Fund consisting of Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto and the Excess Interest Distribution Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

            SECTION 10.02 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer and the Special Servicer each shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


            SECTION 11.01     Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Non-Trust Companion Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error,
(iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Non-Trust Companion Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any Non-Trust Companion Loan Holder, without the consent of such Non-Trust Companion Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Non-Trust Companion Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Non-Trust Companion Loan Holder, as applicable, (iii) modify the provisions of this
Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding and the consent of the Non-Trust Companion Loan Holders, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66 2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Companion Loan Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            SECTION 11.02     Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that it benefits any Non-Trust Companion Loan Holder, by such Non-Trust Companion Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Non-Trust Companion Loan Holders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03 Limitation on Rights of Certificateholders and Non-Trust Companion Loan Holders.

            (a) The death or incapacity of any Certificateholder or any Non-Trust Companion Loan Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or Non-Trust Companion Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or Non-Trust Companion Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Non-Trust Companion Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or any Non-Trust Companion Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or Non-Trust Companion Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, in the case of a Certificateholder, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04     Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            SECTION 11.05     Notices.

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 743-4756 (with a copy to Pamela McCormack, telecopy number: (917) 326-7805); (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 Northwest 107th Avenue, Suite 400, Miami, Florida 33172, Attention: Ron Schrager, telecopy number: (305) 226-3428; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., to the Corporate Trust Office, telecopy number
(410) 715-2380; (v) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300 and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (vi) in the case of a Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and (vii) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07     Grant of a Security Interest.

            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Mortgage Loans, all principal and interest received or receivable with respect to the Trust Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Mortgage Loan Combination Custodial Account (insofar as such amounts relate to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Trust Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            SECTION 11.08     Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders, the Non-Trust Companion Loan Holders and the other Persons referred to in Section
6.03. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.09     Article and Section Headings.

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.10     Notices to Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Master Servicer or the Special Servicer;

                  (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

                  (v) the repurchase of Trust Mortgage Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee; and

                  (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of the Collection Account or any Mortgage Loan Combination Custodial Account.

            (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) all reports and other items for Trust Mortgage Loans delivered by each of the Master Servicer and Special Servicer pursuant to
      Section 3.12 (to the extent requested by such Rating Agency);

                  (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                  (iv) each waiver and consent provided pursuant to Section 3.08 for Trust Mortgage Loans that, in each case, represent 2% or more of the aggregate principal balance of the Mortgage Pool;

                  (v) any officers' certificates delivered by the Master Servicer and the Special Servicer to the Trustee;

                  (vi) all site inspections (to the extent requested by such Rating Agency);

                  (vii) all operating statements (to the extent requested by such Rating Agency);

                  (viii) all rent rolls and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

                  (ix) any proposed no downgrade request;

                  (x) any extension or modification of the Maturity Date of any Trust Mortgage Loan;

                  (xi) any modification, waiver or amendment of any material term of any Trust Mortgage Loan with a Stated Principal Balance in excess of $5,000,000; and

                  (xii) any other document that shall be reasonably requested by any Rating Agency.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

            (e) If any Mayfair Mall Non-Trust Companion Loan is included in a rated securitization, each of the Master Servicer and the Special Servicer shall (at no expense to the Trust Fund) furnish to any of the rating agencies monitoring securities backed by such Mayfair Mall Non-Trust Companion Loan such information with respect to such Mayfair Mall Non-Trust Companion Loan as such rating agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents and without waiving any attorney-client privilege relating to such information. The Master Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request.

            IN WITNESS WHEREOF, the parties to this Pooling and Servicing Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                   SECURITIES CORP.
                                    Depositor


                                   By: _________________________________________
                                       Name:
                                       Title:



                                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                    Master Servicer

                                   By: _________________________________________
                                       Name:
                                       Title:



                                   LENNAR PARTNERS, INC.
                                    Special Servicer


                                   By: _________________________________________
                                       Name:
                                       Title:



                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                    as Trustee


                                   By: _________________________________________
                                       Name:
                                       Title:

STATE OF NEW YORK                )
                                 )  ss.:
COUNTY OF NEW YORK               )



            On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a ______________ of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ________________________________________
                                                      Notary Public

STATE OF MISSOURI                )
                                 )  ss.:
COUNTY OF JACKSON                )



            On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ________________________, known to me to be a ________________________ of KeyCorp Real Estate Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ________________________________________
                                                      Notary Public

STATE OF FLORIDA                 )
                                 )  ss.:
COUNTY OF MIAMI-DADE             )



            On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ____________________________ of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ________________________________________
                                                      Notary Public

STATE OF NEW YORK                )
                                 )  ss.:
COUNTY OF NEW YORK               )



            On the ___ day of September, 2003 before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ____________________________ of Wells Fargo Bank Minnesota, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ________________________________________
                                                      Notary Public

                                    EXHIBIT O

                FORM OF WRITTEN NOTICE TO 2003-C4 MASTER SERVICER

                               AND 2003-C4 TRUSTEE


KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: E.J. Burke

KeyBank National Association
127 Public Square, Cleveland, Ohio  44114
Attention: Robert C. Bowes

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951

Attention: Credit Suisse First Boston Mortgage Securities Corp.,
           Commercial Mortgage Pass-Through Certificates, Series 2003-C4

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5

Ladies and Gentlemen:

            Pursuant to Section 3.02(c) of the Pooling and Servicing Agreement dated as of December 1, 2003, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee under the Agreement (the "Trustee"), hereby notifies KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Series 2003-C4 Master Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (the "Series 2003-C4 Trustee") under the Pooling and Servicing Agreement, dated September 11, 2003, relating to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2003-C4 (the "Series 2003-C4 PSA"), that, as of December 5, 2003, the Trustee is the holder of the loan referred to the Series 2003-C4 Pooling and Servicing Agreement as a "Mayfair Mall Non-Trust Companion Loan" (the "Mayfair Mall Loan").

            Furthermore, the Trustee hereby directs the Series 2003-C4 Master Servicer to remit to Midland Loan Services, Inc., as master servicer under the Agreement (the "Series 2003-C5 Master Servicer") all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Series 2003-C5 Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Mayfair Mall Loan under the Mayfair Mall Intecreditor Agreement and the Series 2003-C4 PSA.

                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                       Trustee

                                       By: _________________________________
                                       Name
                                       Title:

                                    Exhibit P

              Form of Notice Regarding Defeasance of Mortgage Loan

       For loans not among ten largest and having balance of less than (a)
               $20,000,000 and (b) 5% of outstanding pool balance

To: Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of ________ (the "Pooling and Servicing Agreement"), among the Servicer, _________ as Trustee, and others.

Date: _________, 20___

      Re: Commercial Mortgage Pass-Through Certificates, Series Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as
            _______.

            Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this notice should be conformed to terms used in the Pooling and Servicing Agreement]

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

            We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            3. The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

                  ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

                  ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

            4.    The defeasance was consummated on __________, 20__.

            5. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

            6. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury,
                  (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

            7. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance Obligor were previously approved by Standard & Poor's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

            8. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by Servicer (the "Current Report").

            9. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

            10. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

            11. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

            12. The Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

            13. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral,
                  (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

            14. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the current Report. The Mortgage Loan is not one of the ten (10) largest loans in the pool.

            15. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

            16. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

            IN WITNESS WHEREOF, the Servicer has caused this notice to be executed as of the date captioned above.

                                    SERVICER:_________________________________

                                    By:________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT B

                   Perfected Security Interest Representations

General:

1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

7. [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person :having a security entitlement against the securities intermediary in the [Securities Account].

9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].